Exhibit 1(h)

MUNIYIELD MICHIGAN INSURED FUND, INC.

Articles Supplementary creating

Auction Market Preferred Stock1

MUNIYIELD MICHIGAN INSURED FUND, INC., a Maryland corporation having its principal Maryland office in the City of Baltimore (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by article fifth of its Charter, the Board of Directors has reclassified 1,000 authorized and unissued shares of common stock of .the Corporation as preferred stock of the Corporation and has authorized the issuance of a series of preferred stock, par value $.10 per share, liquidation preference $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, to be designated Auction Market Preferred Stock.
SECOND: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of each such series of preferred stock are as follows:

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1	Registered trademark of Merrill Lynch & Co., Inc.

DESIGNATION

A series of 1,000 shares of preferred stock, par-value $.10 per share, liquidation preference $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock". Each share of Auction Market Preferred Stock (sometimes referred to herein as "AMPS") shall be issued on November 19, 1992; have an Initial Dividend Rate equal to 3.35% per annum; have Initial Dividend Payment Dates as set forth herein; and have such other preferences, voting powers, limitations as to dividends, qualifications, and terms and conditions of redemption as are set forth in these Articles Supplementary. The Auction Market Preferred Stock shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock shall be identical.
1.           Definitions. (a) Unless the context or use indicates another or different meaning or intent, in these Articles Supplementary the following terms have the following meanings, whether used in the singular or plural:
"'AA' Composite Commercial Paper Rate," on any date of determination, means (i) the Interest Equivalent of the rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or "Aa" by Moody's or the equivalent of such rating by another nationally recognized rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successors that are Commercial Paper Dealers, to the Auction Agent for the close of business on the Business Day immediately preceding such date. If one of the Commercial Paper Dealers does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by the Commercial Paper Dealer. If the number of Dividend Period Days shall be (i) 7 or more but fewer than 49 days, such rate shall be the Interest Equivalent of the 30-day rate on such commercial paper; (ii) 49 or more but fewer than 70 days, such rate shall be the Interest Equivalent of the 60-day rate on such commercial paper; (iii) 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the Interest Equivalent on the 60-day and 90-day rates on such commercial paper; (iv) 85 or more days but fewer than 99 days, such rate shall be the Interest Equivalent of the 90-day rate on such commercial paper; (v) 99 or more days but fewer than 120 days, such rate shall be the arithmetic average of the Interest Equivalent of the 90-day and 120-day rates on such commercial paper; (vi) 120 or more days but fewer than 141 days, such rate shall be the Interest Equivalent of the 120-day rate on such commercial paper; (vii) 141 or more days but fewer than 162 days, such rate shall be the arithmetic average of the Interest Equivalent of the 120-day and 180-day rates on such commercial paper; and (viii) 162 or more days but fewer than 183 days, such rate shall be the Interest Equivalent of the 180-day rate on such commercial paper.
"Accountant's Confirmation" has the meaning set forth in paragraph 7(c) of these Articles Supplementary.
"Additional Dividend" has the meaning set forth in paragraph 2(e) of these Articles Supplementary.

"Adviser" means the Corporation's investment adviser which initially shall be Fund Asset Management, Inc.
"Affiliate" shall mean any Person, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successors, known to the Auction Agent to be controlled by, in control of, or under common control with, the Corporation.
"Agent Member" means a member of the Securities Depository that will act on behalf of an Existing Holder of one or more shares of AMPS or a Potential Holder that is identified as such in such holder's Purchaser's Letter.
"AMPS" means the Auction Market Preferred Stock.
"AMPS Basic Maintenance Amount," as of any Valuation Date, means the dollar amount equal to (i) the sum of (A) the product of the number of shares of AMPS and Other AMPS Outstanding on such Valuation Date multiplied by the sum of (a) $50,000 and (b) any applicable redemption premium attributable to the designation of a Premium Call Period; (B) the aggregate amount of cash dividends (whether or not earned or declared) that will have accumulated for each share of AMPS and Other AMPS Outstanding, in each case, to (but not including) the end of the current Dividend Period for each series of AMPS that follows such Valuation Date; (C) the aggregate amount of cash dividends that would accumulate at the then current Maximum Applicable Rate on any shares of AMPS and Other AMPS Outstanding from the end of such Dividend Period through the 49th day after such Valuation Date, multiplied by the larger of the Moody's Volatility Factor and the S&P Volatility Factor, determined from time to time by Moody's and S&P, respectively (except that if such Valuation Date occurs during a Non-Payment Period, the cash dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate); (D) the amount of anticipated expense of the Corporation for the 90 days subsequent to such Valuation Date (including any premiums payable with respect to a Policy); (E) the amount of the Corporation's Maximum Potential Additional Dividend Liability as of such Valuation Date; and (F) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(E) (including, without, limitation, and immediately upon determination, any amounts due and payable by the Corporation pursuant to repurchase agreements and any payables for Michigan Municipal Bonds or Municipal Bonds purchased as of such Valuation Date) less (ii) either (A) the Discounted Value of any of the Corporation's assets, or (B) the face value of any of the Corporation's assets if such assets mature prior to or on the date of redemption of AMPS or payment of a liability and are either securities issued or guaranteed by the United States Government or have a rating assigned by Moody's of at least Aaa, P-1, or VMIG-1 or MIG-1 or, with respect to S&P, at least AAA, SP-1+ or A-1+, in both cases irrevocably deposited by the Corporation for the payment of the amount needed to redeem shares of AMPS subject to redemption or any of (i)(B) through (i)(F). For Moody's, the Corporation shall include as a liability an amount calculated semi-annually equal to 150% of the estimated cost of obtaining other insurance guaranteeing the timely payment of interest on a Moody's Eligible Asset and principal thereof to maturity with respect to Moody's Eligible Assets that (i) are covered by a Policy which provides the Corporation with the option to obtain such other insurance and (ii) are discounted by a Moody's Discount Factor determined by reference to the insurance claims-paying ability rating of the issuer of such Policy.
"AMPS Basic Maintenance Cure Date" with respect to the failure by the Corporation to satisfy the AMPS Basic Maintenance Amount (as required by paragraph 7(a) of these Articles Supplementary) as of a given Valuation Date, means the sixth Business Day following such Valuation Date.

"AMPS Basic Maintenance Report," means a report signed by any of the President, Treasurer, any Senior Vice President or any Vice President of the Corporation which sets forth, as of the related Valuation Date, the assets Corporation, the Market Value and the Discounted Value thereof (seriatim and in aggregate), and the AMPS Basic Maintenance Amount.
"Anticipation Notes" shall mean the following Michigan Municipal Bonds: revenue anticipation notes, tax anticipation notes, tax and revenue anticipation notes, grant anticipation notes and bond anticipation notes.
"Applicable Percentage" has the meaning set forth in paragraph 11(a)(vii) of these Articles Supplementary.
"Applicable Rate" means the rate per annum at which cash dividends are payable on the AMPS or Other AMPS, as the case may be, for any Dividend Period.
"Auction" means a periodic operation of the Auction Procedures.
"Auction Agent" means IBJ Schroder Bank & Trust Company unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Directors of the Corporation or a duly authorized committee thereof enters into an agreement with the Corporation to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the AMPS and Others AMPS.
"Auction Procedures" means the procedures for conducting Auctions set forth in paragraph 11 of these Articles Supplementary.
"Broker-Dealer" shall mean any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in paragraph 11 of these Articles

Supplementary, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.
"Broker-Dealer Agreement" shall mean an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in paragraph 11 of these Articles Supplementary.
"Business Day" means a day on which the New York Stock Exchange, Inc. is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York are authorized or obligated by law to close.
"Charter" means the Articles of Incorporation, as amended and supplemented (including these Articles Supplementary), of the Corporation on file in the State Department of Assessments and Taxation of Maryland.
"Code" means the Internal Revenue Code of 1986, as amended.
"Commercial Paper Dealers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other commercial paper dealer or dealers as the Corporation may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.
"Common Stock" means the common stock, par value $.10 per share, of the Corporation.
"Corporation" means MuniYield Michigan Insured Fund, Inc., a Maryland corporation.
"Date of Original Issue" means, with respect to any share of AMPS or Other AMPS, the date on which the Corporation originally issues such share.
"Deposit Securities" means cash and Michigan Municipal Bonds and Municipal Bonds rated at least AAA, A-1+ or SP-1+ by S&P.
"Discounted Value" means (i) with respect to an S&P Eligible Asset, the quotient of the Market Value thereof divided by the applicable S&P Discount Factor and (ii) with respect to a

Moody's Eligible Asset, the lower of par and the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor.
"Dividend Coverage Amount," as of any Valuation Date, means (A)(i) the aggregate amount of cash dividends that will accumulate on all shares of Outstanding AMPS and Other AMPS, in each case to (but not including) the next Dividend Payment Date therefor for the AMPS that follows such Valuation Date plus (ii) the aggregate amount of all liabilities existing on such Valuation Date which are payable on or prior to such next Dividend Payment Date less (B) the sum of (i) the combined Market Value of Deposit Securities irrevocably deposited with the Auction Agent for the payment of cash dividends on all shares of AMPS and Other AMPS, (ii) the book value of receivables for Michigan Municipal Bonds and Municipal Bonds sold as of or prior to such Valuation Date, if such receivables are due within five Business Days of such Valuation Date and in any event on or prior to such next Dividend Payment Date, and (iii) interest on Michigan Municipal Bonds and Municipal Bonds which is scheduled to be paid on or prior to the next Dividend Payment Date.
"Dividend Coverage Assets," as of any Valuation Date, means, in the case of shares of AMPS or Other AMPS, Deposit Securities with maturity or tender payment dates not later in each case than the Dividend Payment Date therefor that follows such Valuation Date.
"Dividend Payment Date," with respect to AMPS, has the meaning set forth in paragraph 2(b)(i) of these Articles Supplementary and, with respect to Other AMPS, has the equivalent meaning.
"Dividend Period" means the Initial Dividend Period, any 7-day Dividend Period and any Special Dividend Period.

"Existing Holder" means a Person who has signed a Purchaser's Letter and is listed as the holder of record of-shares of AMPS in the Stock Books.
"First Initial Dividend Payment Date" means December 1, 1992.
"Forward Commitment" has the meaning set forth in paragraph 9(c) of these Articles Supplementary.
 "Holder" means a Person identified as a holder of record of shares of AMPS in the Stock Register.
"Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Corporation, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.
"Initial Dividend Payment Date" means each of the First Initial Dividend Payment Date, the Last Initial Payment Date and the first day of each calendar month during the Initial Dividend Period.
"Initial Dividend Period," with respect to the AMPS, has the meaning set forth in paragraph 2(c)(i) of these Articles Supplementary and, with respect to Other AMPS, has the equivalent meaning.
"Initial Dividend Rate," with respect to the AMPS, means the rate per annum specified herein applicable to the Initial Dividend Period for the AMPS and, with respect to Other AMPS, has the equivalent meaning.
"Initial Margin" means the amount of cash or securities deposited with a broker as a margin payment at the time of purchase or sale of a futures contract.
"Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

"Last Initial Dividend Payment Date" means May 12, 1993.
"Long Term Dividend Period" means a Special Dividend Period consisting of a specified period of one whole year or more but not greater than five years.
"Mandatory Redemption Price" means $50,000 per share of AMPS plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption and excluding Additional Dividends.
"Marginal Tax Rate" means the maximum marginal regular Federal Individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate, whichever is greater.
"Market Value" of any asset of the Corporation shall be the market value thereof determined by the Pricing Service.  Market Value of any asset shall include any interest accrued thereon. The Pricing Service shall value portfolio securities at the quoted bid prices or the mean between the quoted bid and asked price or the yield equivalent when quotations are not readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by the Pricing Service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event the Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids obtained by the Corporation from dealers who are members of the National Association of Securities Dealers, Inc. and make a market in the security, at least one of which shall be in writing. Futures contracts and options are valued at closing prices for such instruments established by the exchange of board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value on a consistent basis using methods determined in good faith by the Board of Directors.
"Maximum Applicable Rate," with respect to AMPS, has the meaning set forth in paragraph 11(a)(vii) of these Articles Supplementary and, with respect to Other AMPS, has the equivalent meaning.
"Maximum Potential Additional Dividend Liability," as of any Valuation Date, means the aggregate amount of Additional Dividends that would be due if the Corporation were to make Retroactive Taxable Allocations, with respect to any fiscal year, estimated based upon dividends paid and the amount of undistributed realized net capital gains and other taxable income earned by the Corporation, as of the end of the calendar month immediately preceding such Valuation Date and assuming such Additional Dividends are fully taxable.
"Michigan Municipal Bonds" means municipal obligations issued by or on behalf of the State of Michigan, its political subdivisions, agencies, and instrumentalities and by other qualifying issuers that pay interest which, in the opinion of bond counsel to the issuer, is exempt from Federal and Michigan income taxes.
"Minimum Liquidity Level" means, as of any Valuation Date, an aggregate Market Value of the Corporation's Dividend Coverage Assets not less than the Dividend Coverage Amount.
"Moody's" means Moody's Investors Service, Inc. or its successors.
"Moody's Discount Factor" means, for purposes of determining the Discounted Value of any Michigan Municipal Bond or Municipal Bond which constitutes a Moody's Eligible Asset, the percentage determined by reference to (a) (i) the rating by Moody's or S&P on such Bond or (ii) in the event the Moody's Eligible Asset is insured under a Policy and the terms of the Policy permit the Corporation, at its option, to obtain other insurance guaranteeing the timely payment of interest on such Moody's Eligible Asset and principal thereof to maturity, the Moody's insurance claims-paying ability rating of the issuer of the Policy or (iii) in the event the Moody's Eligible Asset is, insured under an insurance policy which guarantees the timely payment of interest on such Moody's Eligible Asset and principal thereof to maturity, the Moody's insurance claims-paying ability rating of the issuer of the insurance policy (provided that for purposes of clauses (ii) and (iii) if the insurance claims-paying ability of an issuer of a Policy or insurance policy is not rated by Moody's but is rated by S&P, such issuer shall be deemed to have a Moody's insurance claims-paying ability rating which is, two full categories lower than the S&P insurance claims-paying ability rating) and (b) the Moody's Exposure Period, in accordance with the table set forth below:
			Rating Category
Moody's Exposure Period	Aaa*	Aa*	A*	Baa*	VMIG-1**	SP-1+**
7 weeks or less	166%	175%	185%	222%	150%	163%
8 weeks or less but greater than seven weeks	169	180	190	226	151	164
9 weeks or less but greater than eight weeks	174	186	197	230	152	165
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*	Moody's rating.

**
Michigan Municipal Bonds and Municipal Bonds rated MIG-1, VMIG-1 or P-1 or, if not rated by Moody's, rated SP-1+ or A-1+ by S&P which do not mature or have a demand feature at par exercisable within the Moody's Exposure Period and which do not have a long-term rating. For the purposes of the definition of Moody's Eligible Assets, these securities will have an assumed rating of "A" by Moody's.

; provided, however, in the event a Moody's Discount Factor applicable to a Moody's Eligible Asset is determined by reference to an insurance claims-paying ability rating in accordance with clause (a)(ii) or (a)(iii), such Moody's Discount Factor shall be increased by an amount equal to 50% of the difference between (a) the percentage set forth in the foregoing table under the applicable rating category and (b) the percentage set forth in the foregoing table under the rating category which is one category lower than the applicable rating category.

Notwithstanding the foregoing, (i) no Moody's Discount Factor will be applied to short-term Michigan Municipal Bonds and short-term Municipal Bonds, so long as such Michigan Municipal Bonds and Municipal Bonds are rated at least MIG-1, VMIG-1 or P-1 Moody's and mature or have a demand feature at par exercisable within the Moody's Exposure Period, and the Moody's Discount Factor for such Bonds will be 125% if such Bonds are not rated by Moody's but are rated A-1+ or SP-1+ or AA by S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period, and (ii) no Moody's Discount Factor will be applied to cash or to Receivables for Michigan Municipal Bonds or Municipal Bonds Sold. "Receivables for Michigan Municipal Bonds or Municipal Bonds Sold," for purposes of calculating Moody's Eligible Assets as of any Valuation Date, means no more than the aggregate of the following: (i) the book value of receivables for Michigan Municipal Bonds or Municipal Bonds sold as of or prior to such Valuation Date if such receivables are due within five Business Days such Valuation Date, and if trades which generated such receivables are (x) settled through clearing house firms with respect to which the Corporation has received prior written authorization from Moody's or (y) with counterparties having a Moody's long-term debt rating of at least Baa3; and (ii) the Moody's Discounted Value of Michigan Municipal Bonds or Municipal Bonds sold as of or prior to such Valuation Date which generated receivables, if such receivables are due within five Business Days of Valuation Date but do not comply with either of conditions (x) or (y) of the preceding clause (i).
"Moody's Eligible Asset" means cash, Receivables for Michigan Municipal Bonds or Municipal Bonds Sold, a Michigan Municipal Bond or a Municipal Bond, that (i) pays interest in cash, (ii) is publicly rated Baa or higher by Moody's or, if not rated by Moody's but rated by S&P, is rated at least A by S&P (provided that, for purposes of determining the Moody's

Discount Factor applicable to any such S&P-rated Michigan Municipal Bond or S&P-rated Municipal Bond, such Michigan Municipal Bond or Municipal Bond (excluding any short-term Michigan Municipal Bond or Municipal Bond) will be deemed to have a Moody's rating which is one full rating category lower than its S&P rating), (iii) does not have its Moody's rating suspended by Moody's; and (iv) is part of an issue of Michigan Municipal Bonds or Municipal Bonds of at least $10,000,000. In addition, Michigan Municipal Bonds and Municipal Bonds in the Corporation's portfolio must be within the following diversification requirements in order to be included within Moody's Eligible Assets:
Rating	Minimum Issue Size ($ Millions)	Maximum Underlying Obligor (X)(1)	Maximum Issue Type Concentration (X)(1)(2)	Maximum County Concentration (X)(1)(3)	Maximum State or Territory Concentration (1)(4)
Aaa	10	100	100	100	100
Aa	10	10	30	30	60
A	10	5	20	20	40
Baa	10	3	10	10	20
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(1)	The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category.

(2)	Does not apply to general obligation bonds.

(3)	Applicable to general obligation bonds only. For purposes of county diversification, Wayne County and its adjoining counties will be treated a single county.

(4)
Does not apply to Michigan Municipal Bonds. Territorial bonds (other than those issued by Puerto Rico and counted collectively) are each limited to 10% of Moody's Eligible Assets. For diversification purposes, Puerto Rico will be treated as a state.

For purposes of the maximum underlying Obligor requirement described above any such Bond backed by the guaranty, letter of credit or insurance issued by a third party will be deemed to be issued by such third party if the issuance of such third party credit is the sole determinant of the rating on such Bond. For purposes of the issue type concentration requirement described above, Michigan Municipal Bonds and Municipal Bonds will be classified within one of the following categories: health care issues (teaching and non-teaching hospitals, public and private), housing issues (single- and multi-family), educational facilities issues (public and private schools), student loan issues, resource recovery issues, transportation issues (mass transit, airport and highway bonds), industrial revenue/pollution control bond issues, utility issues (including water, sewer and electricity), general obligation issues, lease obligations/certificates of participation, escrowed bonds and other issues ("Other Issues") not falling within one of the aforementioned categories (includes special obligations to crossover, excise and sales tax revenue, recreation revenue, special assessment and telephone revenue bonds). In no event shall (a) more than 10% of Moody's Eligible Assets consist of student loan issues, (b) more than 10% of Moody's Eligible Assets consist of resource recovery issues or (c) more than 10% of Moody Eligible Assets consist of Other Issues.
When the Corporation sells a Michigan Municipal Bond or Municipal Bond and agrees to repurchase it at a future date, the Discounted Value of such Bond will constitute a Moody's Eligible Asset and the amount the Corporation is required to pay upon repurchase of such Bond will count as a liability for purposes calculating the AMPS Basic Maintenance Amount. When the Corporation purchases a Michigan Municipal Bond or Municipal Bond and agrees to sell it at a future date to another party, cash receivable by the Corporation thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such Bond will constitute a Moody's Eligible Asset.
Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset if it is (i) held in a margin account, (ii) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind, (iii) held for the purchase of a security pursuant to a Forward Commitment or (iv) irrevocably deposited by the Corporation for the payment of dividends or redemption.

"Moody's Exposure Period" means a period that is the same length or longer than the number of days used in calculating the cash dividend component of the AMPS Basic Maintenance Amount and shall initially be the period commencing on and including a given Valuation Date and ending 48 days thereafter.
"Moody's Hedging Transaction" has the meaning set forth in paragraph 9(b) of these Articles Supplementary.
"Moody's Volatility Factor" means 100% during the Initial Dividend Period until 49 days prior to the last day of such Dividend Period. Thereafter, "Moody's Volatility Factor" means 272% as long as there has been no increase enacted to the Marginal Tax Rate. If such an increase is enacted but not yet implemented, the Moody's Volatility Factor shall be as follows:
% Change in Marginal Tax Rate	Moody's Volatility Factor
≤55%	292%
>5% but ≤10%	313%
>10% but ≤15%	338%
>15% but ≤20%	364%
>20% but ≤25%	396%
>25% but ≤30%	432%
>30% but ≤35%	472%
>35% but ≤40%	520%
Notwithstanding the foregoing, the Moody's Volatility Factor may mean such other potential dividend rate increase factor as Moody's advises the Corporation in writing as applicable.
"Municipal Bonds" means "Municipal Bonds" as defined in the Corporation's Registration Statement on Form N-2 (File No. 33-53614) on file with the Securities and Exchange Commission, as such Registration Statement may be amended from time to time, as well as short-term municipal obligation.
"Municipal Index" has the meaning set forth in paragraph 9(a) of these Articles Supplementary.
"1940 Act" means the Investment Company Act of 1940, as amended from time to time.

"1940 Act AMPS Asset Coverage" means asset coverage, as defined in section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities :of. the Corporation which are stock, including all outstanding shares of AMPS and Other AMPS (or such other asset coverage as may in the future specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of paying dividends on its common stock).
"1940 Act Cure Date," with respect to the failure by the Corporation to maintain the 1940 Act AMPS Asset Coverage (as required by paragraph 6 of these Articles Supplementary) as of the last Business Day of each month, means the last Business Day of the following month.
"Non-Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions".
"Non-Payment Period" means, with respect to the AMPS, any period commencing on and including the day on which the Corporation shall fail to (i) declare, prior to the close of business on the second Business Day preceding any Dividend Payment Date, for payment on or (to the extent permitted by paragraph 2(c)(i) of these Articles Supplementary) within three Business Days after such Dividend Payment Date to the Holders as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on shares of AMPS payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Auction Agent by 12:00 noon, New York City time, (A) on such Dividend Payment Date the full amount of any cash dividend on such shares payable (if declared) on such Dividend Payment Date or (B) on any redemption date for any shares of AMPS called for redemption, the Mandatory Redemption Price per share of such AMPS or, in the case of an optional redemption, the Optional Redemption Price per share, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid cash dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that, a Non-Payment Period shall not end unless the Corporation shall have given at least five days' but no more than 30 days' written notice of such deposit or availability to the Auction Agent, all Existing Holders (at their addresses appearing in the Stock Books) and the Securities Depository. Notwithstanding the foregoing, the failure by the Corporation to deposit funds as provided for by clauses (ii)(A) or (ii)(B) above within three Business Days after any Dividend Payment Date or redemption date, as the case may be, in each case to the extent contemplated by paragraph 2(c)(i) of these Articles Supplementary, shall not constitute a "Non-Payment Period."
"Non-Payment Period Rate" means, initially, 200% of the applicable Reference Rate (or 275% of such rate if the Corporation has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend pursuant to paragraph 2(f) hereof that net capital gains or other the taxable income will be included in such dividend on shares of AMPS), provided that the Board of Directors of the Corporation shall have the authority to adjust, modify, alter or change time to time the initial Non-Payment Period Rate if the Board Directors of the Corporation determines and Moody's and S&P (and any Substitute Rating Agency in lieu of Moody's or S&P in the event either of such parties shall not rate the AMPS) advise the Corporation in writing that such adjustment, modification, alteration or change will not adversely affect their then-current ratings on the AMPS.
"Normal Dividend Payment Date" has the meaning set forth in paragraph 2(b)(i) of these Articles Supplementary.

"Notice of Redemption" means any notice with respect to the redemption of shares of AMPS pursuant to paragraph 4 of these Articles Supplementary.
"Notice of Revocation" has the meaning set forth in paragraph 2(c)(iii) of these Articles Supplementary.
"Notice of Special Dividend Period" has the meaning set forth in paragraph 2(c)(iii) of these Articles Supplementary.
"Optional Redemption Price" shall mean $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption and excluding Additional Dividends plus any applicable redemption premium attributable to the designation of a Premium Call Period.
"Other AMPS" means the auction rate preferred stock of the Corporation, other than the AMPS.
"Outstanding" means, as of any date (i) with respect to AMPS, shares of AMPS theretofore issued by the Corporation except, without duplication, (A) any shares of AMPS theretofore cancelled or delivered to the Auction Agent for cancellation, or redeemed by the Corporation, or as to which a Notice of Redemption shall have been given and moneys shall have been deposited in trust by the Corporation pursuant to paragraph 4(c) and (B) any shares of AMPS as to which the Corporation or any Affiliate thereof shall be an Existing Holder, provided that shares of AMPS held by an Affiliate shall be deemed outstanding for purposes of calculating the AMPS Basic Maintenance Amount and (ii) with respect to shares of other Preferred Stock, has the equivalent meaning.
"Parity Stock" means the AMPS and each other outstanding series of Preferred Stock the holders of which, together with the holders of the AMPS, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to the full respective preferential amounts to which they are entitled, without preference or priority one over the other.
"Person" shall mean and include an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.
"Policy" means an insurance policy purchased by the Corporation which guarantees the payment of principal and interest on specified Michigan Municipal Bonds or Municipal Bonds during the period in which such Michigan Municipal Bonds or Municipal Bonds are owned by the Corporation; provided, however, that, as long as the AMPS are rated by Moody's and S&P, the Corporation will not obtain any Policy unless Moody's and S&P advise the Corporation in writing that the purchase of such Policy will not adversely affect their then-current rating on the AMPS.
"Potential Holder" shall mean any Person, including any Existing Holder, (A) who shall have executed a Purchaser's Letter and (B) who may be interested in acquiring shares of AMPS (or, in the case of an Existing Holder, additional shares of AMPS).
"Preferred Stock" means the preferred stock, par value $.10 per share, of the Corporation, and includes AMPS and Other AMPS.
"Premium Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions".
'Pricing Service" shall mean J.J. Kenny or any pricing service designated by the Board of Directors of the Corporation provided the Corporation obtains written assurance from S&P and

Moody's that such designation will not impair the rating then assigned by S&P and Moody's to the AMPS.
"Purchaser's Letter" means a letter addressed to the Corporation, the Auction Agent and a Broker-Dealer in which a Person agrees, among other things, to offer to purchase, offer to sell and/or sell shares of AMPS as set forth in paragraph 11 of these Articles Supplementary.
"Quarterly Valuation Date" means the twenty-fifth day of the last month of each fiscal quarter of the Corporation (or, if such day is not a Business Day, the next succeeding Business Day) in each fiscal year of the Corporation, commencing January 25, 1993.
"Receivables for Michigan Municipal Bonds Sold" has the meaning set forth under the definition of S&P Discount Factor.
"Receivables for Michigan Municipal Bonds or Municipal Bonds Sold" has the meaning set forth under the definition of Moody's Discount Factor.
"Reference Rate" means: (i) with respect to a Dividend Period or a Short Term Dividend Period having 28 or fewer days, the higher of the applicable "AA" Composite Commercial Paper Rate and the Taxable Equivalent of the Short-Term Municipal Bond Rate, (ii) with respect to any Short Term Dividend Period having more than 28 but fewer than 183 days the applicable "AA" Composite Commercial Paper Rate, (iii) with respect to any Short Term Dividend Period having 183 or more but fewer than 364 days, the applicable U.S. Treasury Bill Rate and (iv) with respect to any Long Term Dividend Period, the applicable U.S. Treasury Note Rate.
"Request for Special Dividend Period" has the meaning set forth in paragraph 2(c)(iii) of these Articles Supplementary.
"Response" has the meaning set forth in paragraph 2(c)(iii) of these Articles Supplementary.

"Retroactive Taxable Allocation" has the meaning set forth in paragraph 2(e) of these Articles Supplementary.
"Right," with respect to the AMPS, has the meaning set forth in paragraph 2(e) of these Articles Supplementary and, with respect to Other AMPS, has the equivalent meaning.
"S&P" means Standard & Poor's Corporation or its successors.
"S&P Discount Factor" means, for purposes of determining the Discounted Value of any Michigan Municipal Bond which constitutes an S&P Eligible Asset, the percentage determined by reference to (a)(i) the rating by S&P or Moody's on such Bond or (ii) in the event the Michigan Municipal Bond is insured under a Policy and the terms of the Policy permit the Corporation, at its option, to obtain other permanent insurance guaranteeing the timely payment of interest on such Michigan Municipal Bond and principal thereof to maturity, the S&P insurance claims-paying ability rating of the issuer of the Policy or (iii) in the event the Michigan Municipal Bond is insured under an insurance policy which guarantees the timely payment of interest on such Michigan Municipal Bond and principal thereof to maturity, the S&P insurance claims-paying ability rating of the issuer of the insurance policy and (b) the S&P Exposure Period, in accordance with the tables set forth below:

For Michigan Municipal Bonds:

	Rating Category
S&P Exposure Period	AAA*	AA*	A*	BBB*
40 Business Days	215%	220%	235%	275%
22 Business Days	195	200	215	255
10 Business Days	180	185	200	240
7 Business Days	175	180	195	235
3 Business Days	155	160	175	215
________________________
*	S&P rating.

Notwithstanding the foregoing, (i) the S&P Discount Factor for short-term Michigan Municipal Bonds will be 115%, so long as such Michigan Municipal Bonds are rated A-1+ or SP-1+ by S&P and mature or have a demand feature exercisable in 30 days or less, or 125% if such Michigan Municipal Bonds are not rated by S&P but are rated VMIG-1, P-1 or MIG-1 by Moody's; provided, however, such short-term Michigan Municipal Bonds rated by Moody's but not rated by S&P having a demand feature exercisable in 30 days or less must be backed by a letter of credit, liquidity facility or guarantee from a bank or other financial institution having a short-term rating of at least A-1+ from S&P; and, further provided that such short-term Michigan Municipal Bonds rated by Moody's but not rated by S&P may comprise no more than 50% of short-term Michigan Municipal Bonds that qualify as S&P Eligible Assets and (ii) no S&P Discount Factor will be applied to cash or to Receivables for Michigan Municipal Bonds Sold. "Receivables for Michigan Municipal Bonds Sold" for purposes of calculating S&P Eligible Assets as of any Valuation Date, means the book value of receivables for Michigan Municipal Bonds sold as of or prior to such Valuation Date if such receivables are due within five Business Days of such Valuation Date. The Corporation may adopt S&P Discount Factors for Municipal Bonds provided that S&P advises the Corporation in writing that such Action will not adversely affect its then current rating on the AMPS. For purposes of the foregoing, Anticipation Notes rated SP-1+ or, if not rated by S&P, rated VMIG-1 by Moody's, which do not mature or have a demand feature exercisable in 30 days and which do not have a long-term rating, shall be considered to be short-term Michigan Municipal Bonds.
"S&P Eligible Asset" means cash, Receivables for Michigan Municipal Bonds Sold or a Michigan Municipal Bond that (i) is interest bearing and pays interest at least semi-annually; (ii) is payable with respect to principal and interest in United States Dollars; (iii) is publicly rated BBB or higher by S&P or, except in the case of Anticipation Notes that are grant anticipation notes or bond anticipation notes which must be rated by S&P to be included in S&P Eligible Assets, if not rated by S&P but rated by Moody's, is rated at least A by Moody's (provided that such Moody's-rated Michigan Municipal Bonds will be included in S&P Eligible Assets only to the extent the Market Value of such Michigan Municipal Bonds does not exceed 50% of the aggregate Market Value of the S&P Eligible Assets; and further provided that, for purposes of determining the S&P Discount Factor applicable to any such Moody's-rated, Michigan Municipal Bond, such Michigan Municipal Bond will be deemed to have an S&P rating which is one full rating category lower than its Moody's rating); (iv) is not subject to a covered call or covered put option written by the Corporation; (v) is not part of a private placement of Michigan Municipal Bonds; and (vi) is part of an issue of Michigan Municipal Bonds with an original issue size of at least $10 million or, if of an issue with an original issue size below $10 million (but in no event below $5 million), is issued by an issuer with a total of at least $50 million of securities outstanding. Notwithstanding the foregoing:
(1)           Michigan Municipal Bonds of any one issuer or guarantor (excluding bond insurers) will be considered S&P Eligible Assets only to the extent the Market Value of such Michigan Municipal Bonds does not exceed 10% of the aggregate Market Value of the S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Michigan Municipal Bonds exceeds 5% of the aggregate Market Value of the S&P Eligible Assets; and
(2)           Michigan Municipal Bonds of any one issue type category (as described below) will be considered S&P Eligible Assets only to the extent the Market Value of such Bonds does not exceed 20% of the aggregate Market Value of S&P Eligible Assets, except that Michigan Municipal Bonds falling within the utility issue type category will be broken down into three sub-categories (as described below) and such Michigan Municipal Bonds will be considered S&P Eligible Assets to the extent the Market Value of such Bonds in each such sub-category does not exceed 20% of the aggregate Market Value of S&P Eligible Assets. For purposes of the issue type category requirement described above, Michigan Municipal Bonds will be classified within one of the following categories: health care issues, housing issues, educational facilities issues, student loan issues, transportation issues, industrial development bond issues, utility issues, general obligation issues, lease obligations, escrowed bonds and other issues not falling within one of the aforementioned categories. For purposes of the issue type category requirement described above, Michigan Municipal Bonds in the utility issue type category will be classified within one of the three following sub-categories: (i) electric, gas and combination issues (if the combination issue includes an electric issue), (ii) water and sewer utilities and combination issues (if the combination issue does not include an electric issue), and (iii) irrigation, resource recovery, solid waste and other utilities, provided that Michigan Municipal Bonds included in this sub-category (iii) must be rated by S&P in order to be included in S&P Eligible Assets.
The Corporation may include Municipal Bonds as S&P Eligible Assets pursuant to guidelines and restrictions to be established by S&P provided that S&P advises the Corporation in writing that such action will not adversely affect its then current rating on the AMPS.
"S&P Exposure Period" means the maximum period of time following a Valuation Date, including the Valuation Date and the AMPS Basic Maintenance Cure Date that the Corporation has under these Articles Supplementary to cure any failure to maintain, as of such Valuation

Date, the Discounted Value for its portfolio at least equal to the AMPS Basic Maintenance Amount (as described in paragraph 7(a) of the Articles Supplementary).
"S&P Hedging Transactions" has the meaning set forth in paragraph 9(a) of these Articles Supplementary.
"S&P Volatility Factor" means 217% during the Initial Dividend Period for the AMPS. Thereafter, "S&P Volatility Factor" means, depending on the applicable Reference Rate, the following:

Reference Rate
Taxable Equivalent of the Short-Term Municipal Bond Rate	277%
30-day "AA" Composite Commercial Paper Rate	228%
60-day "AA" Composite Commercial Paper Rate	228%
90-day "AA" Composite Commercial Paper Rate	222%
180-day "AA" Composite Commercial Paper Rate	217%
1-year U.S. Treasury Bill Rate	198%
2-year U.S. Treasury Note Rate	185%
3-year U.S. Treasury Note Rate	178%
4-year U.S. Treasury Note Rate	171%
5-year U.S. Treasury Note Rate	169%

Notwithstanding the foregoing, the S&P Volatility Factor may mean such other potential dividend rate increase factor as S&P advises the Corporation in writing is applicable.
"Securities Depository" means the Depository Trust Company or any successor company or other entities elected by the Corporation as securities depository for the shares of AMPS that agrees to follow the procedures required to be followed by such securities depository in connection with-the shares of AMPS.
"Service" means the United States Internal Revenue Service.
"7-day Dividend Period" means a Dividend Period consisting of seven days.

"Short Term Dividend Period" means a Special Dividend Period consisting of a specified number of days (other than seven), evenly divisible by seven and not fewer than seven or more than 364.
"Special Dividend Period" means a Dividend Period consisting of (i) a specified number of days (other than seven), evenly divisible by seven and not fewer than seven nor more than 364 or (ii) a specified period of one whole year or more but not greater than five years (in each case subject to adjustment as provided in paragraph 2(b)(i)).
"Specific Redemption Provisions" means, with respect to a Special Dividend Period either, or any combination of, (i) a period (a "Non-Call Period") determined by the Board of Directors of the Corporation, after consultation with the Auction Agent and the Broker-Dealers, during which the shares of AMPS subject to such Dividend Period shall not be subject to redemption at the option of the Corporation and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Directors of the Corporation, after consultation with the Auction Agent and the Broker-Dealers, during each year of which the shares of AMPS subject to such Dividend Period shall be redeemable at the Corporation's option at a price per share equal to $50,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $50,000, as determined by the Board of Directors of the Corporation after consultation with the Auction Agent and the Broker-Dealers.
"Stock Books" means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders of the AMPS.
"Stock Register" means the register of Holders maintained on behalf of the Corporation by the Auction Agent in its capacity as transfer agent and registrar for the AMPS.

"Subsequent Dividend Period," with respect to AMPS, has the meaning set forth in paragraph 2(c)(i) of these Articles Supplementary and, with respect to Other AMPS, has the equivalent meaning.
"Substitute Commercial Paper Dealers" means such Substitute Commercial Paper Dealer or Dealers as the Corporation may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.
"Substitute Rating Agency" and "Substitute Rating Agencies" mean a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations, respectively, selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and successors, after consultation with the Corporation, to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the shares of AMPS.
"Taxable Equivalent of the Short-Term Municipal Bond Rate" on any date means 90% of the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the Kenny S&P 30 day High Grade Index or any successor index (the "Kenny Index"), made available for the Business Day immediately preceding such date but in any event not later than 8:30 A.M., New York City time, on such date by Kenny Information Systems Inc. or any successor thereto, based upon 30-day yield evaluations at par of bonds the interest on which is excludable for regular Federal income tax purposes under the Code of "high grade" component issuers selected by Kenny Information Systems Inc. or any such successor from time to time in its discretion, which component issuers shall include, without limitation, issuers of general obligation bonds but shall exclude any bonds the interest on which constitutes an item of tax preference under Section 57(a)(5) of the Code, or successor provisions, for purposes of the

"alternative minimum tax," divided by (B) 1.00 minus the Marginal Tax Rate (expressed as a decimal); provided, however, that if the Kenny Index is not made no available by 8:30 A.M., New York City time, on such date by Kenny Information Systems Inc. or any successor, the Taxable Equivalent of the Short-Term Municipal Bond Rate shall mean the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the most recent Kenny Index so made available for any preceding Business Day, divided by (B) 1.00 minus the Marginal Tax Rate (expressed, as a decimal).
"Treasury Bonds" shall have the meaning set forth in paragraph 9(a) of these Articles Supplementary.
"U.S. Treasury Bill Rate" on any date means (i) the Interest Equivalent of the rate on the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) it such yield as so calculated is not available, the Alternate Treasury Bill Rate on such date. "Alternate Treasury Bill Rate" on any date means the Interest Equivalent of the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as determined by bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.
"U.S. Treasury Note Rate" on any date means: (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Note Rate on such date. "Alternate Treasury Note Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as determined by the bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.
"Valuation Date" means, for purposes of determining whether the Corporation is maintaining the AMPS Basic Maintenance Amount and the Minimum Liquidity Level, each Business Day commencing with the Date of Original Issue.
"Variation Margin" means, in connection with an outstanding futures contract owned or sold by the Corporation, the amount of cash or securities paid to or received from a broker (subsequent to the Initial Margin payment) from time to time as the price of such futures contract fluctuates.
(b) The foregoing definitions of Accountant's Confirmation, AMPS Basic Maintenance Amount, AMPS Basic Maintenance Cure Date, AMPS Basic Maintenance Report, Deposit Securities, Discounted Value, Dividend Coverage Amount, Dividend Coverage Assets, Independent Accountants, Initial Margin, Market Value, Maximum Potential Additional Dividend Liability, Minimum Liquidity Level, Moody's Discount Factor, Moody's Eligible Asset, Moody's Exposure Period, Moody's Hedging Transactions, Moody's Volatility Factor, S&P Discount Factor, S&P Eligible Asset, S&P Exposure Period, S&P Hedging Transactions,

S&P Volatility Factor, Valuation Date and Variation Margin have been determined by the Board of Directors of the Corporation in order to obtain a "aa1" rating from Moody's and a AAA rating from S&P on the AMPS on their Date of Original Issue; and the Board of Directors of the Corporation shall have the authority to adjust, modify, alter or change from time to time the foregoing definitions and the restrictions and guidelines set forth thereunder if Moody's and S&P or any Substitute Rating Agency advises the Corporation in writing that such adjustment, modification, alteration or change will not adversely affect their then-current ratings on the AMPS.
2.           Dividends. (a) The Holders shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, cumulative dividends each consisting of (i) cash at the Applicable Rate, (ii) a Right to receive cash as set forth in paragraph 2(e) below, and (iii) any additional amounts as set forth in paragraph 2(f) below, and no more, payable on the respective dates set forth below. Dividends on the shares of AMPS so declared and payable shall be paid (i) in preference to and in priority over any dividends declared and payable on the Common Stock, and (ii) to the extent permitted under the Code and to the extent available, out of net tax-exempt income earned on the Corporation's investments. To the extent permitted under the Code, dividends on shares of AMPS will be designated as exempt-interest dividends. For the purposes of this section, the term "net tax-exempt income" shall exclude capital gains of the Corporation.
(b)           (i) Cash dividends on shares of AMPS shall accumulate from the Date of Original Issue and shall be payable, when, as and if declared by the Board of Directors, out of funds legally available therefore, commencing on the First Initial Dividend Payment Date with respect to the AMPS. Dividends on the AMPS during the Initial Dividend Period shall be payable on each Initial Dividend Payment Date, except that if any Initial Dividend Payment Date is not a Business Day, then (i) the Dividend Payment Date shall be the first Business Day next succeeding such Initial Dividend Payment Date if such Initial Dividend Payment Date is a Saturday, Sunday, Monday, Tuesday, Wednesday or Thursday, or (ii) the Dividend Payment Date shall be the first Business Day next preceding such Initial Dividend Payment Date if such Initial Dividend Payment Date is a Friday. If, however, in the case of clause (ii) in the preceding sentence, the Securities Depository shall make available to its participants and members in funds immediately available in New York City on Initial Dividend Payment Dates the amount due as dividends on such Initial Dividend Payment Dates (and the Securities Depository shall have so advised the Corporation), and if the day that otherwise would be the Initial Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the next succeeding Business Day. Following the Last Initial Dividend Payment Date for the AMPS, dividends on the AMPS will be payable, at the option of the Corporation, either (i) with respect to any 7-day Dividend Period and any Short Term Dividend Period of 35 or fewer days, on the day next succeeding the last day thereof and (ii) with respect to any Short Term Dividend Period of more than 35 days and with respect to any Long Term Dividend Period, monthly on the first day of such calendar month during such Short Term Dividend Period or Long Term Dividend Period and on the day next succeeding the last day thereof (each such date referred to in clause (i) or (ii) being herein referred to as a "Normal Dividend Payment Date"), except that if such Normal Dividend Payment Date is not a Business Day, then (i) the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date if such Normal Dividend Payment Date is a Saturday, Sunday, Monday, Tuesday, Wednesday or Thursday, or (ii) the Dividend Payment Date shall be the first Business Day next preceding such Normal

Dividend Payment Date if such Normal Dividend Payment Date is a Friday. If, however, in the case of clause (ii) in the preceding sentence, the Securities Depository shall make available to its participants and members in funds immediately available in New York City on Dividend Payment Dates the amount due as dividends on such Dividend Payment Dates (and the Securities Depository shall have so advised the Corporation), and if the Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the next succeeding Business Day. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exceptions discussed above, the next succeeding Dividend Payment Date, subject to such exceptions, will occur on the next following originally scheduled date. If for any reason a Dividend Payment Date cannot be fixed as described above, then the Board of Directors shall fix the Dividend Payment Date. The Initial Dividend Period, 7-day Dividend Periods and Special Dividend Periods are hereinafter sometimes referred to as Dividend Periods. Each dividend payment date determined as provided above is hereinafter referred to as a "Dividend Payment Date."
   (ii)           Each dividend shall be paid to the Holders as they appear in the Stock Register as of 12:00 noon, New York City time, on the Business Day preceding the Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as they appear on the Stock Register on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Directors of the Corporation.
(c)           (i) During the period from and including the Date of Original Issue to but excluding the Last Initial Dividend Payment Date (the "Initial Dividend Period"), the Applicable Rate shall be the Initial Dividend Rate. Commencing on the Last Initial Dividend Payment Date,

the Applicable Rate for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period"), which Subsequent Dividend Period shall commence on and include a Dividend Payment Date and shall end on and include the calendar day prior to the next Dividend Payment Date (or last Dividend Payment Date in a Dividend Period if there is more than one Dividend Payment Date), shall be equal to the rate per annum that results from implementation of the Auction Procedures.
The Applicable Dividend Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; and each Dividend Period, commencing after the first day of, and during, a Non-Payment Period shall be a 7-day Dividend Period. Except in the case of the willful failure of the Corporation to pay a Dividend on a Dividend Payment Date or to redeem any shares of AMPS on the date set for such redemption, any amount of any dividend due on any Dividend Payment Date (if, prior to the close of business on the second Business Day preceding such Dividend Payment Date, the Corporation has declared such dividend payable on such Dividend Payment Date to the Holders of such shares of AMPS as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any shares of AMPS not paid to such Holders when due may be paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that, such amount is accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365. In the case of a willful failure of the Corporation to pay a dividend on a Dividend Payment Date or to redeem any shares of AMPS on the date set for such redemption, the preceding sentence shall not apply and the Applicable Dividend Rate for the Dividend Period commencing during the Non-Payment Period resulting from such failure shall be the Non-Payment Period Rate. For the purposes of the foregoing, payment to a person in a same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same for of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.
(ii)           The amount of cash dividends per share of AMPS payable (if declared) on each Dividend Payment Date of the Initial Dividend Period, each 7-day Dividend Period and each Short Term Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be the number of days in such Dividend Period such share was outstanding and the denominator of which will be 365, multiplying the amount so obtained by $50,000, and rounding the amount so obtained to the nearest cent. During any Long Term Dividend Period, the amount of dividends per share payable on any Dividend Payment Date shall be computed on the basis of a year consisting of twelve 30-day months.
(iii)           With respect to each Dividend Period that is a Special Dividend Period, the Corporation may, at its sole option and to the extent permitted by law, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, request that the next succeeding Dividend Period for the AMPS be the number of days (other than seven) evenly divisible by seven, and not fewer than seven or more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that the Corporation may not give a Request for Special Dividend Period of greater than 28 days (and any such request shall be null and void) unless the Corporation has given written notice thereof to S&P and received written confirmation from Moody's that such action would not impair the ratings then assigned to the AMPS by Moody's and unless, for any Auction occurring after the initial Auction, Sufficient clearing Bids were made in the last occurring Auction and unless full cumulative dividends, any amounts due with respect to redemptions, and any Additional Dividends payable prior to such date have been paid in full. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the fourth Business Day but not more than seven Business Days prior to an Auction Date for AMPS and, in the case of a Long Term Dividend Period, shall be given on or prior to the 14th day but not more than 28 days prior to an Auction Date for the AMPS. Upon receiving such Request for Special Dividend period, the Broker-Dealer(s) shall jointly determine whether, given the factors set forth below, it is advisable that the Corporation issue a Notice of Special Dividend Period for the AMPS as contemplated by such Request for Special Dividend Period and the Optional Redemption Price of the AMPS during such Special Dividend Period and the Specific Redemption Provisions and shall give the Corporation and the Auction Agent written notice (a "Response") of such determination by no later than the third Business Day prior to such Auction Date. In making such determination the Broker-Dealer(s) will consider (1) existing short-term and long-term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities, (3) existing yield curves for short-term and long-term securities comparable to the AMPS, (4) industry and financial conditions which may affect the AMPS, (5) the investment objective of the Corporation, and (6)

the Dividend Periods and dividend rates at which current and potential beneficial holders of the AMPS would remain or become beneficial holders. If the Broker-Dealer(s) shall not give the Corporation and the Auction Agent a Response by such third Business Day or if the Response states that given the factors set forth above it is not advisable that the Corporation give a Notice of Special Dividend Period for the AMPS, the Corporation my not give a Notice of Special Dividend Period in respect of such Request for Special Dividend Period. In the event the Response indicates that it is advisable that the Corporation give a Notice of Special Dividend Period for the AMPS, the Corporation may by no later than the second Business Day prior to such Auction Date give a notice of its revocation (a "Notice of Special Dividend Period") to the Auction Agent, the Securities Depository and each Broker-Dealer which notice will specify (i) the duration of the Special Dividend Period, (ii) the Optional Redemption Price as specified in the related Response and (iii) the Specific Redemption Provisions, if any, as specified in the related Response. The Corporation shall not give a Notice of Special Dividend Period and, if the Corporation has given a Notice of Special Dividend Period, the Corporation is required to give telephonic and written notice of its revocation (a "Notice of Revocation") to the Auction Agent, each Broker-Dealer, and the Securities Depository on or prior to the Business Day prior to the relevant Auction Date if (x) either the 1940 Act AMPS Asset Coverage is not satisfied or the Corporation shall fail to maintain S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value at least equal to the AMPS Basic Maintenance Amount, in each case on each of the two Valuation Dates immediately preceding the Business Day prior to the relevant Auction Date on an actual basis and on a pro forma basis giving effect to the proposed Special Dividend Period (using as a pro forma dividend rate with respect to such Special Dividend Period the dividend rate which the Broker-Dealers shall advise the Corporation is an approximately equal rate for securities similar to the AMPS with an equal dividend period), provided that, in calculating the aggregate Discounted Value of Moody's Eligible Assets for this purpose, the Moody's Exposure Period shall be deemed to be the one week longer, (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been irrevocably deposited with the Auction Agent by the close of business on the third Business Day preceding the related Auction Date or (z) the Broker-Dealer(s) jointly advise the Corporation that after consideration of the factors listed above they have concluded that it is advisable to give a Notice of Revocation. If the Corporation is prohibited from giving a Notice of Special Dividend Period as a result of any of the factors enumerated in clause (x), (y) or (z) of the prior sentence or if the Corporation gives a Notice of Revocation with respect to a Notice of Special Dividend Period for the AMPS, the next succeeding Dividend Period will be a 7-day Dividend Period. In addition, in the event Sufficient clearing Bids are not made in the applicable Auction or such Auction is not held for any reason, such next succeeding Dividend Period will be a 7-day Dividend Period and the Corporation may not again give a Notice of Special Dividend Period for the AMPS (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a 7-day Dividend Period.
(d)           (i)           Holders shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends and applicable late charge, as herein provided, on the shares of AMPS (except for Additional Dividends as provided in paragraph 2(e) hereof). Except for the late charge payable pursuant to paragraph 2(c)(i) hereof, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of AMPS that may be in arrears.

(ii)           For so-long as any share of AMPS is Outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other, distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other stock, if any, ranking junior to the shares of AMPS as to dividends or upon liquidation) in respect of the Common Stock or any other stock of the Corporation ranking junior to or on a parity with the shares of AMPS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of the Common Stock or any other such junior stock (except by conversion into or exchange for stock of the Corporation ranking junior to the shares of AMPS as to dividends and upon liquidation) or any other such Parity Stock (except by conversion into or exchange for stock of the Corporation ranking junior to or on a parity with the shares of AMPS as to dividends and upon liquidation), unless (A) immediately after such transaction, the Corporation shall have S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount and the Corporation shall maintain the 1940 Act AMPS Asset Coverage, (B) full cumulative dividends on shares of AMPS and shares of other AMPS due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent, (C) any Additional Dividend required to be paid under paragraph 2(e) below on or before the date of such declaration or payment has been paid and (D) the Corporation has redeemed the full number of shares of AMPS required to be redeemed by any provision for mandatory redemption contained herein.
(e)           Each dividend shall consist of (i) cash at the Applicable Dividend Rate, (ii) an uncertificated right (a "Right") to receive an Additional Dividend (as defined below), and (iii)

any additional amounts as set forth in paragraph 2(f) below. Each Right shall thereafter be independent of the share or shares of AMPS on which the dividend was paid. The Corporation shall cause to be maintained a record of each Right received by the respective Holders. A Right may not be transferred other than by operation law. If the Corporation retroactively allocates any net capital gains or other income subject to regular Federal income taxes to shares of AMPS without having given advance notice thereof to the Auction Agent as described in paragraph 2(f) hereof solely by reason of the fact that such allocation is made as a result of the redemption of all or a portion of the outstanding shares of AMPS or the liquidation of the Corporation (the amount of such allocation referred to herein as a "Retroactive Taxable Allocation"), the Corporation will, within 90 days (and generally, within 60 days) after the end of the Corporation's fiscal year for which a Retroactive Taxable Allocation is made, provide notice thereof to the Auction Agent and to each holder of a Right applicable to such shares of AMPS (initially Cede & Co. as nominee of the Depository Trust Company) during such fiscal year at such holder's address as the same appears or at least appeared on the Stock Books of the Corporation. The Corporation will, within 30 days after such notice is given to the Auction Agent, pay to the Auction Agent (who will then distribute to such holders of Rights), out of funds legally available therefor, an amount equal to the aggregate Additional Dividend with respect to all Retroactive Taxable Allocation made to such holders during the fiscal year in question.
An "Additional Dividend" means payment to a present or former holder of shares of AMPS of an amount which, when taken together with the aggregate amount of Retroactive Taxable Allocations made to such holder with respect to the fiscal year in question, would cause such holder's dividends in dollars (after Federal and Michigan income tax consequences) from the aggregate, of both the Retroactive Taxable Allocations and the Additional. Dividend to be

equal to the dollar amount of the dividends which would have been received by such holder if the amount of the aggregate Retroactive Taxable Allocations would have been excludable from the gross income of such holder. Such Additional Dividend shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no holder of, shares of AMPS is subject to the Federal alternative minimum tax with respect to dividends received from the Corporation; and (iii) assuming that each Retroactive Taxable Allocation would be taxable in the hands of each holder of shares of AMPS at the greater of: (x) the maximum combined marginal regular Federal and Michigan individual income tax rate applicable to ordinary income; or (y) the maximum combined marginal regular Federal and Michigan corporate income tax rate (taking into account the Federal income tax deductibility of state taxes paid or incurred but not any phase out of personal exemptions; itemized deductions, or the benefit of lower tax brackets).
(f)           Except as provided below, whenever the Corporation intends to include any net capital gains or, other income subject to regular Federal income taxes in any dividend on shares of AMPS, the Corporation will notify the Auction Agent of the amount to be so included at least five Business Days prior to the Auction Date on which the Applicable Rate for such dividend is to be established. The Corporation may also include such income in a dividend on shares of AMPS without giving advance notice thereof if it increases the dividend by an additional amount calculated as if such income was a Retroactive Taxable Allocation and the additional amount was an Additional Dividend, provided that the Corporation will notify the Auction Agent of the additional amounts to be included in such dividend at least five Business Days prior to the ,applicable Dividend Payment Date.
(g)           No fractional shares of AMPS shall be issued.

3.           Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive, out of the assets of the Corporation available for distribution to shareholders, before any distribution or payment is made upon any Common Stock or any other capital stock ranking junior in right of payment upon liquidation to the AMPS, the sum of $50,000 per share plus accumulated but unpaid dividends (whether or not earned or declared) thereon to date of distribution, and after such payment the holders of AMPS will be entitled to no other payments other than Additional Dividends as provided in paragraph 2(e) hereof. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the AMPS and any other Outstanding class or series of Preferred Stock of the Corporation ranking on a parity with the AMPS as to payment upon liquidation are not paid in full, the holders and the holders of such other class or series will share ratably in any such distribution of assets in proportion to the respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the Holders will not be entitled to any further participation in any distribution of assets by the Corporation except for any Additional Dividends. A consolidation, merger or statutory share exchange of the Corporation with or into any other corporation or entity or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation.
4.           Redemption.     (a)       Shares of AMPS shall be redeemable by the Corporation as provided below:
(i)           To the extent permitted under the 1940 Act and Maryland law, upon giving a Notice of Redemption, the corporation at its option may redeem shares of

AMPS, in whole or in part, out of funds legally available therefor, at the Optional Redemption Price per share, on any Dividend Payment Date; provided that no share of AMPS may be redeemed at the option of the Corporation during (A) the Initial Dividend Period with respect to such share or (B) a Non-Call Period to which such share is subject. In addition, holders of AMPS which are redeemed shall be entitled to receive Additional Dividends to the extent provided herein. The Corporation may not give a Notice of Redemption relating to an optional redemption as described in this paragraph 4(a)(i) unless, at the time of giving such Notice of Redemption, the Corporation has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount due to Holders by reason of the redemption of their shares of AMPS on such redemption date.
(ii)           The Corporation shall redeem, out of funds legally available therefor, at the Mandatory Redemption Price per share, shares of AMPS to the extent permitted under the 1940 Act and Maryland law, on a date fixed by the Board of Directors, if the Corporation fails to maintain S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to, or greater than the AMPS Basic Maintenance Amount as provided in paragraph 7(a) or to satisfy the 1940 Act AMPS Asset Coverage as provided in paragraph 6 and such failure is not cured on or before the AMPS Basic Maintenance Cure Date or the 1940 Act Cure Date (herein respectively referred to as a "Cure Date"), as the case may be. In addition, holders of AMPS so redeemed shall be entitled to receive Additional Dividends to the extent provided herein. The number of shares of AMPS to be redeemed shall be equal to the lesser of (i) the minimum number of shares of AMPS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with al shares of other Preferred Stock subject to redemption or retirement, would result in the Corporation having S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount or satisfaction of the 1940 Act AMPS Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares of AMPS and shares of other Preferred stock the redemption of which would have such result, all shares of AMPS and shares of other Preferred Stock the redemption of which would have such result, all shares of AMPS and shares of other Preferred Stock then Outstanding shall be redeemed); and (ii) the maximum number of shares of AMPS, together with all shares of other Preferred Stock subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor on such redemption date: In determining the number of shares of AMPS required to be redeemed in accordance with the foregoing, the Corporation shall allocate the number required to be redeemed which would result in the Corporation having S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal or greater than the AMPS Basic Maintenance Amount or satisfaction of the 1940 Act AMPS Asset Coverage, as the case may be, pro rata among shares of AMPS, Other AMPS and other Preferred Stock subject to redemption pursuant to provisions similar to those contained in this paragraph 4(a)(ii); provided that, shares of AMPS which may not be redeemed at the option of the Corporation due to the designation of a Non-Call Period applicable to such shares (A) will be subject to mandatory redemption only to the extent that other shares are not available to satisfy the number of shares required to be redeemed and (B) will be selected for redemption in an ascending order of outstanding number of days in the Non-Call Period (with shares with the lowest number of days to be redeemed first) and by lot in the event of shares having an equal number of days in such Non-Call Period. The Corporation shall effect such redemption on a Business Day which is not later than 35 days after such Cure Date, except that if the Corporation does not have funds legally available for the redemption of all of the required number of shares of AMPS and shares of other Preferred Stock which are subject to mandatory redemption or the Corporation otherwise is unable to effect such redemption on or prior to 35 days after such Cure Date, the Corporation shall redeem those shares of AMPS which it is unable to redeem on the earliest practicable date on which it is able to effect such redemption out of Funds legally available therefor.
(b)           Notwithstanding any other provision of this paragraph 4, no shares of AMPS may be redeemed pursuant to paragraph 4(a)(1) of these Articles Supplementary (i) unless all dividends in arrears on all remaining outstanding shares of Parity Stock shall have been or are being contemporaneously paid or declared and set apart for and (ii) if redemption thereof would result in the Corporation's failure to maintain Moody's Eligible Assets or S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount. In the event that less than all the outstanding shares of a series of AMPS are to be redeemed and there is more than one Holder, the shares of that series of AMPS to be redeemed shall be selected by lot or such other method as the Corporation shall deem fair and equitable.
(c)           Whenever shares of AMPS are to be redeemed, the Corporation, not less than 20 nor more than 30 days prior to the date fixed for redemption, shall mail a notice ("Notice of Redemption") by first-class mail, postage prepaid, to each Holder of shares of AMPS to be redeemed and to the Auction Agent. The Corporation shall cause the Notice of Redemption to also be published in the eastern and national editions of The Wall Street Journal. The Notice of Redemption shall set forth (i) the redemption date, (ii) the amount of the redemption price, (iii) the aggregate number of shares of AMPS to be redeemed, (iv) the place or places where shares of AMPS are to be surrendered for payment of the redemption price, (v) a statement that dividends on the shares to the redeemed shall cease to accumulate on such redemption date (except that holders may be entitled to Additional Dividends) and (vi) the provision of these Articles Supplementary pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.
If the Notice of Redemption shall have been given as aforesaid and, concurrently or thereafter, the Corporation shall have deposited in trust with the Auction Agent a cash amount equal to the redemption payment for the shares of AMPS as to which such Notice of Redemption has been given with irrevocable instructions and authority to pay the redemption price to the Holders of such shares, then upon the date of such deposit or, if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making the redemption payment), all rights of the Holders of such shares as shareholders of the Corporation by reason of the ownership of such shares will cease and terminate (except their right to receive the redemption price in respect thereof and any Additional Dividends, but without interest), and such shares shall no longer be deemed outstanding. The Corporation shall be entitled to receive, from time to time, from the Auction Agent the interest, if any, on such moneys deposited with it and the Holders of any shares so redeemed shall have no claim to any of such interest. In case the Holder of any shares so called for redemption shall not claim the redemption payment for his shares within one year after date of redemption, the Auction Agent shall, upon demand, pay over to the Corporation such amount remaining on deposit and the Auction Agent shall thereupon be relieved of all responsibility to the Holder of such shares called for redemption and such Holder thereafter shall look only to the Corporation for the redemption payment.
5.           Voting Rights.  (a)       General. Except as otherwise provided in the Charter or By-Laws, each Holder of shares of AMPS shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Corporation, and the holders of outstanding shares of Preferred Stock, including AMPS, and of shares of Common Stock shall vote together as a single class; provided that, at any meeting of the shareholders of the Corporation held for the election of directors, the holders of outstanding shares of Preferred Stock, including AMPS, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital stock of the Corporation, to elect two directors of the Corporation. Subject to paragraph 5(b) hereof, the holders of outstanding shares of capital stock of the Corporation, including the holders of outstanding shares of Preferred Stock, including AMPS, voting as a single class, shall elect the balance of the directors.
(b)           Right to Elect Majority of Board of Directors. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of Preferred Stock, would constitute a majority of the board of Directors as so increased by such smallest number; and the holders of shares of Preferred Stock shall be entitled, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence:
(i)           If at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of AMPS equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or
(ii)           If at any time holders of any other shares of Preferred Stock are entitled to elect a majority of the directors of the Corporation under the 1940 Act.
Upon the termination of a Voting Period, the voting rights described in this paragraph 5(b) shall cease, subject always, however, to the reverting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph 5(b).
(c)           Right to Vote with Respect to Certain Other Matters. So long as any shares of AMPS are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the shares of Preferred Stock Outstanding at the time, voting separately as one class: (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock ranking prior to or on a parity with any series of Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, or increase the authorized amount of AMPS or any other Preferred Stock, or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to adversely affect any of the contract rights expressly set forth in the Charter of holders of shares of AMPS or any other Preferred Stock. To the extent permitted under the 1940 Act, in the event shares of more than one series of AMPS are outstanding, the Corporation shall not approve any of the actions set forth in clause (i) or (ii)

which adversely affects the contract rights expressly set forth in the Charter of a Holder of shares of a series of AMPS differently than those of a Holder of shares of any other series of AMPS without the affirmative vote of the holders of at least a majority of the shares of AMPS of each series adversely affected and outstanding at such time (each such adversely affected series voting separately as a class). The Corporation shall notify Moody's and S&P ten Business Days prior to any such vote described in clause (i) or (ii). Unless a higher percentage is provided for under the Charter, the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock, including AMPS, voting together as a single class, will be required to approve any plan of reorganization (including bankruptcy proceedings) adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. The class vote of holders of shares of Preferred Stock, including AMPS, described above will in each case be in addition to a separate vote of the requisite percentage of shares of Common Stock and shares of Preferred Stock, including AMPS, voting together as a single class necessary to authorize the action in question.
(d)           Voting Procedures.
(i)           As soon as practicable after the accrual of any right of the holders of shares of Preferred Stock to elect additional directors as described in paragraph 5(b) above, the Corporation shall call a special meeting of such holders and instruct the Auction Agent to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Corporation fails to send such notice to the Auction Agent or if the Corporation does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, such Holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph 5(b) above. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.
(ii)           For purposes of determining any rights of the Holders to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by these Articles Supplementary, by the other provisions of the Charter, by statute or otherwise, a share of AMPS which is not Outstanding shall not be counted.
(iii)           The terms of office of all persons who are directors of the Corporation at the time of a special meeting of Holders and holders of other Preferred Stock to elect directors shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of directors that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent directors elected by the Holders and such other holders of Preferred Stock and the remaining incumbent directors elected by the holders of the Common Stock and Preferred Stock, shall constitute the duly elected directors of the Corporation.
(iv)           Simultaneously with the expiration of a Voting Period, the terms of office of the additional directors elected by the Holders and holders of other Preferred Stock pursuant to paragraph 5(b) above shall terminate, the remaining directors shall constitute the directors of the Corporation and the voting rights of the Holders and such other holders to elect additional directors pursuant to paragraph 5(b) above shall cease, subject to the provisions of the last sentence of paragraph 5(b)(ii).
(e)           Exclusive Remedy. Unless otherwise required by law, the Holders of shares of AMPS shall not have any rights or preferences other than those specifically set forth herein. The Holders of shares of AMPS shall have no preemptive rights or rights to cumulative voting. In the event that the Corporation fails to pay any dividends on the shares of AMPS, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this paragraph 5.
(f)           Notification to S&P and Moody's. In the event a vote of Holders of AMPS is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Corporation shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify S&P and Moody's that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten Business Days after the date on which such vote is taken, notify S&P and Moody's of the result of such vote.
6.           1940 Act AMPS Asset Coverage. The Corporation shall maintain, as of the last Business Day of each month in which any share of AMPS is outstanding, the 1940 Act AMPS Asset Coverage.
7.           AMPS Basic Maintenance Amount.       (a)       The Corporation shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) S&P Eligible Assets having an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount and (ii) Moody's Eligible Assets having an aggregate

Discounted Value equal to or greater than the AMPS Basic Maintenance Amount. Upon any failure to maintain the required Discounted Value, the Corporation will use its best efforts to alter the composition of its portfolio to reattain the AMPS Basic Maintenance Amount on or prior to the AMPS Basic Maintenance Cure Date.
(b)           On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Corporation fails to satisfy the AMPS Basic Maintenance Amount, the Corporation shall complete and deliver to the Auction Agent, and Moody's and S&P, as the case may be, a complete AMPS Basic Maintenance Report as of the date of such failure, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Corporation mails to the Auction Agent for delivery on the next Business Day the complete AMPS Basic Maintenance Report. The Corporation will deliver an AMPS Basic Maintenance Report to the Auction Agent and Moody's and S&P, as the case may be, on or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Corporation cures its failure to maintain Moody's Eligible Assets or S&P Eligible Assets, as the case may be, with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amounts or on which the Corporation fails to maintain Moody's Eligible Assets or S&P Eligible Assets, as the case may be, with an aggregate Discounted Value which exceeds the AMPS Basic Maintenance Amount by 5% or more. The Corporation will also deliver an AMPS Basic Maintenance Report to the Auction Agent, Moody's and S&P as of each Quarterly Valuation Date on or before the third Business Day after such date. Additionally, on or before 5:00 p.m., New York City time, on the third Business Day after the first day of a Special Dividend Period, the Corporation will deliver an AMPS Basic Maintenance Report to S&P and the Auction Agent.

Whenever the Corporation delivers an AMPS Basic Maintenance Report to S&P pursuant to this paragraph 7(b), it shall also deliver a Certificate of Minimum Liquidity to S&P and the Auction Agent. The Corporation shall also provide Moody's and S&P with an AMPS Basic Maintenance Report when specifically requested by either Moody's or S&P. A failure by the Corporation to deliver an AMPS Basic Maintenance Report under this paragraph 7(b) shall be deemed to be delivery of an AMPS Basic Maintenance Report indicating the Discounted Value for S&P Eligible Assets and Moody's Eligible Assets of the Corporation is less than the AMPS Basic Maintenance Amount, as of the relevant Valuation Date.
(c)           Within ten Business Days after the date of delivery of an AMPS Basic Maintenance Report and a Certificate of Minimum Liquidity in accordance with paragraph 7(b) above relating to a Quarterly Valuation Date, the Independent Accountant will confirm in writing to the Auction Agent, S&P and Moody's (i) the mathematical accuracy of the calculations reflected in such Report (and in any other AMPS Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Corporation during the quarter ending on such Quarterly Valuation Date) and (with respect to S&P only while S&P is rating the AMPS) such Certificate, (ii) that, in such Report (and in such randomly selected Report), the Corporation correctly determined the assets of the Corporation which constitute S&P Eligible Assets or Moody's Eligible Assets, as the case may be, at such Quarterly Valuation Date in accordance with these Articles Supplementary, (iii) that, in such Report (and in such randomly selected Report), the Corporation determined whether the Corporation had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly-selected Report) in accordance with these Articles Supplementary, S&P Eligible Assets of an aggregate Discounted Value at least equal to the AMPS Basic Maintenance Amount and Moody's Eligible Assets of an

aggregate Discounted Value at least equal to the AMPS Basic Maintenance Amount, (iv) that (with respect to S&P only) in such Certificate, the Corporation determined the Minimum Liquidity Level and the Corporation's Deposit Securities in accordance with these Articles Supplementary, including maturity or tender date, (v) with respect to the S&P rating on Michigan Municipal Bonds or Municipal Bonds, the issuer name, issue size and coupon rate listed in such Report and (with respect to S&P only) such Certificate, that the Independent Accountant has requested that S&P verify such information and the Independent Accountant shall provide a listing in its letter of any differences, (vi) with respect to the Moody's ratings on Michigan Municipal Bonds or Municipal Bonds, the issuer name, issue size and coupon rate listed in such Report and (with respect to S&P only) such Certificate, that such information has been verified by Moody's (in the event such information is not verified by Moody's, the Independent Accountant will inquire of Moody's what such information is, and provide a listing in its letter of any differences), (vii) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided by the custodian of the Corporation's assets to the Corporation for purposes of valuing securities in the Corporation's portfolio, the Independent Accountant has traced the price used in such Report and (with respect to S&P only) such Certificate to the bid or mean price listed in such Report and (with respect to S&P only) such Certificate as provided to the Corporation and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) and (viii) with respect to such confirmation to Moody's, that the Corporation has satisfied the requirements of paragraph 9(b) of these Articles Supplementary (such confirmation is herein called the "Accountant's Confirmation").

(d)           Within ten Business Days after the date of delivery to the Auction Agent, S&P and Moody's of an AMPS Basic Maintenance Report in accordance with paragraph 7(b) above relating to any Valuation Date on which the Corporation failed to maintain S&P Eligible Assets with an aggregate Discounted Value and Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount, and relating to the AMPS Basic Maintenance Cure Date with respect to such failure, the Independent Accountant will provide to the Auction Agent, S&P and Moody's an Accountant's Confirmation as to such AMPS Basic Maintenance Report.
(e)           If any Accountant's Confirmation delivered pursuant to subparagraph (c) or (d) of this paragraph 7 shows that an error was made in the AMPS Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation as required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all S&P Eligible Assets or Moody's Eligible Assets, as the case may be, of the Corporation was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Corporation, and the Corporation shall accordingly amend and deliver the AMPS Basic Maintenance Report to the Auction Agent, S&P and Moody's promptly following receipt by the Corporation of such Accountant's Confirmation.
(f)           On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of the shares of AMPS, the Corporation will complete and deliver to S&P and Moody's an AMPS Basic Maintenance Report as of the close of business on such Data of Original Issue. Within five Business Days of such Date of Original Issue, the Independent Accountant will confirm in writing to S&P and Moody's (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the aggregate Discounted Value of S&P

Eligible Assets and the aggregate Discounted Value of Moody's Eligible Assets reflected thereon equals or exceeds the AMPS Basic Maintenance Amount reflected thereon. Also, on or before 5:00 p.m., New York City time, on the first Business Day after shares of Common Stock are repurchased by the Corporation, the Corporation will complete and deliver to S&P and Moody's an AMPS Basic Maintenance Report as of the close of business on such date that Common Stock is repurchased.
(g)           For so long as shares of AMPS are rated by Moody's, in managing the Corporation's portfolio, the Adviser will not alter the composition of the Corporation's portfolio if, in the reasonable belief of the Adviser, the effect of any such alteration would be to cause the Corporation to have Moody's Eligible Assets with an aggregate Discounted Value, as of the immediately preceding Valuation Date, less than the AMPS Basic Maintenance Amount as of such Valuation Date; provided, however, that in the event that, as of the immediately preceding Valuation Date, the aggregate Discounted Value of Moody's Eligible Assets exceeded the AMPS Basic Maintenance Amount by five percent or less, the Adviser will not alter the composition of the Corporation's portfolio in a manner reasonably expected to reduce the aggregate Discounted Value of Moody's Eligible Assets unless the Corporation shall have confirmed that, after giving effect to such alteration, the aggregate Discounted Value of Moody's Eligible Assets would exceed the AMPS Basic Maintenance Amount.
8.           Minimum Liquidity Level.      (a)      For so long as any shares of AMPS are rated by S&P, the Corporation shall be required to have, as of each Valuation Date, Dividend Coverage Assets having in the aggregate a Market Value not less than the Dividend Coverage Amount.

(b)           As of each Valuation Date, as long as any shares of AMPS are rated by S&P, the Corporation shall determine (i) the Market Value of the Dividend Coverage Assets owned by the Corporation as of that Valuation Date, (ii) the Dividend Coverage Amount on that Valuation Date, and (iii) whether the Minimum Liquidity Level is met as of that Valuation Date. The calculations of the Dividend Coverage Assets, the Dividend Coverage Amount and whether the Minimum Liquidity Level is met shall be set forth in a certificate (a "Certificate of Minimum Liquidity") dated as of the Valuation Date. The AMPS Basic Maintenance Report and the Certificate of Minimum Liquidity may be combined in one certificate. The Corporation shall cause the Certificate of Minimum Liquidity to be delivered to S&P not later than the close of business on the third Business Day after the Valuation Date applicable to such Certificate pursuant to paragraph 7(b). The Minimum Liquidity Level shall be deemed to be met as of any date of determination if the Corporation has timely delivered a Certificate of Minimum Liquidity relating to such date which states that the same has been met and which is not manifestly inaccurate. In the event that a Certificate of Minimum Liquidity is not delivered to S&P when required, the Minimum Liquidity Level shall be deemed not to have been met as of the applicable date.
(c)           If the Minimum Liquidity Level is not met as of any Valuation Date, then the Corporation shall purchase or otherwise acquire Dividend Coverage Assets to the extent necessary so that the Minimum Liquidity Level is met as of the fifth Business Day following such Valuation Date. The Corporation shall, by such fifth Business Day, provide to S&P a Certificate of Minimum Liquidity setting forth the calculations of the Dividend Coverage Assets and the Dividend Coverage Amount and showing that the Minimum Liquidity Level is met as of such fifth Business Day together with a report of the custodian of the Corporation's assets confirming the amount of the Corporation's Dividend Coverage Assets as of such fifth Business Day.
9.           Certain Other Restrictions.
(a)           For so long as any shares of AMPS are rated by S&P, the Corporation will not purchase or sell futures contracts, write, purchase or sell options on futures contracts or write put options (except covered put options) or call options (except covered call options) on portfolio securities unless it receives written confirmation from S&P that engaging in such transactions will not impair the ratings then assigned to the shares of AMPS by S&P, except that the Corporation may purchase or sell futures contracts based on the Bond Buyer Municipal Bond Index (the "Municipal Index") or United States Treasury Bonds with remaining maturities of ten years of more ("Treasury Bonds") and write, purchase or sell put and call options on such contracts (collectively, "S&P Hedging Transactions"), subject to the following limitations:
(i)           the Corporation will not engage in any S&P Hedging Transaction based on the Municipal Index (other than transactions which terminate a futures contract or option held by the Corporation by the Corporation's taking an opposite position thereto ("Closing Transactions")), which would cause the Corporation at the time of such transaction to own or have sold the least of (A) more than 1,000 outstanding futures contracts based on the Municipal Index, (B) outstanding futures contracts based on the Municipal Index exceeding in number 25% of the quotient of the Market Value of the Corporation's total assets divided by $100,000 or (C) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;

(ii)           the Corporation will not engage in any S&P Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Corporation at the time of such transaction to own or have sold the lesser of (A) outstanding futures contracts based on Treasury Bonds and on the Municipal Index exceeding in number 25% of the quotient of the Market Value of the Corporation's total assets divided by $100,000 or (B) outstanding futures contracts based on Treasury Bonds exceeding in number 10% of the average number of daily traded futures contracts based on Treasury Bonds in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;
(iii)           the Corporation will engage in Closing Transactions to close out any outstanding futures contract which the Corporation owns or has sold or any outstanding option thereon owned by the Corporation in the event (A) the Corporation does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount on two consecutive Valuation Dates and (B) the Corporation is required to pay Variation Margin on the second such Valuation Date;
(iv)           the Corporation will engage in a Closing Transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the Corporation holds the securities deliverable under such terms; and
(v)           when the Corporation writes a futures contract or option thereon, it will either maintain an amount of cash, cash equivalents or short-term, fixed-income securities in a segregated account with the Corporation's custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Corporation's broker with respect to such futures contract or option equals the Market Value of the futures contract or option, or, in the event the Corporation writes a futures contract or option thereon which requires delivery of an underlying security, it shall hold such underlying security in its portfolio.
For purposes of determining whether the Corporation has S&P Eligible Assets with a Discounted Value that equals or exceeds the AMPS Basic Maintenance Amount, the Discounted Value of cash or securities held for the payment of Initial Margin or Variation Margin shall be zero and the aggregate Discounted Value of S&P Eligible Assets shall be reduced by an amount equal to (i) 30% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on the Municipal Index which are owned by the Corporation plus (ii) 25% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on Treasury Bonds which contracts are owned by the Corporation.
(b)           For so long as any shares of AMPS are rated by Moody's, the Corporation will not buy or sell futures contracts, write, purchase or sell call options on futures contracts or purchase put options on futures contracts or write call options (except covered call options) on portfolio securities unless it receives written confirmation from Moody's that engaging in such transactions would not impair the ratings then assigned to the shares of AMPS by Moody's, except that the Corporation may purchase or sell exchange-traded futures contracts based on the Municipal Index or Treasury Bonds and purchase, write or sell exchange-traded put options on such futures contracts and purchase, write or sell exchange-traded call options on such futures contracts (collectively, "Moody's Hedging Transactions"), subject to the following limitations:
(i)           the Corporation will not engage in any Moody's Hedging Transaction based on the Municipal Index (other than Closing Transactions) which would cause the

Corporation at the time of such transaction to own or have sold (A) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal or (B) outstanding futures contracts based on the Municipal Index having a Market Value exceeding 50% of the Market Value of all Moody's Eligible Assets owned by the Corporation (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction);
(ii)           the Corporation will not engage in any Moody's Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Corporation at the time of such transaction to own or have sold (A) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 20% of the aggregate Market Value of Moody's Eligible Assets owned by the Corporation and rated Aa by Moody's (or, if not rated by Moody's but rated by S&P, rated AAA by S&P) or (B) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 40% of the aggregate Market Value of all Moody's Eligible Assets owned by the Corporation (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction) and rated Baa or A by Moody's (or, if not rated by Moody's but rated by S&P, rated A or AA by S&P) (for purposes of the foregoing clauses (i) and (ii), the Corporation shall be deemed to own the number of futures. contracts that underlie any outstanding options written by the Corporation);

(iii)           the Corporation will engage in Closing Transactions to close out any outstanding futures contract based on the Municipal Index if the amount of open interest in the Municipal Index as reported by The Wall Street Journal is less than 5,000;
(iv)           the Corporation will engage in a Closing Transaction to close out any outstanding futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a futures contract by no later than the first Business Day of the month in which such option expires;
(v)           the Corporation will engage in Moody's Hedging Transactions only with respect to futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;
(vi)           in the event the Corporation writes a futures contract or option thereon which requires delivery of an underlying security, it shall hold such underlying security in its portfolio;
(vii)           the Corporation will not engage in options and futures transactions for leveraging or speculative purposes and will not write any call options or sell any futures contracts for the purpose of hedging the anticipated purchase of an asset prior to completion of such purchase; and
(viii)           the Corporation will not enter into an option or futures transaction unless, after giving effect thereto, the Corporation would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount.

For purposes of determining whether the Corporation has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the AMPS Basic Maintenance Amount, the Discounted Value of Moody's Eligible Assets which the Corporation is obligated to deliver or receive pursuant to an outstanding futures contract or option shall be as follows: (i) assets subject to call options written by the Corporation which are either exchange-traded and "readily reversible" or which expire within 49 days after the date as of which such valuation is made shall be valued at the lesser of (a) Discounted Value and (b) the exercise price of the call option written by the Corporation; (ii) assets subject to call options written by the Corporation not meeting the requirements of clause (i) of this sentence shall have no value; (iii) assets subject to put options written by the corporation shall be valued at the lesser of (A) the exercise price and (B) the Discounted Value of the subject security; (iv) futures contracts shall be valued at the lesser of (A) settlement price and (B) the Discounted Value of the subject security, provided that, if a contract matures within 49 days after the date as of which such valuation is made, where the Corporation is the seller the contract may be valued at the settlement price and where the Corporation is the buyer the contract may be valued at the Discounted Value of the subject securities and (v) where delivery may be made to the Corporation with any security of a class of securities, the Corporation shall assume that it will take delivery of the security with the lowest Discounted Value.
For purposes of determining whether the Corporation has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the AMPS Basic Maintenance Amount, the following amounts shall be subtracted from the aggregate Discounted Value of the Moody's Eligible Assets held by the Corporation: (i) 10% of the exercise price of a written call option; (ii) the exercise price of any written put option; (iii) where the Corporation is the seller under a futures contract, 10% of the settlement price of the futures contract; (iv) where the Corporation is the purchaser under a futures contract, the settlement price of assets purchased under such futures contract; (v) the settlement price of the underlying futures contract if the Corporation writes put options on a futures contract; and (vi) 105% of the Market Value of the underlying futures contracts if the Corporation writes call options on a futures contract and does not own the underlying contract.
(c)           For so long as any shares of AMPS are rated by Moody's, the Corporation will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody's Hedging Transactions that are permitted under paragraph 9(b) of these Articles Supplementary), except that the Corporation may enter into such contracts to purchase newly-issued securities on the date such securities are issued ("Forward Commitments"), subject to the following limitations:
(i)           the Corporation will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed-income securities rated P-1, MIG-1 or VMIG-1 by Moody's and maturing prior to the date of the Forward Commitment with a Market Value that equals or exceeds the amount of the Corporation's obligations under any Forward Commitments to which it is from time to time a party or long-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Corporation's obligations under any Forward Commitment to which it is from time to time a party; and
(ii)           the Corporation will not enter into a Forward Commitment unless, after giving effect thereto the Corporation would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount.
For purposes of determining whether the Corporation has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the AMPS Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Corporation is a party and of all securities deliverable to the Corporation pursuant to such Forward Commitments shall be zero.
(d)           For so long as shares of AMPS are rated by S&P or Moody's, the Corporation will not, unless it has received written confirmation from S&P and/or Moody's, as the case may be, that such action would not impair the ratings then assigned to shares of AMPS by S&P and/or Moody's, as the case may be, (i) borrow money except for the purpose of clearing transactions in portfolio securities (which borrowings shall under any circumstances be limited to the lesser of $10 million and an amount equal to 5% of the Market Value of the Corporation's assets at the time of such borrowings and which borrowings shall be repaid within 60 days and not be extended or renewed), (ii) engage in short sales of securities, (iii) lend any securities, (iv) issue any class or series of stock ranking prior to or on a parity with the AMPS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Corporation, (v) reissue any AMPS previously purchased or redeemed by the Corporation, (vi) merge or consolidate into or with any other corporation or entity, (vii) change the Pricing Service or (viii) engage in reverse repurchase agreements.
10.           Notice. All notices or communications, unless otherwise specified in the By-Laws of the Corporation or these Articles Supplementary, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

11.           Auction Procedures.   (a)      Certain definitions. As used in this paragraph 11, the following terms shall have the following meanings, unless the context otherwise requires:
(i)           "AMPS" shall mean the shares of AMPS being auctioned pursuant to this paragraph 11.
(ii)           "Auction Date" shall mean the first Business Day preceding the first day of a Dividend Period.
(iii)           "Available AMPS" shall have the meaning specified in paragraph 11(d)(i) below.
(iv)           "Bid" shall have the meaning specified in paragraph 11 (b)(i) below.
(v)           "Bidder" shall have the meaning specified in. paragraph 11(b)(i) below.
(vi)           "Hold Order" shall have the meaning specified in paragraph 11(b)(i) below.
(vii)           "Maximum Applicable Rate" for any Dividend Period will be the Applicable Percentage of the Reference Rate. The Applicable Percentage will be determined based on (i) the lower of the credit rating or ratings assigned on such date to such shares by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating) and (ii) whether the Corporation has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend pursuant to paragraph 2(f) hereof that net capital gains or other taxable income will be included in such dividend on shares of AMPS as follows:

Credit Ratings		Applicable Percentage of Reference Rate	Applicable Percentage of Reference Rate
Moody's	S&P	No Notification	Notification
"aa3" or higher	AA- or higher	110%	150%
"a3" to "a1"	A- to A+	125%	160%
"baa3" to "baa1"	BBB- to BBB+	150%	250%
Below "baa3"	Below BBB-	200%	275%

The Corporation shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for the AMPS. If either S&P or Moody's shall not make such a rating available, or neither S&P nor Moody's shall make such a rating available, Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and successors, after consultation with the Corporation, shall select a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations to act as a Substitute Rating Agency or Substitute Rating Agencies, as the case may be.
(viii)           "Order" shall have the meaning specified in paragraph 11(b)(i) below.
(ix)           "Sell Order" shall have the meaning specified in paragraph 11(b)(i) below.
(x)           "Submission Deadline" shall mean 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all orders obtained by it for the Auction to be conducted on such Auction Date.
(xi)           "Submitted Bid" shall have the meaning specified in paragraph 11(d)(i) below.
(xii)           "Submitted Hold Order" shall have the meaning specified in paragraph 11(d)(i) below.
(xiii)           "Submitted Order" shall have the meaning specified in paragraph 11(d)(i) below.

(xiv)           "Submitted Sell Order" shall have the meaning specified in paragraph 11(d)(i) below.
(xv)           "Sufficient Clearing Bids" shall have the meaning specified in paragraph 11(d)(i) below.
(xvi)           "Winning Bid Rate" shall have the meaning specified in paragraph 11(d)(i) below.
(b)           Orders by Existing Holders and Potential Holders.
(i)           on or prior to the Submission Deadline on each Auction Date:
(A)           each Existing Holder may submit to a Broker-Dealer information as to:
(1)           the number of Outstanding shares, if any, of AMPS held by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;
(2)           the number of Outstanding shares, if any, of AMPS held by such Existing Holder which such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or
(3)           the number of Outstanding shares, if any, of AMPS held by such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

(B)           each Broker-Dealer, using a list of Potential Holders that shall be maintained in good faith for the purpose of conducting a competitive Auction, shall contact Potential Holders, including Persons that are not Existing Holders, on such list to determine the number of Outstanding shares, if any, of AMPS which each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.
For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A) or (B) of this paragraph 11(b)(i) is hereinafter referred to as an "Order" and each Existing Holder and each Potential Holder placing an Order is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this paragraph 11(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 11(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this paragraph 11(b)(i) is hereinafter referred to as a "Sell Order".
(ii)        (A)           A Bid by an Existing Holder shall constitute an irrevocable offer to sell:
(1)           the number of Outstanding shares of AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or
(2)           such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 11(e)(1)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or
(3)           a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 11(e)(ii)(C) if such specified rate per annum shall be higher than the Maximum
Applicable Rate and Sufficient Clearing Bids do not exist.
(B)           A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:
(1)           the number of Outstanding shares of AMPS specified in such Sell Order; or
(2)           such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 11(e)(ii)(C) if Sufficient Clearing Bids do not exist.
(C)           A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:
(1)           the number of Outstanding shares of AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or
(2)           such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 11(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

(c)           Submission of Orders by Broker-Dealers to Auction Agent.
(i)           Each Broker-Dealer shall submit in writing or through the Auction Agent's Auction Processing System to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:
(A)           the name of the Bidder placing such Order;
(B)           the aggregate number of Outstanding shares of AMPS that are the subject of such Order;
(C)           to the extent that such Bidder is an Existing Holder:
(1)           the number of Outstanding shares, if any, of AMPS subject to any Hold Order placed by such Existing Holder;
(2)           the number of Outstanding shares, if any, of AMPS subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and
(3)           the number of Outstanding shares, if any, of AMPS subject to any Sell Order placed by such Existing Holder; and
(D)           to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder's Bid.
(ii)           If any rate per annum specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.
(iii)           If an Order or Orders covering all of the Outstanding shares of AMPS held by an Existing Holder are not submitted to the Auction Agent prior to the Submission

Deadline, the Auction Agent shall deem a Hold Order (in the case of an Auction relating to a Dividend Period which is not a Special Dividend Period) and a Sell Order (in the case of an Auction relating to a Special Dividend Period) to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of AMPS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.
(iv)           If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the number of Outstanding shares of AMPS held by such Existing Holder are submitted to the Auction Agent, such Order shall be considered valid as follows and in the following order of priority:
(A)           any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of AMPS held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of AMPS subject to such Hold Orders exceeds the number of Outstanding shares of AMPS held by such Existing Holder, the number of shares of AMPS subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, will cover exactly the number of Outstanding shares of AMPS held by such Existing Holder;
(B)           any Bids submitted on behalf of such Existing Holder shall be considered valid, in the ascending order of their respective rates per annum if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the number of Outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS subject to any Hold Order referred to in paragraph 11(c)(iv)(A) above (and if more than one Bid submitted on behalf of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of shares that can be the subject of valid Bids after application of paragraph 11(c)(iv)(A) above and of the foregoing portion of this paragraph 11(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum, the number of shares subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining number of shares); and the number of shares, if any, subject to Bids not valid under this paragraph 11(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and
(C)           any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS subject to Hold Orders referred to in paragraph 11(c)(iv)(A) and Bids referred to in paragraph 11(c)(iv)(B); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of AMPS subject to such Sell Orders is greater than such excess, the number of shares of AMPS subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of shares of AMPS equal to such excess.
(v)           If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum and number of shares of AMPS therein specified.

(d)           Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.
(i)           Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order") and shall determine:
(A)           the excess of the total number of Outstanding shares of AMPS over the number of Outstanding shares of AMPS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available AMPS");
(B)           from the Submitted Orders whether the number of Outstanding shares of AMPS that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:
(1)           the number of Outstanding shares of AMPS that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and
(2)           the number of Outstanding shares of AMPS that are subject to Submitted Sell Orders (if such excess or such equality exists (other than because the number of Outstanding shares of AMPS in clauses (1) and (2) above are each zero because all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders), such Submitted Bids by Potential

Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and
(C)           if Sufficient Clearing Bids exist, the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") that if:
(1)           each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the shares of AMPS that are the subject of such Submitted Bids, and
(2)           each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling the Potential Holders to purchase the shares of AMPS that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available AMPS.
(ii)           Promptly after the Auction Agent has made the determinations pursuant to paragraph 11(d)(i), the Auction Agent shall advise the Corporation of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:
(A)           if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;

(B)           if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or
(C)           if all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders, that the Dividend Period next succeeding the Auction shall automatically be the same length as the immediately preceding Dividend Period and the Applicable Rate for the next succeeding Dividend Period shall be equal to 59% of the Reference Rate (or 90% of such rate if the Corporation has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend pursuant to paragraph 2(f) hereof that net capital gains or other taxable income will be included in such dividend on shares of AMPS) on the date of the Auction.
(e)           Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares.  Based on the determinations made pursuant to paragraph 11(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:
(i)           If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 11(e)(iii) and paragraph 11(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:
(A)           the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of AMPS that are the subject of such Submitted Sell Order or Submitted Bid;
(B)           the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid;
(C)           the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;
(D)           the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid, unless the number of Outstanding shares of AMPS subject to all such Submitted Bids shall be greater than the number of Outstanding shares of AMPS ("Remaining Shares") equal to the excess of the Available AMPS over the number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 11(e)(i)(B) and paragraph 11(e)(1)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding shares of AMPS, but only in an amount equal to the difference between (1) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of AMPS obtained by multiplying (x) the number of Remaining Shares by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the numbers of Outstanding shares of AMPS subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and
(E)           the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 11(e)(i)(B), paragraph 11(e)(i)(C) and paragraph 11(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of AMPS subject to such Submitted Bids made by all Potential Holders that specified rates per annum equal to the Winning Bid Rate.
(ii)           If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of AMPS are subject to Submitted Hold Orders), subject to the provisions of paragraph 11(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:
(A)           the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid;
(B)           the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of AMPS that are the subject of such Submitted Bid; and
(C)           the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the aggregate number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 11(e)(ii)(A) and paragraph 11(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of AMPS subject to all such Submitted Bids and Submitted Sell Orders.
(iii)           If, as a result of the procedures described in paragraph 11(e)(i) or paragraph 11(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of AMPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of shares of AMPS to be purchased or sold by any Exiting Holder or Potential Holder on such Auction Date so that each Outstanding share of AMPS purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole share of AMPS.
(iv)           If, as a result of the procedures described in paragraph 11(e)(i), any Potential Holder would be entitled or required to purchase less than a whole share of AMPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate shares of AMPS for purchase among Potential Holders so that only whole shares of AMPS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any shares of AMPS on such Auction Date.
(v)           Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding shares of AMPS to be purchased and the aggregate number of the Outstanding shares of AMPS to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of AMPS.

(f)           Miscellaneous. The Corporation may interpret the provisions of this paragraph 11 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not substantially adversely affect the rights of Existing Holders of AMPS.  An Existing Holder (A) may sell, transfer or otherwise dispose of shares of AMPS only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 11 or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Purchaser's Letter to the Auction Agent, provided that in the case of all transfers other than pursuant to Auctions such Existing Holder, its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (B) except as otherwise required by law, shall have the ownership of the shares of AMPS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership.  Neither the Corporation nor any affiliate shall submit an Order in any Auction. Any Existing Holder that is an Affiliate shall not sell, transfer or otherwise dispose of shares of AMPS to any Person other than the Corporation.  All of the Outstanding shares of AMPS shall be represented by a single certificate registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository.  If there is no Securities Depository, at the Corporation's option and upon its receipt of such documents as it deems appropriate, any shares of AMPS may be registered in the Stock Register in the name of the Existing Holder thereof and such Existing Holder thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.
12.           Securities Depository; Stock Certificates.    (a)  If there is a Securities Depository, one certificate for all of the shares of AMPS shall be issued to the Securities

Depository and registered in the name of the Securities Depository or its nominee.  Additional certificates may be issued as necessary to represent shares of AMPS.  All such certificates shall bear a legend to the effect that such certificates are issued subject to the provisions restricting the transfer of shares of AMPS of a series contained in these Articles Supplementary and each Purchaser's Letter.  Unless the Corporation shall have elected, during a Non-Payment Period, to waive this requirement, the Corporation will also issue stop-transfer instructions to the Auction Agent for the shares of AMPS.  Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Existing Holder shall receive certificates representing its ownership interest in such shares.
(b) If the Applicable Rate applicable to all shares of AMPS shall be the Non-Payment Period Rate or there is no Securities Depository, the Corporation may at its option issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 12(a)) registered in the names of the Existing Holders or their nominees and rescind the stop-transfer instructions referred to in paragraph 12(a) with respect to such shares.

IN WITNESS WHEREOF, MUNIYIELD MICHIGAN INSURED FUND, INC. has caused these presents to be signed in its name and on its behalf by a duly authorized officer, and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation, and state under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts herein set forth with respect to approval are true in all material respects, all on November 16, 1992.

MUNIYIELD MICHIGAN INSURED FUND, INC.

By	/s/ K.A. Jacob
	Name:	K. A. Jacob
	Title:	Vice President

Attest:

/s/ Mark Goldfus
Mark Goldfus
Secretary

MUNIYIELD MICHIGAN INSURED FUND, INC.
Articles Supplementary creating

Auction Market Preferred Stock®

MUNIYIELD MICHIGAN INSURED FUND, INC., a Maryland corporation having its principal Maryland office in the City of Baltimore (the "Corporation"), certifies to the Maryland State Department of Assessments and Taxation that:
FIRST: Pursuant to authority. expressly vested in the Board of Directors of the Corporation by Article FIFTH of its Charter, the Board of Directors has reclassified 1,000 authorized and unissued shares of common stock of the Corporation as additional preferred stock of. the Corporation and has authorized the issuance of preferred stock, par value $.10 per share, liquidation preference $50,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, to be designated Auction Market Preferred Stock.
SECOND: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of such preferred stock shall be identical to the 1,000 shares of Auction Market Preferred Stock previously reclassified and authorized by the Board of Directors pursuant to Articles Supplementary dated November 16, 1992 and filed on November 17, 1992 with the Maryland State Department of Assessments and Taxation.  Accordingly, these Articles Supplementary hereby incorporate by reference such previously filed Articles Supplementary beginning with the section entitled "DESIGNATION" and continuing until the end of the final section entitled "Securities Depository; Stock Certificates," with the following exception:
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At page 2, in the section entitled "DESIGNATION," strike out the date "November 19, 1992" and insert in lieu thereof the date "Dec. 1, 1994";
IN WITNESS WHEREOF, MUNIYIELD MICHIGAN INSURED FUND, INC. has caused these presents to be signed in its name and on its behalf by a duly authorized officer, and attested by its Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation, and state under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts herein set forth with respect to approval are true in all material respects, all on Nov. 30 , 1994.

MUNIYIELD MICHIGAN INSURED FUND, INC.

By	/s/ Vincent R. Giordano
	Name:	Vincent R. Giordano
	Title:	Senior Vice President

Attest:

/s/ Mark B. Goldfus
Name: Mark B. Goldfus
Its: Secretary

MUNIYIELD MICHIGAN INSURED FUND, INC.

Articles of Amendment to Articles Supplementary creating

Auction Market Preferred Stock®

MUNIYIELD MICHIGAN INSURED FUND, INC., a Maryland corporation having its principal Maryland office in the City of Baltimore (the "Corporation"), certifies to the Maryland State Department of Assessments and Taxation that:
FIRST:              The Articles Supplementary, filed on November 17, 1992, and the Articles Supplementary, filed on December 1, 1994, each creating 1,000 shares of Auction Market Preferred Stock of the Corporation (collectively, the "Articles Supplementary") are hereby amended by these Articles of Amendment as follows:
In each instance in which "$.10" appears, delete "$.10" and substitute "$.05" therefor;
In each instance in which "$50,000" appears, delete "$50,000" and substitute "$25,000" therefor.
SECOND:        The foregoing amendment to the Articles Supplementary has been effected in the manner and by the vote required by the Corporation's Charter and the laws of Maryland. Pursuant to Section 2.603 of the code, the amendment of the Articles Supplementary as hereinabove set forth has been duly advised, approved and adopted by a majority of the entire Board of Directors of the Corporation, there being no stock entitled to be voted on the Charter amendment outstanding or subscribed for at the time of approval.
THIRD:             Except as amended hereby, the Charter shall remain in full force and effect.
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FOURTH:        The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.
FIFTH:             These Articles of Amendment shall be effective contemporaneously with the acceptance for recording or filing by the Maryland State Department of Assessments and Taxation of the Corporation's Articles Supplementary dated November 30, 1994.
The Senior Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, MUNIYIELD MICHIGAN INSURED FUND, INC. has caused these Articles to be signed in its name and on its behalf by its Senior Vice President, a duly authorized officer of the Corporation, and attested by its Secretary as of November 30, 1994.

MUNIYIELD MICHIGAN INSURED FUND, INC.

By	/s/ Vincent R. Giordano
	Name:	Vincent R. Giordano
	Title:	Senior Vice President

Attest:

/s/ Mark B. Goldfus
Name: Mark B. Goldfus
Its: Secretary

MUNIYIELD MICHIGAN MUNIYIELD MICHIGAN INSURED FUND, INC.

Articles of Amendment to Articles Supplementary creating

Auction Market Preferred Stock

MUNIYIELD MICHIGAN INSURED FUND, INC., a Maryland corporation having its principal Maryland office in the City of Baltimore (the "Corporation"), certifies to the Maryland State Department of Assessments and Taxation that:
FIRST:             The Articles Supplementary, filed on November 17, 1992, and the Articles Supplementary, filed on December 1, 1994, each creating 1,000 shares of Auction Market Preferred Stock ("AMPS®") of the Corporation (collectively, the "Articles Supplementary"), are hereby amended by these Articles of Amendment as follows:
In each of the Articles Supplementary, paragraph (c) of section 5 entitled "Right to vote with Respect to Certain Other Matters" is deleted in its entirety and replaced with the following:
(c) Right to Vote with Respect to Certain Other Matters. So long as any shares of AMPS are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the shares of the Preferred Stock Outstanding at the time, voting separately as one class: (i) authorize, create or issue any class or series of stock ranking prior to the AMPS or any other series of Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to adversely affect any of the contract rights expressly set forth in the Charter of holders of shares of AMPS or any other Preferred Stock. To the extent permitted under the 1940 Act, in the event shares of more than one series of AMPS are outstanding, the Corporation shall not approve any of the actions set forth in clause (i) or (ii) which adversely affects the contract rights expressly set forth in the Charter of a Holder of shares of a series of AMPS differently than those of a Holder of shares of any other series of AMPS without the affirmative vote of the holders of at least a majority of the shares of AMPS of each series adversely affected and outstanding at such time (each such adversely affected series voting separately as a class). The Corporation shall
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notify Moody's and S&P ten Business Days prior to any such vote described in clause (i) or (ii). Unless a higher percentage is provided for under the Charter, the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock, including AMPS, voting together as a single class, will be required to approve any plan of reorganization (including bankruptcy proceedings) adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. The class vote of holders of shares of Preferred Stock, including AMPS, described above will in each case be in addition to a separate vote of the requisite percentage of shares of Common Stock and shares of Preferred Stock, including AMPS, voting together as a single class necessary to authorize the action in question.

SECOND:        The foregoing amendment to the Articles Supplementary has been effected in the manner and by the vote required by the charter of the Corporation (the "Charter") and the laws of Maryland.  The amendment of the Articles Supplementary, as hereinabove set forth has been duly advised, approved, and adopted by a majority of the entire Board of Directors of the Corporation, and by a majority of the outstanding Common Stock and AMPS voting together as a single class and by a majority of the outstanding AMPS voting together as a separate class.
THIRD:            Except as amended, hereby, the Charter shall remain in full force and effect.
FOURTH:        The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.
FIFTH:             These Articles of Amendment shall be effective immediately upon the acceptance for recording or filing by the Maryland State Department of Assessments and Taxation.
The undersigned Vice President and Treasurer acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Vice President and Treasurer states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles of Amendment with respect to the authorization and approval of the amendment of the Corporation's Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.
IN WITNESS WHEREOF, MUNIYIELD MICHIGAN INSURED FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and Treasurer, a duly authorized officer of the Corporation, and attested by its Secretary as September 28, 1999.

MUNIYIELD MICHIGAN INSURED FUND, INC.

By	/s/ Donald C. Burke
	Name:	Donald C. Burke
	Title:	Vice President and Treasurer

Attest:

/s/ Alice A. Pellegrino
Name: Alice A. Pellegrino
Its: Secretary

MUNIYIELD MICHIGAN INSURED FUND, INC.

Articles Supplementary creating two series of

Auction Market Preferred Stock® ("AMPS®")

MUNIYIELD MICHIGAN INSURED FUND, INC., a Maryland corporation having its principal Maryland office in the City of Baltimore (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by article fifth of its Charter, the Board of Directors has reclassified 3,600 authorized and unissued shares of common stock of the Corporation as preferred stock of the Corporation and has authorized the issuance of two series of preferred stock, par value $.10 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, to be designated respectively: Auction Market Preferred Stock, Series B; and Auction Market Preferred Stock, Series C.
SECOND: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of each such series of preferred stock are as follows:

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DESIGNATION

Series B:  A series of 2,000 shares of preferred stock, par value $.10 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series B."  Each share of Auction Market Preferred Stock, Series B (sometimes referred to herein as "Series B AMPS") shall be issued on a date to be determined by the Board of Directors of the Corporation or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors of the Corporation or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Articles Supplementary.  The Auction Market Preferred Stock, Series B shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series B shall be identical.
Series C:  A series of 1,600 shares of preferred stock, par value $.10 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series C."  Each share of Auction Market Preferred Stock, Series C (sometimes referred to herein as "Series C AMPS") shall be issued on a date to be determined by the Board of Directors of the Corporation or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors of the Corporation or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Articles Supplementary.  The Auction

Market Preferred Stock, Series C shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series C shall be identical.
1.           Definitions. (a)     Unless the context or use indicates another or different
meaning or intent, in these Articles Supplementary the following terms have the following meanings, whether used in the singular or plural:
"'AA' Composite Commercial Paper Rate," on any date of determination, means (i) the Interest Equivalent of the rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or "Aa" by Moody's or the equivalent of such rating by another nationally recognized rating agency, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successors that are Commercial Paper Dealers, to the Auction Agent for the close of business on the Business Day immediately preceding such date.  If one of the Commercial Paper Dealers does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Corporation to provide such rate or rates not being supplied by the Commercial Paper Dealer.  If the number of Dividend Period days shall be (i) 7 or more but fewer than 49 days, such rate shall be the Interest Equivalent of the 30-day rate on such commercial paper; (ii) 49 or more but fewer than 70 days, such rate shall be the Interest Equivalent of the 60-day rate on such commercial paper;

(iii) 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the Interest Equivalent on the 60-day and 90-day rates on such commercial paper; (iv) 85 or more days but fewer than 99 days, such rate shall be the Interest Equivalent of the 90-day rate on such commercial paper; (v) 99 or more days but fewer than 120 days, such rate shall be the arithmetic average of the Interest Equivalent of the 90-day and 120-day rates on such commercial paper; (vi) 120 or more days but fewer than 141 days, such rate shall be the Interest Equivalent of the 120-day rate on such commercial paper; (vii) 141 or more days but fewer than 162 days, such rate shall be the arithmetic average of the Interest Equivalent of the 120-day and 180-day rates on such commercial paper; and (viii) 162 or more days but fewer than 183 days, such rate shall be the Interest Equivalent of the 180-day rate on such commercial paper.
"Accountant's Confirmation" has the meaning set forth in paragraph 7(c) of these Articles Supplementary.
"Additional Dividend" has the meaning set forth in paragraph 2(e) of these Articles Supplementary.
"Adviser" means the Corporation's investment adviser which initially shall be Fund Asset Management, L.P.
"Affiliate" means any Person, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successors, known to the Auction Agent to be controlled by, in control of, or under common control with, the Corporation.
"Agent Member" means a member of the Securities Depository that will act on behalf of a Beneficial Owner of one or more shares of AMPS or a Potential Beneficial Owner.
"AMPS" means, as the case may be, the Auction Market Preferred Stock, Series B; or the Auction Market Preferred Stock, Series C.

"AMPS Basic Maintenance Amount," as of any Valuation Date, means the dollar amount equal to (i) the sum of (A) the product of the number of shares of AMPS of each Series and Other AMPS Outstanding on such Valuation Date multiplied by the sum of (a) $25,000 and (b) any applicable redemption premium attributable to the designation of a Premium Call Period; (B) the aggregate amount of cash dividends (whether or not earned or declared) that will have accumulated for each share of AMPS and Other AMPS Outstanding, in each case, to (but not including) the end of the current Dividend Period for each series of AMPS that follows such Valuation Date in the event the then current Dividend Period will end within 49 calendar days of such Valuation Date or through the 49th day after such Valuation Date in the event the then current Dividend Period for each series of AMPS will not end within 49 calendar days of such Valuation Date; (C) in the event the then current Dividend Period will end within 49 calendar days of such Valuation Date, the aggregate amount of cash dividends that would accumulate at the Maximum Applicable Rate applicable to a Dividend Period of 28 or fewer days on any shares of AMPS and Other AMPS Outstanding from the end of such Dividend Period through the 49th day after such Valuation Date, multiplied by the larger of the Moody's Volatility Factor and the S&P Volatility Factor, determined from time to time by Moody's and S&P, respectively (except that if such Valuation Date occurs during a Non-Payment Period, the cash dividend for purposes of calculation would accumulate at the then current Non-Payment Period Rate); (D) the amount of anticipated expenses of the Corporation for the 90 days subsequent to such Valuation Date (including any premiums payable with respect to a Policy); (E) the amount of the Corporation's Maximum Potential Additional Dividend Liability as of such Valuation Date; and (F) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(E) (including, without limitation, and immediately upon determination, any amounts due and payable by the Corporation pursuant to repurchase agreements and any amounts payable for Michigan Municipal Bonds or Municipal Bonds purchased as of such Valuation Date) less (ii) either (A) the Discounted Value of any of the Corporation's assets, or (B) the face value of any of the Corporation's assets if such assets mature prior to or on the date of redemption of AMPS or payment of a liability and are either securities issued or guaranteed by the United States Government or Deposit Securities, in both cases irrevocably deposited by the Corporation for the payment of the amount needed to redeem shares of AMPS subject to redemption or to satisfy any of (i)(B) through (i)(F).  For Moody's and S&P, the Corporation shall include as a liability an amount calculated semi-annually equal to 150% of the estimated cost of obtaining other insurance guaranteeing the timely payment of interest on a Moody's Eligible Asset or S&P Eligible Asset and principal thereof to maturity with respect to Moody's Eligible Assets and S&P Eligible Assets that (i) are covered by a Policy which provides the Corporation with the option to obtain such other insurance and (ii) are discounted by a Moody's Discount Factor or a S&P Discount Factor, as the case may be, determined by reference to the insurance claims-paying ability rating of the issuer of such Policy.
"AMPS Basic Maintenance Cure Date," with respect to the failure by the Corporation to satisfy the AMPS Basic Maintenance Amount (as required by paragraph 7(a) of these Articles Supplementary) as of a given Valuation Date, means the sixth Business Day following such Valuation Date.
"AMPS Basic Maintenance Report" means a report signed by any of the President, Treasurer, any Senior Vice President or any Vice President of the Corporation which sets forth, as of the related Valuation Date, the assets of the Corporation, the Market Value and the

Discounted Value thereof (seriatim and in aggregate), and the AMPS Basic Maintenance Amount.
"Anticipation Notes" shall mean the following Michigan Municipal Bonds:  revenue anticipation notes, tax anticipation notes, tax and revenue anticipation notes, grant anticipation notes and bond anticipation notes.
"Applicable Percentage" has the meaning set forth in paragraph 10(a)(vii) of these Articles Supplementary.
"Applicable Rate" means the rate per annum at which cash dividends are payable on the AMPS or Other AMPS, as the case may be, for any Dividend Period.
"Auction" means a periodic operation of the Auction Procedures.
"Auction Agent" means The Bank of New York unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Directors of the Corporation or a duly authorized committee thereof enters into an agreement with the Corporation to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the AMPS and Other AMPS.
"Auction Procedures" means the procedures for conducting Auctions set forth in paragraph 10 of these Articles Supplementary.
"Beneficial Owner" means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of AMPS or a Broker-Dealer that holds AMPS for its own account.
"Broker-Dealer" means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in paragraph 10 of these Articles Supplementary, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.
"Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in paragraph 10 of these Articles Supplementary.
"Business Day" means a day on which the New York Stock Exchange, Inc. is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York are authorized or obligated by law to close.
"Charter" means the Articles of Incorporation, as amended and supplemented (including these Articles Supplementary), of the Corporation on file in the State Department of Assessments and Taxation of Maryland.
"Code" means the Internal Revenue Code of 1986, as amended.
"Commercial Paper Dealers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other commercial paper dealer or dealers as the Corporation may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.
"Common Stock" means the common stock, par value $.10 per share, of the Corporation. "Corporation" means MuniYield Michigan Insured Fund, Inc., a Maryland corporation.
"Date of Original Issue" means, with respect to any share of AMPS or Other AMPS, the date on which the Corporation originally issues such share.
"Deposit Securities" means cash and Michigan Municipal Bonds and Municipal Bonds rated at least A2 (having a remaining maturity of 12 months or less), P-1, VMIG-1 or MIG-1 by Moody's or A (having a remaining maturity of 12 months or less), A-1+ or SP-1+ by S&P.

"Discounted Value" means (i) with respect to an S&P Eligible Asset, the quotient of the Market Value thereof divided by the applicable S&P Discount Factor and (ii) with respect to a Moody's Eligible Asset, the lower of par and the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor.
"Dividend Payment Date," with respect to AMPS, has the meaning set forth in paragraph 2(b)(i) of these Articles Supplementary and, with respect to Other AMPS, has the equivalent meaning.
"Dividend Period" means the Initial Dividend Period, any 7-Day Dividend Period and any Special Dividend Period.
"Existing Holder" means a Broker-Dealer or any such other Person as may be permitted by the Corporation that is listed as the holder of record of shares of AMPS in the Stock Books.
"Fitch" means Fitch IBCA, Inc. or its successors.
"Forward Commitment" has the meaning set forth in paragraph 8(c) of these Articles Supplementary.
"Holder" means a Person identified as a holder of record of shares of AMPS in the Stock Register.
"Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Corporation, an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.
"Initial Dividend Payment Date" means the Initial Dividend Payment Date as determined by the Board of Directors of the Corporation with respect to each series of AMPS or Other AMPS, as the case may be.

"Initial Dividend Period," with respect to each series of AMPS, has the meaning set forth in paragraph 2(c)(i) of these Articles Supplementary and, with respect to Other AMPS, has the equivalent meaning.
"Initial Dividend Rate," with respect to each series of AMPS, means the rate per annum applicable to the Initial Dividend Period for each series of AMPS and, with respect to Other AMPS, has the equivalent meaning.
"Initial Margin" means the amount of cash or securities deposited with a broker as a margin payment at the time of purchase or sale of a futures contract.
"Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.
"Inverse Floaters" means trust certificates or other instruments evidencing interests in one or more Michigan Municipal Bonds that qualify as S&P Eligible Assets (and are not part of a private placement of Michigan Municipal Bonds and satisfy the issuer and original issue size or requirements of clause (vi) of the definition of S&P Eligible Assets) the interest rates on which are adjusted at short term intervals on a basis that is inverse to the simultaneous readjustment of the interest rates on corresponding floating rate trust certificates or other instruments issued by the same issuer, provided that the ratio of the aggregate dollar amount of floating rate instruments to inverse floating rate instruments issued by the same issuer does not exceed one to one at their time of original issuance unless the floating rate instruments have only one reset remaining until maturity.
"Long Term Dividend Period" means a Special Dividend Period consisting of a specified period of one whole year or more but not greater than five years.

"Mandatory Redemption Price" means $25,000 per share of AMPS plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption and excluding Additional Dividends.
"Marginal Tax Rate" means the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate, whichever is greater.
"Market Value" of any asset of the Corporation shall be the market value thereof determined by the Pricing Service.  Market Value of any asset shall include any interest accrued thereon.  The Pricing Service shall value portfolio securities at the quoted bid prices or the mean between the quoted bid and asked price or the yield equivalent when quotations are not readily available.  Securities for which quotations are not readily available shall be valued at fair value as determined by the Pricing Service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions.  The Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations.  In the event the Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids obtained by the Corporation from dealers who are members of the National Association of Securities Dealers, Inc. and who make a market in the security, at least one of which shall be in writing.  Futures contracts and options are valued at closing prices for such instruments established by the exchange or board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value on a consistent basis using methods determined in good faith by the Board of Directors.

"Maximum Applicable Rate," with respect to AMPS, has the meaning set forth in paragraph 10(a)(vii) of these Articles Supplementary and, with respect to Other AMPS, has the equivalent meaning.
"Maximum Potential Additional Dividend Liability," as of any Valuation Date, means the aggregate amount of Additional Dividends that would be due if the Corporation were to make Retroactive Taxable Allocations, with respect to any fiscal year, estimated based upon dividends paid and the amount of undistributed realized net capital gains and other taxable income earned by the Corporation, as of the end of the calendar month immediately preceding such Valuation Date and assuming such Additional Dividends are fully taxable.
"Michigan Municipal Bonds" means Municipal Bonds issued by or on behalf of the State of Michigan, its political subdivisions, agencies and instrumentalities and by other qualifying issuers that pay interest which, in the opinion of bond counsel to the issuer, is exempt from Federal and Michigan income taxes, and includes Inverse Floaters.
"Moody's" means Moody's Investors Service, Inc. or its successors.
"Moody's Discount Factor" means, for purposes of determining the Discounted Value of any Michigan Municipal Bond or Municipal Bond which constitutes a Moody's Eligible Asset, the percentage determined by reference to (a)(i) the rating by Moody's or S&P on such Bond or (ii) in the event the Moody's Eligible Asset is insured under a Policy and the terms of the Policy permit the Corporation, at its option, to obtain other insurance guaranteeing the timely payment of interest on such Moody's Eligible Asset and principal thereof to maturity, the Moody's insurance claims-paying ability rating of the issuer of the Policy or (iii) in the event the Moody's Eligible Asset is insured under an insurance policy which guarantees the timely payment of interest on such Moody's Eligible Asset and principal thereof to maturity, the Moody's insurance claims-paying ability rating of the issuer of the insurance policy (provided that for purposes of clauses (ii) and (iii) if the insurance claims-paying ability of an issuer of a Policy or insurance policy is not rated by Moody's but is rated by S&P, such issuer shall be deemed to have a Moody's insurance claims-paying ability rating which is two full categories lower than the S&P insurance claims-paying ability rating) and (b) the Moody's Exposure Period, in accordance with the table set forth below:
Moody's Exposure Period	Aaa*	Aa*	A*	Rating Category		VMIG-1**	SP-1+***
				Baa*	Other**
7 weeks or less	151%	159%	168%	202%	229%	136%	148%
8 weeks or less but greater than seven weeks	154	164	173	205	235	137	149
9 weeks or less but greater than eight weeks	158	169	179	209	242	138	150
________________________
*	Moody's rating.

**	Michigan Municipal Bonds and Municipal Bonds not rated by Moody's but rated BBB or BBB+ by S&P.

***
Michigan Municipal Bonds and Municipal Bonds rated MIG-1, VMIG-1 or P-1 or, if not rated by Moody's, rated SP-1+ or A-1+ by S&P which do not mature or have a demand feature at par exercisable within the Moody's Exposure Period and which do not have a long-term rating.  For the purposes of the definition of Moody's Eligible Assets, these securities will have an assumed rating of "A" by Moody's.

; provided, however, in the event a Moody's Discount Factor applicable to a Moody's Eligible Asset is determined by reference to an insurance claims-paying ability rating in accordance with clause (a)(ii) or (a)(iii), such Moody's Discount Factor shall be increased by an amount equal to 50% of the difference between (a) the percentage set forth in the foregoing table under the applicable rating category and (b) the percentage set forth in the foregoing table under the rating category which is one category lower than the applicable rating category.
Notwithstanding the foregoing, (i) a 102% Moody's Discount Factor will be applied to short-term Michigan Municipal Bonds and short-term Municipal Bonds, so long as such Michigan Municipal Bonds and Municipal Bonds are rated at least MIG-1, VMIG-1 or P-1 by Moody's and mature or have a demand feature at par exercisable within the Moody's Exposure

Period, and the Moody's Discount Factor for such Bonds will be 125% if such Bonds are not rated by Moody's but are rated A-1+ or SP-1+ or AA by S&P and mature or have a demand feature at par exercisable within the Moody's Exposure Period, and (ii) no Moody's Discount Factor will be applied to cash or to Receivables for Michigan Municipal Bonds or Municipal Bonds Sold.  "Receivables for Michigan Municipal Bonds or Municipal Bonds Sold," for purposes of calculating Moody's Eligible Assets as of any Valuation Date, means no more than the aggregate of the following:  (i) the book value of receivables for Michigan Municipal Bonds or Municipal Bonds sold as of or prior to such Valuation Date if such receivables are due within five Business Days of such Valuation Date, and if the trades which generated such receivables are (x) settled through clearing house firms with respect to which the Corporation has received prior written authorization from Moody's or (y) with counterparties having a Moody's long-term debt rating of at least Baa3; and (ii) the Moody's Discounted Value of Michigan Municipal Bonds or Municipal Bonds sold as of or prior to such Valuation Date which generated receivables, if such receivables are due within five Business Days of such Valuation Date but do not comply with either of conditions (x) or (y) of the preceding clause (i).
"Moody's Eligible Asset" means cash, Receivables for Michigan Municipal Bonds or Municipal Bonds Sold, a Michigan Municipal Bond or a Municipal Bond that (i) pays interest in cash, (ii) is publicly rated Baa or higher by Moody's or, if not rated by Moody's but rated by S&P, is rated at least BBB by S&P (provided that, for purposes of determining the Moody's Discount Factor applicable to any such S&P-rated Michigan Municipal Bond or S&P-rated Municipal Bond, such Michigan Municipal Bond or Municipal Bond (excluding any short-term Michigan Municipal Bond or Municipal Bond) will be deemed to have a Moody's rating which is one full rating category lower than its S&P rating), (iii) does not have its Moody's rating suspended by Moody's; and (iv) is part of an issue of Michigan Municipal Bonds or Municipal Bonds of at least $10,000,000.  In addition, Michigan Municipal Bonds and Municipal Bonds in the Corporation's portfolio must be within the following diversification requirements in order to be included within Moody's Eligible Assets:
Rating	Minimum Issue Size ($ Millions)	Maximum Underlying Obligor (%)(1)	Maximum Issue Type Concentration(%)(1)(3)	Maximum County Concentration(%)(1)(4)	Maximum State or Territory Concentration (1)(5)
Aaa	10	100	100	100	100
Aa	10	20	60	60	60
A	10	10	40	40	40
Bas	10	6	20	20	20
Other(2)	10	4	12	12	12
________________________
(1)	The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category.

(2)	Michigan Municipal Bonds and Municipal Bonds not rated by Moody's but rated BBB or BBB+ by S&P.

(3)	Does not apply to general obligation bonds.

(4)	Applicable to general obligation bonds only.

(5)
Does not apply to Michigan Municipal Bonds. Territorial bonds (other than those issued by Puerto Rico and counted collectively) are each limited to 10% of Moody's Eligible Assets.  For diversification purposes, Puerto Rico will be treated as a state.

For purposes of the maximum underlying obligor requirement described above, any Michigan Municipal Bond or Municipal Bond backed by the guaranty, letter of credit or insurance issued by a third party will be deemed to be issued by such third party if the issuance of such third party credit is the sole determinant of the rating on such Bond.  For purposes of the issue type concentration requirement described above, Michigan Municipal Bonds and Municipal Bonds will be classified within one of the following categories: health care issues (teaching and non-teaching hospitals, public and private), housing issues (single- and multi-family), educational facilities issues (public and private schools), student loan issues, resource recovery issues, transportation issues (mass transit, airport and highway bonds), industrial revenue/pollution control bond issues, utility issues (including water, sewer and electricity), general obligation issues, lease obligations/certificates of participation, escrowed bonds and other issues ("Other Issues") not falling within one of the aforementioned categories (includes special obligations to crossover, excise and sales tax revenue, recreation revenue, special assessment and telephone revenue bonds).  In no event shall (a) more than 10% of Moody's Eligible Assets consist of student loan issues, (b) more than 10% of Moody's Eligible Assets consist of resource recovery issues or (c) more than 10% of Moody's Eligible Assets consist of Other Issues.
When the Corporation sells a Michigan Municipal Bond or Municipal Bond and agrees to repurchase it at a future date, the Discounted Value of such Bond will constitute a Moody's Eligible Asset and the amount the Corporation is required to pay upon repurchase of such Bond will count as a liability for purposes of calculating the AMPS Basic Maintenance Amount.  For so long as the AMPS are rated by Moody's, the Corporation will not enter into any such reverse repurchase agreements unless it has received written confirmation from Moody's that such transactions would not impair the rating then assigned the AMPS by Moody's.  When the Corporation purchases a Michigan Municipal Bond or Municipal Bond and agrees to sell it at a future date to another party, cash receivable by the Corporation thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such Bond will constitute a Moody's Eligible Asset.
Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset if it is (i) held in a margin account, (ii) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind, (iii) held for the purchase of a security pursuant to a Forward Commitment or (iv) irrevocably deposited by the Corporation for the payment of dividends or redemption.
"Moody's Exposure Period" means a period that is the same length or longer than the number of days used in calculating the cash dividend component of the AMPS Basic

Maintenance Amount and shall initially be the period commencing on and including a given Valuation Date and ending 48 days thereafter.
"Moody's Hedging Transactions" has the meaning set forth in paragraph 8(b) of these Articles Supplementary.
"Moody's Volatility Factor" means 272% as long as there has been no increase enacted to the Marginal Tax Rate.  If such an increase is enacted but not yet implemented, the Moody's Volatility Factor shall be as follows:
% Change in Marginal Tax Rate	Moody's Volatility Factor
≤5%	292%
>5% but ≤10%	313%
>10% but ≤1.5%	338%
>15% but ≤20%	364%
>20% but ≤25%	396%
>25% but ≤30%	432%
>30% but ≤35%	472%
>35% but ≤40%	520%

Notwithstanding the foregoing, the Moody's Volatility Factor may mean such other potential dividend rate increase factor as Moody's advises the Corporation in writing is applicable.
"Municipal Bonds" means "Municipal Bonds" as defined in the Corporation's Registration Statement on Form N-14 (File No. 333-88449) relating to the AMPS on file with the Securities and Exchange Commission, as such Registration Statement may be amended from time to time, as well as short-term municipal obligations and Inverse Floaters.
"Municipal Index" has the meaning set forth in paragraph 8(a) of these Articles Supplementary.
"1940 Act" means the Investment Company Act of 1940, as amended from time to time.
"1940 Act AMPS Asset Coverage" means asset coverage, as defined in section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Corporation which are stock, including all outstanding shares of AMPS and Other AMPS (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of paying dividends on its common stock).
"1940 Act Cure Date," with respect to the failure by the Corporation to maintain the 1940 Act AMPS Asset Coverage (as required by paragraph 6 of these Articles Supplementary) as of the last Business Day of each month, means the last Business Day of the following month.
"Non-Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions".
"Non-Payment Period" means, with respect to each series of AMPS, any period commencing on and including the day on which the Corporation shall fail to (i) declare, prior to the close of business on the second Business Day preceding any Dividend Payment Date, for payment on or (to the extent permitted by paragraph 2(c)(i) of these Articles Supplementary) within three Business Days after such Dividend Payment Date to the Holders as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on shares of AMPS payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Auction Agent by 12:00 noon, New York City time, (A) on such Dividend Payment Date the full amount of any cash dividend on such shares payable (if declared) on such Dividend Payment Date or (B) on any redemption date for any shares of AMPS called for redemption, the Mandatory Redemption Price per share of such AMPS or, in the case of an optional redemption, the Optional Redemption Price per share, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid cash dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that, a Non-Payment

Period shall not end unless the Corporation shall have given at least five days' but no more than 30 days' written notice of such deposit or availability to the Auction Agent, all Existing Holders (at their addresses appearing in the Stock Books) and the Securities Depository.  Notwithstanding the foregoing, the failure by the Corporation to deposit funds as provided for by clauses (ii)(A) or (ii)(B) above within three Business Days after any Dividend Payment Date or redemption date, as the case may be, in each case to the extent contemplated by paragraph 2(c)(i) of these Articles Supplementary, shall not constitute a "Non-Payment Period."
"Non-Payment Period Rate" means, initially, 200% of the applicable Reference Rate (or 275% of such rate if the Corporation has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend pursuant to paragraph 2(f) hereof that net capital gains or other taxable income will be included in such dividend on shares of AMPS), provided that the Board of Directors of the Corporation shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Directors of the Corporation determines and Moody's and S&P (and any Substitute Rating Agency in lieu of Moody's or S&P in the event either of such parties shall not rate the AMPS) advise the Corporation in writing that such adjustment, modification, alteration or change will not adversely affect their then-current ratings on the AMPS.
"Normal Dividend Payment Date" has the meaning set forth in paragraph 2(b)(i) of these Articles Supplementary.
"Notice of Redemption" means any notice with respect to the redemption of shares of AMPS pursuant to paragraph 4 of these Articles Supplementary.
"Notice of Revocation" has the meaning set forth in paragraph 2(c)(iii) of these Articles Supplementary.

"Notice of Special Dividend Period" has the meaning set forth in paragraph 2(c)(iii) of these Articles Supplementary.
"Optional Redemption Price" means $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption and excluding Additional Dividends plus any applicable redemption premium attributable to the designation of a Premium Call Period.
"Other AMPS" means the auction rate preferred stock of the Corporation, other than the AMPS.
"Outstanding" means, as of any date (i) with respect to AMPS, shares of AMPS theretofore issued by the Corporation except, without duplication, (A) any shares of AMPS theretofore cancelled or delivered to the Auction Agent for cancellation, or redeemed by the Corporation, or as to which a Notice of Redemption shall have been given and Deposit Securities shall have been deposited in trust or segregated by the Corporation pursuant to paragraph 4(c) and (B) any shares of AMPS as to which the Corporation or any Affiliate thereof shall be a Beneficial Owner, provided that shares of AMPS held by an Affiliate shall be deemed outstanding for purposes of calculating the AMPS Basic Maintenance Amount and (ii) with respect to shares of other Preferred Stock, has the equivalent meaning.
"Parity Stock" means the AMPS and each other outstanding series of Preferred Stock the holders of which, together with the holders of the AMPS, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to the full respective preferential amounts to which they are entitled, without preference or priority one over the other.

"Person" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.
"Policy" means an insurance policy purchased by the Corporation which guarantees the payment of principal and interest on specified Michigan Municipal Bonds or Municipal Bonds during the period in which such Michigan Municipal Bonds or Municipal Bonds are owned by the Corporation; provided, however, that, as long as the AMPS are rated by Moody's and S&P, the Corporation will not obtain any Policy unless Moody's and S&P advise the Corporation in writing that the purchase of such Policy will not adversely affect their then-current rating on the AMPS.
"Potential Beneficial Owner" means a customer of a Broker-Dealer or a Broker-Dealer that is not a Beneficial Owner of shares of AMPS but that wishes to purchase such shares, or that is a Beneficial Owner that wishes to purchase additional shares of AMPS.
"Potential Holder" means any Broker-Dealer or any such other Person as may be permitted by the Corporation, including any Existing Holder, who may be interested in acquiring shares of AMPS (or, in the case of an Existing Holder, additional shares of AMPS).
"Preferred Stock" means the preferred stock of the Corporation, and includes AMPS and Other AMPS.
"Premium Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."
"Pricing Service" means J.J. Kenny or any pricing service designated by the Board of Directors of the Corporation provided the Corporation obtains written assurance from S&P and

Moody's that such designation will not impair the rating then assigned by S&P and Moody's to the AMPS.
"Quarterly Valuation Date" means the twenty-first day of the last month of each fiscal quarter of the Corporation (or, if such day is not a Business Day, the next succeeding Business Day) in each fiscal year of the Corporation, commencing April 21, 2000.
"Receivables for Michigan Municipal Bonds Sold" has the meaning set forth under the definition of S&P Discount Factor.
"Receivables for Michigan Municipal Bonds or Municipal Bonds Sold" has the meaning set forth under the definition of Moody's Discount Factor.
"Reference Rate" means: (i) with respect to a Dividend Period or a Short Term Dividend Period having 28 or fewer days, the higher of the applicable "AA" Composite Commercial Paper Rate and the Taxable Equivalent of the Short-Term Municipal Bond Rate, (ii) with respect to any Short Term Dividend Period having more than 28 but fewer than 183 days, the applicable "AA" Composite Commercial Paper Rate, (iii) with respect to any Short Term Dividend Period having 183 or more but fewer than 364 days, the applicable U.S. Treasury Bill Rate and (iv) with respect to any Long Term Dividend Period, the applicable U.S. Treasury Note Rate.
"Request for Special Dividend Period" has the meaning set forth in paragraph 2(c)(iii) of these Articles Supplementary.
"Response" has the meaning set forth in paragraph 2(c)(iii) of these Articles Supplementary.
"Retroactive Taxable Allocation" has the meaning set forth in paragraph 2(e) of these Articles Supplementary.

"Right," with respect to each series of AMPS, has the meaning set forth in paragraph 2(e) of these Articles Supplementary and, with respect to Other AMPS, has the equivalent meaning.
"S&P" means Standard & Poor's, a division of The McGraw Hill Companies, Inc. or its successors.
"S&P Discount Factor" means, for purposes of determining the Discounted Value of any Michigan Municipal Bond which constitutes an S&P Eligible Asset, the percentage determined by reference to (a)(i) the rating by S&P, Moody's or Fitch on such Bond or (ii) in the event the Michigan Municipal Bond is insured under a Policy and the terms of the Policy permit the Corporation, at its option, to obtain other permanent insurance guaranteeing the timely payment of interest on such Michigan Municipal Bond and principal thereof to maturity, the S&P insurance claims-paying ability rating of the issuer of the Policy or (iii) in the event the Michigan Municipal Bond is insured under an insurance policy which guarantees the timely payment of interest on such Michigan Municipal Bond and principal thereof to maturity, the S&P insurance claims-paying ability rating of the issuer of the insurance policy and (b) the S&P Exposure Period, in accordance with the tables set forth below:
For Michigan Municipal Bonds:
	Rating Category
S&P Exposure Period	AAA*	AA*	A*	BBB*
45 Business Days	215%	220%	235	275%
25 Business Days	195	200	215	255
10 Business Days	180	185	200	240
7 Business Days	175	180	195	235
3 Business Days	155	160	175	215
________________________
*	S&P rating.

Notwithstanding the foregoing, (i) the S&P Discount Factor for short-term Michigan Municipal Bonds will be 115%, so long as such Michigan Municipal Bonds are rated A-1+ or SP-1+ by S&P and mature or have a demand feature exercisable in 30 days or less, or 120% so long as such Michigan Municipal Bonds are rated A-1 or SP-1 by S&P and mature or have a demand feature exercisable in 30 days or less, or 125% if such Michigan Municipal Bonds are not rated by S&P but are rated VMIG-1, P-1 or MIG-1 by Moody's or F-1+ by Fitch; provided, however, such short-term Michigan Municipal Bonds rated by Moody's or Fitch but not rated by S&P having a demand feature exercisable in 30 days or less must be backed by a letter of credit, liquidity facility or guarantee from a bank or other financial institution having a short-term rating of at least A-1+ from S&P; and further provided that such short-term Michigan Municipal Bonds rated by Moody's or Fitch but not rated by S&P may comprise no more than 50% of short-term Michigan Municipal Bonds that qualify as S&P Eligible Assets, (ii) the S&P Discount Factor for Receivables for Michigan Municipal Bonds Sold that are due in more than five Business Days from such Valuation Date will be the S&P Discount Factor applicable to the Michigan Municipal Bonds sold, and (iii) no S&P Discount Factor will be applied to cash or to Receivables for Michigan Municipal Bonds Sold if such receivables are due within five Business Days of such Valuation Date. "Receivables for Michigan Municipal Bonds Sold," for purposes of calculating S&P Eligible Assets as of any Valuation Date, means the book value of receivables for Michigan Municipal Bonds sold as of or prior to such Valuation Date. The Corporation may adopt S&P Discount Factors for Municipal Bonds other than Michigan Municipal Bonds provided that S&P advises the Corporation in writing that such action will not adversely affect its then current rating on the AMPS. For purposes of the foregoing, Anticipation Notes rated SP-1 or, if not rated by S&P, rated VMIG-1 by Moody's or F-l+ by Fitch, which do not mature or have a demand feature exercisable in 30 days and which do not have a long-term rating, shall be considered to be short-term Michigan Municipal Bonds.

"S&P Eligible Asset" means cash, Receivables for Michigan Municipal Bonds Sold or a Michigan Municipal Bond that (i) is interest bearing and pays interest at least semi-annually; (ii) is payable with respect to principal and interest in United States Dollars; (iii) is publicly rated BBB or higher by S&P or, except in the case of Anticipation Notes that are grant anticipation notes or bond anticipation notes which must be rated by S&P to be included in S&P Eligible Assets, if not rated by S&P but rated by Moody's or Fitch, is rated at least A by Moody's or Fitch (provided that such Moody's-rated or Fitch-rated Michigan Municipal Bonds will be included in S&P Eligible Assets only to the extent the Market Value of such Michigan Municipal Bonds does not exceed 50% of the aggregate Market Value of the S&P Eligible Assets; and further provided that, for purposes of determining the S&P Discount Factor applicable to any such Moody's-rated or Fitch-rated Michigan Municipal Bond, such Michigan Municipal Bond will be deemed to have an S&P rating which is one full rating category lower than its Moody's rating or Fitch rating); (iv) is not subject to a covered call or covered put option written by the Corporation; (v) except for Inverse Floaters, is not part of a private placement of Michigan Municipal Bonds; and (vi) except for Inverse Floaters, is part of an issue of Michigan Municipal Bonds with an original issue size of at least $10 million or, if of an issue with an original issue size below $10 million (but in no event below $5 million), is either (a) issued by an issuer with a total of at least $25 million of securities outstanding, or (b) rated at least A by S&P with all such Michigan Municipal Bonds not constituting more than 20% of the aggregate Market Value of S&P Eligible Assets. Notwithstanding the foregoing:
(1)           Michigan Municipal Bonds of any one issuer or guarantor (excluding bond insurers) will be considered S&P Eligible Assets only to the extent the Market Value of such Michigan Municipal Bonds does not exceed 10% of the aggregate Market Value of the S&P Eligible Assets, provided that 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Michigan Municipal Bonds exceeds 5% of the aggregate Market Value of the S&P Eligible Assets;
(2)           Michigan Municipal Bonds of any one issue type category (as described below) will be considered S&P Eligible Assets only to the extent the Market Value of such Bonds does not exceed 25% of the aggregate Market Value of S&P Eligible Assets, except that Michigan Municipal Bonds falling within the utility issue type category will be broken down into three sub-categories (as described below) and such Michigan Municipal Bonds will be considered S&P Eligible Assets to the extent the Market Value of such Bonds in each such subcategory does not exceed 25% of the aggregate Market Value of S&P Eligible Assets and the Market Value of such Bonds in all three sub-categories combined does not exceed 60% of the aggregate Market Value of S&P Eligible Assets, except that Michigan Municipal Bonds falling within the transportation issue type category will be broken down into two sub-categories (as described below) and such Michigan Municipal Bonds will be considered S&P Eligible Assets to the extent the Market Value of such Bonds in both sub-categories combined (as described below) does not exceed 40% of the aggregate Market Value of S&P Eligible Assets and except that Michigan Municipal Bonds falling within the general obligation issue type category will be considered S&P Eligible Assets to the extent the Market Value of such Bonds does not exceed 50% of the aggregate Market Value of S&P Eligible Assets. For purposes of the issue type category requirement described above, Michigan Municipal Bonds will be classified within one of the following categories: health care issues, housing issues, educational facilities issues, student loan issues, transportation issues, industrial development bond issues, utility issues, general obligation issues, lease obligations, escrowed bonds and other issues not falling within one of the aforementioned categories. The general obligation issue type category includes any issuer that is directly or indirectly guaranteed by the State of Michigan or its political subdivisions. Utility issuers are included in the general obligation issue type category if the issuer is directly or indirectly guaranteed by the State of Michigan or its political subdivisions. For purposes of the issue type category requirement described above, Michigan Municipal Bonds in the utility issue type category will be classified within one of the three following sub-categories: (i) electric, gas and combination issues (if the combination issue includes an electric issue), (ii) water and sewer utilities and combination issues (if the combination issue does not include an electric issue), and (iii) irrigation, resource recovery, solid waste and other utilities, provided that Michigan Municipal Bonds included in this sub-category (iii) must be rated by S&P in order to be included in S&P Eligible Assets. For purposes of the issue type category requirement described above, Michigan Municipal Bonds in the transportation issue type category will be classified within one of the two following sub-categories: (i) streets and highways, toll roads, bridges and tunnels, airports and multi-purpose port authorities (multiple revenue streams generated by toll roads, airports, real estate, bridges), (ii) mass transit, parking, seaports and others. Exposure to transportation sub-category (i) is limited to 25% of the aggregate Market Value of S&P Eligible Assets, provided, however, exposure to transportation sub-category (i) can exceed the 25% limit to the extent that exposure to transportation sub-category (ii) is reduced, for a total exposure up to and not exceeding 40% of the aggregate Market Value of S&P Eligible Assets for the transportation issue type category; and
(3)           Michigan Municipal Bonds which are escrow bonds or defeased bonds may compose up to 100% of the aggregate Market Value of S&P Eligible Assets if such Bonds initially are assigned a rating by S&P in accordance with S&P's legal defeasance criteria or rerated by S&P as economic defeased escrow bonds and assigned an AAA rating. Michigan Municipal Bonds may be rated as escrow bonds by another nationally recognized rating agency or rerated as an escrow bond and assigned the equivalent of an S&P AAA rating, provided that such equivalent rated Bonds are limited to 50% of the aggregate Market Value of S&P Eligible Assets and are deemed to have an AA S&P rating for purposes of determining the S&P Discount Factor applicable to such Michigan Municipal Bonds. The limitations on Michigan Municipal Bonds of any one issuer in clause (1) above is not applicable to escrow bonds, however, economically defeased bonds that are either initially rate or rerated by S&P or another nationally recognized rating agency and assigned the same rating level as the issuer of the Bonds will remain in its original issue type category set forth in clause (2) above. Michigan Municipal Bonds that are legally defeased and secured by securities issued or guaranteed by the United States Government are not required to meet the minimum issuance size requirement set forth above.
The Corporation may include Municipal Bonds other than Michigan Municipal Bonds as S&P Eligible Assets pursuant to guidelines and restrictions to be established by S&P provided that S&P advises the Corporation in writing that such action will not adversely affect its then current rating on the AMPS.

"S&P Exposure Period" means the maximum period of time following a Valuation Date, including the Valuation Date and the AMPS Basic Maintenance Cure Date, that the Corporation has under these Articles Supplementary to cure any failure to maintain, as of such Valuation Date, the Discounted Value for its portfolio at least equal to the AMPS Basic Maintenance Amount (as described in paragraph 7(a) of these Articles Supplementary).
"S&P Hedging Transactions" has the meaning set forth in paragraph 8(a) of these Articles Supplementary.
"S&P Volatility Factor" means 277% or such other potential dividend rate increase factor as S&P advises the Corporation in writing is applicable.
"Securities Depository" means The Depository Trust Company or any successor company or other entities elected by the Corporation as securities depository for the shares of AMPS that agrees to follow the procedures required to be followed by such securities depository in connection with the shares of AMPS.
"Service" means the United States Internal Revenue Service.
"7-Day Dividend Period" means a Dividend Period consisting of seven days.
"Short Term Dividend Period" means a Special Dividend Period consisting of a specified number of days (other than seven) evenly divisible by seven and not fewer than seven nor more than 364.
"Special Dividend Period" means a Dividend Period consisting of (i) a specified number of days (other than seven), evenly divisible by seven and not fewer than seven nor more than 364 or (ii) a specified period of one whole year or more but not greater than five years (in each case subject to adjustment as provided in paragraph 2(b)(i)).

"Specific Redemption Provisions" means, with respect to a Special Dividend Period either, or any combination of, (i) a period (a "Non-Call Period") determined by the Board of Directors of the Corporation, after consultation with the Auction Agent and the Broker-Dealers, during which the shares of AMPS subject to such Dividend Period shall not be subject to redemption at the option of the Corporation and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Directors of the Corporation, after consultation with the Auction Agent and the Broker-Dealers, during each year of which the shares of AMPS subject to such Dividend Period shall be redeemable at the Corporation's option at a price per share equal to $25,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $25,000, as determined by the Board of Directors of the Corporation after consultation with the Auction Agent and the Broker-Dealers.
"Stock Books" means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders of the AMPS.
"Stock Register" means the register of Holders maintained on behalf of the Corporation by the Auction Agent in its capacity as transfer agent and registrar for the AMPS.
"Subsequent Dividend Period," with respect to AMPS, has the meaning set forth in paragraph 2(c)(i) of these Articles Supplementary and, with respect to Other AMPS, has the equivalent meaning.
"Substitute Commercial Paper Dealers" means such Substitute Commercial Paper Dealer or Dealers as the Corporation may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.
"Substitute Rating Agency" and "Substitute Rating Agencies" mean a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations, respectively, selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and successors, after consultation with the Corporation, to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the shares of AMPS.
"Taxable Equivalent of the Short-Term Municipal Bond Rate" on any date means 90% of the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the Kenny S&P 30-day High Grade Index (the "Kenny Index") or any successor index, made available for the Business Day immediately preceding such date but in any event not later than 8:30 A.M., New York City time, on such date by Kenny Information Systems Inc. or any successor thereto, based upon 30-day yield evaluations at par of bonds the interest on which is excludable for regular Federal income tax purposes under the Code of "high grade" component issuers selected by Kenny Information Systems Inc. or any such successor from time to time in its discretion, which component issuers shall include, without limitation, issuers of general obligation bonds but shall exclude any bonds the interest on which constitutes an item of tax preference under Section 57(a)(5) of the Code, or successor provisions, for purposes of the "alternative minimum tax," divided by (B) 1.00 minus the Marginal Tax Rate (expressed as a decimal); provided, however, that if the Kenny Index is not made so available by 8:30 A.M., New York City time, on such date by Kenny Information Systems Inc. or any successor, the Taxable Equivalent of the Short-Term Municipal Bond Rate shall mean the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the most recent Kenny Index so made available for any preceding Business Day, divided by (B) 1.00 minus the Marginal Tax Rate (expressed as a decimal). The Corporation may not utilize a successor index to the Kenny Index unless Moody's and S&P provide the Corporation with written confirmation that the use of such successor index will not adversely affect the then-current respective Moody's and S&P ratings of the AMPS.
"Treasury Bonds" has the meaning set forth in paragraph 8(a) of these Articles Supplementary.
"U.S. Treasury Bill Rate" on any date means (i) the Interest Equivalent of the rate on the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Bill Rate on such date. "Alternate Treasury Bill Rate" on any date means the Interest Equivalent of the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as determined by bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.
"U.S. Treasury Note Rate" on any date means (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Note Rate on such date. "Alternate Treasury Note Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as determined by the bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.
"Valuation Date" means, for purposes of determining whether the Corporation is maintaining the AMPS Basic Maintenance Amount, each Business Day commencing with the Date of Original Issue.
"Variation Margin" means, in connection with an outstanding futures contract owned or sold by the Corporation, the amount of cash or securities paid to or received from a broker (subsequent to the Initial Margin payment) from time to time as the price of such futures contract fluctuates.
(b)           The foregoing definitions of Accountant's Confirmation, AMPS Basic Maintenance Amount, AMPS Basic Maintenance Cure Date, AMPS Basic Maintenance Report, Deposit Securities, Discounted Value, Independent Accountant, Initial Margin, Inverse Floaters, Market Value, Maximum Potential Additional Dividend Liability, Moody's Discount Factor, Moody's Eligible Asset, Moody's Exposure Period, Moody's Hedging Transactions, Moody's Volatility Factor, S&P Discount Factor, S&P Eligible Asset, S&P Exposure Period, S&P Hedging Transactions, S&P Volatility Factor, Valuation Date and Variation Margin have been determined by the Board of Directors of the Corporation in order to obtain a "aaa" rating from Moody's and a AAA rating from S&P on the AMPS on their Date of Original Issue; and the Board of Directors of the Corporation shall have the authority, without shareholder approval, to amend, alter or repeal from time to time the foregoing definitions and the restrictions and guidelines set forth thereunder if Moody's and S&P or any Substitute Rating Agency advises the

Corporation in writing that such amendment, alteration or repeal will not adversely affect their then current ratings on the AMPS.
2.           Dividends. (a) The Holders shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, cumulative dividends each consisting of (i) cash at the Applicable Rate, (ii) a Right to receive cash as set forth in paragraph 2(e) below, and (iii) any additional amounts as set forth in paragraph 2(f) below, and no more, payable on the respective dates set forth below. Dividends on the shares of AMPS so declared and payable shall be paid (1) in preference to and in priority over any dividends declared and payable on the Common Stock, and (ii) to the extent permitted under the Code and to the extent available, out of net tax-exempt income earned on the Corporation's investments. To the extent permitted under the Code, dividends on shares of AMPS will be designated as exempt-interest dividends. For the purposes of this section, the term "net tax-exempt income" shall exclude capital gains of the Corporation.
(b) (i) Cash dividends on shares of AMPS shall accumulate from the Date of Original Issue and shall be payable, when, as and if declared by the Board of Directors, out of funds legally available therefor, commencing on the Initial Dividend Payment Date with respect to each series of AMPS. Following the Initial Dividend Payment Date for each series of AMPS, dividends on each series of AMPS will be payable, at the option of the Corporation, either (i) with respect to any 7-Day Dividend Period and any Short Term Dividend Period of 35 or fewer days, on the day next succeeding the last day thereof or (ii) with respect to any Short Term Dividend Period of more than 35 days and with respect to any Long Term Dividend Period, monthly on the first Business Day of each calendar month during such Short Term Dividend Period or Long Term Dividend Period and on the day next succeeding the last day thereof (each such date referred to in clause (i) or (ii) being herein referred to as a "Normal Dividend Payment Date"), except that if such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exceptions discussed above, the next succeeding Dividend Payment Date, subject to such exceptions, will occur on the next following originally scheduled date. If for any reason a Dividend Payment Date cannot be fixed as described above, then the Board of Directors shall fix the Dividend Payment Date. The Board of Directors by resolution prior to authorization of a dividend by the Board of Directors may change a Dividend Payment Date if such change does not adversely affect the contract rights of the Holders of shares of AMPS set forth in the Charter. The Initial Dividend Period, 7-Day Dividend Periods and Special Dividend Periods are hereinafter sometimes referred to as Dividend Periods. Each dividend payment date determined as provided above is hereinafter referred to as a "Dividend Payment Date."
(ii) Each dividend shall be paid to the Holders as they appear in the Stock Register as of 12:00 noon, New York City time, on the Business Day preceding the Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as they appear on the Stock Register on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Directors of the Corporation.
(c)           (i)           During the period from and including the Date of Original Issue to but excluding the Initial Dividend Payment Date for each series of AMPS (the "Initial Dividend Period"), the Applicable Rate shall be the Initial Dividend Rate. Commencing on the Initial

Dividend Payment Date for each series of AMPS, the Applicable Rate for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period"), which Subsequent Dividend Period shall commence on and include a Dividend Payment Date and shall end on and include the calendar day prior to the next Dividend Payment Date (or last Dividend Payment Date in a Dividend Period if there is more than one Dividend Payment Date), shall be equal to the rate per annum that results from implementation of the Auction Procedures.
The Applicable Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; and each Dividend Period, commencing after the first day of, and during, a Non-Payment Period shall be a 7-Day Dividend Period in the case of each series of AMPS. Except in the case of the willful failure of the Corporation to pay a dividend on a Dividend Payment Date or to redeem any shares of AMPS on the date set for such redemption, any amount of any dividend due on any Dividend Payment Date (if, prior to the close of business on the second Business Day preceding such Dividend Payment Date, the Corporation has declared such dividend payable on such Dividend Payment Date to the Holders of such shares of AMPS as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any shares of AMPS not paid to such Holders when due may be paid to such Holders in the same form of funds by 12:00 noon, New York City time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that, such amount is accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365. In the case of a willful failure of the Corporation to pay a dividend on a Dividend Payment Date or to redeem any shares of AMPS on the date set for such redemption, the preceding sentence shall not apply and the Applicable Rate for the Dividend Period commencing during the Non-Payment Period resulting from such failure shall be the Non-Payment Period Rate. For the purposes of the foregoing, payment to a person in same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York Clearing House (next-day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, New York City time, on the next Business Day.
(ii) The amount of cash dividends per share of any series of AMPS payable (if declared) on the Initial Dividend Payment Date, each 7-Day Dividend Period and each Dividend Payment Date of each Short Term Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be the number of days in such Dividend Period or part thereof that such share was outstanding and the denominator of which will be 365, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Long Term Dividend Period, the amount of cash dividends per share of AMPS payable (if declared) on any Dividend Payment Date shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be such number of days in such part of such Dividend Period that such share was outstanding and for which dividends are payable on such Dividend Payment Date and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent.
(iii) With respect to each Dividend Period that is a Special Dividend Period, the Corporation may, at its sole option and to the extent permitted by law, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, request that the next succeeding Dividend Period for a series of AMPS be a number of days (other than seven), evenly divisible by seven, and not fewer than seven nor more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that the Corporation may not give a Request for Special Dividend Period of greater than 28 days (and any such request shall be null and void) unless, for any Auction occurring after the initial Auction, Sufficient Clearing Bids were made in the last occurring Auction and unless full cumulative dividends, any amounts due with respect to redemptions, and any Additional Dividends payable prior to such date have been paid in full. Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the second Business Day but not more than seven Business Days prior to an Auction Date for a series of AMPS and, in the case of a Long Term Dividend Period, shall be given on or prior to the second Business Day but not more than 28 days prior to an Auction Date for the AMPS. Upon receiving such Request for Special Dividend Period, the Broker-Dealer(s) shall jointly determine whether, given the factors set forth below, it is advisable that the Corporation issue a Notice of Special Dividend Period for the AMPS as contemplated by such Request for Special Dividend Period and the Optional Redemption Price of the AMPS during such Special Dividend Period and the Specific Redemption Provisions and shall give the Corporation and the Auction Agent written notice (a "Response") of such determination by no later than the second Business Day prior to such Auction Date. In making such determination the Broker-Dealer(s) will consider (1) existing short-term and long-term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities, (3) existing yield curves for short-term and long-term securities comparable to the AMPS, (4) industry and financial conditions which may affect the AMPS, (5) the investment objective of the Corporation, and (6) the Dividend Periods and dividend rates at which current and potential beneficial holders of the AMPS would remain or become beneficial holders. If the Broker-Dealer(s) shall not give the Corporation and the Auction Agent a Response by such second Business Day or if the Response states that given the factors set forth above it is not advisable that the Corporation give a Notice of Special Dividend Period for the series of AMPS, the Corporation may not give a Notice of Special Dividend Period in respect of such Request for Special Dividend Period. In the event the Response indicates that it is advisable that the Corporation give a Notice of Special Dividend Period for the series of AMPS, the Corporation may by no later than the second Business Day prior to such Auction Date give a notice (a "Notice of Special Dividend Period") to the Auction Agent, the Securities Depository and each Broker-Dealer which notice will specify (i) the duration of the Special Dividend Period, (ii) the Optional Redemption Price as specified in the related Response and (iii) the Specific Redemption Provisions, if any, as specified in the related Response. The Corporation also shall provide a copy of such Notice of Special Dividend Period to Moody's and S&P. The Corporation shall not give a Notice of Special Dividend Period and, if the Corporation has given a Notice of Special Dividend Period, the Corporation is required to give telephonic and written notice of its revocation (a "Notice of Revocation") to the Auction Agent, each Broker-Dealer, and the Securities Depository on or prior to the Business Day prior to the relevant Auction Date if (x) either the 1940 Act AMPS Asset Coverage is not satisfied or the Corporation shall fail to maintain S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value at least equal to the AMPS Basic Maintenance Amount, in each case on each of the two

Valuation Dates immediately preceding the Business Day prior to the relevant Auction Date on an actual basis and on a pro forma basis giving effect to the proposed Special Dividend Period (using as a pro forma dividend rate with respect to such Special Dividend Period the dividend rate which the Broker-Dealers shall advise the Corporation is an approximately equal rate for securities similar to the AMPS with an equal dividend period), provided that, in calculating the aggregate Discounted Value of Moody's Eligible Assets for this purpose, the Moody's Exposure Period shall be deemed to be one week longer, (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been irrevocably deposited with the Auction Agent by the close of business on the third Business Day preceding the related Auction Date or (z) the Broker-Dealer(s) jointly advise the Corporation that after consideration of the factors listed above they have concluded that it is advisable to give a Notice of Revocation. The Corporation also shall provide a copy of such Notice of Revocation to Moody's and S&P. If the Corporation is prohibited from giving a Notice of Special Dividend Period as a result of any of the factors enumerated in clause (x), (y) or (z) above or if the Corporation gives a Notice of Revocation with respect to a Notice of Special Dividend Period for any series of AMPS, the next succeeding Dividend Period will be a 7-Day Dividend Period. In addition, in the event Sufficient Clearing Bids are not made in the applicable Auction or such Auction is not held for any reason, such next succeeding Dividend Period will be a 7-Day Dividend Period and the Corporation may not again give a Notice of Special Dividend Period for the AMPS (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a 7-Day Dividend Period.
(d)           (i)           Holders shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends and applicable late charges, as herein provided, on the shares of AMPS (except for Additional Dividends as provided in paragraph 2(e) hereof and additional payments as provided in paragraph 2(f) hereof). Except for the late charge payable pursuant to paragraph 2(c)(i) hereof, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of AMPS that may be in arrears.
(ii)           For so long as any share of AMPS is Outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other stock, if any, ranking junior to the shares of AMPS as to dividends or upon liquidation) in respect of the Common Stock or any other stock of the Corporation ranking junior to or on a parity with the shares of AMPS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of the Common Stock or any other such junior stock (except by conversion into or exchange for stock of the Corporation ranking junior to the shares of AMPS as to dividends and upon liquidation) or any other such Parity Stock (except by conversion into or exchange for stock of the Corporation ranking junior to or on a parity with the shares of AMPS as to dividends and upon liquidation), unless (A) immediately after such transaction, the Corporation shall have S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount and the Corporation shall maintain the 1940 Act AMPS Asset Coverage, (B) full cumulative dividends on shares of AMPS and shares of Other AMPS due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent, (C) any Additional Dividend required to be paid under paragraph 2(e) below on or before the date of such declaration or payment has been paid and (D) the Corporation has redeemed the full number of shares of AMPS required to be redeemed by any provision for mandatory redemption contained herein.
(e)           Each dividend shall consist of (i) cash at the Applicable Rate, (ii) an uncertificated right (a "Right") to receive an Additional Dividend (as defined below), and (iii) any additional amounts as set forth in paragraph 2(f) below. Each Right shall thereafter be independent of the share or shares of AMPS on which the dividend was paid. The Corporation shall cause to be maintained a record of each Right received by the respective Holders. A Right may not be transferred other than by operation of law. If the Corporation retroactively allocates any net capital gains or other income subject to regular Federal income taxes to shares of AMPS without having given advance notice thereof to the Auction Agent as described in paragraph 2(f) hereof solely by reason of the fact that such allocation is made as a result of the redemption of all or a portion of the outstanding shares of AMPS or the liquidation of the Corporation (the amount of such allocation referred to herein as a "Retroactive Taxable Allocation"), the Corporation will, within 90 days (and generally within 60 days) after the end of the Corporation's fiscal year for which a Retroactive Taxable Allocation is made, provide notice thereof to the Auction Agent and to each holder of a Right applicable to such shares of AMPS (initially Cede & Co. as nominee of The Depository Trust Company) during such fiscal year at such holder's address as the same appears or last appeared on the Stock Books of the Corporation. The Corporation will, within 30 days after such notice is given to the Auction Agent, pay to the Auction Agent (who will then distribute to such holders of Rights), out of funds legally available therefor, an amount equal to the aggregate Additional Dividend with respect to all Retroactive Taxable Allocations made to such holders during the fiscal year in question.

An "Additional Dividend" means payment to a present or former holder of shares of AMPS of an amount which, when taken together with the aggregate amount of Retroactive Taxable Allocations made to such holder with respect to the fiscal year in question, would cause such holder's dividends in dollars (after Federal and Michigan income tax consequences) from the aggregate of both the Retroactive. Taxable Allocations and the Additional Dividend to be equal to the dollar amount of the dividends which would have been received by such holder if the amount of the aggregate Retroactive Taxable Allocations would have been excludable from the gross income of such holder. Such Additional Dividend shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no holder of shares of AMPS is subject to the Federal alternative minimum tax with respect to dividends received from the Corporation; and (iii) assuming that each Retroactive Taxable Allocation would be taxable in the hands of each holder of shares of AMPS at the greater of: (x) the maximum combined marginal regular Federal and Michigan individual income tax rate applicable to ordinary income or capital gains depending on the taxable character of the distribution (including any surtax); or (y) the maximum combined marginal regular Federal and Michigan corporate income tax rate applicable to ordinary income or capital gains depending on the taxable character of the distribution (taking into account in both (x) and (y) the Federal income tax deductibility of state taxes paid or incurred but not any phase out of, or provision limiting, personal exemptions, itemized deductions, or the benefit of lower tax brackets and assuming the taxability of Federally tax-exempt dividends for corporations for Michigan state income tax purposes).
(f)           Except as provided below, whenever the Corporation intends to include any net capital gains or other income subject to regular Federal income taxes in any dividend on shares of AMPS, the Corporation will notify the Auction Agent of the amount to be so included at least five Business Days prior to the Auction Date on which the Applicable Rate for such dividend is to be established. The Corporation may also include such income in a dividend on shares of a series of AMPS without giving advance notice thereof if it increases the dividend by an additional amount calculated as if such income was a Retroactive Taxable Allocation and the additional amount was an Additional Dividend, provided that the Corporation will notify the Auction Agent of the additional amounts to be included in such dividend at least five Business Days prior to the applicable Dividend Payment Date.
(g)           No fractional shares of AMPS shall be issued.
3.           Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive, out of the assets of the Corporation available for distribution to shareholders, before any distribution or payment is made upon any Common Stock or any other capital stock ranking junior in right of payment upon liquidation to the AMPS, the sum of $25,000 per share plus accumulated but unpaid dividends (whether or not earned or declared) thereon to the date of distribution, and after such payment the Holders will be entitled to no other payments other than Additional Dividends as provided in paragraph 2(e) hereof. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the AMPS and any other Outstanding class or series of Preferred Stock of the Corporation ranking on a parity with the AMPS as to payment upon liquidation are not paid in full, the Holders and the holders of such other class or series will share ratably in any such distribution of assets in proportion to the respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the Holders will not be entitled to any further participation in any distribution of assets by the Corporation except for any Additional Dividends. A consolidation, merger or statutory share exchange of the Corporation with or into any other corporation or entity or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation.
4.           Redemption.
(a) Shares of AMPS shall be redeemable by the Corporation as provided below:
(i)           To the extent permitted under the 1940 Act and Maryland law, upon giving a Notice of Redemption, the Corporation at its option may redeem shares of AMPS, in whole or in part, out of funds legally available therefor, at the Optional Redemption Price per share, on any Dividend Payment Date; provided that no share of AMPS may be redeemed at the option of the Corporation during (A) the Initial Dividend Period with respect to a series of shares or (B) a Non-Call Period to which such share is subject. In addition, holders of AMPS which are redeemed shall be entitled to receive Additional Dividends to the extent provided herein. The Corporation may not give a Notice of Redemption relating to an optional redemption as described in this paragraph 4(a)(i) unless, at the time of giving such Notice of Redemption, the Corporation has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount due to Holders by reason of the redemption of their shares of AMPS on such redemption date.
(ii)           The Corporation shall redeem, out of funds legally available therefor, at the Mandatory Redemption Price per share, shares of AMPS to the extent permitted under the 1940 Act and Maryland law, on a date fixed by the Board of Directors, if the Corporation fails to maintain S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount as provided in paragraph 7(a) or to satisfy the 1940 Act AMPS Asset Coverage as provided in paragraph 6 and such failure is not cured on or before the AMPS Basic Maintenance Cure Date or the 1940 Act Cure Date (herein collectively referred to as a "Cure Date"), as the case may be. In addition, holders of AMPS so redeemed shall be entitled to receive Additional Dividends to the extent provided herein. The number of shares of AMPS to be redeemed shall be equal to the lesser of (i) the minimum number of shares of AMPS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all shares of other Preferred Stock subject to redemption or retirement, would result in the Corporation having S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount or satisfaction of the 1940 Act AMPS Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares of AMPS and shares of other Preferred Stock the redemption of which would have such result, all shares of AMPS and shares of other Preferred Stock then Outstanding shall be redeemed), and (ii) the maximum number of shares of AMPS, together with all shares of other Preferred Stock subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor on such redemption date. In determining the number of shares of AMPS required to be redeemed in accordance with the foregoing, the Corporation shall allocate the number required to be redeemed which would result in the Corporation having S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount or satisfaction of the 1940 Act AMPS

Asset Coverage, as the case may be, pro rata among shares of AMPS, Other AMPS and other Preferred Stock subject to redemption pursuant to provisions similar to those contained in this paragraph 4(a)(ii); provided that, shares of AMPS which may not be redeemed at the option of the Corporation due to the designation of a Non-Call Period applicable to such shares (A) will be subject to mandatory redemption only to the extent that other shares are not available to satisfy the number of shares required to be redeemed and (B) will be selected for redemption in an ascending order of outstanding number of days in the Non-Call Period (with shares with the lowest number of days to be redeemed first) and by lot in the event of shares having an equal number of days in such Non-Call Period. The Corporation shall effect such redemption on a Business Day which is not later than 35 days after such Cure Date, except that if the Corporation does not have funds legally available for the redemption of all of the required number of shares of AMPS and shares of other Preferred Stock which are subject to mandatory redemption or the Corporation otherwise is unable to effect such redemption on or prior to 35 days after such Cure Date, the Corporation shall redeem those shares of AMPS which it is unable to redeem on the earliest practicable date on which it is able to effect such redemption out of funds legally available therefor.
(b)           Notwithstanding any other provision of this paragraph 4, no shares of AMPS may be redeemed pursuant to paragraph 4(a)(i) of these Articles Supplementary (i) unless all dividends in arrears on all remaining outstanding shares of Parity Stock shall have been or are being contemporaneously paid or declared and set apart for payment and (ii) if redemption thereof would result in the Corporation's failure to maintain Moody's Eligible Assets or S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic

Maintenance Amount. In the event that less than all the outstanding shares of a series of AMPS are to be redeemed and there is more than one Holder, the shares of that series of AMPS to be redeemed shall be selected by lot or such other method as the Corporation shall deem fair and equitable.
(c)           Whenever shares of AMPS are to be redeemed, the Corporation, not less than 17 nor more than 30 days prior to the date fixed for redemption, shall mail a notice ("Notice of Redemption") by first-class mail, postage prepaid, to each Holder of shares of AMPS to be redeemed and to the Auction Agent. The Corporation shall cause the Notice of Redemption to also be published in the eastern and national editions of The Wall Street Journal. The Notice of Redemption shall set forth (1) the redemption date, (ii) the amount of the redemption price, (iii) the aggregate number of shares of AMPS of such series to be redeemed, (iv) the place or places where shares of AMPS of such series are to be surrendered for payment of the redemption price, (v) a statement that dividends on the shares to be redeemed shall cease to accumulate on such redemption date (except that holders may be entitled to Additional Dividends) and (vi) the provision of these Articles Supplementary pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.
If the Notice of Redemption shall have been given as aforesaid and, concurrently or thereafter, the Corporation shall have deposited in trust with the Auction Agent, or segregated in an account at the Corporation's custodian bank for the benefit of the Auction Agent, Deposit Securities (with a right of substitution) having an aggregate Discounted Value (utilizing in the case of S&P an S&P Exposure Period of 22 Business Days) equal to the redemption payment for the shares of AMPS as to which such Notice of Redemption has been given with irrevocable instructions and authority to pay the redemption price to the Holders of such shares, then upon the date of such deposit or, if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making the redemption payment), all rights of the Holders of such shares as shareholders of the Corporation by reason of the ownership of such shares will cease and terminate (except their right to receive the redemption price in respect thereof and any Additional Dividends, but without interest), and such shares shall no longer be deemed outstanding. The Corporation shall be entitled to receive, from time to time, from the Auction Agent the interest, if any, on such Deposit Securities deposited with it and the Holders of any shares so redeemed shall have no claim to any of such interest. In case the Holder of any shares so called for redemption shall not claim the redemption payment for his shares within one year after the date of redemption, the Auction Agent shall, upon demand, pay over to the Corporation such amount remaining on deposit and the Auction Agent shall thereupon be relieved of all responsibility to the Holder of such shares called for redemption and such Holder thereafter shall look only to the Corporation for the redemption payment.
5.           Voting Rights.
(a) General. Except as otherwise provided in the Charter or By-Laws, each Holder of shares of AMPS shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Corporation, and the holders of outstanding shares of Preferred Stock, including AMPS, and of shares of Common Stock shall vote together as a single class; provided that, at any meeting of the shareholders of the Corporation held for the election of directors, the holders of outstanding shares of Preferred Stock, including AMPS, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital stock of the Corporation, to elect two directors of the Corporation. Subject to paragraph 5(b) hereof, the holders of outstanding shares of capital stock of the Corporation, including the holders of outstanding shares of Preferred Stock, including AMPS, voting as a single class, shall elect the balance of the directors.
(b)           Right to Elect Majority of Board of Directors. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of Preferred Stock, would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of shares of Preferred Stock shall be entitled, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence:
(i)           if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of AMPS equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or
(ii)           if at any time holders of any other shares of Preferred Stock are entitled to elect a majority of the directors of the Corporation under the 1940 Act.
Upon the termination of a Voting Period, the voting rights described in this paragraph 5(b) shall cease, subject always, however, to the reverting of such voting rights. in the Holders upon the further occurrence of any of the events described in this paragraph 5(b).

(c)           Right to Vote with Respect to Certain Other Matters. So long as any shares of AMPS are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the shares of Preferred Stock Outstanding at the time, voting separately as one class: (i) authorize, create or issue any class or series of stock ranking prior to the AMPS or any other series of Preferred Stock with respect to payment of dividends or the distribution of assets on liquidation, or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to adversely affect any of the contract rights expressly set forth in the Charter of holders of shares of AMPS or any other Preferred Stock. To the extent permitted under the 1940 Act, in the event shares of more than one series of AMPS are outstanding, the Corporation shall not approve any of the actions set forth in clause (i) or (ii) which adversely affects the contract rights expressly set forth in the Charter of a Holder of shares of a series of AMPS differently than those of a Holder of shares of any other series of AMPS without the affirmative vote of the holders of at least a majority of the shares of AMPS of each series adversely affected and outstanding at such time (each such adversely affected series voting separately as a class). The Corporation shall notify Moody's and S&P ten Business Days prior to any such vote described in clause (i) or (ii). Unless a higher percentage is provided for under the Charter, the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock, including AMPS, voting together as a single class, will be required to approve any plan of reorganization (including bankruptcy proceedings) adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. The class vote of holders of shares of Preferred Stock, including AMPS, described above will in each case be in addition to a separate vote of the requisite percentage of shares of Common Stock and shares of

Preferred Stock, including AMPS, voting together as a single class necessary to authorize the action in question.
(d)           Voting Procedures.
(i)           As soon as practicable after the accrual of any right of the holders of shares of Preferred Stock to elect additional directors as described in paragraph 5(b) above, the Corporation shall call a special meeting of such holders and instruct the Auction Agent to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Corporation fails to send such notice to the Auction Agent or if the Corporation does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, such Holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph 5(b) above. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.
(ii)           For purposes of determining any rights of the Holders to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by these Articles Supplementary, by the other provisions of the Charter, by statute or otherwise, a share of AMPS which is not Outstanding shall not be counted.
(iii)           The terms of office of all persons who are directors of the Corporation at the time of a special meeting of Holders and holders of other Preferred Stock to elect directors shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of directors that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent directors elected by the Holders and such other holders of Preferred Stock and the remaining incumbent directors elected by the holders of the Common Stock and Preferred Stock, shall constitute the duly elected directors of the Corporation.
(iv)           Simultaneously with the expiration of a Voting Period, the terms of office of the additional directors elected by the Holders and holders of other Preferred Stock pursuant to paragraph 5(b) above shall terminate, the remaining directors shall constitute the directors of the Corporation and the voting rights of the Holders and such other holders to elect additional directors pursuant to paragraph 5(b) above shall cease, subject to the provisions of the last sentence of paragraph 5(b).
(e)           Exclusive Remedy. Unless otherwise required by law, the Holders of shares of AMPS shall not have any rights or preferences other than those specifically set forth herein. The Holders of shares of AMPS shall have no preemptive rights or rights to cumulative voting. In the event that the Corporation fails to pay any dividends on the shares of AMPS, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this paragraph 5.

(f)           Notification to S&P and Moody's. In the event a vote of Holders of AMPS is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Corporation shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify S&P and Moody's that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten Business Days after the date on which such vote is taken, notify S&P and Moody's of the result of such vote.
6.           1940 Act AMPS Asset Coverage. The Corporation shall maintain, as of the last Business Day of each month in which any share of AMPS is outstanding, the 1940 Act AMPS Asset Coverage.
7.           AMPS Basic Maintenance Amount. (a) The Corporation shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) S&P Eligible Assets having an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount and (ii) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount. Upon any failure to maintain the required Discounted Value, the Corporation will use its best efforts to alter the composition of its portfolio to retain a Discounted Value at least equal to the AMPS Basic Maintenance Amount on or prior to the AMPS Basic Maintenance Cure Date.
(b)           On or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Corporation fails to satisfy the AMPS Basic Maintenance Amount, the Corporation shall complete and deliver to the Auction Agent, and Moody's and S&P, as the case may be, a complete AMPS Basic Maintenance Report as of the date of such failure, which will be deemed to have been delivered to the Auction Agent if the Auction Agent receives a copy or telecopy, telex or other electronic transcription thereof and on the same day the Corporation mails to the Auction Agent for delivery on the next Business Day the complete AMPS Basic Maintenance Report. The Corporation will deliver an AMPS Basic Maintenance Report to the Auction Agent and Moody's and S&P, as the case may be, on or before 5:00 p.m., New York City time, on the third Business Day after a Valuation Date on which the Corporation cures its failure to maintain Moody's Eligible Assets or S&P Eligible Assets, as the case may be, with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount or on which the Corporation fails to maintain Moody's Eligible Assets or S&P Eligible Assets, as the case may be, with an aggregate Discounted Value which exceeds the AMPS Basic Maintenance Amount by 5% or more. The Corporation will also deliver an AMPS Basic Maintenance Report to the Auction Agent, Moody's and S&P as of each Quarterly Valuation Date on or before the third Business Day after such date. Additionally, on or before 5:00 p.m., New York City time, on the third Business Day after the first day of a Special Dividend Period, the Corporation will deliver an AMPS Basic Maintenance Report to S&P and the Auction Agent. The Corporation shall also provide Moody's and S&P with an AMPS Basic Maintenance Report when specifically requested by either Moody's or S&P. A failure by the Corporation to deliver an AMPS Basic Maintenance Report under this paragraph 7(b) shall be deemed to be delivery of an AMPS Basic Maintenance Report indicating the Discounted Value for S&P Eligible Assets and Moody's Eligible Assets of the Corporation is less than the AMPS Basic Maintenance Amount, as of the relevant Valuation Date.
(c)           Within ten Business Days after the date of delivery of an AMPS Basic Maintenance Report in accordance with paragraph 7(b) above relating to a Quarterly Valuation Date, the Independent Accountant will confirm in writing to the Auction Agent, S&P and Moody's (i) the mathematical accuracy of the calculations reflected in such Report (and in any other AMPS Basic Maintenance Report, randomly selected by the Independent Accountant, that was delivered by the Corporation during the quarter ending on such Quarterly Valuation Date), (ii) that, in such Report (and in such randomly selected Report), the Corporation correctly determined the assets of the Corporation which constitute S&P Eligible Assets or Moody's Eligible Assets, as the case may be, at such Quarterly Valuation Date in accordance with these Articles Supplementary, (iii) that, in such Report (and in such randomly selected Report), the Corporation determined whether the Corporation had, at such Quarterly Valuation Date (and at the Valuation Date addressed in such randomly selected Report) in accordance with these Articles Supplementary, S&P Eligible Assets of an aggregate Discounted Value at least equal to the AMPS Basic Maintenance Amount and Moody's Eligible Assets of an aggregate Discounted Value at least equal to the AMPS Basic Maintenance Amount, (iv) with respect to the S&P ratings on Michigan Municipal Bonds or Municipal Bonds, the issuer name, issue size and coupon rate listed in such Report, that the Independent Accountant has requested that S&P verify such information and the Independent Accountant shall provide a listing in its letter of any differences, (v) with respect to the Moody's ratings on Michigan Municipal Bonds or Municipal Bonds, the issuer name, issue size and coupon rate listed in such Report, that such information has been verified by Moody's (in the event such information is not verified by Moody's, the Independent Accountant will inquire of Moody's what such information is, and provide a listing in its letter of any differences), (vi) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided by the custodian of the Corporation's assets to the Corporation for purposes of valuing securities in the Corporation's portfolio, the Independent Accountant has traced the price used in such Report to the bid or mean price listed in such Report as provided to the Corporation and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) and (vii) with respect to such confirmation to Moody's, that the Corporation has satisfied the requirements of paragraph 8(b) of these Articles Supplementary (such confirmation is herein called the "Accountant's Confirmation").
(d)           Within ten Business Days after the date of delivery to the Auction Agent, S&P and Moody's of an AMPS Basic Maintenance Report in accordance with paragraph 7(b) above relating to any Valuation Date on which the Corporation failed to maintain S&P Eligible Assets with an aggregate Discounted Value and Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount, and relating to the AMPS Basic Maintenance Cure Date with respect to such failure, the Independent Accountant will provide to the Auction Agent, S&P and Moody's an Accountant's Confirmation as to such AMPS Basic Maintenance Report.
(e)           If any Accountant's Confirmation delivered pursuant to subparagraph (c) or (d) of this paragraph 7 shows that an error was made in the AMPS Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation as required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all S&P Eligible Assets or Moody's Eligible Assets, as the case may be, of the Corporation was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Corporation, and the Corporation shall accordingly amend and deliver the AMPS Basic Maintenance Report to the Auction Agent, S&P and Moody's promptly following receipt by the Corporation of such Accountant's Confirmation.
(f)           On or before 5:00 p.m., New York City time, on the first Business Day after the Date of Original Issue of the shares of AMPS, the Corporation will complete and deliver to S&P and Moody's an AMPS Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such Date of Original Issue, the Independent Accountant will confirm in writing to S&P and Moody's (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the aggregate Discounted Value of S&P Eligible Assets and the aggregate Discounted Value of Moody's Eligible Assets reflected thereon equals or exceeds the AMPS Basic Maintenance Amount reflected thereon. Also, on or before 5:00 p.m., New York City time, on the first Business Day after shares of Common Stock are repurchased by the Corporation, the Corporation will complete and deliver to S&P and Moody's an AMPS Basic Maintenance Report as of the close of business on such date that Common Stock is repurchased.
(g)           For so long as shares of AMPS are rated by Moody's, in managing the Corporation's portfolio, the Adviser will not alter the composition of the Corporation's portfolio if, in the reasonable belief of the Adviser, the effect of any such alteration would be to cause the Corporation to have Moody's Eligible Assets with an aggregate Discounted Value, as of the immediately preceding Valuation Date, less than the AMPS Basic Maintenance Amount as of such Valuation Date; provided, however, that in the event that, as of the immediately preceding Valuation Date, the aggregate Discounted Value of Moody's Eligible Assets exceeded the AMPS Basic Maintenance Amount by five percent or less, the Adviser will not alter the composition of the Corporation's portfolio in a manner reasonably expected to reduce the aggregate Discounted Value of Moody's Eligible Assets unless the Corporation shall have confirmed that, after giving effect to such alteration, the aggregate Discounted Value of Moody's Eligible Assets would exceed the AMPS Basic Maintenance Amount.
8.           Certain Other Restrictions and Requirements.

(a)           For so long as any shares of AMPS are rated by S&P, the Corporation will not purchase or sell futures contracts, write, purchase or sell options on futures contracts or write put options (except covered put options) or call options (except covered call options) on portfolio securities unless it receives written confirmation from S&P that engaging in such transactions will not impair the ratings then assigned to the shares of AMPS by S&P, except that the Corporation may purchase or sell futures contracts based on the Bond Buyer Municipal Bond Index (the "Municipal Index") or United States Treasury Bonds or Notes ("Treasury Bonds") and write, purchase or sell put and call options on such contracts (collectively, "S&P Hedging Transactions"), subject to the following limitations:
(i)           the Corporation will not engage in any S&P Hedging Transaction based on the Municipal Index (other than transactions which terminate a futures contract or option held by the Corporation by the Corporation's taking an opposite position thereto ("Closing Transactions")), which would cause the Corporation at the time of such transaction to own or have sold the least of (A) more than 1,000 outstanding futures contracts based on the Municipal Index, (B) outstanding futures contracts based on the Municipal Index exceeding in number 25% of the quotient of the Market Value of the Corporation's total assets divided by $1,000 or (C) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;
(ii)           the Corporation will not engage in any S&P Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Corporation at the time of such transaction to own or have sold the lesser of (A) outstanding futures contracts based on Treasury Bonds exceeding in number 50% of the quotient of the Market Value of the Corporation's total assets divided by $100,000 ($200,000 in the case of the two-year United States Treasury Note) or (B) outstanding futures contracts based on Treasury Bonds exceeding in number 10% of the average number of daily traded futures contracts based on Treasury Bonds in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;
(iii)           the Corporation will engage in Closing Transactions to close out any outstanding futures contract which the Corporation owns or has sold or any outstanding option thereon owned by the Corporation in the event (A) the Corporation does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount on two consecutive Valuation Dates and (B) the Corporation is required to pay Variation Margin on the second such Valuation Date;
(iv)           the Corporation will engage in a Closing Transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the Corporation holds the securities deliverable under such terms; and
(v)           when the Corporation writes a futures contract or option thereon, it will either maintain an amount of cash, cash equivalents or high grade (rated A or better by S&P), fixed-income securities in a segregated account with the Corporation's custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Corporation's broker with respect to such futures contract or option equals the Market Value of the futures contract or option, or, in the event the Corporation writes a futures contract or option thereon which requires delivery of an underlying security, it shall hold such underlying security in its portfolio.
For purposes of determining whether the Corporation has S&P Eligible Assets with a Discounted Value that equals or exceeds the AMPS Basic Maintenance Amount, the Discounted Value of cash or securities held for the payment of Initial Margin or Variation Margin shall be zero and the aggregate Discounted Value of S&P Eligible Assets shall be reduced by an amount equal to (i) 30% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on the Municipal Index which are owned by the Corporation plus (ii) 25% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on Treasury Bonds which contracts are owned by the Corporation.
(b)           For so long as any shares of AMPS are rated by Moody's, the Corporation will not buy or sell futures contracts, write, purchase or sell call options on futures contracts or purchase put options on futures contracts or write call options (except covered call options) on portfolio securities unless it receives written confirmation from Moody's that engaging in such transactions would not impair the ratings then assigned to the shares of AMPS by Moody's, except that the Corporation may purchase or sell exchange-traded futures contracts based on the Municipal Index or Treasury Bonds and purchase, write or sell exchange-traded put options on such futures contracts and purchase, write or sell exchange-traded call options on such futures contracts (collectively, "Moody's Hedging Transactions"), subject to the following limitations:
(i)           the Corporation will not engage in any Moody's Hedging Transaction based on the Municipal Index (other than Closing Transactions) which would cause the Corporation at the time of such transaction to own or have sold (A) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal or (B) outstanding futures contracts based on the Municipal Index having a Market Value exceeding 50% of the Market Value of all Municipal Bonds constituting Moody's Eligible Assets owned by the Corporation (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction);
(ii)           the Corporation will not engage in any Moody's Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Corporation at the time of such transaction to own or have sold (A) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 20% of the aggregate Market Value of Moody's Eligible Assets owned by the Corporation and rated Aa by Moody's (or, if not rated by Moody's but rated by S&P, rated AAA by S&P) or (B) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 40% of the aggregate Market Value of all Municipal Bonds constituting Moody's Eligible Assets owned by the Corporation (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction) and rated Baa or A by Moody's (or, if not rated by Moody's but rated by S&P, rated A or AA by S&P) (for purposes of the foregoing clauses (i) and (ii), the Corporation shall be deemed to own the number of futures contracts that underlie any outstanding options written by the Corporation);
(iii)           the Corporation will engage in Closing Transactions to close out any outstanding futures contract based on the Municipal Index if the amount of open interest in the Municipal Index as reported by The Wall Street Journal is less than 5,000;

(iv)           the Corporation will engage in a Closing Transaction to close out any outstanding futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a futures contract by no later than the first Business Day of the month in which such option expires;
(v)           the Corporation will engage in Moody's Hedging Transactions only with respect to futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;
(vi)           the Corporation will not engage in options and futures transactions for leveraging or speculative purposes and will not write any call options or sell any futures contracts for the purpose of hedging the anticipated purchase of an asset prior to completion of such purchase; and
(vii)           the Corporation will not enter into an option or futures transaction unless, after giving effect thereto, the Corporation would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount.
For purposes of determining whether the Corporation has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the AMPS Basic Maintenance Amount, the Discounted Value of Moody's Eligible Assets which the Corporation is obligated to deliver or receive pursuant to an outstanding futures contract or option shall be as follows: (i) assets subject to call options written by the Corporation which are either exchange-traded and "readily reversible" or which expire within 49 days after the date as of which such valuation is made shall be valued at the lesser of (a) Discounted Value and (b) the exercise price of the call option written by the Corporation; (ii) assets subject to call options written by the Corporation not meeting the requirements of clause (i) of this sentence shall have no value; (iii) assets subject to put options written by the Corporation shall be valued at the lesser of (A) the exercise price and (B) the Discounted Value of the subject security; (iv) futures contracts shall be valued at the lesser of (A) settlement price and (B) the Discounted Value of the subject security, provided that, if a contract matures within 49 days after the date as of which such valuation is made, where the Corporation is the seller the contract may be valued at the settlement price and where the Corporation is the buyer the contract may be valued at the Discounted Value of the subject securities; and (v) where delivery may be made to the Corporation with any security of a class of securities, the Corporation shall assume that it will take delivery of the security with the lowest Discounted Value.
For purposes of determining whether the Corporation has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the AMPS Basic Maintenance Amount, the following amounts shall be subtracted from the aggregate Discounted Value of the Moody's Eligible Assets held by the Corporation: (i) 10% of the exercise price of a written call option; (ii) the exercise price of any written put option; (iii) where the Corporation is the seller under a futures contract, 10% of the settlement price of the futures contract; (iv) where the Corporation is the purchaser under a futures contract, the settlement price of assets purchased under such futures contract; (v) the settlement price of the underlying futures contract if the Corporation writes put options on a futures contract; and (vi) 105% of the Market Value of the underlying futures contracts if the Corporation writes call options on a futures contract and does not own the underlying contract.

(c)           For so long as any shares of AMPS are rated by Moody's, the Corporation will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody's Hedging Transactions that are permitted under paragraph 8(b) of these Articles Supplementary), except that the Corporation may enter into such contracts to purchase newly-issued securities on the date such securities are issued ("Forward Commitments"), subject to the following limitations:
(i)           the Corporation will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed-income securities rated P-1, MIG-1 or VMIG-1 by Moody's and maturing prior to the date of the Forward Commitment with a Market Value that equals or exceeds the amount of the Corporation's obligations under any Forward Commitments to which it is from time to time a party or long-term fixed income securities with a Discounted Value that equals or exceeds the amount of the Corporation's obligations under any Forward Commitment to which it is from time to time a party; and
(ii)           the Corporation will not enter into a Forward Commitment unless, after giving effect thereto, the Corporation would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount.
For purposes of determining whether the Corporation has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the AMPS Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Corporation is a party and of all securities deliverable to the Corporation pursuant to such Forward Commitments shall be zero.
(d)           For so long as shares of AMPS are rated by S&P or Moody's, the Corporation will not, unless it has received written confirmation from S&P and/or Moody's, as the case may be,

that such action would not impair the ratings then assigned to shares of AMPS by S&P and/or Moody's, as the case may be, (i) borrow money except for the purpose of clearing transactions in portfolio securities (which borrowings shall under any circumstances be limited to the lesser of $10 million and an amount equal to 5% of the Market Value of the Corporation's assets at the time of such borrowings and which borrowings shall be repaid within 60 days and not be extended or renewed and shall not cause the aggregate Discounted Value of Moody's Eligible Assets and S&P Eligible Assets to be less than the AMPS Basic Maintenance Amount), (ii) engage in short sales of securities, (iii) lend any securities, (iv) issue any class or series of stock ranking prior to or on a parity with the AMPS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Corporation, (v) reissue any AMPS previously purchased or redeemed by the Corporation, (vi) merge or consolidate into or with any other corporation or entity, (vii) change the Pricing Service or (viii) engage in reverse repurchase agreements.
(e)           For so long as AMPS are rated by Moody's, the Corporation agrees to provide Moody's with the following, unless the Corporation has received written confirmation from Moody's that the provision of such information is no longer required and that the current rating then assigned to the AMPS by Moody's would not be impaired: a notification letter at least 30 days prior to any material change in the Charter; a copy of the AMPS Basic Maintenance Report prepared by the Corporation in accordance with these Articles Supplementary; and a notice upon the occurrence of any of the following events: (i) any failure by the Corporation to declare or pay any dividends on the AMPS or successfully remarket the AMPS; (ii) any mandatory or optional redemption of the AMPS effected by the Corporation; (iii) any assumption of control of the Board of Directors of the Corporation by the holders of the AMPS; (iv) a general unavailability of dealer quotes on the assets of the Corporation; (v) any material auditor discrepancies on valuations; (vi) the dividend rate on the AMPS equals or exceeds 95% of the Aaa Composite Commercial Paper Rate; (vii) the occurrence of any Special Dividend Period; (viii) any change in the Maximum Applicable Rate or the Reference Rate; (ix) the acquisition by any person of beneficial ownership of more than 5% of the Corporation's voting stock (inclusive of Common Stock and Preferred Stock); (x) the occurrence of any change in Internal Revenue Service rules with respect to the payment of Additional Dividends; (xi) any change in the Pricing Service employed by the Corporation; (xii) any change in the Investment Adviser; (xiii) any increase of greater than 40% to the maximum marginal Federal income tax rate applicable to individuals or corporations; and (xiv) the maximum marginal Federal income tax rate applicable to individuals or corporations is increased to a rate in excess of 50%.
9.           Notice. All notices or communications, unless otherwise specified in the By-Laws of the Corporation or these Articles Supplementary, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.
10.           Auction Procedures. (a) Certain definitions. As used in this paragraph 10, the following terms shall have the following meanings, unless the context otherwise requires:
(i)           "AMPS" means the shares of AMPS being auctioned pursuant to this paragraph 10.
(ii)           "Auction Date" means the first Business Day preceding the first day of a Dividend Period.
(iii)           "Available AMPS" has the meaning specified in paragraph 10(d)(i) below.
(iv)           "Bid" has the meaning specified in paragraph 10(b)(i) below.

(v)           "Bidder" has the meaning specified in paragraph 10(b)(i) below.
(vi)           "Hold Order" has the meaning specified in paragraph 10(b)(i) below.
(vii)           "Maximum Applicable Rate" for any Dividend Period will be the Applicable Percentage of the Reference Rate. The Applicable Percentage will be determined based on (i) the lower of the credit rating or ratings assigned on such date to such shares by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating) and (ii) whether the Corporation has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend pursuant to paragraph 2(f) hereof that net capital gains or other taxable income will be included in such dividend on shares of AMPS as follows:
Credit Ratings		Applicable Percentage of Reference Rate - No Notification	Applicable Percentage of Reference Rate - Notification
Moody's	S&P
"aa3" or higher	AA- or higher	110%	150%
"a3" to "a1"	A- to A+	125%	160%
"baa3" to "baal"	BBB- to BBB+	150%	250%
Below "baa3"	Below BBB-	200%	275%

The Corporation shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for each series of the AMPS. If either S&P or Moody's shall not make such a rating available, or neither S&P nor Moody's shall make such a rating available, Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and successors, after consultation with the Corporation, shall select a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations to act as a Substitute Rating Agency or Substitute Rating Agencies, as the case may be.
(viii)           "Order" has the meaning specified in paragraph 10(b)(i) below.

(ix)           "Sell Order" has the meaning specified in paragraph 10(b)(i) below.
(x)           "Submission Deadline" means 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.
(xi)           "Submitted Bid" has the meaning specified in paragraph 10(d)(i) below.
(xii)           "Submitted Hold Order" has the meaning specified in paragraph 10(d)(i) below.
(xiii)           "Submitted Order" has the meaning specified in paragraph 10(d)(i) below.
(xiv)           "Submitted Sell Order" has the meaning specified in paragraph 10(d)(i) below.
(xv)           "Sufficient Clearing Bids" has the meaning specified in paragraph 10(d)(i)
(xvi)           "Winning Bid Rate" has the meaning specified in paragraph 10(d)(i) below.
(b) Orders by Beneficial Owners, Potential Beneficial Owners, Existing Holders and Potential Holders.
(i) Unless otherwise permitted by the Corporation, Beneficial Owners and Potential Beneficial Owners may only participate in Auctions through their Broker-Dealers. Broker-Dealers will submit the Orders of their respective customers who are Beneficial Owners and Potential Beneficial Owners to the Auction Agent, designating themselves as Existing Holders in respect of shares subject to Orders submitted or deemed submitted to them by Beneficial Owners and as Potential Holders in respect of shares subject to Orders submitted to them by Potential Beneficial Owners. A Broker-Dealer may also hold shares of AMPS in its own account as a Beneficial Owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a Beneficial Owner or a Potential Beneficial Owner and therefore participate in an Auction as an Existing Holder or Potential Holder on behalf of both itself and its customers. On or prior to the Submission Deadline on each Auction Date:
(A)           each Beneficial Owner may submit to its Broker-Dealer information as to:

(1)           the number of Outstanding shares, if any, of AMPS held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;
(2)           the number of Outstanding shares, if any, of AMPS held by such Beneficial Owner which such Beneficial Owner desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Beneficial Owner; and/or
(3)           the number of Outstanding shares, if any, of AMPS held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and
(B) each Broker-Dealer, using a list of Potential Beneficial Owners that shall be maintained in good faith for the purpose of conducting a competitive Auction, shall contact Potential Beneficial Owners, including Persons that are not Beneficial Owners, on such list to determine the number of Outstanding shares, if any, of AMPS which each such Potential Beneficial Owner offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Beneficial Owner.

For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or the communication by a Broker-Dealer acting for its own account to the Auction Agent, of information referred to in clause (A) or (B) of this paragraph 10(b)(i) is hereinafter referred to as an "Order" and each Beneficial Owner and each Potential Beneficial Owner placing an Order, including a Broker-Dealer acting in such capacity for its own account, is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this paragraph 10(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 10(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this paragraph 10(b)(i) is hereinafter referred to as a "Sell Order". Inasmuch as a Broker-Dealer participates in an Auction as an Existing Holder or a Potential Holder only to represent the interests of a Beneficial Owner or Potential Beneficial Owner, whether it be its customers or itself, all discussion herein relating to the consequences of an Auction for Existing Holders and Potential Holders also applies to the underlying beneficial ownership interests represented.
(ii)           (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:
(1) the number of Outstanding shares of AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or
(2) such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 10(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

(3) a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 10(e)(ii)(C) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.
(B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:
(1) the number of Outstanding shares of AMPS specified in such Sell Order; or
(2) such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 10(e)(ii)(C) if Sufficient Clearing Bids do not exist.
(C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

(1) the number of Outstanding shares of AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or
(2) such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 10(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.
(c) Submission of Orders by Broker-Dealers to Auction Agent.
(i) Each Broker-Dealer shall submit in writing or through the Auction Agent's Auction Processing System to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Corporation) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a

Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and specifying with respect to each Order:
(A) the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Corporation);
(B) the aggregate number of Outstanding shares of AMPS that are the subject of such Order;
(C) to the extent that such Bidder is an Existing Holder:
(1) the number of Outstanding shares, if any, of AMPS subject to any Hold Order placed by such Existing Holder;
(2) the number of Outstanding shares, if any, of AMPS subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and
(3) the number of Outstanding shares, if any, of AMPS subject to any Sell Order placed by such Existing Holder; and
(D) to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder's Bid.
(ii) If any rate per annum specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.
(iii) If an Order or Orders covering all of the Outstanding shares of AMPS held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order (in the case of an Auction relating to a Dividend Period which is not a Special Dividend Period of 28 days or more) and a Sell Order (in the case of an Auction relating to a Special Dividend Period of 28 days or more) to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of AMPS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.
(iv) If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the number of Outstanding shares of AMPS held by such Existing Holder are submitted to the Auction Agent, such Order shall be considered valid as follows and in the following order of priority:
(A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of AMPS held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of AMPS subject to such Hold Orders exceeds the number of Outstanding shares of AMPS held by such Existing Holder, the number of shares of AMPS subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, will cover exactly the number of Outstanding shares of AMPS held by such Existing Holder;
(B) any Bids submitted on behalf of such Existing Holder shall be considered valid, in the ascending order of their respective rates per annum if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the number of Outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS subject to any Hold Order referred to in paragraph 10(c)(iv)(A) above (and if more than one Bid submitted on behalf of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of shares that can be the subject of valid Bids after application of paragraph 10(c)(iv)(A) above and of the foregoing portion of this paragraph 10(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum, the number of shares subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining number of shares); and the number of shares, if any, subject to Bids not valid under this paragraph 10(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and
(C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS subject to Hold Orders referred to in paragraph 10(c)(iv)(A) and Bids referred to in paragraph 10(c)(iv)(B); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of AMPS subject to such Sell Orders is greater than such excess, the number of shares of AMPS subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of shares of AMPS equal to such excess.
(v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum and number of shares of AMPS therein specified.
(vi) Any Order submitted by a Beneficial Owner as a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date shall be irrevocable.

(d) Determination of Sufficient Clearing Bids Winning Bid Rate and Applicable Rate.
(i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order") and shall determine:
(A) the excess of the total number of Outstanding shares of AMPS over the number of Outstanding shares of AMPS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available AMPS");
(B) from the Submitted Orders whether the number of Outstanding shares of AMPS that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:
(1) the number of Outstanding shares of AMPS that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and
(2) the number of Outstanding shares of AMPS that are subject to Submitted Sell Orders (if such excess or such equality exists (other than because the number of Outstanding shares of AMPS in clause (1) above and this clause (2) are each zero because all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

(C) if Sufficient Clearing Bids exist, the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") that if:
(1) each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the shares of AMPS that are the subject of such Submitted Bids, and
(2) each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling the Potential Holders to purchase the shares of AMPS that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available AMPS.
(ii) Promptly after the Auction Agent has made the determinations pursuant to paragraph 10(d)(i), the Auction Agent shall advise the Corporation of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:
(A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;
(B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or

(C) if all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders, that the Dividend Period next succeeding the Auction shall automatically be the same length as the immediately preceding Dividend Period and the Applicable Rate for the next succeeding Dividend Period shall be equal to 40% of the Reference Rate (or 60% of such rate if the Corporation has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend pursuant to paragraph 2(f) hereof that net capital gains or other taxable income will be included in such dividend on shares of AMPS) on the date of the Auction.
(e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Based on the determinations made pursuant to paragraph 10(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:
(i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 10(e)(iii) and paragraph 10(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:
(A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of AMPS that are the subject of such Submitted Sell Order or Submitted Bid;

(B) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid;
(C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;
(D) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid, unless the number of Outstanding shares of AMPS subject to all such Submitted Bids shall be greater than the number of Outstanding shares of AMPS ("Remaining Shares") equal to the excess of the Available AMPS over the number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 10(e)(i)(B) and paragraph 10(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding shares of AMPS, but only in an amount equal to the difference between (1) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of AMPS obtained by multiplying (x) the number of Remaining Shares, by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of AMPS subject to such Submitted Bids made by all such

Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and
(E) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 10(e)(i)(B), paragraph 10(e)(i)(C) and paragraph 10(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of AMPS subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.
(ii)           If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of AMPS are subject to Submitted Hold Orders), subject to the provisions of paragraph 10(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:
(A) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid;
(B) the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of AMPS that are the subject of such Submitted Bid; and
(C) the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the aggregate number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 10(e)(ii)(A) and paragraph 10(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of AMPS subject to all such Submitted Bids and Submitted Sell Orders.
(iii) If, as a result of the procedures described in paragraph 10(e)(i) or paragraph 10(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of AMPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of shares of AMPS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that each Outstanding share of AMPS purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole share of AMPS.

(iv) If, as a result of the procedures described in paragraph 10(e)(i), any Potential Holder would be entitled or required to purchase less than a whole share of AMPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate shares of AMPS for purchase among Potential Holders so that only whole shares of AMPS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any shares of AMPS on such Auction Date.
(v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding shares of AMPS to be purchased and the aggregate number of the Outstanding shares of AMPS to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of AMPS.
(f) Miscellaneous. The Corporation may interpret the provisions of this paragraph 10 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not substantially adversely affect the rights of Beneficial Owners of AMPS. A Beneficial Owner or an Existing Holder (A) may sell, transfer or otherwise dispose of shares of AMPS only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 10 or to or through a Broker-Dealer, provided that in the case of all transfers other than pursuant to Auctions such Beneficial Owner or Existing Holder, its Broker-Dealer, if applicable, or its Agent Member advises the Auction Agent of such transfer and (B) except as otherwise required by law, shall have the ownership of the shares of AMPS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Beneficial Owner's beneficial ownership. Neither the Corporation nor any Affiliate shall submit an Order in any Auction. Any Beneficial Owner that is an Affiliate shall not sell, transfer or otherwise dispose of shares of AMPS to any Person other than the Corporation. All of the Outstanding shares of AMPS of a series shall be represented by a single certificate registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Corporation's option and upon its receipt of such documents as it deems appropriate, any shares of AMPS may be registered in the Stock Register in the name of the Beneficial Owner thereof and such Beneficial Owner thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.
11. Securities Depository: Stock Certificates. (a) If there is a Securities Depository, one certificate for all of the shares of AMPS shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Additional certificates may be issued as necessary to represent shares of AMPS. All such certificates shall bear a legend to the effect that such certificates are issued subject to the provisions restricting the transfer of shares of AMPS contained in these Articles Supplementary. Unless the Corporation shall have elected, during a Non-Payment Period, to waive this requirement, the Corporation will also issue stop-transfer instructions to the Auction Agent for the shares of AMPS. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares.
(b) If the Applicable Rate applicable to all shares of AMPS shall be the Non-Payment Period Rate or there is no Securities Depository, the Corporation may at its option issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 11(a)) registered in the names of the Beneficial Owners or their nominees and rescind the stop-transfer instructions referred to in paragraph 11(a) with respect to such shares.

IN WITNESS WHEREOF, MUNIYIELD MICHIGAN INSURED FUND, INC. has caused these presents to be signed in its name and on its behalf by a duly authorized officer, and attested by its Secretary, and the said officers of the Corporation further acknowledge said instrument to be the corporate act of the Corporation, and state under penalties of perjury that to the best of their knowledge, information and belief the matters and facts herein set forth with respect to approval are true in all material respects, all on March 2 , 2000.

MUNIYIELD MICHIGAN INSURED FUND, INC.

By	/s/ Donald C. Burke
Donald C. Burke
Vice President

Attest:

/s/ Alice A. Pellegrino
Alice A. Pellegrino
Secretary

MUNIYIELD MICHIGAN INSURED FUND, INC.

Articles of Amendment to Articles Supplementary creating

Auction Market Preferred Stocks®

MUNIYIELD MICHIGAN INSURED FUND, INC., a Maryland corporation having its principal Maryland office in the City of Baltimore (the "Corporation''), certifies to the Maryland State Department of Assessments and Taxation that:
FIRST: The Articles Supplementary, filed on November 17, 1992, and the Articles Supplementary, filed on December 1, 1994, each creating 1,000 shares of Auction Market Preferred Stock of the Corporation, as amended by Articles of Amendment to Articles Supplementary filed on December 1, 1994, (collectively, the "Articles Supplementary"), are hereby amended by the Articles of Amendment as follows:
The 2,000 shares of preferred stock created by the Articles Supplementary and designated "Auction Market Preferred Stock®" shall be redesignated hereby as "Auction Market Preferred Stock®, Series A";
SECOND: The foregoing amendment to the Articles Supplementary has been effected in the manner and by the vote required by the Corporation's Charter and the laws of Maryland. Pursuant to Section 2-603 of the Code, the amendment of the Articles Supplementary as herein above set forth has been duly .advised, approved and adopted by a majority of the entire Board of Directors of the Corporation, there being no stock entitled to be voted on the Charter amendment outstanding or subscribed for at the time of approval.
THIRD: Except as amended hereby, the Charter shall remain in full force and effect.
FOURTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

FIFTH: These Articles of Amendment shall be effective with the acceptance for recording of filing by the Maryland State Department of Assessments and Taxation.
The Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's Articles Supplementary are true in all material respects.

____________________________
® Registered Trademark of Merrill Lynch & Co., Inc.

IN WITNESS WHEREOF, MUNIYIELD MICHIGAN INSURED FUND, INC. has caused these Articles to be signed in its name and on its behalf by its Vice President, a duly authorized officer of the Corporation, and attested by its Secretary as of March 3, 2000.

MUNIYIELD MICHIGAN INSURED FUND, INC.

By	/s/ Donald C. Burke
	Name:	Donald C. Burke
	Title:	Vice President and Treasurer

Attest:

/s/ Alice A. Pellegrino
Name: Alice A. Pellegrino
Its: Secretary

MUNIYIELD MICHIGAN INSURED FUND, INC.

Articles Supplementary creating one series of

Auction Market Preferred Stock

MUNIYIELD MICHIGAN INSURED FUND, INC., a Maryland corporation having its principal Maryland office in the City of Baltimore (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by article fifth of its Charter, the Board of Directors has reclassified 1,000 authorized and unissued shares of common stock of the Corporation as preferred stock of the Corporation and has authorized the issuance of one series of preferred stock, par value $.10 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, to be designated Auction Market Preferred Stock, Series D.
SECOND: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of preferred stock are as follows:

DESIGNATION

A series of 1,000 shares of preferred stock, par value $.10 per share, liquidation preference $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Auction Market Preferred Stock, Series D." Each share of Auction Market Preferred Stock, Series D (sometimes referred to herein as "AMPS") shall be issued on a date to be determined by the Board of Directors of the Corporation or pursuant to their delegated authority; have an Initial Dividend Rate and an Initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors of the Corporation or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption as are set forth in these Articles Supplementary. The Auction Market Preferred Stock, Series D shall constitute a separate series of preferred stock of the Corporation, and each share of Auction Market Preferred Stock, Series D shall be identical.
1.           Definitions.
(a)           Unless the context or use indicates another or different meaning or intent, in these Articles Supplementary the following terms have the following meanings, whether used in the singular or plural:
"Additional Dividend" has the meaning set forth in paragraph 2(e) of these Articles Supplementary.
"Adviser" means the Corporation's investment adviser which initially shall be Fund Asset Management, L.P.

"Affiliate" means any Person, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successors, known to the Auction Agent to be controlled by, in control of, or under common control with, the Corporation.
"Agent Member" means a member of the Securities Depository that will act on behalf of a Beneficial Owner of one or more shares of AMPS or a Potential Beneficial Owner.
"AMPS" means the Auction Market Preferred Stock, Series D.
"AMPS Basic Maintenance Amount," as of any Valuation Date, means the dollar amount equal to (i) the sum of (A) the product of the number of shares of AMPS and Other AMPS Outstanding on such Valuation Date multiplied by the sum of (a) $25,000 and (b) any applicable redemption premium attributable to the designation of a Premium Call Period; (B) the aggregate amount of cash dividends (whether or not earned or declared) that will have accumulated for each share of AMPS and Other AMPS Outstanding, in each case, to (but not including) the end of the current Dividend Period that follows such Valuation Date in the event the then current Dividend Period will end within 49 calendar days of such Valuation Date or through the 49th day after such Valuation Date in the event the then current Dividend Period will not end within 49 calendar days of such Valuation Date; (C) in the event the then current Dividend Period will end within 49 calendar days of such Valuation Date, the aggregate amount of cash dividends that would accumulate at the Maximum Applicable Rate applicable to a Dividend Period of 28 or fewer days on any shares of AMPS and Other AMPS Outstanding from the end of such Dividend Period through the 49th day after such Valuation Date, multiplied by the larger of the Moody's Volatility Factor and the S&P Volatility Factor, determined from time to time by Moody's and S&P, respectively (except that if such Valuation Date occurs during a Non-Payment Period, the cash dividend for purposes of calculation would accumulate at the then current Non-Payment

Period Rate); (D) the amount of anticipated expenses of the Corporation for the 90 days subsequent to such Valuation Date (including any premiums payable with respect to a Policy); (E) the amount of current outstanding balances of any indebtedness which is senior to the AMPS plus interest actually accrued together with 30 days additional interest on the current outstanding balances calculated at the current rate; (F) the amount of the Corporation's Maximum Potential Additional Dividend Liability as of such Valuation Date; and (G) any current liabilities as of such Valuation Date to the extent not reflected in any of (i)(A) through (i)(F) (including, without limitation, and immediately upon determination, any amounts due and payable by the Corporation for portfolio securities purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions) less (ii) either (A) the Discounted Value of any of the Corporation's assets, or (B) the face value of any of the Corporation's assets if such assets mature prior to or on the date of redemption of AMPS or payment of a liability and are either securities issued or guaranteed by the United States Government or Deposit Securities, in both cases irrevocably deposited by the Corporation for the payment of the amount needed to redeem shares of AMPS subject to redemption or to satisfy any of (i)(B) through (i)(G). For Moody's, the Corporation shall include as a liability an amount calculated semi-annually equal to 150% of the estimated cost of obtaining other insurance guaranteeing the timely payment of interest on a Moody's Eligible Asset and principal thereof to maturity with respect to Moody's Eligible Assets that (i) are covered by a Policy which provides the Corporation with the option to obtain such other insurance and (ii) are discounted by a Moody's Discount Factor determined by reference to the insurance claims-paying ability rating of the issuer of such Policy.
"AMPS Basic Maintenance Cure Date," with respect to the failure by the Corporation to satisfy the AMPS Basic Maintenance Amount (as required by paragraph 7(a) of these Articles

Supplementary) as of a given Valuation Date, means the sixth Business Day following such Valuation Date.
"AMPS Basic Maintenance Report" means a report signed by any of the President, Treasurer, any Senior Vice President or any Vice President of the Corporation which sets forth, as of the related Valuation Date, the assets of the Corporation, the Market Value and the Discounted Value thereof (seriatim and in aggregate), the AMPS Basic Maintenance Amount and the net asset value and market trading price per share of Common Stock.
"Anticipation Notes" shall mean the following Michigan Municipal Bonds: revenue anticipation notes, tax anticipation notes, tax and revenue anticipation notes, grant anticipation notes and bond anticipation notes.
"Applicable Percentage" has the meaning set forth in paragraph 10(a)(vii) of these Articles Supplementary.
"Applicable Rate" means the rate per annum at which cash dividends are payable on the AMPS or Other AMPS, as the case may be, for any Dividend Period.
"Applicable Spread" has the meaning set forth in paragraph 10(a)(vii) of these Articles Supplementary.
"Auction" means a periodic operation of the Auction Procedures.
"Auction Agent" means The Bank of New York unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Directors of the Corporation or a duly authorized committee thereof enters into an agreement with the Corporation to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the AMPS and Other AMPS.

"Auction Date" has the meaning set forth in paragraph 10(a)(ii) of these Articles Supplementary.
"Auction Procedures" means the procedures for conducting Auctions set forth in paragraph 10 of these Articles Supplementary.
"Auditors' Confirmation" has the meaning set forth in paragraph 7(c) of these Articles Supplementary.
"Beneficial Owner" means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of AMPS or a Broker-Dealer that holds AMPS for its own account.
"Broker-Dealer" means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in paragraph 10 of these Articles Supplementary, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.
"Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in paragraph 10 of these Articles Supplementary.
"Business Day" means a day on which the New York Stock Exchange, Inc. is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York are authorized or obligated by law to close.
"Charter" means the Articles of Incorporation, as amended and supplemented (including these Articles Supplementary), of the Corporation on file in the State Department of Assessments and Taxation of Maryland.
"Code" means the Internal Revenue Code of 1986, as amended.

"Common Stock" means the common stock, par value $.10 per share, of the Corporation.
"Corporation" means MuniYield Michigan Insured Fund, Inc., a Maryland corporation.
"Date of Original Issue" means, with respect to any share of AMPS or Other AMPS, the date on which the Corporation originally issues such share.
"Deposit Securities" means cash and Michigan Municipal Bonds and Municipal Bonds rated at least A2 (having a remaining maturity of 12 months or less), P-1, VMIG-1 or MIG-1 by Moody's or A (having a remaining maturity of 12 months or less), A-1+ or SP-1+ by S&P or A (having a remaining maturity of 12 months or less) or F-l+ by Fitch.
"Discounted Value" means (i) with respect to an S&P Eligible Asset, the quotient of the Market Value thereof divided by the applicable S&P Discount Factor and (ii) with respect to a Moody's Eligible Asset, the lower of par and the quotient of the Market Value thereof divided by the applicable Moody's Discount Factor.
"Dividend Payment Date," with respect to AMPS, has the meaning set forth in paragraph 2(b)(i) of these Articles Supplementary and, with respect to Other AMPS, has the equivalent meaning.
"Dividend Period" means the Initial Dividend Period, any 7-Day Dividend Period and any Special Dividend Period.
"Existing Holder" means a Broker-Dealer or any such other Person as may be permitted by the Corporation that is listed as the holder of record of shares of AMPS in the Stock Books.
"Fitch" means Fitch Ratings or its successors.
"Forward Commitment" has the meaning set forth in paragraph 8(c) of these Articles Supplementary.

"High Yield Municipal Bonds" means (a) with respect to Moody's (1) Michigan Municipal Bonds and Municipal Bonds rated Ba1 to B3 by Moody's, (2) Michigan Municipal Bonds and Municipal Bonds not rated by Moody's, but rated BB+ to B- by S&P or Fitch, and (3) Michigan Municipal Bonds and Municipal Bonds not explicitly rated by Moody's, S&P or Fitch, but rated at least the equivalent of B3 internally by the Adviser, provided that Moody's reviews and achieves sufficient comfort with the Adviser's internal credit rating processes, and (b) with respect to S&P (1) Michigan Municipal Bonds not rated by S&P but rated equivalent to BBB+ or lower by another NRSRO and (2) Michigan Municipal Bonds rated BB+ or lower by S&P.
"Holder" means a Person identified as a holder of record of shares of AMPS in the Stock Register.
"Independent Auditors" means a nationally recognized accountant, or firm of accountants, that is, with respect to the Corporation, an independent registered public accountant or firm of independent registered public accountants under the Securities Act of 1933, as amended.
"Initial Dividend Payment Date" means the Initial Dividend Payment Date as determined by the Board of Directors of the Corporation with respect to the AMPS or Other AMPS, as the case may be.
"Initial Dividend Period," with respect to the AMPS, has the meaning set forth in paragraph 2(c)(i) of these Articles Supplementary and, with respect to Other AMPS, has the equivalent meaning.
"Initial Dividend Rate," with respect to the AMPS, means the rate per annum applicable to the Initial Dividend Period for the AMPS and, with respect to Other AMPS, has the equivalent meaning.

"Initial Margin" means the amount of cash or securities deposited with a broker as a margin payment at the time of purchase or sale of a futures contract.
"Inverse Floaters" means trust certificates or other instruments evidencing interests in one or more Michigan Municipal Bonds or Municipal Bonds that qualify as (i) S&P Eligible Assets the interest rates on which are adjusted at short term intervals on a basis that is inverse to the simultaneous readjustment of the interest rates on corresponding floating rate trust certificates or other instruments issued by the same issuer, provided that the ratio of the aggregate dollar amount of floating rate instruments to inverse floating rate instruments issued by the same issuer does not exceed one to one at their time of original issuance unless the floating rate instrument has only one reset remaining until maturity or (ii) Moody's Eligible Assets the interest rates on which are adjusted at short term intervals on a basis that is inverse to the simultaneous readjustment of the interest rates on corresponding floating rate trust certificates or other instruments issued by the same issuer, provided that (a) such Inverse Floaters are rated by Moody's with the Adviser having the capability to collapse (or relink) within seven (7) days as a liquidity enhancement measure, and (b) the issuer of such Inverse Floaters employs a leverage factor (i.e., the ratio of underlying capital appreciation bonds or other instruments to residual long-term derivative instruments) of not more than 2:1.
"LIBOR Dealer" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other dealer or dealers as the Corporation from time to time may appoint or, in lieu thereof, their respective affiliates and successors.
"LIBOR Rate," on any Auction Date, means (i) the rate for deposits in U.S. dollars for the designated Dividend Period, which appears on display page 3750 of Moneyline's Telerate Service ("Telerate Page 3750") (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m., London time, on the day that is the London Business Day preceding the Auction Date (the "LIBOR Determination Date"), or (ii) if such rate does not appear on Telerate Page 3750 or such other page as may replace such Telerate Page 3750, (A) the LIBOR Dealer shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Dividend Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, LIBOR Rate shall equal such arithmetic mean of such quotations, (C) if only one or none of the Reference Banks provide such quotations, LIBOR Rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the LIBOR Dealer (after obtaining the Corporation's approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Dividend Period in an amount determined by the LIBOR Dealer (after obtaining the Corporation's approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Corporation to provide such rate or rates not being supplied by the LIBOR Dealer; provided further, that if the LIBOR Dealer and Substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, the LIBOR Rate shall be the LIBOR Rate as determined on the previous Auction Date. If the number of Dividend Period days shall be (i) 7 or more but fewer than 21 days, such rate shall be the seven-day LIBOR rate; (ii) 21 or more but fewer than 49 days, such rate shall be the one-month LIBOR rate; (iii) 49 or more but fewer than 77 days, such rate shall be the two-month LIBOR rate; (iv) 77 or more but fewer than 112 days, such rate shall be the three-month LIBOR rate; (v) 112 or more but fewer than 140 days, such rate shall be the four-month LIBOR rate; (vi) 140 or more but fewer than 168 days, such rate shall be the five-month LIBOR rate; (vii) 168 or more but fewer than 189 days, such rate shall be the six-month LIBOR rate; (viii) 189 or more but fewer than 217 days, such rate shall be the seven-month LIBOR rate; (ix) 217 or more but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (x) 252 or more but fewer than 287 days, such rate shall be the nine-month LIBOR rate; (xi) 287 or more but fewer than 315 days, such rate shall be the ten-month LIBOR rate; (xii) 315 or more but fewer than 343 days, such rate shall be the eleven-month LIBOR rate; and (xiii) 343 or more but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.
"London Business Day" means any day on which commercial banks are generally open for business in London.
"Long Term Dividend Period" means a Special Dividend Period consisting of a specified period of one whole year or more but not greater than five years.
"Mandatory Redemption Price" means $25,000 per share of AMPS plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption and excluding Additional Dividends.
"Marginal Tax Rate" means the maximum marginal regular Federal individual income tax rate applicable to ordinary income or the maximum marginal regular Federal corporate income tax rate, whichever is greater.

"Market Value" of any asset of the Corporation shall be the market value thereof determined by the Pricing Service. Market Value of any asset shall include any interest accrued thereon. The Pricing Service shall value portfolio securities at the quoted bid prices or the mean between the quoted bid and asked price or the yield equivalent when quotations are not readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by the Pricing Service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The Pricing Service may employ electronic data processing techniques and/or a matrix system to determine valuations. In the event the Pricing Service is unable to value a security, the security shall be valued at the lower of two dealer bids obtained by the Corporation from dealers who are members of the National Association of Securities Dealers, Inc. and who make a market in the security, at least one of which shall be in writing. Futures contracts and options are valued at closing prices for such instruments established by the exchange or board of trade on which they are traded, or if market quotations are not readily available, are valued at fair value on a consistent basis using methods determined in good faith by the Board of Directors.
"Maximum Applicable Rate," with respect to AMPS, has the meaning set forth in paragraph 10(a)(vii) of these Articles Supplementary and, with respect to Other AMPS, has the equivalent meaning.
"Maximum Potential Additional Dividend Liability," as of any Valuation Date, means the aggregate amount of Additional Dividends that would be due if the Corporation were to make Retroactive Taxable Allocations, with respect to any fiscal year, estimated based upon dividends paid and the amount of undistributed realized net capital gains and other taxable income earned by the Corporation, as of the end of the calendar month immediately preceding such Valuation Date and assuming such Additional Dividends are fully taxable.
"Moody's" means Moody's Investors Service, Inc. or its successors.
"Moody's Discount Factor" means, for purposes of determining the Discounted Value of any Michigan Municipal Bond or Municipal Bond which constitutes a Moody's Eligible Asset, the percentage determined by reference to (a) the rating by Moody's, S&P or Fitch on such Michigan Municipal or Municipal Bond or (b) in the event the Moody's Eligible Asset is insured under a Policy and the terms of the Policy permit the Corporation, at its option, to obtain other insurance guaranteeing the timely payment of interest on such Moody's Eligible Asset and principal thereof to maturity, the Moody's, S&P or Fitch insurance claims-paying ability rating of the issuer of the Policy or (c) in the event the Moody's Eligible Asset is insured under an insurance policy which guarantees the timely payment of interest on such Moody's Eligible Asset and principal thereof to maturity, the Moody's, S&P or Fitch insurance claims-paying ability rating of the issuer of the insurance policy, in accordance with the tables (for the applicable Moody's Exposure Period) set forth below:
Moody s Rating Category (1)
Aaa	Aa	A	Baa	Other (2)
151%	159%	160%	173%	225%

Footnotes:

(1)
Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

(2)
Michigan Municipal Bonds and Municipal Bonds rated Ba1 to B3 by Moody's or, if not rated by Moody's, rated BB+ to B- by S&P or Fitch. In addition, Michigan Municipal Bonds and Municipal Bonds not explicitly rated by Moody's, S&P or Fitch, but rated at least the equivalent of B3 internally by the Adviser, provided that Moody's reviews and achieves sufficient comfort with the Adviser's internal credit rating processes, will be included under "Other" in the table. Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Corporation's assets can be derived from other sources as well as combined with a number of sources as presented by the Corporation to Moody's, unrated Michigan Municipal Bonds and Municipal Bonds which are rated at least the equivalent of B3 by the Adviser internally are limited to 10% of Moody's Eligible Assets.

Moody's Rating Category
MIG-1, VMIG-1, P-1 (1)	MIG-1, VMIG-1, P-1 (2)
100%	136%

Footnotes:

(1)
Moody's rated Michigan Municipal Bonds or Municipal Bonds that have a maturity less than or equal to 49 days and Michigan Municipal Bonds or Municipal Bonds not rated by Moody's but rated the equivalent to MIG-1, VMIG-1, or P-1 by S&P or Fitch that have a maturity less than or equal to 49 days.

(2)
Moody's rated Michigan Municipal Bonds or Municipal Bonds that have a maturity greater than 49 days and Michigan Municipal Bonds or Municipal Bonds not rated by Moody's but rated the equivalent to MIG-1, VMIG-1, or P-1 by S&P or Fitch that have a maturity greater than 49 days.

; provided, however, in the event a Moody's Discount Factor applicable to a Moody's Eligible Asset is determined by reference to an insurance claims-paying ability rating in accordance with clause (b) or (c), such Moody's Discount Factor shall be increased by an amount equal to 50% of the difference between (i) the percentage set forth in the foregoing table under the applicable rating category and (ii) the percentage set forth in the foregoing table under the rating category which is one category lower than the applicable rating category.
Notwithstanding the foregoing, no Moody's Discount Factor will be applied to cash or to Receivables for Michigan Municipal Bonds and Municipal Bonds Sold that are due within five Business Days of such Valuation Date. The Moody's Discount Factor for Receivables for Michigan Municipal Bonds and Municipal Bonds Sold that are due within six and 30 Business Days of such Valuation Date will be the Moody's Discount Factor applicable to the Michigan Municipal Bonds or Municipal Bonds sold. "Receivables for Michigan Municipal Bonds and Municipal Bonds Sold," for purposes of calculating Moody's Eligible Assets as of any Valuation Date, means the book value of receivables for Michigan Municipal Bonds and Municipal Bonds sold as of or prior to such Valuation Date if such receivables are due within 30 Business Days of such Valuation Date.

The Moody's Discount Factor for Inverse Floaters shall be the product of (x) the percentage determined by reference to the rating on the security underlying such Inverse Floaters multiplied by (y) 1.25.
The Moody's Discount Factor for Rule 2a-7 Money Market Funds shall be 110%.
"Moody's Eligible Asset" means cash, Receivables for Michigan Municipal Bonds and Municipal Bonds Sold, Rule 2a-7 Money Market Funds, a Michigan Municipal Bond or a Municipal Bond that (i) pays interest in cash, (ii) is publicly rated B3 or higher by Moody's or, if not rated by Moody's, but rated by S&P or Fitch, is publicly rated at least B- by S&P or Fitch, or if not explicitly rated by Moody's, S&P or Fitch, be rated at least the equivalent of B3 internally by the Adviser, provided that Moody's reviews and achieves sufficient comfort with the Adviser's internal credit rating processes, (iii) does not have its Moody's rating suspended by Moody's, (iv) if an Inverse Floater, is explicitly rated by Moody's, and (v) is part of an issue of Michigan Municipal Bonds or Municipal Bonds of at least $10,000,000 (except for issues rated Aaa by Moody's, as provided in the chart below). In addition, Michigan Municipal Bonds and Municipal Bonds in the Corporation's portfolio must be within the following diversification requirements in order to be included within Moody's Eligible Assets:
	Minimum Issue Size	Maximum Underlying	Maximum Issue	Maximum State Allowed
Ratings	($ Millions)	Obligor (%) (1)	Type (%) (1)(3)	(%) (1)(4)
Aaa	*	100	100	100
Aa	10	20	60	60
A	10	10	40	40
Baa	10	6	20	20
Ba	10	4	12	12
B	10	3	12	12
Other (2)	10	2	12	12
________________________
(1)	The referenced percentages represent maximum cumulative totals for the related rating category and each lower rating category.

(2)	Michigan Municipal Bonds and Municipal Bonds not rated by Moody's, S&P or Fitch, but rated at least the equivalent of B3 internally by the Adviser.

(3)	Does not apply to general obligation bonds.

(4)
Does not apply to Michigan Municipal Bonds. Territorial bonds (other than those issued by Puerto Rico and counted collectively) are each limited to 10% of Moody's Eligible Assets. For diversification purposes, Puerto Rico will be treated as a slate.

*	Not applicable.

For purposes of the maximum underlying obligor requirement described above, any Michigan Municipal Bond or Municipal Bond backed by the guaranty, letter of credit or insurance issued by a third party will be deemed to be issued by such third party if the issuance of such third party credit is the sole determinant of the rating on such Bond. For purposes of the issue type concentration requirement described above, Michigan Municipal Bonds and Municipal Bonds will be classified within one of the following categories: health care issues (teaching and non-teaching hospitals, public and private), housing issues (single- and multi-family), educational facilities issues (public and private schools), student loan issues, resource recovery issues, transportation issues (mass transit, airport and highway bonds), industrial revenue/pollution control bond issues, utility issues (including water, sewer and electricity), general obligation issues, lease obligations/certificates of participation, escrowed bonds and other issues ("Other Issues") not falling within one of the aforementioned categories (includes special obligations to crossover, excise and sales tax revenue, recreation revenue, special assessment and telephone revenue bonds). In no event shall (a) more than 10% of Moody's Eligible Assets consist of student loan issues, (b) more than 10% of Moody's Eligible Assets consist of resource recovery issues or (c) more than 10% of Moody's Eligible Assets consist of Other Issues.
When the Corporation sells a Michigan Municipal Bond or Municipal Bond and agrees to repurchase it at a future date, the Discounted Value of such Bond will constitute a Moody's Eligible Asset and the amount the Corporation is required to pay upon repurchase of such Bond will count as a liability for purposes of calculating the AMPS Basic Maintenance Amount,  For so long as the AMPS are rated by Moody's, the Corporation will not enter into any such reverse repurchase agreements unless it has received written confirmation from Moody's that such transactions would not impair the rating then assigned the AMPS by Moody's. When the Corporation purchases a Michigan Municipal Bond or Municipal Bond and agrees to sell it at a future date to another party, cash receivable by the Corporation thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such Bond will constitute a Moody's Eligible Asset.
High Yield Municipal Bonds may comprise no more than 20% of Moody's Eligible Assets. Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Corporation's assets can be derived from other sources as well as combined with a number of sources as presented by the Corporation to Moody's, unrated High Yield Municipal Bonds which are rated at least the equivalent of B3 by the Adviser internally are limited to 10% of Moody's Eligible Assets.
Inverse Floaters, including primary market and secondary market residual interest bonds, may constitute no more than 10% of Moody's Eligible Assets.
Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset if it is (i) held in a margin account, (ii) subject to any material lien, mortgage, pledge, security interest or security agreement of any kind, (iii) held for the purchase of a security pursuant to a Forward Commitment or (iv) irrevocably deposited by the Corporation for the payment of dividends or redemption.
"Moody's Exposure Period" means the period commencing on a given Valuation Date and ending 49 days thereafter.

"Moody's Hedging Transactions" has the meaning set forth in paragraph 8(b) of these Articles Supplementary.
"Moody's Volatility Factor" means 272% as long as there has been no increase enacted to the Marginal Tax Rate. If such an increase is enacted but not yet implemented, the Moody's Volatility Factor shall be as follows:
% Change in Marginal Tax Rate	Moody's Volatility Factor
<5%	292%
>5% but <10%	313%
>10% but <15%	338%
>15% but <20%	364%
>20% but <25%	396%
>25% but <30%	432%
>30% but <35%	472%
>35% but <40%	520%

Notwithstanding the foregoing, the Moody's Volatility Factor may mean such other potential dividend rate increase factor as Moody's advises the Corporation in writing is applicable.
"Municipal Bonds" means "Municipal Bonds" as defined in the Corporation's Registration Statement on Form N-2 (File No. 333-119654) relating to the AMPS on file with the Securities and Exchange Commission, as such Registration Statement may be amended from time to time, as well as short-term municipal obligations, High Yield Municipal Bonds and Inverse Floaters.
"Municipal Index" has the meaning set forth in paragraph 8(a) of these Articles Supplementary.
"Michigan Municipal Bonds" means Municipal Bonds issued by or on behalf of the State of Michigan, its political subdivisions, agencies and instrumentalities and by other qualifying issuers that pay interest which, in the opinion of bond counsel to the issuer, is exempt from Federal and Michigan income taxes, and includes Inverse Floaters.

"1940 Act" means the Investment Company Act of 1940, as amended from time to time.
"1940 Act AMPS Asset Coverage" means asset coverage, as defined in section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Corporation which are stock, including all outstanding shares of AMPS and Other AMPS (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of paying dividends on its common stock).
"1940 Act Cure Date," with respect to the failure by the Corporation to maintain the 1940 Act AMPS Asset Coverage (as required by paragraph 6 of these Articles Supplementary) as of the last Business Day of each month, means the last Business Day of the following month.
"Non-Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions".
"Non-Payment Period" means, with respect to the AMPS, any period commencing on and including the day on which the Corporation shall fail to (i) declare, prior to the close of business on the second Business Day preceding any Dividend Payment Date, for payment on or (to the extent permitted by paragraph 2(c)(i) of these Articles Supplementary) within three Business Days after such Dividend Payment Date to the Holders as of 12:00 noon, Eastern time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on shares of AMPS payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Auction Agent by 12:00 noon, Eastern time, (A) on such Dividend Payment Date the full amount of any cash dividend on such shares payable (if declared) on such Dividend Payment Date or (B) on any redemption date for any shares of AMPS called for redemption, the Mandatory Redemption Price per share of such AMPS or, in the case of an optional redemption, the Optional Redemption Price per share, and ending on and including the Business Day on which, by 12:00 noon, Eastern time, all unpaid cash dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Holders in same-day funds; provided that, a Non-Payment Period shall not end unless the Corporation shall have given at least five days' but no more than 30 days' written notice of such deposit or availability to the Auction Agent, all Existing Holders (at their addresses appearing in the Stock Books) and the Securities Depository. Notwithstanding the foregoing, the failure by the Corporation to deposit funds as provided for by clauses (ii)(A) or (ii)(B) above within three Business Days after any Dividend Payment Date or redemption date, as the case may be, in each case to the extent contemplated by paragraph 2(c)(i) of these Articles Supplementary, shall not constitute a "Non-Payment Period."
"Non-Payment Period Rate" means, initially, 200% of the applicable Reference Rate (or 300% of such rate if the Corporation has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend pursuant to paragraph 2(f) hereof that net capital gains or other taxable income will be included in such dividend on shares of AMPS), provided that the Board of Directors of the Corporation shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Directors of the Corporation determines and Moody's and S&P (and any Substitute Rating Agency or Substitute Rating Agencies, as the case may be, in lieu of Moody's or S&P, or both, in the event either or both of such parties shall not rate the AMPS) advise the Corporation in writing that such adjustment, modification, alteration or change will not adversely affect their then current ratings on the AMPS.

"Normal Dividend Payment Date" has the meaning set forth in paragraph 2(b)(i) of these Articles Supplementary.
"Notice of Redemption" means any notice with respect to the redemption of shares of AMPS pursuant to paragraph 4 of these Articles Supplementary.
"Notice of Revocation" has the meaning set forth in paragraph 2(c)(iii) of these Articles Supplementary.
"Notice of Special Dividend Period" has the meaning set forth in paragraph 2(c)(iii) of these Articles Supplementary.
"NRSRO" means any nationally recognized statistical rating organization, as that term is used in Rule 15a3-1 under the Securities Exchange Act of 1934, as amended, or any successor provisions.
"Optional Redemption Price" means $25,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) to the date fixed for redemption and excluding Additional Dividends plus any applicable redemption premium attributable to the designation of a Premium Call Period.
"Other AMPS" means the auction rate preferred stock of the Corporation, other than the AMPS.
"Outstanding" means, as of any date (i) with respect to AMPS, shares of AMPS theretofore issued by the Corporation except, without duplication, (A) any shares of AMPS theretofore cancelled or delivered to the Auction Agent for cancellation, or redeemed by the Corporation, or as to which a Notice of Redemption shall have been given and Deposit Securities shall have been deposited in trust or segregated by the Corporation pursuant to paragraph 4(c) and (B) any shares of AMPS as to which the Corporation or any Affiliate thereof shall be a

Beneficial Owner, provided that shares of AMPS held by an Affiliate shall be deemed outstanding for purposes of calculating the AMPS Basic Maintenance Amount and (ii) with respect to shares of other Preferred Stock, has the equivalent meaning.
"Parity Stock" means the AMPS and each other outstanding series of Preferred Stock the holders of which, together with the holders of the AMPS, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to the full respective preferential amounts to which they are entitled, without preference or priority one over the other.
"Person" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.
"Policy" means an insurance policy purchased by the Corporation which guarantees the payment of principal and interest on specified Municipal Bonds and Michigan Municipal Bonds during the period in which such Municipal Bonds and Michigan Municipal Bonds are owned by the Corporation; provided, however, that, as long as the AMPS are rated by Moody's and S&P, the Corporation will not obtain any Policy unless Moody's and S&P advise the Corporation in writing that the purchase of such Policy will not adversely affect their then-current rating on the AMPS.
"Potential Beneficial Owner" means a customer of a Broker-Dealer or a Broker-Dealer that is not a Beneficial Owner of shares of AMPS but that wishes to purchase such shares, or that is a Beneficial Owner that wishes to purchase additional shares of AMPS.

"Potential Holder" means any Broker-Dealer or any such other Person as may be permitted by the Corporation, including any Existing Holder, who may be interested in acquiring shares of AMPS (or, in the case of an Existing Holder, additional shares of AMPS).
"Preferred Stock" means the preferred stock of the Corporation, and includes AMPS and Other AMPS.
"Premium Call Period" has the meaning set forth under the definition of "Specific Redemption Provisions."
"Pricing Service" means J.J. Kenny or any pricing service designated by the Board of Directors of the Corporation provided the Corporation obtains written assurance from S&P and Moody's that such designation will not impair the rating then assigned by S&P and Moody's to the AMPS.
"Receivables for Michigan Municipal Bonds Sold" has the meaning set forth under the definition of "S&P Discount Factor."
"Receivables for Michigan Municipal Bonds or Municipal Bonds Sold" has the meaning set forth under the definition of "Moody's Discount Factor."
"Reference Banks" means four major banks in the London interbank market selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates or successors or such other party as the Corporation may from time to time appoint.
"Reference Rate" means: (i) with respect to a Dividend Period having 364 or fewer days, the higher of the applicable LIBOR Rate and the Taxable Equivalent of the Short-Term Municipal Bond Rate, or (ii) with respect to any Dividend Period having 365 or more days, the applicable Treasury Index Rate.

"Request for Special Dividend Period" has the meaning set forth in paragraph 2(c)(iii) of these Articles Supplementary.
"Response" has the meaning set forth in paragraph 2(c)(iii) of these Articles Supplementary.
"Retroactive Taxable Allocation" has the meaning set forth in paragraph 2(e) of these Articles Supplementary.
"Right" with respect to the AMPS, has the meaning set forth in paragraph 2(e) of these Articles Supplementary and, with respect to Other AMPS, has the equivalent meaning.
"Rule 2a-7 Money Market Funds" means investment companies registered under the 1940 Act that comply with the requirements of Rule 2a-7 thereunder.
"S&P" means Standard & Poor's or its successors.
"S&P Discount Factor" means, for purposes of determining the Discounted Value of any Michigan Municipal Bond which constitutes an S&P Eligible Asset, the percentage determined by reference (a) to the rating by S&P, Moody's or Fitch on such Michigan Municipal Bond or (b) in the event the Michigan Municipal Bond is insured under a Policy and the terms of the Policy permit the Corporation, at its option, to obtain other permanent insurance guaranteeing the timely payment of interest on such Michigan Municipal Bond and principal thereof to maturity, the S&P, Moody's or Fitch insurance claims-paying ability rating of the issuer of the Policy or (c) in the event the Michigan Municipal Bond is insured under an insurance policy which guarantees the timely payment of interest on such Michigan Municipal Bond and principal thereof to maturity, the S&P, Moody's or Fitch insurance claims-paying ability rating of the issuer of the insurance policy; provided, however, for purposes of determining the S&P Discount Factor applicable to Michigan Municipal Bonds or issuers not rated by S&P, the Michigan Municipal

Bonds or issuers will carry an S&P rating one full rating category lower than the S&P rating category that is the equivalent of the rating category in which such Michigan Municipal Bond or issuer is placed by a NRSRO, in accordance with the table (for the applicable S&P Exposure Period) set forth below:
S&P's Rating Category(1)
AAA* (2)	AA*	A*	BBB*	BB*	B*	CCC*	NR
159.75%	162.75%	165.75%	168.75%	190.11%	210.11%	230.11%	235.00%
________________________
*	S&P rating.

(1)
For Michigan Municipal Bonds of any one issuer rated at least BBB- by S&P, or if not rated by S&P, rated at least A- by another NRSRO, 2% is added to the applicable S&P Discount Factor for every 1% by which the Market Value of such Michigan Municipal Bonds exceeds 5% of the aggregate Market Value of the S&P Eligible Assets, but in no event greater than 10%; or for any percentage over 5% add 10 percentage points to the applicable S&P Discount Factor.

(2)	For zero coupon Michigan Municipal Bonds, the S&P Discount Factor is 441.80%.

Notwithstanding the foregoing, (i) the S&P Discount Factor for short-term Michigan Municipal Bonds will be 115%, so long as such Michigan Municipal Bonds are rated A-1+ or SP-1+ by S&P and mature or have a demand feature exercisable in 30 days or less, or 120% so long as such Michigan Municipal Bonds are rated A-1 or SP- l by S&P and mature or have a demand feature exercisable in 30 days or less, or 125% if such Michigan Municipal Bonds are not rated by S&P but are rated VMIG-1, P-1 or MIG-1 by Moody's or F-1+ by Fitch; provided, however, such short-term Michigan Municipal Bonds rated by Moody's or Fitch but not rated by S&P having a demand feature exercisable in 30 days or less must be backed by a letter of credit, liquidity facility or guarantee from a bank or other financial institution having a short-term rating of at least A-1+ from S&P; and further provided that such short-term Michigan Municipal Bonds rated by Moody's or Fitch but not rated by S&P may comprise no more than 50% of short-term Michigan Municipal Bonds that qualify as S&P Eligible Assets, (ii) the S&P Discount Factor for Rule 2a-7 Money Market Funds will be 110%, (iii) the S&P Discount Factor for Receivables for

Michigan Municipal Bonds Sold that are due in more than five Business Days from such Valuation Date will be the S&P Discount Factor applicable to the Michigan Municipal Bonds sold, and (iv) no S&P Discount Factor will be applied to cash or to Receivables for Michigan Municipal Bonds Sold if such receivables are due within five Business Days of such Valuation Date. "Receivables for Michigan Municipal Bonds Sold," for purposes of calculating S&P Eligible Assets as of any Valuation Date, means the book value of receivables for Michigan Municipal Bonds sold as of or prior to such Valuation Date. For purposes of the foregoing, Anticipation Notes rated SP-1 or, if not rated by S&P, rated VMIG-1 by Moody's or F-1+ by Fitch, which do not mature or have a demand feature exercisable in 30 days and which do not have a long-term rating, shall be considered to be short-term Michigan Municipal Bonds.
"S&P Eligible Asset" means cash, Receivables for Michigan Municipal Bonds Sold, Rule 2a-7 Money Market Funds or a Michigan Municipal Bond that (i) except for zero coupon Michigan Municipal Bonds rated AAA by S&P that mature in 30 years or less, is interest bearing and pays interest at least semi-annually; (ii) is payable with respect to principal and interest in United States Dollars; (iii) is not subject to a covered call or covered put option written by the Corporation; (iv) except for Inverse Floaters, is not part of a private placement; and (v) except for Inverse Floaters and legally defeased bonds that are secured by securities issued or guaranteed by the United States Government, is part of an issue of Michigan Municipal Bonds with an original issue size of at least $10 million or, if of an issue with an original issue size below $10 million, is rated at least AA or higher by S&P. Notwithstanding the foregoing:
(1)           Michigan Municipal Bonds of any one issue type category (as described below) will be considered S&P Eligible Assets only to the extent the Market Value of such Michigan Municipal Bonds does not exceed 25% of the aggregate Market Value of

S&P Eligible Assets, except that Michigan Municipal Bonds falling within the general obligation issue type category will be considered S&P Eligible Assets to the extent the Market Value of such Michigan Municipal Bonds does not exceed 50% of the aggregate Market Value of S&P Eligible Assets. For purposes of the issue type category requirement described above, Michigan Municipal Bonds will be classified within one of the following categories: health care issues, housing issues, educational facilities issues, student loan issues, transportation issues, industrial development bond issues, electric, gas and combination issues (if the combination issue includes an electric issue), water and sewer utilities and combination issues (if the combination issue does not include an electric issue), irrigation, resource recovery, solid waste and other utilities, general obligation issues, lease obligations, escrowed bonds and other issues not falling within one of the aforementioned categories. The general obligation issue type category includes any issuer that is directly or indirectly guaranteed by the State of Michigan or its political subdivisions. Utility issuers are included in the general obligation issue type category if the issuer is directly or indirectly guaranteed by the State of Michigan or its political subdivisions;
(2)           Michigan Municipal Bonds which are escrow bonds or defeased bonds may compose up to 100% of the aggregate Market Value of S&P Eligible Assets if such Michigan Municipal Bonds initially are assigned a rating by S&P in accordance with S&P's legal defeasance criteria or rerated by S&P as economic defeased escrow bonds and assigned an AAA rating. Michigan Municipal Bonds may be rated as escrow bonds by another NRSRO or rerated as an escrow bond and assigned the equivalent of an S&P. AAA rating, provided that such equivalent rated Bonds are limited to 50% of the aggregate Market Value of S&P Eligible Assets and are deemed to have an AA S&P rating for purposes of determining the S&P Discount Factor applicable to such Michigan Municipal Bonds. The limitations on Michigan Municipal Bonds in clause (1) above and clauses (3) and (4) below are not applicable to escrow bonds, however, economically defeased bonds that are either initially rated or rerated by S&P or another NRSRO and assigned the same rating level as the issuer of the Michigan Municipal Bonds will remain in its original issue type category set forth in clause (1) above;
(3)           Michigan Municipal Bonds which are not rated by any NRSRO may comprise no more than 10% of S&P Eligible Assets;
(4)           Michigan Municipal Bonds rated at least BBB- by S&P, or if not rated by S&P, rated at least A- by another NRSRO, of any one issuer or guarantor (excluding bond insurers) will be considered S&P Eligible Assets only to the extent the Market Value of such Michigan Municipal Bonds does not exceed 10% of the aggregate Market Value of the S&P Eligible Assets, High Yield Municipal Bonds of any issuer may comprise no more than 5% of S&P Eligible Assets, and Michigan Municipal Bonds of any one issuer which are not rated by any NRSRO will be considered S&P Eligible Assets only to the extent the Market Value of such Michigan Municipal Bonds does not exceed 5% of the aggregate Market Value of the S&P Eligible Assets. In the aggregate, the maximum issuer exposure is limited to 10% of the S&P Eligible Assets; and
(5)           Michigan Municipal Bonds not rated by S&P but rated by another NRSRO will be included in S&P Eligible Assets only to the extent the Market Value of such Michigan Municipal Bonds does not exceed 50% of the aggregate Market Value of the S&P Eligible Assets.

The Corporation may include Municipal Bonds other than Michigan Municipal Bonds as S&P Eligible Assets pursuant to guidelines and restrictions to be established by S&P, provided that S&P advises the Corporation in writing that such action will not adversely affect its then current rating on the AMPS.
"S&P Exposure Period" means the sum of (i) that number of days from the last Valuation Date on which the Corporation's Discounted Value of S&P Eligible Assets were greater than the AMPS Basic Maintenance Amount to the Valuation Date on which the Corporation's Discounted Value of S&P Eligible Assets failed to exceed the AMPS Basic Maintenance Amount, (ii) the maximum number of days following a Valuation Date that the Corporation has under these Articles Supplementary to cure any failure to maintain a Discounted Value of S&P Eligible Assets at least equal to the AMPS Basic Maintenance Amount, and (iii) the maximum number of days the Corporation has to effect a mandatory redemption under Section 4(a)(ii) of these Articles Supplementary.
"S&P Hedging Transactions" has the meaning set forth in paragraph 8(a) of these Articles Supplementary.
"S&P Volatility Factor" means 277% or such other potential dividend rate increase factor as S&P advises the Corporation in writing is applicable.
"Securities Depository" means The Depository Trust Company or any successor company or other entities elected by the Corporation as securities depository for the shares of AMPS that agrees to follow the procedures required to be followed by such securities depository in connection with the shares of AMPS.
"Service" means the United States Internal Revenue Service.
"7-Day Dividend Period" means a Dividend Period consisting of seven days.

"Short Term Dividend Period" means a Special Dividend Period consisting of a specified number of days (other than seven), evenly divisible by seven and not fewer than seven nor more than 364.
"Special Dividend Period" means a Dividend Period consisting of (i) a specified number of days (other than seven), evenly divisible by seven and not fewer than seven nor more than 364 or (ii) a specified period of one whole year or more but not greater than five years (in each case subject to adjustment as provided in paragraph 2(b)(i)).
"Specific Redemption Provisions" means, with respect to a Special Dividend Period either, or any combination of, (i) a period (a "Non-Call Period") determined by the Board of Directors of the Corporation, after consultation with the Auction Agent and the Broker-Dealers, during which the shares of AMPS subject to such Dividend Period shall not be subject to redemption at the option of the Corporation and (ii) a period (a "Premium Call Period"), consisting of a number of whole years and determined by the Board of Directors of the Corporation, after consultation with the Auction Agent and the Broker-Dealers, during each year of which the shares of AMPS subject to such Dividend Period shall be redeemable at the Corporation's option at a price per share equal to $25,000 plus accumulated but unpaid dividends plus a premium expressed as a percentage of $25,000, as determined by the Board of Directors of the Corporation after consultation with the Auction Agent and the Broker-Dealers.
"Stock Books" means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders of the AMPS.
"Stock Register" means the register of Holders maintained on behalf of the Corporation by the Auction Agent in its capacity as transfer agent and registrar for the AMPS.

"Subsequent Dividend Period," with respect to AMPS, has the meaning set forth in paragraph 2(c)(i) of these Articles Supplementary and, with respect to Other AMPS, has the equivalent meaning.
"Substitute LIBOR Dealers" means such Substitute LIBOR Dealer or Dealers as the Corporation may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.
"Substitute Rating Agency" and "Substitute Rating Agencies" mean a NRSRO or two NRSROs, respectively, selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and successors, after obtaining the Corporation's approval, to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the shares of AMPS.
"Taxable Equivalent of the Short-Term Municipal Bond Rate" on any date means 90% of the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the Kenny S&P 30 day High Grade Index (the "Kenny Index") or any successor index, made available for the Business Day immediately preceding such date but in any event not later than 8:30 A.M., Eastern time, on such date by Kenny Information Systems Inc. or any successor thereto, based upon 30-day yield evaluations at par of bonds the interest on which is excludable for regular Federal income tax purposes under the Code of "high grade" component issuers selected by Kenny Information Systems Inc. or any such successor from time to time in its discretion, which component issuers shall include, without limitation, issuers of general obligation bonds but shall exclude any bonds the interest on which constitutes an item of tax preference under Section 57(a)(5) of the Code, or successor provisions, for purposes of the "alternative minimum tax," divided by (B) 1.00 minus the Marginal Tax Rate (expressed as a decimal); provided, however, that if the Kenny Index is not made so available by 8:30 A.M., Eastern time, on such date by Kenny Information Systems Inc. or any successor, the Taxable Equivalent of the Short-Term Municipal Bond Rate shall mean the quotient of (A) the per annum rate expressed on an interest equivalent basis equal to the most recent Kenny Index so made available for any preceding Business Day, divided by (B) 1.00 minus the Marginal Tax Rate (expressed as a decimal). The Corporation may not utilize a successor index to the Kenny Index unless Moody's and S&P provide the Corporation with written confirmation that the use of such successor index will not adversely affect the then-current respective Moody's and S&P ratings of the AMPS.
"Treasury Bonds" means U.S. Treasury Bonds or Notes.
"Treasury Index Rate" means the average yield to maturity for actively traded marketable fixed interest rate U.S. Treasury Securities having the same number of 30-day periods to maturity as the length of the applicable Dividend Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Dividend Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15(519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Corporation by at least three recognized dealers in U.S. Government Securities selected by the Corporation.

"U.S. Treasury Securities" means direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States government.
"Valuation Date" means, for purposes of determining whether the Corporation is maintaining the AMPS Basic Maintenance Amount, the last Business Day of each week commencing with the Date of Original Issue; provided, however, that the first Valuation Date may occur on any date established by the Corporation; provided, however, that such date shall not be more than one week from the Date of Original Issue.
"Variation Margin" means, in connection with an outstanding futures contract owned or sold by the Corporation, the amount of cash or securities paid to or received from a broker (subsequent to the Initial Margin payment) from time to time as the price of such futures contract fluctuates.
(b)           The foregoing definitions of AMPS Basic Maintenance Amount, AMPS Basic Maintenance Cure Date, AMPS Basic Maintenance Report, Auditors' Confirmation, Deposit Securities, Discounted Value, High Yield Municipal Bonds, Independent Auditors, Initial Margin, Inverse Floaters, Market Value, Maximum Potential Additional Dividend Liability, Moody's Discount Factor, Moody's Eligible Asset, Moody's Exposure Period, Moody's Hedging Transactions, Moody's Volatility Factor, Policy, S&P Discount Factor, S&P Eligible Asset, S&P Exposure Period, S&P Hedging Transactions, S&P Volatility Factor, Valuation Date and Variation Margin have been determined by the Board of Directors of the Corporation in order to obtain a Aaa rating from Moody's and a AAA rating from S&P on the AMPS on their Date of Original Issue; and the Board of Directors of the Corporation shall have the authority, without shareholder approval, to amend, alter or repeal from time to time by resolution or otherwise the foregoing definitions and the restrictions and guidelines if Moody's and S&P or any Substitute

Rating Agency advises the Corporation in writing that such amendment, alteration or repeal will not materially affect the then current rating of the AMPS. Furthermore, if the Board of Directors determines as provided in paragraph 12 hereto not to continue to comply with the provisions of paragraphs 7 and 8 hereof with respect to Moody's, and any other provisions hereof with respect to obtaining and maintaining a rating on the AMPS from Moody's, and/or paragraphs 7 and 8 hereof with respect to S&P, and any other provisions hereof with respect to obtaining and maintaining a rating on the AMPS from S&P, then such definitions listed in this paragraph, unless the context requires otherwise, shall have no meaning in these Articles Supplementary for the AMPS.
2.           Dividends.
(a)           The Holders shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of funds legally available therefor, cumulative dividends each consisting of (i) cash at the Applicable Rate, (ii) a Right to receive cash as set forth in paragraph 2(e) below, and (iii) any additional amounts as set forth in paragraph 2(f) below, and no more, payable on the Dividend Payment Date set forth below. Dividends on the shares of AMPS so declared and payable shall be paid (i) in preference to and in priority over any dividends declared and payable on the Common Stock, and (ii) to the extent permitted under the Code and to the extent available, out of net tax-exempt income earned on the Corporation's investments. To the extent permitted under the Code, dividends on shares of AMPS will be designated as exempt-interest dividends. For the purposes of this section, the term "net tax-exempt income" shall exclude capital gains of the Corporation.
(b) (i)           Cash dividends on shares of AMPS shall accumulate from the Date of Original Issue and shall be payable, when, as and if declared by the Board of Directors, out of funds legally available therefor, commencing on the Initial Dividend Payment Date with respect to the AMPS. Following the Initial Dividend Payment Date for the AMPS, dividends on the AMPS will be payable, at the option of the Corporation, either (i) with respect to any 7-Day Dividend Period and any Short Term Dividend Period of 35 or fewer days, on the day next succeeding the last day thereof, or (ii) with respect to any Short Term Dividend Period of more than 35 days and with respect to any Long Term Dividend Period, monthly on the first Business Day of each calendar month during such Short Term Dividend Period or Long Term Dividend Period and on the day next succeeding the last day thereof (each such date referred to in clause (i) or (ii) being herein referred to as a "Normal Dividend Payment Date"), except that if such Normal Dividend Payment Date is not a Business Day, then the Dividend Payment Date shall be the first Business Day next succeeding such Normal Dividend Payment Date. Although any particular Dividend Payment Date may not occur on the originally scheduled date because of the exception discussed above, the next succeeding Dividend Payment Date, subject to such exception, will occur on the next following originally scheduled date. If for any reason a Dividend Payment Date cannot be fixed as described above, then the Board of Directors shall fix the Dividend Payment Date. The Board of Directors by resolution prior to authorization of a dividend by the Board of Directors may change a Dividend Payment Date if such change does not adversely affect the contact rights of the Holders of shares of AMPS set forth in the Charter. The Initial Dividend Period, 7-Day Dividend Periods and Special Dividend Periods are hereinafter sometimes referred to as Dividend Periods. Each dividend payment date determined as provided above is hereinafter referred to as a "Dividend Payment Date."
(ii) Each dividend shall be paid to the Holders as they appear in the Stock Register as of 12:00 noon, Eastern time, on the Business Day preceding the Dividend Payment Date. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as they appear on the Stock Register on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Directors of the Corporation.
(c) (i) During the period from and including the Date of Original Issue to but excluding the Initial Dividend Payment Date (the "Initial Dividend Period"), the Applicable Rate shall be the Initial Dividend Rate. Commencing on the Initial Dividend Payment Date, the Applicable Rate for each subsequent dividend period (hereinafter referred to as a "Subsequent Dividend Period"), which Subsequent Dividend Period shall commence on and include a Dividend Payment Date and shall end on and include the calendar day prior to the next Dividend Payment Date (or last Dividend Payment Date in a Dividend Period if there is more than one Dividend Payment Date), shall be equal to the rate per annum that results from implementation of the Auction Procedures.
The Applicable Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; and each Dividend Period, commencing after the first day of, and during, a Non-Payment Period shall be a 7-Day Dividend Period. Except in the case of the willful failure of the Corporation to pay a dividend on a Dividend Payment Date or to redeem any shares of AMPS on the date set for such redemption, any amount of any dividend due on any Dividend Payment Date (if, prior to the close of business on the second Business Day preceding such Dividend Payment Date, the Corporation has declared such dividend payable on such Dividend Payment Date to the Holders of such shares of AMPS as of 12:00 noon, Eastern time, on the Business Day preceding such Dividend Payment Date) or redemption price with respect to any shares of AMPS not paid to such Holders when due may be paid to such Holders in the same form of funds by 12:00 noon, Eastern time, on any of the first three Business Days after such Dividend Payment Date or due date, as the case may be, provided that, such amount is accompanied by a late charge calculated for such period of non-payment at the Non-Payment Period Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 365. In the case of a willful failure of the Corporation to pay a dividend on a Dividend Payment Date or to redeem any shares of AMPS on the date set for such redemption, the preceding sentence shall not apply and the Applicable Rate for the Dividend Period commencing during the Non-Payment Period resulting from such failure shall be the Non-Payment Period Rate. For the purposes of the foregoing, payment to a person in same-day funds on any Business Day at any time shall be considered equivalent to payment to such person in New York Clearing House (next day) funds at the same time on the preceding Business Day, and any payment made after 12:00 noon, Eastern time, on any Business Day shall be considered to have been made instead in the same form of funds and to the same person before 12:00 noon, Eastern time, on the next Business Day.
(ii)           The amount of cash dividends per share of AMPS payable (if declared) on the Initial Dividend Payment Date and on each Dividend Payment Date of each 7-Day Dividend Period and each Short Term Dividend Period shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be the number of days in such Dividend Period or part thereof that such share was outstanding and the denominator of which will be 365, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Long Term Dividend Period, the amount of cash dividends per share of AMPS payable (if declared) on any Dividend Payment Date shall be computed by multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which will be such number of days in such part of such Dividend Period that such share was outstanding and for which dividends are payable on such Dividend Payment Dates and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent.
(iii) With respect to each Dividend Period that is a Special Dividend Period, the Corporation may, at its sole option and to the extent permitted by law, by telephonic and written notice (a "Request for Special Dividend Period") to the Auction Agent and to each Broker-Dealer, request that the next succeeding Dividend Period for the AMPS be a number of days (other than seven), evenly divisible by seven and not fewer than seven nor more than 364 in the case of a Short Term Dividend Period or one whole year or more but not greater than five years in the case of a Long Term Dividend Period, specified in such notice, provided that the Corporation may not give a Request for Special Dividend Period (and any such request shall be null and void) unless, for any Auction occurring after the initial Auction, Sufficient Clearing Bids were made in the last occurring Auction and unless full cumulative dividends, any amounts due with respect to redemptions, and any Additional Dividends payable prior to such date have been paid in full, Such Request for Special Dividend Period, in the case of a Short Term Dividend Period, shall be given on or prior to the second Business Day but not more than seven Business Days prior to an Auction Date for the AMPS and, in the case of a Long Term Dividend Period, shall be given on or prior to the second Business Day but not more than 28 days prior to an Auction Date for the AMPS. Upon receiving such Request for Special Dividend Period, the Broker-Dealer(s) shall jointly determine whether, given the factors set forth below, it is advisable that the Corporation issue a Notice of Special Dividend Period for the AMPS as contemplated by such Request for Special Dividend Period and the Optional Redemption Price of the AMPS

during such Special Dividend Period and the Specific Redemption Provisions and shall give the Corporation written notice (a "Response") of such determination by no later than the second Business Day prior to such Auction Date. In making such determination the Broker-Dealer(s) will consider (1) existing short-term and long-term market rates and indices of such short-term and long-term rates, (2) existing market supply and demand for short-term and long-term securities, (3) existing yield curves for short-term and long-term securities comparable to the AMPS, (4) industry and financial conditions which may affect the AMPS, (5) the investment objective of the Corporation, and (6) the Dividend Periods and dividend rates at which current and potential beneficial holders of the AMPS would remain or become beneficial holders. If the Broker-Dealer(s) shall not give the Corporation a Response by such second Business Day or if the Response states that given the factors set forth above it is not advisable that the Corporation give a Notice of Special Dividend Period for the AMPS, the Corporation may not give a Notice of Special Dividend Period in respect of such Request for Special Dividend Period. In the event the Response indicates that it is advisable that the Corporation give a Notice of Special Dividend Period for the AMPS, the Corporation may by no later than the second Business Day prior to such Auction Date give a notice (a "Notice of Special Dividend Period") to the Auction Agent, the Securities Depository and each Broker-Dealer which notice will specify (i) the duration of the Special Dividend Period, (ii) the Optional Redemption Price as specified in the related Response and (iii) the Specific Redemption Provisions, if any, as specified in the related Response. The Corporation also shall provide a copy of such Notice of Special Dividend Period to Moody's and S&P. The Corporation shall not give a Notice of Special Dividend Period and, if the Corporation has given a Notice of Special Dividend Period, the Corporation is required to give telephonic and written notice of its revocation (a "Notice of Revocation") to the Auction

Agent, each Broker-Dealer, and the Securities Depository on or prior to the Business Day prior to the relevant Auction Date if (x) either the 1940 Act AMPS Asset Coverage is not satisfied or the Corporation shall fail to maintain S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value at least equal to the AMPS Basic Maintenance Amount, in each case on the Valuation Date immediately preceding the Business Day prior to the relevant Auction Date on an actual basis and on a pro forma basis giving effect to the proposed Special Dividend Period (using as a pro forma dividend rate with respect to such Special Dividend Period the dividend rate which the Broker-Dealers shall advise the Corporation is an approximately equal rate for securities similar to the AMPS with an equal dividend period), provided that, in calculating the aggregate Discounted Value of Moody's Eligible Assets for this purpose, the Moody's Exposure Period shall be deemed to be one week longer, (y) sufficient funds for the payment of dividends payable on the immediately succeeding Dividend Payment Date have not been segregated in an account at the Corporation's custodian bank or on the books of the Corporation by the close of business on the third Business Day preceding the related Auction Date or (z) the Broker-Dealer(s) jointly advise the Corporation that after consideration of the factors listed above they have concluded that it is advisable to give a Notice of Revocation. The Corporation also shall provide a copy of such Notice of Revocation to Moody's and S&P. If the Corporation is prohibited from giving a Notice of Special Dividend Period as a result of any of the factors enumerated in clause (x), (y) or (z) above or if the Corporation gives a Notice of Revocation with respect to a Notice of Special Dividend Period for AMPS, the next succeeding Dividend Period will be a 7-Day Dividend Period. In addition, in the event Sufficient Clearing Bids are not made in the applicable Auction or such Auction is not held for any reason, such next succeeding Dividend Period will be a 7-Day Dividend Period and the Corporation may not again give a Notice of Special Dividend Period for the AMPS (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to a 7-Day Dividend Period.
(d) (i) Holders shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends and applicable late charges, as herein provided, on the shares of AMPS (except for Additional Dividends as provided in paragraph 2(e) hereof and additional payments as provided in paragraph 2(f) hereof). Except for the late charge payable pursuant to paragraph 2(c)(i) hereof, no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of AMPS that may be in arrears.
(ii)           For so long as any share of AMPS is Outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other stock, if any, ranking junior to the shares of AMPS as to dividends or upon liquidation) in respect of the Common Stock or any other stock of the Corporation ranking junior to or on a parity with the shares of AMPS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of the Common Stock or any other such junior stock (except by conversion into or exchange for stock of the Corporation ranking junior to the shares of AMPS as to dividends and upon liquidation) or any other such Parity Stock (except by conversion into or exchange for stock of the Corporation ranking junior to or on a parity with the shares of AMPS as to dividends and upon liquidation), unless (A) immediately after such transaction, the Corporation shall have S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount and the Corporation shall maintain the 1940 Act AMPS

Asset Coverage, (B) full cumulative dividends on shares of AMPS and shares of Other AMPS due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the Auction Agent, (C) any Additional Dividend required to be paid under paragraph 2(e) below on or before the date of such declaration or payment has been paid and (D) the Corporation has redeemed the full number of shares of AMPS required to be redeemed by any provision for mandatory redemption contained in Section 4(a)(ii).
(e)           Each dividend shall consist of (i) cash at the Applicable Rate, (ii) an uncertificated right (a "Right") to receive an Additional Dividend (as defined below), and (iii) any additional amounts as set forth in paragraph 2(f) below. Each Right shall thereafter be independent of the share or shares of AMPS on which the dividend was paid. The Corporation shall cause to be maintained a record of each Right received by the respective Holders. A Right may not be transferred other than by operation of law. If the Corporation retroactively allocates any net capital gains or other income subject to regular Federal income taxes to shares of AMPS without having given advance notice thereof to the Auction Agent as described in paragraph 2(f) hereof solely by reason of the fact that such allocation is made as a result of the redemption of all or some of the outstanding shares of AMPS or the liquidation of the Corporation (the amount of such allocation referred to herein as a "Retroactive Taxable Allocation"), the Corporation will, within 90 days (and generally within 60 days) after the end of the Corporation's fiscal year for which a Retroactive Taxable Allocation is made, provide notice thereof to the Auction Agent and to each holder of a Right applicable to such shares of AMPS (initially Cede & Co. as nominee of The Depository Trust Company) during such fiscal year at such holder's address as the same appears or last appeared on the Stock Books of the Corporation. The Corporation will, within 30 days after such notice is given to the Auction Agent, pay to the Auction Agent (who will then distribute to such holders of Rights), out of funds legally available therefor, an amount equal to the aggregate Additional Dividend with respect to all Retroactive Taxable Allocations made to such holders during the fiscal year in question.
An "Additional Dividend" means payment to a present or former holder of shares of AMPS of an amount which, when taken together with the aggregate amount of Retroactive Taxable Allocations made to such holder with respect to the fiscal year in question, would cause such holder's dividends in dollars (after Federal and Michigan income tax consequences) from the aggregate of both the Retroactive Taxable Allocations and the Additional Dividend to be equal to the dollar amount of the dividends which would have been received by such holder if the amount of the aggregate Retroactive Taxable Allocations had been excludable from the gross income of such holder. Such Additional Dividend shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no holder of shares of AMPS is subject to the Federal alternative minimum tax with respect to dividends received from the Corporation; and (iii) assuming that each Retroactive Taxable Allocation would be taxable in the hands of each holder of shares of AMPS at the greater of: (x) the maximum combined marginal regular Federal and Michigan individual income tax rate applicable to ordinary income or capital gains depending on the taxable character of the distribution (including any surtax); or (y) the maximum combined marginal regular Federal and Michigan corporate income tax rate applicable to ordinary income or capital gains depending on the taxable character of the distribution (taking into account in both (x) and (y) the Federal income tax deductibility of state and local taxes paid or incurred but not any phase out of, or provision limiting, personal exemptions, itemized deductions, or the benefit of lower tax brackets and assuming the taxability of Federally tax-exempt dividends for corporations for Michigan income tax purposes).
(f)           Except as provided below, whenever the Corporation intends to include any net capital gains or other income subject to regular Federal income taxes in any dividend on shares of AMPS, the Corporation will notify the Auction Agent of the amount to be so included at least five Business Days prior to the Auction Date on which the Applicable Rate for such dividend is to be established. The Corporation may also include such income in a dividend on shares of AMPS without giving advance notice thereof if it increases the dividend by an additional amount calculated as if such income was a Retroactive Taxable Allocation and the additional amount was an Additional Dividend, provided that the Corporation will notify the Auction Agent of the additional amounts to be included in such dividend at least five Business Days prior to the applicable Dividend Payment Date.
(g)           No fractional shares of AMPS shall be issued.
3.           Liquidation Rights. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Holders shall be entitled to receive, out of the assets of the Corporation available for distribution to shareholders, before any distribution or payment is made upon any Common Stock or any other capital stock ranking junior in right of payment upon liquidation to the AMPS; the sum of $25,000 per share plus accumulated but unpaid dividends (whether or not earned or declared) thereon to the date of distribution, and after such payment the Holders will be entitled to no other payments other than Additional Dividends as provided in paragraph 2(e) hereof. If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the AMPS and any other Outstanding class or series of Preferred Stock of the Corporation ranking on a parity with the AMPS as to payment upon liquidation are not paid in full, the Holders and the holders of such other class or series will share ratably in any such distribution of assets in proportion to the respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled. the Holders will not be entitled to any further participation in any distribution of assets by the Corporation except for any Additional Dividends. A consolidation, merger or statutory share exchange of the Corporation with or into any other corporation or entity or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all or any part of the assets of the Corporation shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation.
4.           Redemption.
(a) Shares of AMPS shall be redeemable by the Corporation as provided below:
(i)           Optional Redemption. To the extent permitted under the 1940 Act and Maryland law, upon giving a Notice of Redemption, the Corporation at its option may redeem shares of AMPS, in whole or in part, out of funds legally available therefor, at the Optional Redemption Price per share, on any Dividend Payment Date; provided that no share of AMPS may be redeemed at the option of the Corporation during (A) the Initial Dividend Period with respect to such share or (B) a Non-Call Period to which such share is subject. In addition, holders of AMPS which are redeemed shall be entitled to receive Additional Dividends to the extent provided herein. The Corporation may not give a Notice of Redemption relating to an optional redemption as described in this paragraph 4(a)(i) unless, at the time of giving such Notice of Redemption, the Corporation has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a value not less than the amount due to Holders by reason of the redemption of their shares of AMPS on such redemption date.
(ii)           Mandatory Redemption. The Corporation shall redeem, out of funds legally available therefor, at the Mandatory Redemption Price per share, shares of AMPS to the extent permitted under the 1940 Act and Maryland law, on a date fixed by the Board of Directors, if the Corporation fails to maintain S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount as provided in paragraph 7(a) or to satisfy the 1940 Act AMPS Asset Coverage as provided in paragraph 6 and such failure is not cured on or before the AMPS Basic Maintenance Cure Date or the 1940 Act Cure Date (herein collectively referred to as a "Cure Date"), as the case may be. In addition, holders of AMPS so redeemed shall be entitled to receive Additional Dividends to the extent provided herein. The number of shares of AMPS to be redeemed shall be equal to the lesser of (i) the minimum number of shares of AMPS the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all shares of other Preferred Stock subject to redemption or retirement, would result in the Corporation having S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount or satisfaction of the 1940 Act AMPS Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares of AMPS and shares of other Preferred Stock the redemption of which would have such result, all shares of AMPS and shares of other Preferred Stock then Outstanding shall be redeemed), and (ii) the maximum number of shares of AMPS, together with all shares of other Preferred Stock subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor on such redemption date. In determining the number of shares of AMPS required to be redeemed in accordance with the foregoing, the Corporation shall allocate the number required to be redeemed which would result in the Corporation having S&P Eligible Assets and Moody's Eligible Assets each with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount or satisfaction of the 1940 Act AMPS Asset Coverage, as the case may be, pro rata among shares of AMPS, Other AMPS and other Preferred Stock subject to redemption pursuant to provisions similar to those contained in this paragraph 4(a)(ii); provided that, shares of AMPS which may not be redeemed at the option of the Corporation due to the designation of a Non-Call Period applicable to such shares (A) will be subject to mandatory redemption only to the extent that other shares are not available to satisfy the number of shares required to be redeemed and (B) will be selected for redemption in an ascending order of outstanding number of days in the Non-Call Period (with shares with the lowest number of days to be redeemed first) and by lot in the event of shares having an equal number of days in such Non-Call Period. The Corporation shall effect such redemption on a Business Day which is not later than 30 days after such Cure Date, except that if the Corporation does not have funds legally available for the redemption of all of the required number of shares of AMPS and shares of other Preferred Stock which are subject to mandatory redemption or the Corporation otherwise is unable to effect such redemption on or prior to 30 days after such Cure Date, the Corporation shall redeem those shares of AMPS which it is unable to redeem on the earliest practicable date on which it is able to effect such redemption out of funds legally available therefor.
(b)           No Redemption Under Certain Circumstances. Notwithstanding any other provision of this paragraph 4, no shares of AMPS may be redeemed pursuant to paragraph 4(a)(i) of these Articles Supplementary (i) unless all dividends in arrears on all remaining outstanding shares of Parity Stock shall have been or are being contemporaneously paid or declared and set apart for payment and (ii) if redemption thereof would result in the Corporation's failure to maintain Moody's Eligible Assets or S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount. In the event that less than all the outstanding shares of a series of AMPS are to be redeemed and there is more than one Holder, the shares of that series of AMPS to be redeemed shall be selected by lot or such other method as the Corporation shall deem fair and equitable.
(c)           Notice of Redemption. Whenever shares of AMPS are to be redeemed, the Corporation, not less than 17 nor more than 60 days prior to the date fixed for redemption, shall mail a notice ("Notice of Redemption") by first-class mail, postage prepaid, to each Holder of shares of AMPS to be redeemed and to the Auction Agent. The Corporation shall cause the Notice of Redemption to also be published in the eastern and national editions of The Wall Street Journal. The Notice of Redemption shall set forth (i) the redemption date, (ii) the amount of the redemption price, (iii) the aggregate number of shares of AMPS to be redeemed, (iv) the place or places where shares of AMPS are to be surrendered for payment of the redemption price, (v) a statement that dividends on the shares to be redeemed shall cease to accumulate on such redemption date (except that holders may be entitled to Additional Dividends) and (vi) the provision of these Articles Supplementary pursuant to which such shares are being redeemed. No defect in the Notice of Redemption or in the mailing or publication thereof shall affect the validity of the redemption proceedings, except as required by applicable law.
If the Notice of Redemption shall have been given as aforesaid and, concurrently or thereafter, the Corporation shall have deposited in trust with the Auction Agent, or segregated in an account at the Corporation's custodian bank for the benefit of the Holders of the AMPS to be redeemed and for payment to the Auction Agent, Deposit Securities (with a right of substitution) having an aggregate Discounted Value equal to the redemption payment for the shares of AMPS as to which such Notice of Redemption has been given with irrevocable instructions and authority to pay the redemption price to the Holders of such shares, then upon the date of such deposit or, if no such deposit is made, then upon such date fixed for redemption (unless the Corporation shall default in making the redemption payment), all rights of the Holders of such shares as shareholders of the Corporation by reason of the ownership of such shares will cease and terminate (except their right to receive the redemption price in respect thereof and any Additional Dividends, but without interest), and such shares shall no longer be deemed outstanding, The Corporation shall be entitled to receive, from time to time, from the Auction Agent the interest, if any, on such Deposit Securities deposited with it and the Holders of any shares so redeemed shall have no claim to any of such interest. In case the Holder of any shares so called for redemption shall not claim the redemption payment for his shares within one year after the date of redemption, the Auction Agent shall, upon demand, pay over to the Corporation such amount remaining on deposit and the Auction Agent shall thereupon be relieved of all responsibility to the Holder of such shares called for redemption and such Holder thereafter shall look only to the Corporation for the redemption payment.

5.           Voting Rights.
(a)           General. Except as otherwise provided in the Charter or By-laws, each Holder of shares of AMPS shall be entitled to one vote for each share held on each matter submitted to a vote of shareholders of the Corporation, and the holders of outstanding shares of Preferred Stock, including AMPS, and of shares of Common Stock shall vote together as a single class; provided that, at any meeting of the shareholders of the Corporation held for the election of directors, the holders of outstanding shares of Preferred Stock, including AMPS, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital stock of the Corporation, to elect two directors of the Corporation. Subject to paragraph 5(b) hereof the holders of outstanding shares of capital stock of the Corporation, including the holders of outstanding shares of Preferred Stock, including AMPS, voting as a single class, shall elect the balance of the directors.
(b)           Right to Elect Majority of Board of Directors. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of Preferred Stock, would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of shares of Preferred Stock shall be entitled, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence:

(i)           if at any time accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of AMPS equal to at least two full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or
(ii)           if at any time holders of any other shares of Preferred Stock are entitled to elect a majority of the directors of the Corporation under the 1940 Act.
Upon the termination of a Voting Period, the voting rights described in this paragraph 5(b) shall cease, subject always, however, to the reverting of such voting rights in the Holders upon the further occurrence of any of the events described in this paragraph 5(b).
(c)           Right to Vote with Respect to Certain Other Matters. So long as any shares of AMPS are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the shares of Preferred Stock Outstanding at the time, voting separately as one class: (i) authorize, create or issue any class or series of stock ranking prior to the AMPS or any other series of Preferred Stock with respect to payment of dividends or the distribution of assets on dissolution, liquidation or winding up the affairs of the Corporation, or (ii) amend, alter or repeal the provisions of the Charter, whether by merger, consolidation or otherwise, so as to adversely affect any of the contract rights expressly set forth in the Charter of holders of shares of AMPS or any other Preferred Stock. To the extent permitted under the 1940 Act, in the event shares of more than one series of Preferred Stock are outstanding, the Corporation shall not approve any of the actions set forth in clause (i) or (ii) which adversely affects the contract rights expressly set forth in the Charter of a Holder of shares of AMPS differently than those of a Holder of shares of any other series of Preferred Stock without the affirmative vote of the holders of at least a majority of the shares of AMPS adversely affected and outstanding at such time (voting separately as a class). The Corporation shall notify Moody's and S&P ten Business Days prior to any such vote described in clause (i) or (ii). Unless a higher percentage is provided for under the Charter, the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock, including AMPS, voting together as a single class, will be required to approve any plan of reorganization (including bankruptcy proceedings) adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. So long as any shares of the AMPS are outstanding, the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock, including AMPS, voting together as a single class, will be required to approve any voluntary application by the Corporation for relief under Federal bankruptcy law or any similar application under state law for so long as the Corporation is solvent and does not foresee becoming insolvent. For purposes of the two preceding sentences, the phrase "vote of the holders of a majority of the outstanding shares of Preferred Stock" shall have the meaning set forth in the 1940 Act. The class vote of holders of shares of Preferred Stock, including AMPS, described above will in each case be in addition to a separate vote of the requisite percentage of shares of Common Stock and shares of Preferred Stock, including AMPS, voting together as a single class necessary to authorize the action in question. An increase in the number of authorized shares of Preferred Stock pursuant to the Charter or the issuance of additional shares of any series of Preferred Stock (including AMPS and Other AMPS) pursuant to the Charter shall not in and of itself be considered to adversely affect the contract rights of the holders of the AMPS.
Notwithstanding the foregoing, and except as otherwise required by the 1940 Act, (i) holders of outstanding shares of the AMPS will be entitled as a series, to the exclusion of the holders of all other securities, including other Preferred Stock, Common Stock and other classes of capital stock of the Corporation, to vote on matters affecting the AMPS that do not materially adversely affect any of the contract rights of holders of such other securities, including other Preferred Stock, Common Stock and other classes of capital stock, as expressly set forth in the Charter, and (ii) holders of outstanding shares of AMPS will not be entitled to vote on matters affecting any other Preferred Stock that do not materially adversely affect any of the contract rights of holders of the AMPS, as expressly set forth in the Charter.
(d)           Voting Procedures.
(i)           As soon as practicable after the accrual of any right of the holders of shares of Preferred Stock to elect additional directors as described in paragraph 5(b) above, the Corporation shall call a special meeting of such holders and instruct the Auction Agent to mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Corporation fails to send such notice to the Auction Agent or if the Corporation does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, such Holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph 5(b) above. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting without notice, other than by an announcement at the meeting, to a date not more than 120 days after the original record date.
(ii)           For purposes of determining any rights of the Holders to vote on any matter or the number of shares required to constitute a quorum, whether such right is created by these Articles Supplementary, by the other provisions of the Charter, by statute or otherwise, a share of AMPS which is not Outstanding shall not be counted.
(iii)           The terms of office of all persons who are directors of the Corporation at the time of a special meeting of Holders and holders of other Preferred Stock to elect directors shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of directors that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent directors elected by the Holders and such other holders of Preferred Stock and the remaining incumbent directors elected by the holders of the Common Stock and Preferred Stock, shall constitute the duly elected directors of the Corporation.
(iv)           Simultaneously with the expiration of a Voting Period, the terms of office of the additional directors elected by the Holders and holders of other Preferred Stock pursuant to paragraph 5(b) above shall terminate, the remaining directors shall constitute the directors of the Corporation and the voting rights of the Holders and such other holders to elect additional directors pursuant to paragraph 5(b) above shall cease, subject to the provisions of the last sentence of paragraph 5(b).
(e)           Exclusive Remedy. Unless otherwise required by law, the Holders of shares of AMPS shall not have any rights or preferences other than those specifically set forth herein. The Holders of shares of AMPS shall have no preemptive rights or rights to cumulative voting. In the event that the Corporation fails to pay any dividends on the shares of AMPS, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this paragraph 5.
(f)           Notification to S&P and Moody's. In the event a vote of Holders of AMPS is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Corporation shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify S&P and Moody's that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten Business Days after the date on which such vote is taken, notify S&P and Moody's of the result of such vote.
6.           1940 Act AMPS Asset Coverage. The Corporation shall maintain, as of the last Business Day of each month in which any share of AMPS is outstanding, the 1940 Act AMPS Asset Coverage.
7.           AMPS Basic Maintenance Amount.
(a)           The Corporation shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) S&P Eligible Assets having an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount and (ii) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount. Upon any failure to maintain the required Discounted Value, the Corporation will use its best efforts to alter the composition of its portfolio to retain a Discounted Value at least equal to the AMPS Basic Maintenance Amount on or prior to the AMPS Basic Maintenance Cure Date.
(b)           On or before 5:00 p.m., Eastern time, on the seventh Business Day in the case of Moody's and on the next Business Day in the case of S&P, after a Valuation Date on which the

Corporation fails to satisfy the AMPS Basic Maintenance Amount, the Corporation shall (i) complete and deliver to Moody's a complete AMPS Basic Maintenance Report as of the date of such failure and (ii) send S&P an electronic notification of such failure. The Corporation will (i) deliver an AMPS Basic Maintenance Report to Moody's and (ii) send S&P an electronic notification on or before 5:00 p.m., Eastern time, on the seventh Business Day in the case of Moody's and on the next Business Day in the case of S&P, after a Valuation Date on which the Corporation cures its failure to maintain Moody's Eligible Assets or S&P Eligible Assets, as the case may be, with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount and on which the Corporation fails to maintain Moody's Eligible Assets or S&P Eligible Assets, as the case may be, with an aggregate Discounted Value which exceeds the AMPS Basic Maintenance Amount by 10% or more in the case of S&P and 25% or more in the case of Moody's. The Corporation will also deliver an AMPS Basic Maintenance Report to Moody's and S&P as of the 25th day of each month (or if such day is not a Business Day, as of the next succeeding Business Day) or as of the last Business Day of the month in which the Corporation's fiscal year ends on or before the seventh Business Day after such date. The Corporation shall also provide Moody's and S&P with an AMPS Basic Maintenance Report when specifically requested by either Moody's or S&P. A failure by the Corporation to deliver an AMPS Basic Maintenance Report under this paragraph 7(b) shall be deemed to be delivery of an AMPS Basic Maintenance Report indicating the Discounted Value for S&P Eligible Assets and Moody's Eligible Assets of the Corporation is less than the AMPS Basic Maintenance Amount, as of the relevant Valuation Date.
(c)           Within ten Business Days after the date of delivery of an AMPS Basic Maintenance Report in accordance with paragraph 7(b) above relating to the month in which the

Corporation's fiscal year ends, the Independent Auditors will confirm in writing to S&P and Moody's (i) the mathematical accuracy of the calculations reflected in such Report, (ii) that, in such Report, the Corporation correctly determined the assets of the Corporation which constitute S&P Eligible Assets or Moody's Eligible Assets, as the case may be, at its fiscal year end in accordance with these Articles Supplementary, and (iii) that, in such Report, the Corporation determined whether the Corporation had, at its fiscal year end in accordance with these Articles Supplementary, S&P Eligible Assets of an aggregate Discounted Value at least equal to the AMPS Basic Maintenance Amount and Moody's Eligible Assets of an aggregate Discounted Value at least equal to the AMPS Basic Maintenance Amount (such confirmation is herein called the "Auditors' Confirmation").
(d)           Within ten Business Days after the date of delivery to Moody's of an AMPS Basic Maintenance Report in accordance with paragraph 7(b) above relating to any Valuation Date on which the Corporation failed to maintain S&P Eligible Assets with an aggregate Discounted Value and Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount, and relating to the AMPS Basic Maintenance Cure Date with respect to such failure, the Independent Auditors will provide to S&P and Moody's an Auditors' Confirmation as to such AMPS Basic Maintenance Report.
(e)           If any Auditors' Confirmation delivered pursuant to subparagraph (c) or (d) of this paragraph 7 shows that an error was made in the AMPS Basic Maintenance Report for a particular date for which such Auditors' Confirmation as required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate of all S&P Eligible Assets or Moody's Eligible Assets, as the case may be, of the Corporation was determined by the Independent Auditors, the calculation or determination made by such Independent Auditors shall be final and conclusive and shall be binding on the Corporation, and the Corporation shall accordingly amend and deliver the AMPS Basic Maintenance Report to S&P and Moody's promptly following receipt by the Corporation of such Auditors' Confirmation.
(f)           On or before 5:00 p.m., Eastern time, on the first Business Day after the Date of Original Issue of the shares of AMPS, the Corporation will complete and deliver to S&P and Moody's an AMPS Basic Maintenance Report as of the close of business on such Date of Original Issue. Within five Business Days of such Date of Original Issue, the Independent Auditors will confirm in writing to S&P and Moody's (i) the mathematical accuracy of the calculations reflected in such Report and (ii) that the aggregate Discounted Value of S&P Eligible Assets and the aggregate Discounted Value of Moody's Eligible Assets reflected thereon equals or exceeds the AMPS Basic Maintenance Amount reflected thereon. Also, on or before 5:00 p.m., Eastern time, on the first Business Day after shares of Common Stock are repurchased by the Corporation, the Corporation will complete and deliver to S&P and Moody's an AMPS Basic Maintenance Report as of the close of business on such date that Common Stock is repurchased.
(g)           For so long as shares of AMPS are rated by Moody's, in managing the Corporation's portfolio, the Adviser will not alter the composition of the Corporation's portfolio if, in the reasonable belief of the Adviser, the effect of any such alteration would be to cause the Corporation to have Moody's Eligible Assets with an aggregate Discounted Value, as of the immediately preceding Valuation Date, less than the AMPS Basic Maintenance Amount as of such Valuation Date; provided, however, that in the event that, as of the immediately preceding Valuation Date, the aggregate Discounted Value of Moody's Eligible Assets exceeded the AMPS Basic Maintenance Amount by five percent or less, the Adviser will not alter the composition of the Corporation's portfolio in a manner reasonably expected to reduce the aggregate Discounted Value of Moody's Eligible Assets unless the Corporation shall have confirmed that, after giving effect to such alteration, the aggregate Discounted Value of Moody's Eligible Assets would exceed the AMPS Basic Maintenance Amount.
8.           Certain Other Restrictions and Requirements.
(a)           For so long as any shares of AMPS are rated by S&P, the Corporation will not purchase or sell futures contracts, write, purchase or sell options on futures contracts or write put options (except covered put options) or call options (except covered call options) on portfolio securities unless it receives written confirmation from S&P that engaging in such transactions will not impair the ratings then assigned to the shares of AMPS by S&P, except that the Corporation may purchase or sell futures contracts based on the Bond Buyer Municipal Bond Index (the "Municipal Index") or Treasury Bonds and write, purchase or sell put and call options on such contracts (collectively, "S&P Hedging Transactions"), subject to the following limitations:
(i)           the Corporation will not engage in any S&P Hedging Transaction based on the Municipal Index (other than transactions which terminate a futures contract or option held by the Corporation by the Corporation's taking an opposite position thereto ("Closing Transactions")), which would cause the Corporation at the time of such transaction to own or have sold the least of (A) more than 1,000 outstanding futures contracts based on the Municipal Index, (B) outstanding futures contracts based on the Municipal Index exceeding in number 25% of the quotient of the Market Value of the Corporation's total assets divided by $1,000 or (C) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;
(ii)           the Corporation will not engage in any S&P Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Corporation at the time of such transaction to own or have sold the lesser of (A) outstanding futures contracts based on Treasury Bonds exceeding in number 50% of the quotient of the Market Value of the Corporation's total assets divided by $100,000 ($200,000 in the case of the two-year United States Treasury Note) or (B) outstanding futures contracts based on Treasury Bonds exceeding in number 10% of the average number of daily traded futures contracts based on Treasury Bonds in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;
(iii)           the Corporation will engage in Closing Transactions to close out any outstanding futures contract which the Corporation owns or has sold or any outstanding option thereon owned by the Corporation in the event (A) the Corporation does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount on two consecutive Valuation Dates and (B) the Corporation is required to pay Variation Margin on the second such Valuation Date;
(iv)           the Corporation will engage in a Closing Transaction to close out any outstanding futures contract or option thereon in the month prior to the delivery month under the terms of such futures contract or option thereon unless the Corporation holds the securities deliverable under such terms; and
(v)           when the Corporation writes a futures contract or option thereon, it will either maintain an amount of cash, cash equivalents or liquid assets in a segregated account with the Corporation's custodian, so that the amount so segregated plus the amount of Initial Margin and Variation Margin held in the account of or on behalf of the Corporation's broker with respect to such futures contract or option equals the Market Value of the futures contract or option, or, in the event the Corporation writes a futures contract or option thereon which requires delivery of an underlying security, it shall hold such underlying security in its portfolio.
For purposes of determining whether the Corporation has S&P Eligible Assets with a Discounted Value that equals or exceeds the AMPS Basic Maintenance Amount, the Discounted Value of cash or securities held for the payment of Initial Margin or Variation Margin shall be zero and the aggregate Discounted Value of S&P Eligible Assets shall be reduced by an amount equal to (i) 30% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on the Municipal Index which are owned by the Corporation plus (ii) 25% of the aggregate settlement value, as marked to market, of any outstanding futures contracts based on Treasury Bonds which contracts are owned by the Corporation.
(b)           For so long as any shares of AMPS are rated by Moody's, the Corporation will not engage in Bond Market Association Municipal Swap Index swap transactions ("BMA swap transactions"), buy or sell futures contracts, write, purchase or sell call options on futures contracts or purchase put options on futures contracts or write call options (except covered call options) on portfolio securities unless it receives written confirmation from Moody's that engaging in such transactions would not impair the ratings then assigned to the shares of AMPS by Moody's, except that the Corporation may engage in BMA swap transactions, purchase or sell exchange-traded futures contracts based on any index approved by Moody's or Treasury Bonds and purchase, write or sell exchange-traded put options on such futures contracts (collectively, "Moody's Hedging Transactions"), subject to the following limitations:
(i)           the Corporation will not engage in any Moody's Hedging Transaction based on the Municipal Index (other than Closing Transactions) which would cause the Corporation at the time of such transaction to own or have sold (A) outstanding futures contracts based on the Municipal Index exceeding in number 10% of the average number of daily traded futures contracts based on the Municipal Index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal or (B) outstanding futures contracts based on the Municipal Index having a Market Value exceeding 50% of the Market Value of all Municipal Bonds constituting Moody's Eligible Assets owned by the Corporation (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction);
(ii)           the Corporation will not engage in any Moody's Hedging Transaction based on Treasury Bonds (other than Closing Transactions) which would cause the Corporation at the time of such transaction to own or have sold (A) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 40% of the aggregate Market Value of Moody's Eligible Assets owned by the Corporation and rated Aa by Moody's (or, if not rated by Moody's but rated by S&P, rated AAA by S&P) or (B) outstanding futures contracts based on Treasury Bonds having an aggregate Market Value exceeding 80% of the aggregate Market Value of all Municipal Bonds constituting Moody's Eligible Assets owned by the Corporation (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction) and rated Baa or A by Moody's (or, if not rated by Moody's but rated by S&P, rated A or AA by S&P) (for purposes of the foregoing clauses (i) and (ii), the Corporation shall be deemed to own the number of futures contracts that underlie any outstanding options written by the Corporation);
(iii)           the Corporation will engage in Closing Transactions to close out any outstanding futures contract based on the Municipal Index if the amount of open interest in the Municipal Index as reported by The Wall Street Journal is less than 5,000;
(iv)           the Corporation will engage in a Closing Transaction to close out any outstanding futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a futures contract by no later than the first Business Day of the month in which such option expires;
(v)           the Corporation will engage in Moody's Hedging Transactions only with respect to futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;
(vi)           the Corporation (A) will not engage in options and futures transactions for leveraging or speculative purposes, except that the Corporation may engage in an option or futures transaction so long as the combination of the Corporation's non-derivative positions, together with the relevant option or futures transaction, produces a synthetic investment position, or the same economic result, that could be achieved by an investment, consistent with the Corporation's investment objective and policies, in a security that is not an option or futures transaction, subject to the Adviser periodically demonstrating to Moody's that said economic results are achieved, and (B) will not write any call options or sell any futures contracts for the purpose of hedging the anticipated purchase of an asset prior to completion of such purchase;
(vii)           the Corporation will not enter into an option or futures transaction unless, after giving effect thereto, the Corporation would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount; and
(viii)           the Corporation will not engage in BMA swap transactions with respect to more than 20% of the Corporation's net assets; provided that the Corporation's use of futures will proportionately decrease as the Corporation's use of BMA swap transactions increases, and vice-versa.
For purposes of determining whether the Corporation has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the AMPS Basic Maintenance Amount, the Discounted Value of Moody's Eligible Assets which the Corporation is obligated to deliver or receive pursuant to an outstanding futures contract or option shall be as follows: (i) assets subject to call options written by the Corporation which are either exchange-traded and "readily reversible" or which expire within 49 days after the date as of which such valuation is made shall be valued at the lesser of (a) Discounted Value and (b) the exercise price of the call option written by the Corporation; (ii) assets subject to call options written by the Corporation not meeting the requirements of clause (i) of this sentence shall have no value; (iii) assets subject to put options written by the Corporation shall be valued at the lesser of (A) the exercise price and (B) the Discounted Value of the subject security; (iv) futures contracts shall be valued at the lesser of (A) settlement price and (B) the Discounted Value of the subject security, provided that, if a contract matures within 49 days after the date as of which such valuation is made, where the

Corporation is the seller the contract may be valued at the settlement price and where the Corporation is the buyer the contract may be valued at the Discounted Value of the subject securities; and (v) where delivery may be made to the Corporation with any security of a class of securities, the Corporation shall assume that it will take delivery of the security with the lowest Discounted Value.
For purposes of determining whether the Corporation has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the AMPS Basic Maintenance Amount, the following amounts shall be subtracted from the aggregate Discounted Value of the Moody's Eligible Assets held by the Corporation: (i) 10% of the exercise price of a written call option; (ii) the exercise price of any written put option; (iii) where the Corporation is the seller under a futures contract, 10% of the settlement price of the futures contract; (iv) where the Corporation is the purchaser under a futures contract, the settlement price of assets purchased under such futures contract; (v) the settlement price of the underlying futures contract if the Corporation writes put options on a futures contract; and (vi) 105% of the Market Value of the underlying futures contracts if the Corporation writes call options on a futures contract and does not own the underlying contract.
(c)           For so long as any shares of AMPS are rated by Moody's, the Corporation will not enter into any contract to purchase securities for a fixed price at a future date beyond customary settlement time (other than such contracts that constitute Moody's Hedging Transactions that are permitted under paragraph 8(b) of these Articles Supplementary), except that the Corporation may enter into such contracts to purchase newly-issued securities on the date such securities are issued ("Forward Commitments"), subject to the following limitations:

(i)           the Corporation will maintain in a segregated account with its custodian cash, cash equivalents or short-term, fixed-income securities rated P-1, MIG-1 or VMTG-1 by Moody's and maturing prior to the date of the Forward Commitment with a Market Value that equals or exceeds the amount of the Corporation's obligations under any Forward Commitments to which it is from time to time a party or long-term fixed-income securities with a Discounted Value that equals or exceeds the amount of the Corporation's obligations under any Forward Commitment to which it is from time to time a party; and
(ii)           the Corporation will not enter into a Forward Commitment
unless, after giving effect thereto, the Corporation would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the AMPS Basic Maintenance Amount.
(d)           For purposes of determining whether the Corporation has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the AMPS Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Corporation is a party and of all securities deliverable to the Corporation pursuant to such Forward Commitments shall be zero.
(e)           For so long as shares of AMPS are rated by S&P or Moody's, the Corporation will not, unless it has received written confirmation from S&P and/or Moody's, as the case may be, that such action would not impair the ratings then assigned to shares of AMPS by S&P and/or Moody's, as the case may be, (i) borrow money except for the purpose of clearing transactions in portfolio securities (which borrowings shall under any circumstances be limited to the lesser of $10 million and an amount equal to 5% of the Market Value of the Corporation's assets at the time of such borrowings and which borrowings shall be repaid within 60 days and not be extended or renewed and shall not cause the aggregate Discounted Value of Moody's Eligible Assets and S&P Eligible Assets to be less than the AMPS Basic Maintenance Amount), (ii) engage in short sales of securities, (iii) lend any securities, (iv) issue any class or series of stock ranking prior to or on a parity with the AMPS with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the Corporation, (v) reissue any AMPS previously purchased or redeemed by the Corporation, (vi) merge or consolidate into or with any other corporation or entity, (vii) change the Pricing Service or (viii) engage in reverse repurchase agreements.
(f)           For as long as the AMPS are rated by S&P, the Corporation will not, unless it has received written confirmation from S&P that such action would not impair the rating then assigned to the shares of AMPS by S&P, engage in interest rate swaps, caps and floors, except that the Corporation may, without obtaining the written consent described above, engage in swaps, caps and floors if: (i) the counterparty to the swap transaction has a short-term rating of A-1 or, if the counterparty does not have a short-term rating, the counterparty's senior unsecured long-term debt rating is A- or higher, (ii) the original aggregate notional amount of the interest rate swap transaction or transactions is not to be greater than the liquidation preference of the AMPS, (iii) the interest rate swap transaction will be marked-to-market weekly by the swap counterparty, (iv) if the Corporation fails to maintain an aggregate discounted value at least equal to the AMPS Basic Maintenance Amount on two consecutive Valuation Dates then the agreement shall terminate immediately, (v) for the purpose of calculating the Discounted Value of S&P Eligible Assets, 90% of any positive mark-to-market valuation of the Corporation's rights will be S&P Eligible Assets, 100% of any negative mark-to-market valuation of the Corporation's rights will be included in the calculation of the AMPS Basic Maintenance Amount, and (vi) the Corporation must maintain liquid assets with a value at least equal to the net amount of the excess, if any, of the Corporation's obligations over its entitlement with respect to each swap. For caps/floors, the Corporation must maintain liquid assets with a value at least equal to the Corporation's obligations with respect to such caps or floors.
(g)           For so long as shares of AMPS are rated by S&P or Moody's, as the case may be, the Corporation agrees to provide S&P and/or Moody's with the following, unless the Corporation has received written confirmation from S&P and/or Moody's, as the case may be, that the provision of such information is no longer required and that the current rating then assigned to the shares of AMPS by S&P and/or Moody's, as the case may be, would not be impaired: a notification letter at least 30 days prior to any material change in the Charter; a copy of the AMPS Basic Maintenance Report prepared by the Corporation in accordance with these Articles Supplementary; and a notice upon the occurrence of any of the following events: (i) any failure by the Corporation to declare or pay any dividends on the AMPS or successfully remarket the AMPS; (ii) any mandatory or optional redemption of the AMPS effected by the Corporation; (iii) any assumption of control of the Board of Directors of the Corporation by the holders of the AMPS; (iv) a general unavailability of dealer quotes on the assets of the Corporation; (v) any material auditor discrepancies on valuations; (vi) the occurrence of any Special Dividend Period; (vii) any change in the Maximum Applicable Rate or the Reference Rate; (viii) the acquisition by any person of beneficial ownership of more than 5% of the Corporation's voting stock (inclusive of Common Stock and Preferred Stock); (ix) the occurrence of any change in Internal Revenue Service rules with respect to the payment of Additional Dividends; (x) any change in the Pricing Service employed by the Corporation; (xi) any change in the Adviser; (xii) any increase of greater than 40% to the maximum marginal Federal income tax rate applicable to individuals or corporations; and (xiii) the maximum marginal Federal income tax rate applicable to individuals or corporations is increased to a rate in excess of 50%.
(h)           For so long as shares of AMPS are rated by S&P or Moody's, the Corporation shall provide S&P and/or Moody's with a copy of the Corporation's annual audited financial statements as soon as practicable (not later than 60 days) after such annual audited financial statements have been made available to the Corporation's stockholders.
9.           Notice. All notices or communications, unless otherwise specified in the By-laws of the Corporation or these Articles Supplementary, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.
10.           Auction Procedures.
(a)           Certain definitions. As used in this paragraph 10, the following terms shall have the following meanings, unless the context otherwise requires:
(i)           "AMPS" means the shares of AMPS being auctioned pursuant to this paragraph 10.
(ii)           "Auction Date" means the first Business Day preceding the first day of a Dividend Period.
(iii)           "Available AMPS" has the meaning specified in paragraph 10(d)(i) below.
(iv)           "Bid" has the meaning specified in paragraph 10(b)(i) below.
(v)           "Bidder" has the meaning specified in paragraph 10(b)(i) below.
(vi)           "Hold Order" has the meaning specified in paragraph 10(b)(i) below.
(vii)           "Maximum Applicable Rate" for any Dividend Period will be the higher of the Applicable Percentage of the Reference Rate or the Applicable Spread plus the

Reference Rate. The Applicable Percentage and Applicable Spread will be determined based on (i) the lower of the credit rating or ratings assigned on such date to such shares by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating) and (ii) whether the Corporation has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend pursuant to paragraph 2(f) hereof that net capital gains or other taxable income will be included in such dividend on shares of AMPS as follows:
Credit Ratings		Applicable Percentage of Reference Rate -No Notification	Applicable Percentage of Reference Rate-Notification	Applicable Spread over Reference Rate-No Notification	Applicable Spread over Reference Rate -Notification
Moody's	S&P
Aaa	AAA	110%	125%	1.10%	1.25%
Aa3 to Aa1	AA- to AA+	125%	150%	1.25%	1.50%
A3 to A1	A- to A+	150%	200%	1.50%	2.00%
Baa3 to Baal	BBB- to BBB+	175%	250%	1.75%	2.50%
Below Baa3	Below BBB-	200%	300%	2.00%	3.00%

The Applicable Percentage and the Applicable Spread as so determined may be further subject to upward but not downward adjustment in the discretion of the Board of Directors of the Corporation after consultation with the Broker-Dealers, provided that immediately following any such increase the Corporation would be in compliance with the AMPS Basic Maintenance Amount, Subject to the provisions of paragraph 12, the Corporation shall take all reasonable action necessary to enable S&P and Moody's to provide a rating for the AMPS. If either S&P or Moody's shall not make such a rating available, or neither S&P nor Moody's shall make such a rating available, subject to the provisions of paragraph 12, Merrill Lynch, Pierce, Fenner &

Smith Incorporated or its affiliates and successors, after obtaining the Corporation's approval, shall select a NRSRO or two NRSROs to act as a Substitute Rating Agency or Substitute Rating Agencies, as the case may be.
(viii)         "Order" has the meaning specified in paragraph 10(b)(i) below.
(ix)           "Sell Order" has the meaning specified in paragraph 10(b)(i) below.
(x)           "Submission Deadline" means 1:00 P.M., Eastern time, on any Auction Date or such other time on any Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.
(xi)           "Submitted Bid" has the meaning specified in paragraph 10(d)(i) below.
(xii)          "Submitted Hold Order" has the meaning specified in paragraph 10(d)(i) below.
(xiii)          "Submitted Order" has the meaning specified in paragraph 10(d)(i) below.
(xiv)          "Submitted Sell Order" has the meaning specified in paragraph 10(d)(i) below.
(xv)           "Sufficient Clearing Bids" has the meaning specified in paragraph 10(d)(i) below.
(xvi)          "Winning Bid Rate" has the meaning specified in paragraph 10(d)(i) below.

(b)           Orders by Beneficial Owners, Potential Beneficial Owners Existing Holders and Potential Holders.
(i)           Unless otherwise permitted by the Corporation, Beneficial Owners and Potential Beneficial Owners may only participate in Auctions through their Broker-Dealers. Broker-Dealers will submit the Orders of their respective customers who are Beneficial Owners and Potential Beneficial Owners to the Auction Agent, designating themselves as Existing Holders in respect of shares subject to Orders submitted or deemed submitted to them by Beneficial Owners and as Potential Holders in respect of shares subject to Orders submitted to them by Potential Beneficial Owners. A Broker-Dealer may also hold shares of AMPS in its own account as a Beneficial Owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a Beneficial Owner or a Potential Beneficial Owner and therefore participate in an Auction as an Existing Holder or Potential Holder on behalf of both itself and its customers. On or prior to the Submission Deadline on each Auction Date:

A.        each Beneficial Owner may submit to its Broker-Dealer information as to:

(1)         the number of Outstanding shares, if any, of AMPS held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;
(2)         the number of Outstanding shares, if any, of AMPS held by such Beneficial Owner which such Beneficial Owner desires to continue to hold, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Beneficial Owner, and/or

(3)         the number of Outstanding shares, if any, of AMPS held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and
(B)           each Broker-Dealer, using a list of Potential Beneficial Owners that shall be maintained in good faith for the purpose of conducting a competitive Auction, shall contact Potential Beneficial Owners, including Persons that are not Beneficial Owners, on such list to determine the number of Outstanding shares, if any, of AMPS which each such Potential Beneficial Owner offers to purchase, provided that the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Beneficial Owner.
For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or the communication by a Broker-Dealer acting for its own account to the Auction Agent, of information referred to in clause (A) or (B) of this paragraph 10(b)(i) is hereinafter referred to as an "Order" and each Beneficial Owner and each Potential Beneficial Owner placing an Order, including a Broker-Dealer acting in such capacity for its own account, is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(I) of this paragraph 10(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 10(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this paragraph 10(b)(i) is hereinafter referred to as a "Sell Order". Inasmuch as a Broker-Dealer participates in an Auction as an Existing Holder or a Potential Holder only to represent the interests of a Beneficial Owner or Potential Beneficial Owner, whether it be its customers or itself, all discussion herein relating to the consequences of an Auction for Existing

Holders and Potential Holders also applies to the underlying beneficial ownership interests represented.
(ii)           (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:
(1)         the number of Outstanding shares of AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or
(2)         such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 10(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or
(3)         a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 10(e)(ii)(C) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.
(B)           A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:
(1)         the number of Outstanding shares of AMPS specified in such Sell Order; or
(2)         such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 10(e)(ii)(C) if Sufficient Clearing Bids do not exist.

(C)           A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:
(1)         the number of Outstanding shares of AMPS specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or
(2)         such number or a lesser number of Outstanding shares of AMPS to be determined as set forth in paragraph 10(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.
(c) Submission of Orders by Broker-Dealers to Auction Agent
(i)           Each Broker-Dealer shall submit in writing or through mutually acceptable electronic means to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Corporation) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and specifying with respect to each Order:
(A)           the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Corporation);
(B)           the aggregate number of Outstanding shares of AMPS that are the subject of such Order;
(C)           to the extent that such Bidder is an Existing Holder:
(1)         the number of Outstanding shares, if any, of AMPS subject to any Hold Order placed by such Existing Holder;

(2)         the number of Outstanding shares, if any, of AMPS subject to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and
(3)         the number of Outstanding shares, if any, of AMPS subject to any Sell Order placed by such Existing Holder; and
(D)           to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder's Bid.
(ii)           If any rate per annum specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.
(iii)           If an Order or Orders covering all of the Outstanding shares of AMPS held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order (in the case of an Auction relating to a Dividend Period which is not a Special Dividend Period of more than 28 days) and a Sell Order (in the case of an Auction relating to a Special Dividend Period of more than 28 days) to have been submitted on behalf of such Existing Holder covering the number of Outstanding shares of AMPS held by such Existing Holder and not subject to Orders submitted to the Auction Agent.
(iv)           If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the number of Outstanding shares of AMPS held by such Existing Holder are submitted to the Auction Agent, such Order shall be considered valid as follows and in the following order of priority:
(A)           any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding shares of AMPS held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of shares of AMPS subject to such Hold Orders exceeds the number of Outstanding shares of AMPS held by such Existing Holder, the number of shares of AMPS subject to each of such Hold Orders shall be reduced pro rata so that such Hold Orders, in the aggregate, will cover exactly the number of Outstanding shares of AMPS held by such Existing Holder;
(B)           any Bids submitted on behalf of such Existing Holder shall be considered valid, in the ascending order of their respective rates per annum if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the number of Outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS subject to any Hold Order referred to in paragraph 10(c)(iv)(A) above (and if more than one Bid submitted on behalf of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of shares that can be the subject of valid Bids after application of paragraph 10(c)(iv)(A) above and of the foregoing portion of this paragraph 10(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum, the number of shares subject to each of such Bids shall be reduced pro rata so that such Bids, in the aggregate, cover exactly such remaining number of shares); and the number of shares, if any, subject to Bids not valid under this paragraph 10(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and
(C)           any Sell Order shall be considered valid up to and including the excess of the number of Outstanding shares of AMPS held by such Existing Holder over the number of shares of AMPS subject to Hold Orders referred to in paragraph 10(c)(iv)(A) and Bids referred to in paragraph 10(c)(iv)(B); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of shares of AMPS subject to such Sell Orders is greater than such excess, the number of shares of AMPS subject to each of such Sell Orders shall be reduced pro rata so that such Sell Orders, in the aggregate, cover exactly the number of shares of AMPS equal to such excess.
(v)           If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum and number of shares of AMPS therein specified
(vi)           Any Order submitted by a Beneficial Owner as a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date shall be irrevocable.
(d) Determination of Sufficient Clearing Bids Winning Bid Rate and Applicable Rate.
(i)           Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order") and shall determine:
(A)           the excess of the total number of Outstanding shares of AMPS over the number of Outstanding shares of AMPS that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available AMPS");
(B)           from the Submitted Orders whether the number of Outstanding shares of AMPS that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

(1)         the number of Outstanding shares of AMPS that are the subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and
(2)         the number of Outstanding shares of AMPS that are subject to Submitted Sell Orders (if such excess or such equality exists (other than because the number of Outstanding shares of AMPS in clause (1) above and this clause (2) are each zero because all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and
(C)           if Sufficient Clearing Bids exist, the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") that if:
(1)         each Submitted Bid from Existing Holders specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the shares of AMPS that are the subject of such Submitted Bids, and
(2)         each Submitted Bid from Potential Holders specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling the Potential Holders to purchase the shares of AMPS that are the subject of such Submitted Bids, would result in the number of shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available AMPS.
(ii)           Promptly after the Auction Agent has made the determinations pursuant to paragraph 10(d)(i), the Auction Agent shall advise the Corporation of the Maximum Applicable

Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:
(A)           if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate;
(B)           if Sufficient Clearing Bids do not exist (other than because all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Maximum Applicable Rate; or
(C)           if all of the Outstanding shares of AMPS are the subject of Submitted Hold Orders, the Dividend Period next succeeding the Auction shall automatically be the same length as the immediately preceding Dividend Period and the Applicable Rate for the next succeeding Dividend Period shall be equal to 60% of the Reference Rate (or 90% of such rate if the Corporation has provided notification to the Auction Agent prior to the Auction establishing the Applicable Rate for any dividend pursuant to paragraph 2(f) hereof that net capital gains or other taxable income will be included in such dividend on shares of AMPS) on the date of the Auction.
(e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares.
Based on the determinations made pursuant to paragraph 10(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

(i)           If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 10(e)(iii) and paragraph 10(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:
(A)           the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding shares of AMPS that are the subject of such Submitted Sell Order or Submitted Bid;
(B)           the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid;
(C)           the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;
(D)           the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid, unless the number of Outstanding shares of AMPS subject to all such Submitted Bids shall be greater than the number of Outstanding shares of AMPS ("Remaining Shares") equal to the excess of the Available AMPS over the number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 10(e)(i)(B) and paragraph 10(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell

Outstanding shares of AMPS, but only in an amount equal to the difference between (1) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid and (2) the number of shares of AMPS obtained by multiplying (x) the number of Remaining Shares by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of AMPS subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and
(E)           the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 10(e)(i)(B), paragraph 10(e)(i)(C) and paragraph 10(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding shares of AMPS subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.
(ii)           If Sufficient Clearing Bids have not been made (other than because all of the Outstanding shares of AMPS are subject to Submitted Hold Orders), subject to the provisions of paragraph 10(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

(A)           the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding shares of AMPS that are the subject of such Submitted Bid;
(B)           the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding shares of AMPS that are the subject of such Submitted Bid; and
(C)           the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (I) the number of Outstanding shares of AMPS then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of shares of AMPS obtained by multiplying (x) the difference between the Available AMPS and the aggregate number of Outstanding shares of AMPS subject to Submitted Bids described in paragraph 10(e)(ii)(A) and paragraph 10(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding shares of AMPS held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding shares of AMPS subject to all such Submitted Bids and Submitted Sell Orders.
(iii)           If, as a result of the procedures described in paragraph 10(e)(i) or paragraph 10(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of AMPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the number of shares of AMPS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that each Outstanding share of AMPS purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole share of AMPS.
(iv)           If, as a result of the procedures described in paragraph 10(e)(i), any Potential Holder would be entitled or required to purchase less than a whole share of AMPS on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate shares of AMPS for purchase among Potential Holders so that only whole shares of AMPS are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any shares of AMPS on such Auction Dare.
(v)           Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding shares of AMPS to be purchased and . the aggregate number of the Outstanding shares of AMPS to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding shares to be purchased and such aggregate number of Outstanding shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding shares of AMPS.
(f)           Miscellaneous. The Corporation may interpret the provisions of this paragraph 10 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not substantially adversely affect the rights of Beneficial Owners of AMPS. A Beneficial Owner or an Existing Holder (A) may sell, transfer or otherwise dispose of shares of AMPS only pursuant to a Bid or Sell Order in accordance with the procedure described in this paragraph 10 or to or through a Broker-Dealer, provided that in the case of all transfers other than pursuant to Auctions such Beneficial Owner or Existing Holder, its Broker-Dealer, if applicable, or its Agent Member advises the Auction Agent of such transfer and (B) except as otherwise required by law, shall have the ownership of the shares of AMPS held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Beneficial Owner's beneficial ownership. Neither the Corporation nor any Affiliate, other than an Affiliate that is a Broker-Dealer, shall submit an Order in any Auction. Any Beneficial Owner that is an Affiliate shall not sell, transfer or otherwise dispose of shares of AMPS to any Person other than the Corporation. All of the Outstanding shares of AMPS shall be represented by a single certificate registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Corporation's option and upon its receipt of such documents as it deems appropriate, any shares of AMPS may be registered in the Stock Register in the name of the Beneficial Owner thereof and such Beneficial Owner thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.
11.           Securities Depository; Stock Certificates.
(a)           If there is a Securities Depository, one certificate for all of the shares of AMPS shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Additional certificates may be issued as necessary to represent shares of AMPS. All such certificates shall bear a legend to the effect that such certificates are issued subject to the provisions restricting the transfer of shares of AMPS contained in these Articles Supplementary. Unless the Corporation shall have elected, during a Non-Payment Period, to waive this requirement, the Corporation will also issue stop-transfer instructions to the Auction Agent for the shares of AMPS. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares.
(b)           If the Applicable Rate applicable to all shares of AMPS shall be the Non-Payment Period Rate or there is no Securities Depository, the Corporation may at its option issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 11(a)) registered in the names of the Beneficial Owners or their nominees and rescind the stop-transfer instructions referred to in paragraph 11(a) with respect to such shares.
12.           Termination of Rating Agency Provisions.
(a)           The Board of Directors may determine that it is not in the best interests of the Corporation to continue to comply with the provisions of paragraphs 7 and 8 hereof with respect to Moody's, and any other provisions hereof with respect to obtaining and maintaining a rating on the AMPS from Moody's (together, the "Moody's Provisions"), and paragraphs 7 and 8 hereof with respect to S&P, and any other provisions hereof with respect to obtaining and maintaining a rating on the AMPS from S&P (together, the "S&P Provisions"), in which case the Corporation will no longer be required to comply with any of the Moody's Provisions or the S&P Provisions, as the case may be, provided that (i) the Corporation has given the Auction Agent, the Broker-Dealers, Moody's or S&P and Holders of the AMPS at least 45 calendar days written notice of such termination of compliance, (ii) the Corporation is in compliance with the Moody's

Provisions and the S&P Provisions, as the case may be, at the time the notice required in clause (i) hereof is given and at the time of the termination of compliance with the Moody's Provisions or the S&P Provisions, and (iii) the AMPS continue to be rated by at least one NRSRO at the time of the termination of compliance with the Moody's Provisions or the S&P Provisions, as the case may be.
(b)           On the date that the notice is given in paragraph 12(a) above and on the date that compliance with the Moody's Provisions and/or the S&P Provisions, as the case may be, is terminated, the Corporation shall provide the Auction Agent and Moody's or S&P, as applicable, with an officers' certificate as to the compliance with the provisions of paragraph 12(a) hereof, and the Moody's Provisions and/or the S&P Provisions, as applicable, on such later date and thereafter shall have no force or effect.

IN WITNESS WHEREOF, MUNIYIELD MICHIGAN INSURED FUND, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President, and attested by its Secretary, on the 19th day of November, 2004.

MUNIYIELD MICHIGAN INSURED FUND, INC.

By	/s/ Donald C. Burke
	Name:	Donald C. Burke
	Title:	Vice President

Attest:

/s/ Alice A. Pellegrino
Name: Alice A. Pellegrino
Its: Secretary

THE UNDERSIGNED, Vice President of MUNIYIELD MICHIGAN INSURED FUND, INC. (the "Corporation"), who executed on behalf of the Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to be the corporate act of the Corporation and, as to all matters and facts required to be verified under oath, further certifies that, to the best of his knowledge, information and belief, these matters and facts contained herein are true in all material respects and that this statement is made under the penalties for perjury.

By	/s/ Donald C. Burke
	Name:	Donald C. Burke
	Title:	Vice President

BLACKROCK MUNIYIELD MICHIGAN QUALITY FUND, INC.

ARTICLES SUPPLEMENTARY ESTABLISHING AND FIXING THE
RIGHTS AND PREFERENCES OF
VARIABLE RATE DEMAND PREFERRED SHARES

Table of Contents

Page
DESIGNATION			1
DEFINITIONS			1
PART I			22
1.	Number of Authorized Shares.		22
2.	Dividends.		22
	(a)	Ranking	22
	(b)	Cumulative Cash Dividends	22
	(c)	Dividends Cumulative from Date of Original Issue	22
	(d)	Dividend Payment Dates and Adjustment Thereof	22
	(e)	Applicable Rates and Calculation of Dividends.	23
	(f)	Curing a Failure to Deposit	25
	(g)	Dividend Payments by Corporation to Tender and Paying Agent	25
	(h)	Tender and Paying Agent as Trustee of Dividend Payments by Corporation	26
	(i)	Dividends Paid to Holders	26
	(j)	Dividends Credited Against Earliest Accumulated But Unpaid Dividends	26
	(k)	Dividends Designated as Exempt-Interest Dividends	26
3.	Gross-Up Payments		27
4.	Designation of Special Rate Periods		27
	(a)	Length of and Preconditions for Special Rate Period	27
	(b)	Adjustment of Length of Special Rate Period	28
	(c)	Notice of Proposed Special Rate Period	28
	(d)	Notice of Special Rate Period	28
	(e)	Failure to Deliver Notice of Special Rate Period	29
5.	Voting Rights		30
	(a)	One Vote Per VRDP Share	30
	(b)	Voting for Additional Directors	30
	(c)	Holders of VRDP Shares to Vote on Certain Other Matters	32
	(d)	Board of Directors May Take Certain Actions Without Stockholder Approval	34
	(e)	Voting Rights Set Forth Herein are Sole Voting Rights	35
	(f)	No Preemptive Rights or Cumulative Voting	35
	(g)	Voting for Directors Sole Remedy for Corporation's Failure to Pay Dividends	35
	(h)	Holders Entitled to Vote	36
6.	Minimum VRDP Shares Asset Coverage		36
7.	VRDP Shares Basic Maintenance Amount.		36
8.	Restrictions on Dividends and Other Distributions.		37
	(a)	Dividends on Preferred Shares Other Than VRDP Shares	37
	(b)	Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act	37

	(c)	Other Restrictions on Dividends and Other Distributions	37
9.	Rating Agency Restrictions		38
10.	Redemption.		38
	(a)	Optional Redemption	38
	(b)	Mandatory Redemption	39
	(c)	Notice of Redemption	45
	(d)	No Redemption Under Certain Circumstances	45
	(e)	Absence of Funds Available for Redemption	46
	(f)	Tender and Paying Agent as Trustee of Redemption Payments by Corporation	46
	(g)	Shares for Which Notice of Redemption Has Been Given Are No Longer Outstanding	46
	(h)	Compliance With Applicable Law	47
	(i)	Only Whole Shares of a Series of VRDP Shares Mav Be Redeemed	47
	(j)	Modification of Redemption Procedures	47
11.	Liquidation Rights.		48
	(a)	Ranking	48
	(b)	Distributions Upon Liquidation	48
	(c)	Pro Rata Distributions	48
	(d)	Rights of Junior Shares	48
	(e)	Certain Events Not Constituting Liquidation	48
12.	Purchase Obligation		49
13.	Miscellaneous.		51
	(a)	Amendment of or Supplements to these Articles Supplementary	51
	(b)	No Fractional Shares	51
	(c)	Status of VRDP Shares Redeemed, Exchanged or Otherwise Acquired by the Corporation	51
	(d)	Purchase Obligation Part of the VRDP Shares	51
	(e)	Treatment of VRDP Shares as Equity	51
	(f)	Board of Directors May Resolve Ambiguities	51
	(g)	Headings Not Determinative	52
	(h)	Notices	52
PART II			52
1.	Remarketing Procedures		52
2.	Remarketing Schedule		55
3.	Determination of Applicable Rate		58
4.	Failed Remarketing Condition		59
5.	Purchase of VRDP Shares by Remarketing Agent		59
6.	Notification of Allocations		59
7.	Transfers		60
8.	Global Certificate		61

BLACKROCK MUNIYIELD MICHIGAN QUALITY FUND, INC.

ARTICLES SUPPLEMENTARY ESTABLISHING AND FIXING
THE RIGHTS AND PREFERENCES OF
VARIABLE RATE DEMAND PREFERRED SHARES

BlackRock MuniYield Michigan Quality Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article IV of the Corporation's Charter, the Board of Directors has, by resolution duly adopted on April 14, 2011, reclassified 1,446 authorized and unissued shares of common stock of the Corporation as shares of preferred stock of the Corporation, par value $0.10 per share, as Variable Rate Demand Preferred Shares ("VRDP Shares"). The Variable Rate Demand Preferred Shares may be issued in one or more series, as designated and authorized by the Board of Directors or a duly authorized committee thereof from time to time (each series of VRDP Shares that may be authorized and issued, a "Series").

SECOND: The preferences (including liquidation preference), voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the shares of each Series of VRDP Shares are as follows or as set forth in an amendment to these Articles Supplementary or otherwise in the Charter (each such Series being referred to herein as a "Series of VRDP Shares"):

DESIGNATION

Series W-7: A series of 1,446 shares of preferred stock, par value $0.10 per share, liquidation preference $100,000 per share, is hereby authorized and designated "Series W-7 Variable Rate Demand Preferred Shares," also referred to herein as "Series W-7 VRDP Shares." Each Series W-7 VRDP Share shall be issued on a date determined by the Board of Directors of the Corporation or pursuant to their delegated authority; have an Applicable Rate equal to the sum of 0.25% per annum plus the Securities Industry and Financial Markets Association ("SIFMA") Municipal Swap Index, published at 3:00 p.m., New York City time, on Wednesday, April 20, 2011, or 0.50% per annum, if the SIFMA Municipal Swap Index is not so published for the Initial Rate Period from, and including, the Date of Original Issue to, and including, April 27, 2011 and an initial Dividend Payment Date of May 2, 2011; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or as set forth in the Charter, as set forth in Part I and II of these Articles Supplementary. The Series W-7 VRDP Shares shall constitute a separate series of preferred stock of the Corporation and each Series W-7 VRDP Share shall be identical. Except as otherwise provided with respect to any additional Series of VRDP Shares, the terms and conditions of these Articles Supplementary apply to each Series of VRDP Shares.

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DEFINITIONS

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

"1940 Act" means the Investment Company Act of 1940, as amended.

"Agent Member" means a Person with an account at the Securities Depository that holds one or more shares of a Series of VRDP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Remarketing Agent and the Tender and Paying Agent with respect to such Beneficial Owner.

"Alternate VRDP Shares Purchase Agreement" means any agreement with a successor liquidity provider replacing the VRDP Shares Purchase Agreement (or any replacement therefor) upon its termination in accordance with its terms and containing a Purchase Obligation substantially similar to the Purchase Obligation therein as determined by the Corporation.

"Applicable Base Rate" means (i) with respect to a Rate Period of fewer than 49 days, the greater of (a) the SIFMA Municipal Swap Index or (b) the LIBOR Rate, and (ii) with respect to a Rate Period of 49 or more days, the LIBOR Rate.

"Applicable Percentage" shall have the meaning set forth in the definition of the Maximum Rate.

"Applicable Rate" means the dividend rate per annum on any share of a Series of VRDP Shares for a Rate Period determined as set forth in paragraph (e)(i) of Section 2 of Part I of these Articles Supplementary or in the definition of "Maximum Rate," as applicable.

"Applicable Rate Determination" means each periodic operation of the process of determining the Applicable Rate for the shares of a Series of VRDP Shares for a Subsequent Rate Period, as provided in the VRDP Shares Remarketing Agreement and Part H of these Articles Supplementary.

"Applicable Spread" means, in connection with the Maximum Rate for any Rate Period (and subject to adjustment as described in the definition of Maximum Rate) (i) when there is not a Failed Remarketing Condition, 200 basis points (2.00%), and (ii) while a Failed Remarketing Condition has occurred or is continuing, 200 basis points (2.00%) (up to 59 days of a continued Failed Remarketing Condition), 225 basis points (2.25%) (sixty (60) days but fewer than ninety (90) days of a continued Failed Remarketing Condition), 250 basis points (2.50%) (ninety (90) days but fewer than 120 days of a continued Failed Remarketing Condition), 275 basis points (2.75%) (120 days but fewer than 150 days of a continued Failed Remarketing Condition), 300 basis points (3.00%) (150 days but fewer than 180 days of a continued Failed Remarketing Condition), and 400 basis points (4.00%) (180 days or more of a continued Failed Remarketing Condition); provided that, if at any time when the Applicable Spread is 225 basis points (2.25%), 250 basis points (2.50%), 275 basis points (2.75%), 300 basis points (3.00%) or 400 basis points (4.00%) and the Failed Remarketing Condition no longer exists due to the successful

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remarketing of all Purchased VRDP Shares, then such Applicable Spread of 225 basis points (2.25%), 250 basis points (2.50%), 275 basis points (2.75%), 300 basis points (3.00%) or 400 basis points (4.00%) will continue to be the Applicable Spread in connection with determining the Maximum Rate in effect for each Rate Period commencing with the first Subsequent Rate Period after the Failed Remarketing Condition no longer exists through and including the first Subsequent Rate Period ending on or after the 45th day after the day the Failed Remarketing Condition no longer exists; provided further, that (i) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 225 basis points (2.25%), the date such new Failed Remarketing Condition occurs will be deemed to be the 60th day of a continued Failed Remarketing Condition, (ii) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 250 basis points (2.50%), the date such new Failed Remarketing Condition occurs will be deemed to be the 90th day of a continued Failed Remarketing Condition, (iii) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 275 basis points (2.75%), the date such new Failed Remarketing Condition occurs will be deemed to be the 120th day of a continued Failed Remarketing Condition, (iv) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 300 basis points (3.00%), the date such new Failed Remarketing Condition occurs will be deemed to be the 150th day of a continued Failed Remarketing Condition and (v) if a new Failed Remarketing Condition occurs prior to the end of such period and the Applicable Spread is then 400 basis points (4.00%), the date such new Failed Remarketing Condition occurs will be deemed to be the 180th day of a continued Failed Remarketing Condition, in each case, solely for purposes of determining the Applicable Spread.

"Articles Supplementary" means these Articles Supplementary Establishing and Fixing the Rights and Preferences of VRDP Shares.

"Beneficial Owner" means a Person in whose name shares of a Series of VRDP Shares are recorded as beneficial owner of such shares of a Series of VRDP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or such Person's subrogee, including the Liquidity Provider to the extent it is at any time the Beneficial Owner of shares of a Series of VRDP Shares (irrespective of any assignment or transfer by the Liquidity Provider of its voting rights).

"Board of Directors" means the Board of Directors of the Corporation or any duly authorized committee thereof.

"Business Day" means a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

"Charter" means the Articles of Incorporation, as amended and supplemented (including these Articles Supplementary), of the Corporation on file in the State Department of Assessments and Taxation of Maryland.

"Code" means the Internal Revenue Code of 1986, as amended.

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"Common Shares" means the shares of common stock, par value $0.10 per share, of the Corporation.

"Cure Date" means the VRDP Shares Basic Maintenance Cure Date or the Minimum VRDP Shares Asset Coverage Cure Date, as the case may be.

"Custodian" means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Corporation as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Custodian.

"Date of Original Issue," with respect to shares of a Series of VRDP Shares, means the date on which the Corporation initially issued such VRDP Shares.

"Deposit Securities" means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

(A)	cash or any cash equivalent;

(B)	any U.S. Government Security;

(C)
any Municipal Obligation that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Obligations with substantially similar terms as of the date of these Articles Supplementary (or such rating's future equivalent), including (A) any such Municipal Obligation that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and (B) any such fixed or variable rate Municipal Obligation that qualifies as an eligible security under Rule 2a-7 under the 1940 Act;

(D)
any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Obligations or U.S. Government Securities or any combination thereof; or

(E)
any letter of credit from a bank or other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of similar banks or other financial institutions as of the date of these Articles Supplementary (or such rating's future equivalent).

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"Discounted Value," as of any Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines.

"Dividend Payment Date," except as otherwise provided in paragraph (d) of Section 2 of Part I of these Articles Supplementary, means the date that is the first (1st) Business Day of each calendar month.

"Dividend Period," with respect to shares of a Series of VRDP Shares, means the period from, and including, the Date of Original Issue of shares of such Series to, but excluding, the initial Dividend Payment Date for shares of such Series and any period thereafter from, and including, one Dividend Payment Date for shares of such Series to, but excluding, the next succeeding Dividend Payment Date for shares of such Series.

"Effective Date" means the Date of Original Issue of the shares of a Series of VRDP Shares subject to the satisfaction of the conditions specified in Section 3.01 and 3.02 of the Fee Agreement.

"Effective Leverage Ratio" shall have the meaning set forth in the Fee Agreement.

"Effective Leverage Ratio Cure Period" shall have the meaning set forth in the Fee Agreement.

"Electronic Means" means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Tender and Paying Agent, shall be sent by such means as set forth in Section 7.02 of the Tender and Paying Agent Agreement or as specified in the related notice.

"Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

"Extraordinary Corporate Event" means as to the Liquidity Provider, (i) the consolidation, amalgamation with, or merger with or into or the transfer of all or substantially all of the Liquidity Provider's assets to another entity, or (ii) the dissolution, for any reason, of the Liquidity Provider other than in connection with the consolidation, amalgamation with, or merger with or into another entity or the transfer of all or substantially all of the Liquidity Provider's assets; provided, however that with respect to (i) above, an Extraordinary Corporate Event does not include any of the listed occurrences where (x) the surviving entity, or transferee of all or substantially all of the Liquidity Provider's assets, (a) assumes all of the obligations of the Liquidity Provider under the terms of the VRDP Shares Purchase Agreement and (b) has (i) short-term debt ratings in one of the two highest ratings categories from the Requisite NRSROs or (ii) such other short-term debt ratings, if any, as may be required for the VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act and (y) the Liquidity Provider has provided notice in writing to the Corporation confirming the information described in (x) at least ten (10) days prior to the scheduled date of the applicable listed occurrence in (i) above.

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"Failed Remarketing Condition" means a Failed Remarketing Condition-Purchased VRDP Shares or a Failed Remarketing Condition-Unpurchased VRDP Shares.

"Failed Remarketing Condition-Purchased VRDP Shares" means that the Liquidity Provider acquires and continues to be the beneficial owner for federal income tax purposes of any shares of a Series of VRDP Shares in connection with purchases made pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) on any Purchase Date, including shares of a Series of VRDP Shares that the Liquidity Provider continues to be the beneficial owner of for federal income tax purposes after the expiration or termination of the VRDP Shares Purchase Agreement.

"Failed Remarketing Condition-Purchased VRDP Shares Redemption" means redemption by the Corporation, at a redemption price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed by the Board of Directors for redemption, of shares of a Series of VRDP Shares that the Liquidity Provider shall have acquired pursuant to the Purchase Obligation and continued to be the beneficial owner of for federal income tax purposes for a continuous period of six (6) months during which such VRDP Shares are tendered for Remarketing on each Business Day in accordance with the Related Documents but cannot be successfully remarketed (i.e., a Failed Remarketing Condition-Purchased VRDP Shares shall have occurred and be continuing for such period of time with respect to such VRDP Shares), determined by the Corporation on a first-in, first-out basis, in accordance with and subject to the provisions of the Fee Agreement and these Articles Supplementary.

"Failed Remarketing Condition-Unpurchased VRDP Shares" means that a Beneficial Owner (other than the Liquidity Provider or its affiliates) continues to hold shares of a Series of VRDP Shares, that were subject to a Tender in accordance with the VRDP Shares Purchase Agreement, after any Purchase Date as a result of the failure by the Liquidity Provider for any reason to purchase such VRDP Shares pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) ("Unpurchased VRDP Shares"), until such time as all Outstanding Unpurchased VRDP Shares are (i) successfully remarketed pursuant to a Remarketing, (ii) purchased by the Liquidity Provider pursuant to the Purchase Obligation, or (iii) if not successfully remarketed pursuant to a Remarketing or purchased by the Liquidity Provider pursuant to the Purchase Obligation, the subject of a validly tendered Notice of Revocation (or any combination of the foregoing); and any Unpurchased VRDP Shares shall be deemed tendered for Remarketing until the earliest to occur of the foregoing events (i), (ii) or (iii) with respect to such Unpurchased VRDP Shares.

"Failure to Deposit" means, with respect to shares of a Series of VRDP Shares, a failure by the Corporation to pay to the Tender and Paying Agent, not later than 12:00 noon, New York City time, (A) on the Business Day immediately preceding any Dividend Payment Date for shares of such Series, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such Series or (B) on the Business Day immediately preceding any redemption date in funds available on such redemption date for shares of such Series in The City of New York, New York, the Redemption Price to be paid on such redemption date for any share of such Series after Notice of Redemption is provided

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pursuant to paragraph (c) of Section 10 of Part I of these Articles Supplementary; provided however that the foregoing clause (B) shall not apply to the Corporation's failure to pay the Redemption Price in respect of shares of a Series of VRDP Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

"Fee Agreement" means the LEARS Fee Agreement, dated as of December 30, 2010, between the Corporation and the Liquidity Provider, as amended, modified or supplemented from time to time or any similar agreement with a successor Liquidity Provider.

"Final Notice of Purchase" means, in connection with an Optional Tender or a Mandatory Tender, a Notice of Purchase delivered by the Tender and Paying Agent to the Liquidity Provider (or directly to the Liquidity Provider by Beneficial Owners or their Agent Members, in the case of an Optional Tender, or Holders, in the case of a Mandatory Tender, if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations) on the Purchase Date indicating the number of shares of a Series of VRDP Shares to be purchased on such date pursuant to the Purchase Obligation, or, in connection with a Mandatory Purchase, the Mandatory Purchase Notice delivered by the Corporation or the Tender and Paying Agent on behalf of the Corporation.

"Fitch" means Fitch Ratings, a part of the Fitch Group, which is a majority-owned subsidiary of Fimalac, S.A.

"Fitch Discount Factor" means the discount factors set forth in the Fitch Guidelines for use in calculating the Discounted Value of the Corporation's assets in connection with Fitch ratings of shares of a Series of VRDP Shares at the request of the Corporation.

"Fitch Eligible Assets" means assets of the Corporation set forth in the Fitch Guidelines as eligible for inclusion in calculating the Discounted Value of the Corporation's assets in connection with Fitch ratings of shares of a Series of VRDP Shares at the request of the Corporation.

"Fitch Guidelines" means the guidelines applicable to Fitch's current ratings of the VRDP Shares, provided by Fitch in connection with Fitch's ratings of shares of a Series of VRDP Shares at the request of the Corporation (a copy of which is available on request of the Corporation), in effect on the date hereof and as may be amended from time to time, provided, however that any such amendment will not be effective for thirty (30) days from the date that Fitch provides final notice of such amendment to the Corporation.

"Fitch Provisions" means Sections 7, 8(c)(B) and 9 of Part I of these Articles Supplementary with respect to Fitch, and any other provisions hereof with respect to Fitch's ratings of shares of a Series of VRDP Shares at the request of the Corporation, including any provisions with respect to obtaining and maintaining a rating on VRDP Shares from Fitch. The Corporation is required to comply with the Fitch Provisions only if Fitch is then rating shares of a Series of VRDP Shares at the request of the Corporation.

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"Gross-up Payment" means payment to a Beneficial Owner of an amount which, when taken together with the aggregate amount of Taxable Allocations made to such Beneficial Owner to which such Gross-up Payment relates, would cause such Beneficial Owner's dividends in dollars (after regular federal income tax consequences) from the aggregate of such Taxable Allocations and the related Gross-up Payment to be equal to the dollar amount of the dividends which would have been received by such Beneficial Owner if the amount of such aggregate Taxable Allocations would have been excludable from the gross income of such Beneficial Owner. Such Gross-up Payment shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Beneficial Owner of shares of a Series of VRDP Shares is subject to the federal alternative minimum tax with respect to dividends received from the Corporation; (iii) assuming that each Taxable Allocation and each Gross-up Payment (except to the extent such Gross-up Payment is designated as an exempt-interest dividend under Section 852(b)(5) of the Code or successor provisions) would be taxable in the hands of each Beneficial Owner of shares of a Series of VRDP Shares at the maximum marginal combined regular federal and Michigan individual income tax rate applicable to ordinary income or net capital gains (taking into account the federal income tax deductibility of state taxes paid or incurred), as applicable, or the maximum marginal combined regular federal and Michigan corporate income tax rate applicable to ordinary income or net capital gains (taking into account the federal income tax deductibility of state taxes paid or incurred), as applicable, whichever is greater, in effect at the time such Gross-up Payment is made; and (iv) assuming that each Taxable Allocation and each Gross-up Payment would not be subject to the tax imposed by Section 1411 of the Code or any similar Medicare or other surtax.

"Holder" means a Person in whose name a share of a Series of VRDP Shares is registered in the registration books of the Corporation maintained by the Tender and Paying Agent.

"Initial Rate Period," with respect to Series W-7 VRDP Shares, means the period commencing on and including the Date of Original Issue thereof and ending on, and including, April 27, 2011, the next succeeding Wednesday, as set forth under "Designation " above.

"Investment Advisee" means BlackRock Advisors, LLC, or any successor company or entity.

"Late Charge" shall have the meaning specified in paragraph (e)(i)(C) of Section 2 of Part I of these Articles Supplementary.

"LIBOR Dealer" means Citigroup Global Markets Inc. and such other dealer or dealers as the Corporation from time to time may appoint or in lieu of any thereof, their respective affiliates and successors.

"LIBOR Rate" means, on any Rate Determination Date, (i) the rate for deposits in U.S. dollars for the designated Rate Period, which appears on Reuters display page LIBOR01 ("Page LIBOR° I") (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m. London time, on the day that is the London Business Day preceding the Rate Determination Date (the "LIBOR Determination Date"), or (ii) if such rate does not appear on Page LIBOR01 or

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such other page as may replace such Page LIBOR01, (A) the LIBOR Dealer shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Rate Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, the LIBOR Rate shall equal such arithmetic mean of such quotations, (C) if only one or none of the Reference Banks provide such quotations, the LIBOR Rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the LIBOR Dealer (after obtaining the Corporation's approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Rate Period in an amount determined by the LIBOR Dealer (after obtaining the Corporation's approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Corporation to provide such rate or rates not being supplied by the LIBOR Dealer; provided further, that if the LIBOR Dealer and Substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, the LIBOR Rate shall be the LIBOR Rate as determined on the previous Rate Determination Date. If the number of days in a Rate Period shall be (i) seven or more but fewer than 21 days, such rate shall be the seven-day LIBOR Rate; (ii) 21 or more but fewer than 49 days, such rate shall be the one-month LIBOR rate; (iii) 49 or more but fewer than 77 days, such rate shall be the two-month LIBOR rate; (iv) 77 or more but fewer than 112 days, such rate shall be the three-month LIBOR rate; (v) 112 or more but fewer than 140 days such rate shall be the four-month LIBOR rate; (vi) 140 or more but fewer than 168 days, such rate shall be the five-month LIBOR rate; (vii) 168 or more but fewer than 189 days, such rate shall be the six-month LIBOR rate; (viii) 189 or more but fewer than 217 days, such rate shall be the seven-month LIBOR rate; (ix) 217 or more but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (x) 252 or more but fewer than 287 days, such rate shall be the nine-month LIBOR rate; (xi) 287 or more but fewer than 315 days, such rate shall be the ten-month LIBOR rate; (xii) 315 or more but fewer than 343 days, such rate shall be the eleven-month LIBOR rate; and (xiii) 343 or more but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.

"Liquidation Preference," with respect to a given number of Series W-7 VRDP Shares, means $100,000 times that number.

"Liquidity Account Investments" means Deposit Securities or any other security or investment owned by the Corporation that is rated at least investment grade or the equivalent rating (or any such rating's future equivalent) by each NRSRO then rating such security or investment (or if rated by only one NRSRO, by such NRSRO) or, if no NRSRO is then rating such security, deemed to be, with the prior written consent of the Liquidity Provider, of an equivalent rating by the Investment Adviser on the Corporation's books and records.

"Liquidity Provider" means any entity in such capacity pursuant to a VRDP Shares Purchase Agreement, initially, Citibank, N.A.

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"Liquidity Provider Ratings Event" means the Liquidity Provider shall fail to maintain at any time (i) short-term debt ratings in one of the two highest ratings categories from the Requisite NRSROs or (ii) such other short-term debt ratings, if any, as may be required for the shares of a Series of VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act.

"Liquidity Provider Ratings Event Termination Date" means the date established by the Tender and Paying Agent, acting upon instructions of the Corporation pursuant to the Tender and Paying Agent Agreement, for termination of the VRDP Shares Purchase Agreement upon the occurrence of a Liquidity Provider Ratings Event, which date shall be not less than sixteen (16) days nor more than thirty (30) days following such Liquidity Provider Ratings Event.

"London Business Day" means any day on which commercial banks are generally open for business in London.

"Mandatory Purchase" means the mandatory purchase of Outstanding shares of a Series of VRDP Shares by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement in connection with a Mandatory Purchase Event.

"Mandatory Purchase Date" means the Purchase Date for a Mandatory Purchase in accordance with these Articles Supplementary and the VRDP Shares Purchase Agreement.

"Mandatory Purchase Event" means, (i) in connection with the termination of the VRDP Shares Purchase Agreement due to its expiration as of a Scheduled Termination Date, by the fifteenth day prior to any such Scheduled Termination Date, (a) the Liquidity Provider shall not have agreed to an extension or further extension of the Scheduled Termination Date to a date not earlier than 364 days from the Scheduled Termination Date of the VRDP Shares Purchase Agreement then in effect, and (b) the Corporation shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 364 days from the Scheduled Termination Date of the VRDP Shares Purchase Agreement, or (ii) in connection with the termination of the VRDP Shares Purchase Agreement due to a Liquidity Provider Ratings Event or Related Party Termination Event, by the fifteenth day prior to the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, the Corporation shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 364 days from the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement. The Mandatory Purchase Event shall be deemed to occur on such fifteenth day prior to any Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be.

"Mandatory Purchase Notice" means, in connection with the Mandatory Purchase of shares of a Series of VRDP Shares, a notice, substantially in the form attached to the VRDP Shares Purchase Agreement as Exhibit B, delivered by the Corporation or the Tender and Paying Agent on behalf of the Corporation to the Holders and the Liquidity Provider specifying a Mandatory Purchase Date.

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"Mandatory Tender," with respect to a Mandatory Tender Event, means the mandatory tender of all shares of a Series of VRDP Shares by Holders for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase Date or (ii) pursuant to an attempted Remarketing, shares of the Series of VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold shares of the Series of VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided that the Remarketing Agent may seek to sell such shares of the Series of VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider at the Purchase Price pursuant to Section 1 of Part II of these Articles Supplementary and the VRDP Shares Purchase Agreement.

"Mandatory Tender Event" means (a) each failure by the Corporation to make a scheduled payment of dividends on a Dividend Payment Date; (b) the occurrence of a Liquidity Provider Ratings Event (which shall constitute a single Mandatory Tender Event upon the occurrence of such Liquidity Provider Ratings Event, whether or not continuing and whether or not such Liquidity Provider Ratings Event also results in a Mandatory Purchase Event; provided that, following restoration of the short-term debt ratings to the requisite level, a subsequent Liquidity Provider Ratings Event, shall constitute a new Mandatory Tender Event); (c) in the event of a failure by the Corporation to pay the Liquidity Provider the applicable fee due in advance under the terms of the Fee Agreement by seven Business Days prior to the beginning of the month to which such payment relates if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Corporation that such failure to pay such fee constitutes a Mandatory Tender Event; (d) the eighth (8th) day prior to the scheduled date of the occurrence of an Extraordinary Corporate Event; (e) the Corporation shall have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement by the fifteenth day prior to the Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement being replaced; (0 the Corporation shall have provided a Notice of Proposed Special Rate Period in accordance with these Articles Supplementary; or (g) in the event of a breach by the Corporation of its Effective Leverage Ratio covenant with the Liquidity Provider in the Fee Agreement and the failure to cure such breach within sixty (60) days from the date of such breach (which 60-day period would include the Effective Leverage Ratio Cure Period), if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Corporation and the Tender and Paying Agent that the failure to timely cure such breach constitutes a Mandatory Tender Event (subject to the Corporation curing such breach prior to the delivery date of such notice from the Liquidity Provider).

"Mandatory Tender Notice" means, in connection with the Mandatory Tender of shares of a Series of VRDP Shares, a notice, substantially in the form attached to the VRDP Shares Remarketing Agreement as Annex II, delivered by the Corporation or the Tender and Paying Agent on behalf of the Corporation to the Holders and the Liquidity Provider specifying a Mandatory Tender Event and Purchase Date.

"Market Value" of any asset of the Corporation means the market value thereof determined by an independent third-party pricing service designated pursuant to the Corporation's valuation policies and procedures approved from time to time by the Board of Directors for use in connection with the determination of the Corporation's net asset value. Market Value of any asset shall include any interest or dividends, as applicable, accrued thereon.

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The pricing service values portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available are valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine valuations.

"Maximum Rate" for shares of a Series of VRDP Shares on any Rate Determination Date or in respect of the occurrence of a Failed Remarketing Condition for shares of such series, means the Applicable Percentage of the Applicable Base Rate plus the Applicable Spread. The Maximum Rate for shares of a Series of VRDP Shares will depend on the long-term rating assigned to such Series of VRDP Shares, the length of the Rate Period and whether or not the Corporation has given notification to the Remarketing Agent and the Tender and Paying Agent prior to the Applicable Rate Determination for the Rate Period pursuant to Sections 6 of Part H hereto that any ordinary income or capital gains will be included in the dividend on shares of a Series of VRDP Shares for that Rate Period. The Applicable Percentage of the Applicable Base Rate is as follows:

Long-Term* Rating		Applicable Percentage of Applicable Base Rate— No Notification
Fitch	Moody's
AA- to AAA	Aa3 to Aaa	100%
BBB- to A+	Baa3 to A1	110%
Below BBB-**	Below Baa3**	135%
________________________

*
And/or the equivalent ratings of any Other Rating Agency then rating the shares of the Series of VRDP Shares at the request of the Corporation; utilizing the lower of the ratings of the Rating Agencies then rating VRDP Shares at the request of the Corporation.

**	Includes unrated, if no Rating Agency is then rating VRDP Shares.

Provided, however that in the event the Corporation has given notification prior to the Applicable Rate Determination for the Rate Period pursuant to Section 6 of Part II hereof that any ordinary income and capital gains will be included in the dividend on shares of the Series of VRDP Shares for that Rate Period, the Applicable Percentage in the foregoing table shall be divided by the quantity one (1) minus (i) the maximum marginal combined regular federal and Michigan personal income tax rate (taking into account the federal income tax deductibility of state taxes paid or incurred) applicable to ordinary income or net capital gains (as applicable), each expressed as a decimal applicable to ordinary income or net capital gains (as applicable), or (ii) the maximum marginal combined regular federal and Michigan corporate income tax rate (taking into account the federal income tax deductibility of state taxes paid or incurred) applicable to ordinary income or net capital gains (as applicable), each expressed as a decimal applicable to ordinary income or net capital gains (as applicable), whichever is greater and

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determined on a weighted average basis in respect of the relative amounts of ordinary income and net capital gains.

The Applicable Percentage as so determined and the Applicable Spread may be subject to upward (and if previously adjusted upward, subsequent downward) adjustment as provided in the VRDP Shares Remarketing Agreement, with the prior written consent of the Liquidity Provider and after consultation with the Remarketing Agent; provided, that, notwithstanding any provision to the contrary in the VRDP Shares Remarketing Agreement, the Maximum Rate is equal to or higher than the rates determined as set forth above, and immediately following any such increase, the Corporation would be in compliance with the Minimum VRDP Shares Asset Coverage and the VRDP Shares Basic Maintenance Amount in the Rating Agency Guidelines. Furthermore, in the event of Special Rate Periods of greater than 364 days, the Maximum Rate may be subject to upward adjustment as provided in the VRDP Shares Remarketing Agreement, with the prior written consent of the Liquidity Provider and after consultation with the Remarketing Agent; provided, that, notwithstanding any provision to the contrary in the VRDP Shares Remarketing Agreement, immediately following any such increase, the Corporation would be in compliance with the Minimum VRDP Shares Asset Coverage and the VRDP Shares Basic Maintenance Amount.

A Maximum Rate in effect in respect of a Failed Remarketing Condition will continue to be the Applicable Rate (i) until the first (1st) day of the next succeeding Subsequent Rate Period after a Failed Remarketing Condition no longer exists in the case of a Minimum Rate Period or a Special Rate Period of twenty-eight (28) Rate Period Days or fewer, and (ii) until the first (1st) day of the next succeeding Dividend Period after a Failed Remarketing Condition no longer exists in the case of a Special Rate Period of greater than twenty-eight (28) Rate Period Days.

Notwithstanding any provision to the contrary in the VRDP Shares Remarketing Agreement, in no event shall the Maximum Rate exceed 15%; provided, however, that in the event the Corporation has given notification prior to the Applicable Rate Determination for the Rate Period pursuant to Section 6 of Part II hereof that any ordinary income or capital gains will be included in the dividend on shares of the Series of VRDP Shares for that Rate Period, the Maximum Rate shall not exceed 15% divided by the quantity one (1) minus (i) the maximum marginal combined regular federal and Michigan personal income tax rate (taking into account the federal income tax deductibility of state taxes paid or incurred) applicable to ordinary income or net capital gains (as applicable), each expressed as a decimal applicable to ordinary income or net capital gains (as applicable), or (ii) the maximum marginal combined regular federal and Michigan corporate income tax rate (taking into account the federal income tax deductibility of state taxes paid or incurred) applicable to ordinary income or net capital gains (as applicable), each expressed as a decimal applicable to ordinary income or net capital gains (as applicable), whichever is greater and determined on a weighted average basis in respect of the relative amounts of ordinary income and net capital gains.

"Minimum Rate Period" means any Rate Period consisting of seven (7) Rate Period Days, as adjusted to reflect any changes when the regular day that is a Rate Determination Date is not a Business Day.

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"Minimum VRDP Shares Asset Coverage" means asset coverage, as defined in Section 18(h) of the 1940 Act as of the date of the Fee Agreement (excluding (1) from the denominator of such asset coverage test (i) any such senior securities for which the Corporation has issued a Notice of Redemption and either has delivered Deposit Securities to the Tender and Paying Agent or otherwise has adequate Deposit Securities on hand for the purpose of such redemption and (ii) the Corporation's outstanding preferred shares to be redeemed in accordance with Section 6.20 of the Fee Agreement with the gross proceeds from the sale of the Series W-7 VRDP Shares, for which the Corporation either has delivered Deposit Securities to the Tender and Paying Agent or otherwise has adequate Deposit Securities on hand for the purpose of such redemption and (2) from the numerator of such asset coverage test, any Deposit Securities referred to in the previous clauses (0(i) and (ii)), with such changes thereafter as agreed with the prior written consent of the Liquidity Provider, of at least 200% or such higher percentage as required and specified in the Fee Agreement, but, in any event, not more than 250%, with respect to all outstanding senior securities of the Corporation which are stock, including all Outstanding VRDP Shares (or, in each case, if higher, such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

"Minimum VRDP Shares Asset Coverage Cure Date," with respect to the failure by the Corporation to maintain the Minimum VRDP Shares Asset Coverage (as required by Section 6 of Part I of these Articles Supplementary and the Fee Agreement) as of the last Business Day of each month, means the tenth Business Day of the following month.

"Moody's" means Moody's Investors Service, Inc. a Delaware corporation, and its successors.

"Moody's Discount Factor" means the discount factors set forth in the Moody's Guidelines for use in calculating the Discounted Value of the Corporation's assets in connection with Moody's ratings of shares of a Series of VRDP Shares at the request of the Corporation.

"Moody's Eligible Assets" means assets of the Corporation set forth in the Moody's Guidelines as eligible for inclusion in calculating the Discounted Value of the Corporation's assets in connection with Moody's ratings of shares of a Series of VRDP Shares at the request of the Corporation.

"Moody's Guidelines" means the guidelines applicable to Moody's current ratings of the VRDP Shares, provided by Moody's in connection with Moody's ratings of shares of a Series of VRDP Shares at the request of the Corporation (a copy of which is available on request of the Corporation), in effect on the date hereof and as may be amended from time to time, provided, however that any such amendment will not be effective for thirty (30) days from the date that Moody's provides final notice of such amendment to the Corporation.

"Moody's Provisions" means Sections 7, 8(c)(B) and 9 of Part I of these Articles Supplementary with respect to Moody's, and any other provisions hereof with respect to Moody's ratings of shares of a Series of VRDP Shares at the request of the Corporation, including any provisions hereof with respect to obtaining and maintaining a rating on shares of a Series of

14

VRDP Shares from Moody's. The Corporation is required to comply with the Moody's Provisions only if Moody's is then rating shares of a Series of VRDP Shares at the request of the Corporation.

"Municipal Obligations" means Municipal Bonds as described in the Offering Memorandum.

"Net Tax-Exempt Income" means the excess of the amount of interest excludable from gross income under Section 103(a) of the Code over the amounts disallowed as deductions under Sections 265 and 171(a)(2) of the Code.

"Notice of Proposed Special Rate Period" means any notice with respect to a proposed Special Rate Period of shares of a Series of VRDP Shares pursuant to paragraph (c) of Section 4 of Part I of these Articles Supplementary.

"Notice of Purchase" means, as the context requires, a Preliminary Notice of Purchase or a Final Notice of Purchase, in each case, substantially in the form attached as Exhibit A to the VRDP Shares Purchase Agreement.

"Notice of Redemption" means any notice with respect to the redemption of shares of a Series of VRDP Shares pursuant to paragraph (c) of Section 10 of Part I of these Articles Supplementary.

"Notice of Revocation" means, in connection with the revocation by a Beneficial Owner or its Agent Member of its Notice of Tender, a notice, substantially in the form attached to the Tender and Paying Agent Agreement as Exhibit C, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to revoke the tender of some or all of the shares of a Series of VRDP Shares for sale on a Purchase Date pursuant to paragraph (f) of Section 1 of Part II of these Articles Supplementary.

"Notice of Special Rate Period" means any notice with respect to a Special Rate Period of shares of a Series of VRDP Shares pursuant to paragraph (d)(i) of Section 4 of Part I of these Articles Supplementary.

"Notice of Tender" means, in connection with an Optional Tender, a notice, substantially in the form attached to the Tender and Paying Agent Agreement as Exhibit A, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent, indicating an intention to tender shares of a Series of VRDP Shares for sale on a Purchase Date pursuant to Section I of Part II of these Articles Supplementary.

"NRSRO" means a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act that is not an "affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of the Corporation or the Liquidity Provider, including, at the date hereof, Moody's and Fitch.

"Offering Memorandum" means the offering memorandum in respect of the Corporation's offering and sale of Series W-7 VRDP Shares, dated April 20, 2011, as amended,

15

revised or supplemented from time to time, including in connection with any Remarketing, if applicable.

"Optional Tender" means any tender of shares of a Series of VRDP Shares by a Beneficial Owner or its Agent Member to the Tender and Paying Agent, other than a Mandatory Tender, for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase Date, or (ii) pursuant to an attempted Remarketing shares of a Series of VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold shares of a Series of VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider pursuant to Section 1 of Part II of these Articles Supplementary and the VRDP Shares Purchase Agreement.

"Other Rating Agency" means each NRSRO, if any, other than Moody's or Fitch then providing a rating for the shares of a Series of VRDP Shares at the request of the Corporation.

"Other Rating Agency Eligible Assets" means assets of the Corporation set forth in the Other Rating Agency Guidelines as eligible for inclusion in calculating the Discounted Value of the Corporation's assets in connection with Other Rating Agency ratings of shares of a Series of VRDP Shares at the request of the Corporation.

"Other Rating Agency Guidelines" means the guidelines applicable to each Other Rating Agency's ratings of the VRDP Shares, provided by such Other Rating Agency in connection with such Other Rating Agency's ratings of shares of a Series of VRDP Shares at the request of the Corporation (a copy of which is available on request of the Corporation), as may be amended from time to time, provided, however that any such amendment will not be effective except as agreed upon by the Other Rating Agency and the Corporation.

"Other Rating Agency Provisions" means Sections 7, 8(c)(B) and 9 of Part I of these Articles Supplementary with respect to any Other Rating Agency then rating shares of a Series of VRDP Shares at the request of the Corporation, and any other provisions hereof with respect to such Other Rating Agency's ratings of shares of a Series of VRDP Shares, including any provisions with respect to obtaining and maintaining a rating of shares of a Series of VRDP Shares from such Other Rating Agency. The Corporation is required to comply with the Other Rating Agency Provisions of an Other Rating Agency only if such Other Rating Agency is then rating shares of a Series of VRDP Shares at the request of the Corporation.

"Outstanding" means, as of any date with respect to VRDP Shares of any Series, the number of shares of such Series theretofore issued by the Corporation except, without duplication, (i) any shares of such Series of VRDP Shares theretofore cancelled or delivered to the Tender and Paying Agent for cancellation or redemption by the Corporation, (ii) any shares of such Series of VRDP Shares with respect to which the Corporation has given a Notice of Redemption and irrevocably deposited with the Tender and Paying Agent sufficient Deposit Securities to redeem such shares of such Series of VRDP Shares, pursuant to Section 10 of Part I of these Articles Supplementary, (iii) any shares of such Series of VRDP Shares as to which the Corporation shall be a Beneficial Owner, and (iv) any shares of such Series of VRDP Shares represented by any certificate in lieu of which a new certificate has been executed and delivered

16

by the Corporation; provided however, with respect to clause (ii), any such shares of such Series of VRDP Shares will be deemed to be Outstanding for purposes of the VRDP Shares Purchase Agreement until redeemed by the Corporation.

"Person" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or government or any agency or political subdivision thereof.

"Preferred Shares" mean the shares of preferred stock of the Corporation, and includes the VRDP Shares.

"Preliminary Notice of Purchase" means a Notice of Purchase delivered by the Tender and Paying Agent to the Liquidity Provider (or directly to the Liquidity Provider by Beneficial Owners or their Agent Members if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations) on the Business Day immediately preceding a Purchase Date indicating the number of shares of VRDP Shares to be purchased on the Purchase Date pursuant to the Purchase Obligation.

"Purchase Date," with respect to any purchase of shares of a Series of VRDP Shares, means (i) in connection with an Optional Tender, the date specified in a Notice of Tender, which date shall be no earlier than the seventh (7th) day (or, if such day is not a Business Day, the next succeeding Business Day) following delivery to the Tender and Paying Agent of the Notice of Tender, (ii) in connection with a Mandatory Tender, the date specified in the Mandatory Tender Notice (or, if such day is not a Business Day, the next succeeding Business Day), subject to the immediately succeeding sentence below, or (iii) in connection with a Mandatory Purchase, the Mandatory Purchase Date specified in the Mandatory Purchase Notice (or, if such day is not a Business Day, the next succeeding Business Day). The Purchase Date in respect of a Mandatory Tender Event shall be not later than seven (7) days following the date a Mandatory Tender Notice is sent to Holders by Electronic Means; provided that: (A) the Purchase Date in connection with the failure of the Corporation to pay the applicable fee to the Liquidity Provider may not be later than the last Business Day of the month such payment was due; (B) the Purchase Date in connection with the occurrence of an Extraordinary Corporate Event may not be later than the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event (and, if no earlier Purchase Date is specified in a Mandatory Tender Notice with respect to such Extraordinary Corporate Event, the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event shall be deemed to be the Purchase Date irrespective of the failure to have given or sent a Mandatory Tender Notice); (C) the Purchase Date in connection with the Corporation obtaining an Alternate VRDP Shares Purchase Agreement may not be later than the Business Day immediately preceding the termination of the VRDP Shares Purchase Agreement and the effective date of such Alternate VRDP Shares Purchase Agreement (which may not be later than the termination date of the VRDP Shares Purchase Agreement); and (D) the Purchase Date in connection with a Notice of Proposed Special Rate Period may not be later than the first (1st) day of such proposed Special Rate Period.

"Purchase Obligation" means the unconditional and irrevocable obligation of the Liquidity Provider during the term and pursuant to the terms of the VRDP Shares Purchase

17

Agreement to purchase Outstanding shares of a Series of VRDP Shares on any Purchase Date at the Purchase Price from Beneficial Owners, in the case of any Optional Tender, and Holders, in the case of any Mandatory Tender or any Mandatory Purchase, in each case following delivery of a Final Notice of Purchase with respect to such VRDP Shares.

"Purchase Price" means an amount equal to the Liquidation Preference of any shares of a Series of VRDP Shares to be purchased on a Purchase Date, plus any accumulated but unpaid dividends thereon (whether or not earned or declared), if any, to, but excluding, the relevant Purchase Date.

"Purchased VRDP Shares" means all shares of a Series of VRDP Shares purchased by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement, so long as the Liquidity Provider continues to be the beneficial owner for federal income tax purposes of such VRDP Shares.

"Rate Determination Date" means, with respect to any Series of VRDP Shares, the last day of a Rate Period for such Series or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that the next succeeding Rate Determination Date will be determined without regard to any prior extension of a Rate Determination Date to a Business Day.

"Rate Period," with respect to shares of a Series of VRDP Shares, means the Initial Rate Period for shares of such Series and any Subsequent Rate Period, including any Special Rate Period for shares of such Series.

"Rate Period Days," for any Rate Period, means the number of days that would constitute such Rate Period but for the application of paragraph (d) of Section 2 of Part I of these Articles Supplementary or paragraph (b) of Section 4 of Part I of these Articles Supplementary.

"Rating Agency" means each of Fitch (if Fitch is then rating shares of a Series of VRDP Shares at the request of the Corporation), Moody's (if Moody's is then rating shares of a Series of VRDP Shares at the request of the Corporation) and any Other Rating Agency (if such Other Rating Agency is then rating shares of a Series of VRDP Shares at the request of the Corporation).

"Rating Agency Certificate" has the meaning specified in paragraph (b) of Section 7 of Part I of these Articles Supplementary.

"Rating Agency Eligible Assets" means assets of the Corporation set forth in the Rating Agency Guidelines of a Rating Agency as eligible for inclusion in calculating the Discounted Value of the Corporation's assets in connection with such Rating Agency's rating of shares of a Series of VRDP Shares at the request of the Corporation.

"Rating Agency Guidelines" means Moody's Guidelines (if Moody's is then rating shares of a Series of VRDP Shares at the request of the Corporation), Fitch Guidelines (if Fitch is then rating shares of a Series of VRDP Shares at the request of the Corporation) and any Other Rating Agency Guidelines (if such Other Rating Agency is then rating shares of a Series of VRDP Shares at the request of the Corporation).

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"Rating Agency Provisions" means the Moody's Provisions (if Moody's is then rating shares of a Series of VRDP Shares at the request of the Corporation), the Fitch Provisions (if Fitch is then rating shares of a Series of VRDP Shares at the request of the Corporation) and any Other Rating Agency Provisions (if such Other Rating Agency is then rating VRDP Shares at the request of the Corporation). The Corporation is required to comply with the Rating Agency Provisions of a Rating Agency only if such Rating Agency is then rating shares of a Series of VRDP Shares at the request of the Corporation.

"Redemption Date" has the meaning specified in paragraph (c) of Section 10 of Part I of these Articles Supplementary.

"Redemption Price" means the applicable redemption price specified in paragraph (a) or (b) of Section 10 of Part I of these Articles Supplementary.

"Reference Banks" means four major banks in the London interbank market selected by the Remarketing Agent or its affiliates or successors or such other party as the Corporation may from time to time appoint.

"Related Documents" means the Charter, the Series W-7 VRDP Shares, the Placement Agreement, the VRDP Shares Purchase Agreement, the VRDP Shares Remarketing Agreement, the Fee Agreement and the Tender and Paying Agent Agreement.

"Related Party" means a related party for purposes of Section 267(b) or Section 707(b) of the Code, as such provisions may be amended from time to time.

"Related Party Termination Date" means the effective date of the termination of the VRDP Shares Purchase Agreement in accordance with its terms following the occurrence of a Related Party Termination Event.

"Related Party Termination Event" means the Liquidity Provider becoming a Related Party of the Corporation other than through the acquisition of shares of a Series of VRDP Shares pursuant to the terms of the VRDP Shares Purchase Agreement.

"Remarketing" means the remarketing of shares of a Series of VRDP Shares by the Remarketing Agent on behalf of the Beneficial Owners thereof pursuant to an Optional Tender or on behalf of the Holders thereof pursuant to a Mandatory Tender, as provided in the VRDP Shares Remarketing Agreement and Part II of these Articles Supplementary.

"Remarketing Agent" means, with respect to the Series W-7 VRDP Shares, the Person or Persons designated, with the prior written consent of the Liquidity Provider (which consent shall not be unreasonably withheld) as Remarketing Agent for such Series of VRDP Shares, initially as set forth in Schedule I to the Fee Agreement, and its or their permitted successors and assigns.

"Remarketing Notice" has the meaning set forth in paragraph (b) of Section 2 of Part II of these Articles Supplementary.

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"Remarketing Procedures" means the procedures for conducting Remarketings set forth in Part II of these Articles Supplementary.

"Requisite NRSROs" means (i) any two NRSROs that have issued a rating with respect to a security or class of debt obligations of an issuer, or (ii) if only one NRSRO has issued a rating with respect to such security or class of debt obligations of an issuer at the time a purchaser Acquires (as such term is defined in Rule 2a-7 under the 1940 Act) the security, that NRSRO.

"Scheduled Termination Date" means, with respect to a VRDP Shares Purchase Agreement for shares of a Series of VRDP Shares, the date that is 364 days from (and including) the Effective Date for shares of such Series, or any succeeding date to which the term of such VRDP Shares Purchase Agreement is extended pursuant to the terms thereof.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"Securities Depository" means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the shares of a Series of VRDP Shares.

"SIFMA Municipal Swap Index" means on any Rate Determination Date the Securities Industry and Financial Markets Association Municipal Swap Index, produced and made available by Municipal Market Data as of 3:00 p.m., New York City time, on the Rate Determination Date.

"Special Optional Tender Provisions" shall have the meaning specified in paragraph (g) of Section 1 of Part II of these Articles Supplementary.

"Special Rate Period," with respect to shares of a Series of VRDP Shares, shall have the meaning specified in paragraph (a) of Section 4 of Part I of these Articles Supplementary.

"Special Redemption Provisions" shall have the meaning specified in paragraph (a)(i) of Section 10 of Part I of these Articles Supplementary.

"Subsequent Rate Period," with respect to shares of a Series of VRDP Shares, means the period from, and including, the first (1st) day following the Initial Rate Period of shares of such Series to, and including, the next Rate Determination Date for shares of such Series and any period thereafter from, and including, the first (1st) day following a Rate Determination Date for shares of such Series to, and including, the next succeeding Rate Determination Date for shares of such Series; provided, however, that if any Subsequent Rate Period is also a Special Rate Period, such term shall mean the period commencing on the first (1st) day of such Special Rate Period and ending on, and including, the last day of the last Dividend Period thereof; except for Special Rate Periods, each Subsequent Rate Period will be a Minimum Rate Period.

"Substitute LIBOR Dealer" means any LIBOR Dealer selected by the Corporation; provided that none of such entities shall be an existing LIBOR Dealer.

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"Taxable Allocation" shall have the meaning specified in paragraph (a) of Section 3 of Part I of these Articles Supplementary.

"Tender" means either a Mandatory Tender or an Optional Tender, as applicable.

"Tender and Paying Agent" means The Bank of New York Mellon, or with the prior written consent of the Liquidity Provider (which consent shall not be unreasonably withheld) any successor Person, which has entered into an agreement with the Corporation to act in such capacity as the Corporation's tender agent, transfer agent, registrar, dividend disbursing agent, paying agent, redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to each Series of VRDP Shares.

"Tender and Paying Agent Agreement" means the tender and paying agent agreement, dated as of April 21, 2011, between the Corporation and the Tender and Paying Agent pursuant to which The Bank of New York Mellon, or any successor, acts as Tender and Paying Agent.

"U.S. Government Securities" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

"Valuation Date" means, for purposes of determining whether the Corporation is maintaining the VRDP Shares Basic Maintenance Amount, each Friday that is a Business Day, or for any Friday that is not a Business Day, the immediately preceding Business Day, and the Date of Original Issue, commencing with the Date of Original Issue.

"Voting Period" shall have the meaning specified in paragraph (b)(i) of Section 5 of Part I of these Articles Supplementary.

"VRDP Shares Basic Maintenance Amount," as of any Valuation Date, shall have the meaning set forth for "Basic Maintenance Amount" in the Rating Agency Guidelines.

"VRDP Shares Basic Maintenance Cure Date," with respect to the failure by the Corporation to satisfy the VRDP Shares Basic Maintenance Amount (as required by paragraph (a) of Section 7 of Part I of these Articles Supplementary) as of a given Valuation Date, shall have the meaning set forth in the Rating Agency Guidelines, but in no event shall it be longer than 10 Business Days following such Valuation Date.

"VRDP Shares Basic Maintenance Report" shall have the meaning set forth for "Basic Maintenance Report" in the Rating Agency Guidelines.

"VRDP Shares Purchase Agreement" means the VRDP Shares purchase agreement, dated as of April 21, 2011, between the Liquidity Provider and the Tender and Paying Agent, as amended, modified or supplemented, or any Alternate VRDP Shares Purchase Agreement or any similar agreement with a successor liquidity provider.

"VRDP Shares Remarketing Agreement" means the VRDP Shares remarketing agreement, dated as of April 21, 2011, between the Corporation and the Remarketing Agent, as

21

amended, modified or supplemented from time to time, or any similar agreement with a successor remarketing agent.

PART I

1.         Number of Authorized Shares.

The initial number of authorized shares constituting Series W-7 VRDP Shares is as set forth above under the title "Designation."

2.         Dividends.

(a)        Ranking. The shares of any Series of VRDP Shares shall rank on a parity with each other, with shares of any other Series of VRDP Shares and with shares of any other Series of Preferred Shares as to the payment of dividends by the Corporation.

(b)        Cumulative Cash Dividends. The Holders of shares of any Series of VRDP Shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor in accordance with the Charter and applicable law, cumulative cash dividends at the Applicable Rate for shares of such Series, determined as set forth in paragraph (e) of this Section 2, and no more (except to the extent set forth in Section 3 of Part I of these Articles Supplementary and Section 6 of Part II of these Articles Supplementary), payable on the Dividend Payment Dates with respect to shares of such Series determined pursuant to paragraph (d) of this Section 2. Holders of VRDP Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on VRDP Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on VRDP Shares which may be in arrears, and no additional sum of money shall be payable in respect of such arrearage, except that the Corporation shall pay as a supplemental dividend a Late Charge (as defined below in paragraph (e)(i)(C) of this Section 2) on account of a Failure to Deposit, if any, in respect of each day during the period commencing on the day a Failure to Deposit occurs through and including the day immediately preceding the earlier of (i) the day the Failure to Deposit is cured and (ii) the third (3rd) Business Day next succeeding the day on which the Failure to Deposit occurred.

(c)        Dividends Cumulative from Date of Original Issue. Dividends on shares of any Series of VRDP shares shall be declared daily and accumulate at the Applicable Rate for shares of such Series from the Date of Original Issue thereof.

(d)        Dividend Payment Dates and Adjustment Thereof. The Dividend Payment Date with respect to shares of a Series of VRDP Shares shall be the first (1st) Business Day of each calendar month; provided, however, that:

(i)
notwithstanding the foregoing, the Corporation in its discretion may establish more frequent Dividend Payment Dates than monthly in respect of any Minimum Rate Period, and the Dividend Payment Date for the Dividend Period prior to the commencement of a Special Rate Period shall be the Business Day immediately preceding the first (1st) day of such Special Rate Period; and

22

(ii)
notwithstanding the foregoing, the Corporation in its discretion may establish the Dividend Payment Dates in respect of any Special Rate Period of shares of a Series of VRDP Shares consisting of more than seven (7) Rate Period Days; provided, however, that such dates shall be set forth in the Notice of Proposed Special Rate Period and Notice of Special Rate Period relating to such Special Rate Period, as delivered to the Remarketing Agent, which Notice of Proposed Special Rate Period and Notice of Special Rate Period shall be filed with the Secretary of the Corporation; and provided further that (1) any such Dividend Payment Date shall be a Business Day and (2) the last Dividend Payment Date in respect of such Special Rate Period shall be the Business Day immediately following the last day thereof, as such last day is determined in accordance with paragraph (b) of Section 4 of Part I of these Articles Supplementary.

(e)        Applicable Rates and Calculation of Dividends.

(i)
Applicable Rates. The dividend rate on shares of any Series of VRDP Shares during the period from and after the Date of Original Issue of shares of such Series to and including the last day of the Initial Rate Period of shares for such Series shall be equal to the rate per annum set forth with respect to the shares of such Series under "Designation" above. Except for Special Rate Periods, each Subsequent Rate Period will be a Minimum Rate Period. For each Subsequent Rate Period of shares of such Series thereafter, the dividend rate on shares of such Series shall be equal to the rate per annum that results from the Applicable Rate Determination for shares of such Series on the Rate Determination Date immediately preceding such Subsequent Rate Period; provided, however, that:

(A)
if an Applicable Rate Determination for any such Subsequent Rate Period is not held for any reason, the dividend rate on shares of such Series for such Subsequent Rate Period will be adjusted to the Maximum Rate for shares of such Series on the Rate Determination Date therefor;

(B)
in the event of a Failed Remarketing Condition, the Applicable Rate as of the close of business on the day the Failed Remarketing Condition first occurs will be adjusted to the Maximum Rate (with the Applicable Spread subject to adjustment as set forth in the definition of Applicable Spread), and the Maximum Rate will continue to be the Applicable Rate (i) until the first (1st) day of the next succeeding Subsequent Rate Period after a Failed Remarketing Condition no longer exists in the case of a Minimum Rate Period or a Special Rate Period of twenty-eight (28) Rate Period Days or fewer, and (ii) until the first (1st) day of the next succeeding Dividend Period after a Failed Remarketing Condition no longer exists in the case of a Special Rate Period of greater than twenty-eight (28) Rate Period Days;

(C)
if any Failure to Deposit shall have occurred with respect to shares of such Series during any Dividend Period thereof, but, prior to 12:00 noon, New York City time, on the third (3rd) Business Day next succeeding the date

23

on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with paragraph (f) of this Section 2, and the Corporation shall have paid to the Tender and Paying Agent as a late charge ("Late Charge") daily supplemental dividends equal in the aggregate to the sum of (1) if such Failure to Deposit consisted of the failure to timely pay to the Tender and Paying Agent the full amount of dividends with respect to any Dividend Period of the shares of such Series, an amount computed by multiplying (x) the Applicable Rate for the Rate Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period plus 2.00% by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the Outstanding shares of such Series (with the amount for each individual day that such Failure to Deposit occurs or continues uncured being declared as a supplemental dividend on that day) and (2) if such Failure to Deposit consisted of the failure to timely pay to the Tender and Paying Agent the Redemption Price of the shares, if any, of such Series for which Notice of Redemption has been provided by the Corporation pursuant to paragraph (c) of Section 10 of Part I of these Articles Supplementary, an amount computed by multiplying, (x) for the Rate Period during which such Failure to Deposit occurs on the Redemption Date, the Applicable Rate plus 2.00% by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with paragraph (f) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the Outstanding shares of such Series to be redeemed (with the amount for each individual day that such Failure to Deposit occurs or continues uncured being declared as a supplemental dividend on that day), and if a Rate Determination Date occurs on the date on which such Failure to Deposit occurred or on either of the two (2) Business Days succeeding that date, and the Failure to Deposit has not been cured on such Rate Determination Date in accordance with paragraph (f) of this Section 2, no Applicable Rate Determination will be held in respect of shares of such Series for the Subsequent Rate Period relating to such Rate Determination Date and the dividend rate for shares of such Series for such Subsequent Rate Period will be the Maximum Rate for shares of such Series on the Rate Determination Date for such Subsequent Rate Period; or

(D)
if any Failure to Deposit shall have occurred with respect to shares of such Series during any Dividend Period thereof, and, prior to 12:00 noon, New York City time, on the third (3rd) Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall

24

not have been cured in accordance with paragraph (f) of this Section 2 or the Corporation shall not have paid the applicable Late Charge to the Tender and Paying Agent, no Applicable Rate Determination will occur in respect of shares of such Series for the first Subsequent Rate Period thereof thereafter (or for any Subsequent Rate Period thereof thereafter to and including the Subsequent Rate Period during which (1) such Failure to Deposit is cured in accordance with paragraph (f) of this Section 2 and (2) the Corporation pays the applicable Late Charge to the Tender and Paying Agent, in each case no later than 12:00 noon, New York City time, on the fourth (4th) Business Day prior to the end of such Subsequent Rate Period), and the dividend rate for shares of such Series for each such Subsequent Rate Period shall be a rate per annum equal to the Maximum Rate for shares of such Series on the Rate Determination Date for such Subsequent Rate Period (but with the prevailing rating for shares of such Series, for purposes of determining such Maximum Rate, being deemed to be "below 'BBB-"').

Each dividend rate determined in accordance with this paragraph (e)(i) of Section 2 of Part I of these Articles Supplementary shall be an "Applicable Rate."

(ii)
Calculation of Dividends. The amount of dividends per share payable on shares of a Series of VRDP Shares on any Dividend Payment Date shall equal the sum of the dividends accumulated but not yet paid for each Rate Period (or part thereof) in the related Dividend Period or Dividend Periods. The amount of dividends accumulated for each such Rate Period (or part thereof) shall be computed by multiplying the Applicable Rate in effect for shares of such Series for such Rate Period (or part thereof) by a fraction, the numerator of which shall be the number of days in such Rate Period (or part thereof) and the denominator of which shall be the actual number of days in the year (365 or 366), and multiplying such product by $100,000.

(f)        Curing a Failure to Deposit. A Failure to Deposit with respect to shares of a Series of VRDP Shares shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Corporation to make the required payment to the Tender and Paying Agent) with respect to any Dividend Period of shares of such Series if, within the respective time periods described in paragraph (e)(i) of this Section 2, the Corporation shall have paid to the Tender and Paying Agent (A) all accumulated but unpaid dividends on shares of such Series and (B) without duplication, the Redemption Price for shares, if any, of such Series for which Notice of Redemption has been provided by the Corporation pursuant to paragraph (c) of Section 10 of Part I of these Articles Supplementary; provided, however that the foregoing clause (B) shall not apply to the Corporation's failure to pay the Redemption Price in respect of shares of a Series of VRDP Shares when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent and any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

(g)        Dividend Payments by Corporation to Tender and Paying Agent. In connection with each Dividend Payment Date for shares of a Series of VRDP Shares, the Corporation shall

25

pay to the Tender and Paying Agent, not later than 12:00 noon, New York City time, on the earlier of (A) the third (3rd) Business Day next succeeding the Rate Determination Date immediately preceding the Dividend Payment Date for such Series and (B) the Business Day immediately preceding the Dividend Payment Date for such Series (or as otherwise provided for and in connection with designation of a Special Rate Period), an aggregate amount of Deposit Securities equal to the dividends to be paid to all Holders of shares of such Series on such Dividend Payment Date as determined in accordance with Section 2(e)(ii) of Part I of these Articles Supplementary, or as otherwise provided for and in connection with designation of a Special Rate Period. If an aggregate amount of funds equal to the dividends to be paid to all Holders of shares of such Series on such Dividend Payment Date are not available in New York, New York by 12:00 noon, New York City time, on the Business Day immediately preceding such Dividend Payment Date, the Tender and Paying Agent will notify the Liquidity Provider by Electronic Means of such fact prior to the close of business on such day.

(h)           Tender and Paying Agent as Trustee of Dividend Payments by Corporation. All Deposit Securities paid to the Tender and Paying Agent for the payment of dividends (or for the payment of any Late Charge) shall be held in trust for the payment of such dividends (and any such Late Charge) by the Tender and Paying Agent for the benefit of the Holders specified in paragraph (i) of this Section 2. The Tender and Paying Agent shall notify the Corporation by Electronic Means of the amount of any funds deposited with the Tender and Paying Agent by the Corporation for any reason under the Tender and Paying Agent Agreement, including for the payment of dividends or the redemption of shares of a Series of VRDP Shares (or any Late Charge), that remain with the Tender and Paying Agent after ninety (90) days from the date of such deposit and such amount shall, to the extent permitted by law, be repaid to the Corporation by the Tender and Paying Agent upon request by Electronic Means of the Corporation.

(i)           Dividends Paid to Holders. Each dividend on shares of a Series of VRDP Shares shall be declared daily to the Holders thereof at the close of business on each such day and paid on each Dividend Payment Date to the Holders thereof at the close of business on the day immediately preceding such Dividend Payment Date. In connection with any transfer of shares of a Series of VRDP Shares, the transferor as Beneficial Owner of such shares shall be deemed to have agreed pursuant to the terms of such Series of VRDP Shares to transfer to the transferee the right to receive from the Corporation any dividends declared and unpaid for each day prior to the transferee becoming the Beneficial Owner of such VRDP Shares in exchange for payment of the Purchase Price for such VRDP Shares by the transferee.

(j)           Dividends Credited Against Earliest Accumulated But Unpaid Dividends. Any dividend payment made on shares of a Series of VRDP Shares that is insufficient to cover the entire amount of dividends payable shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares of such Series. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Corporation on such date, not exceeding fifteen (15) days preceding the payment date thereof, as may be fixed by the Board of Directors.

(k)           Dividends Designated as Exempt-Interest Dividends. Dividends on shares of a Series of VRDP Shares shall be designated as exempt-interest dividends up to the amount of the

26

Net Tax-Exempt Income of the Corporation, to the extent permitted by, and for purposes of, Section 852 of the Code.

3.         Gross-Up Payments. Holders of shares of a Series of VRDP Shares shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends in an amount equal to the aggregate Gross-up Payments as follows:

(a)           If the Corporation allocates any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on shares of a Series of VRDP Shares without either having given advance notice thereof to the Remarketing Agent or simultaneously increasing such dividend payment by an additional amount, both as provided in Section 6 of Part II of these Articles Supplementary (such allocation being referred to herein as a "Taxable Allocation"), the Corporation shall, prior to the end of the calendar year in which such dividend was paid, provide notice thereof to the Remarketing Agent and direct the Tender and Paying Agent to send such notice with a Gross-up Payment to the Holder that was entitled to such dividend payment during such calendar year at such Holder's address as the same appears or last appeared on the record books of the Corporation.

(b)           The Corporation shall not be required to make Gross-up Payments with respect to any net capital gains or ordinary income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Corporation.

4.         Designation of Special Rate Periods.

(a)           Length of and Preconditions for Special Rate Period. The Corporation, at its option, with the prior written consent of the Liquidity Provider, may designate any succeeding Subsequent Rate Period of a Series of VRDP Shares as a Special Rate Period (a "Special Rate Period") consisting of a specified number of Rate Period Days evenly divisible by seven (7) and not more than 1,820, subject to adjustment as provided in paragraph (b) of this Section 4. A designation of a Special Rate Period shall be effective only with the prior written consent of the Liquidity Provider and if (A) it is permitted by applicable law and the Charter, (B) notice thereof shall have been given in accordance with paragraph (c) and paragraph (d)(i) of this Section 4, (C) no shares of such Series of VRDP Shares are owned by the Liquidity Provider pursuant to the Purchase Obligation on either the Rate Determination Date for such proposed Special Rate Period or on the first (1st) day of such Special Rate Period and full cumulative dividends and any amounts due with respect to redemptions payable prior to such date have been paid in full, and (D) if any Notice of Redemption shall have been provided by the Corporation pursuant to paragraph (c) of Section 10 of Part I of these Articles Supplementary with respect to any shares of such Series of VRDP Shares, the Redemption Price with respect to such VRDP Shares shall have been deposited with the Tender and Paying Agent. In the event the Corporation wishes to designate any succeeding Subsequent Rate Period for shares of a Series of VRDP Shares as a Special Rate Period consisting of more than twenty-eight (28) Rate Period Days, the Corporation shall notify Moody's (if Moody's is then rating shares of such Series of VRDP Shares at the request of the Corporation), Fitch (if Fitch is then rating shares of such Series of VRDP Shares at the request of the Corporation) and each Other Rating Agency (if any Other Rating Agency is then rating shares of such Series of VRDP Shares at the request of the Corporation) in advance of the commencement of such Subsequent Rate Period that the Corporation wishes to designate

27

such Subsequent Rate Period as a Special Rate Period and shall provide Moody's (if Moody's is then rating shares of such Series of VRDP Shares at the request of the Corporation), Fitch (if Fitch is then rating shares of such Series of VRDP Shares at the request of the Corporation) and each Other Rating Agency (if any Other Rating Agency is then rating shares of such Series of VRDP Shares at the request of the Corporation) with such documents as they may request.

(b)           Adjustment of Length of Special Rate Period. In the event the Corporation wishes to designate a Subsequent Rate Period as a Special Rate Period, but the day that would otherwise be the last day of such Special Rate Period is not a Wednesday that is a Business Day in the case of a Series of VRDP Shares designated as "Series W-7 Variable Rate Demand Preferred Shares", then the Special Rate Period shall end on the next Business Day and the succeeding Subsequent Rate Period will end on the following Wednesday or, if the succeeding Subsequent Rate Period is a Special Rate Period, it shall end on a Wednesday as designated by the Corporation, subject in each case to the foregoing Business Day requirement.

(c)           Notice of Proposed Special Rate Period. If the Corporation proposes to designate any succeeding Subsequent Rate Period for shares of a Series of VRDP Shares as a Special Rate Period pursuant to paragraph (a) of this Section 4, not less than twenty (20) (or such lesser number of days as may be agreed to from time to time by the Remarketing Agent) nor more than thirty (30) days prior to the date the Corporation proposes to designate as the first (1st) day of such Special Rate Period (which shall be such day that would otherwise be the first (1st) day of a Minimum Rate Period), notice ("Notice of Proposed Special Rate Period") shall be sent by the Corporation by first-class mail, postage prepaid or by Electronic Means, to the Holders of shares of such Series with copies provided to the Tender and Paying Agent, the Liquidity Provider and the Remarketing Agent. Each such notice shall state (A) that the Corporation may exercise its option to designate a succeeding Subsequent Rate Period of shares of such Series as a Special Rate Period, specifying the first (1st) day thereof, (B) that the Corporation will, by 11:00 a.m., New York City time, on the second Business Day immediately preceding such date (or by such later time or date, or both, as may be agreed to by the Remarketing Agent) notify the Remarketing Agent of either (x) its determination, subject to certain conditions, to exercise such option, or (y) its determination not to exercise such option, (C) the Rate Determination Date immediately prior to the first (1st) day of such Special Rate Period, (D) that such Special Rate Period shall not commence if (1) any shares of such Series of VRDP shares are owned by the Liquidity Provider pursuant to the Purchase Obligation on either the Rate Determination Date for such proposed Special Rate Period or on the first (1st) day of such Special Rate Period, or (2) full cumulative dividends or any amounts due with respect to redemptions payable prior to such Rate Determination Date have not been paid in full, (E) the scheduled Dividend Payment Dates for shares of such Series during such Special Rate Period, (F) the Special Redemption Provisions, if any, applicable to shares of such Series in respect of such Special Rate Period and (G) the Special Optional Tender Provisions, if any, applicable to shares of such Series in respect of such Special Rate Period.

(d)           Notice of Special Rate Period. No later than 11:00 a.m., New York City time, on the second Business Day immediately preceding the first (1st) day of any proposed Special Rate Period of shares of a Series of VRDP Shares as to which notice has been given as set forth in paragraph (c) of this Section 4 (or such later time or date, or both, as may be agreed to by the Remarketing Agent), the Corporation shall deliver to the Remarketing Agent and the Liquidity

28

Provider either:

(i)
a notice ("Notice of Special Rate Period") stating (A) that the Corporation has determined to designate the next succeeding Rate Period of such Series of VRDP Shares as a Special Rate Period, specifying the same and the first (1st) day thereof, (B) the Rate Determination Date immediately prior to the first (1st) day of such Special Rate Period, (C) that such Special Rate Period shall not commence if (1) any shares of such Series of VRDP Shares are owned by the Liquidity Provider pursuant to the Purchase Obligation on either such Rate Determination Date or on the first (1st) day of such Special Rate Period, or (2) full cumulative dividends or any amounts due with respect to redemptions payable prior to such Rate Determination Date have not been paid in full, (D) the scheduled Dividend Payment Dates for shares of such Series of VRDP Shares during such Special Rate Period, (E) the Special Redemption Provisions, if any, applicable to shares of such Series of VRDP Shares in respect of such Special Rate Period and (F) the Special Optional Tender Provisions, if any, applicable to shares of such Series of VRDP Shares in respect of such Special Rate Period, such notice to be accompanied by a Basic Maintenance Report showing that, as of the third (3rd) Business Day immediately preceding such proposed Special Rate Period, Moody's Eligible Assets (if Moody's is then rating such VRDP Shares at the request of the Corporation), Fitch Eligible Assets (if Fitch is then rating such VRDP Shares at the request of the Corporation) and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating such VRDP Shares at the request of the Corporation) each have an aggregate Discounted Value at least equal to the Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that (a) the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Rate Determination Date for the proposed Special Rate Period, and (b) the Moody's Discount Factors applicable to Moody's Eligible Assets are determined by reference to the first Exposure Period (as defined in the Moody's Guidelines) longer than the Exposure Period then applicable to the Corporation, as described in the Moody's Guidelines); or

(ii)
a notice stating that the Corporation has determined not to exercise its option to designate a Special Rate Period of shares of such Series and that the next succeeding Rate Period of shares of such Series shall be a Minimum Rate Period.

(e)        Failure to Deliver Notice of Special Rate Period. If the Corporation fails to deliver either of the notices described in paragraphs (d)(i) or (d)(ii) of this Section 4 (and, in the case of the notice described in paragraph (d)(i) of this Section 4, a Basic Maintenance Report to the effect set forth in such paragraph (but only if Moody's, Fitch or any Other Rating Agency is then rating the Series in question pursuant to the request of the Corporation)) with respect to any designation of any proposed Special Rate Period to the Remarketing Agent and the Liquidity Provider by 11:00 a.m., New York City time, on the second Business Day immediately preceding the first (1st) day of such proposed Special Rate Period (or by such later time or date, or both, as may be agreed to by the Remarketing Agent and the Liquidity Provider), the Corporation shall be deemed to have delivered a notice to the Remarketing Agent and the

29

Liquidity Provider with respect to such Special Rate Period to the effect set forth in paragraph (d)(ii) of this Section 4. In the event the Corporation delivers to the Remarketing Agent and the Liquidity Provider a notice described in paragraph (d)(i) of this Section 4, it shall file a copy of such notice with the Secretary of the Corporation, and the contents of such notice shall be binding on the Corporation. In the event the Corporation delivers to the Remarketing Agent and the Liquidity Provider a notice described in paragraph (d)(ii) of this Section 4, the Corporation will provide Moody's (if Moody's is then rating the VRDP Shares in question pursuant to the request of the Corporation) and Fitch (if Fitch is then rating the VRDP Shares in question pursuant to the request of the Corporation) and each Other Rating Agency (if any Other Rating Agency is then rating the VRDP Shares in question pursuant to the request of the Corporation) a copy of such notice.

(f)        Notwithstanding the foregoing, no Special Rate Period shall end later than the fifteenth (15th) day prior to the Scheduled Termination Date at which point the Rate Periods shall revert to Minimum Rate Periods.

5.           Voting Rights.

(a)        One Vote Per VRDP Share. Except as otherwise provided in the Charter or as otherwise required by law, (i) each Holder of shares of a Series of VRDP Shares shall be entitled to one vote for each such share held by such Holder on each matter submitted to a vote of stockholders of the Corporation, and (ii) the holders of outstanding Preferred Shares, including each share of a Series of VRDP Shares, and of Common Shares shall vote together as a single class; provided, however, that the holders of outstanding Preferred Shares, including VRDP Shares, voting together as a class, to the exclusion of the holders of all other securities and classes of stock of the Corporation, shall be entitled to elect two directors of the Corporation at all times, each Preferred Share, including each share of a Series of VRDP Shares, entitling the holder thereof to one vote. Subject to paragraph (b) of this Section 5, the holders of outstanding Common Shares and Preferred Shares, including VRDP Shares, voting together as a single class, shall elect the balance of the directors.

(b)        Voting for Additional Directors.

(i)
Voting Period. During any period in which any one or more of the conditions described in subparagraphs (A) or (B) of this paragraph (b)(i) shall exist (such period being referred to herein as a "Voting Period"), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of Preferred Shares, including the VRDP Shares, would constitute a majority of the Board of Directors as so increased by such smallest number; and the holders of Preferred Shares, including the VRDP Shares, shall be entitled, voting together as a single class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of stock of the Corporation), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence:

30

(A)
if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on any outstanding Preferred Shares, including the VRDP Shares, equal to at least two (2) full years' dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Tender and Paying Agent for the payment of such accumulated dividends; or

(B)	if at any time holders of Preferred Shares are entitled under the 1940 Act to elect a majority of the directors of the Corporation.

Upon the termination of a Voting Period, the voting rights described in this paragraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this paragraph (b)(i).

(ii)
Notice of Special Meeting. As soon as reasonably practicable after the accrual of any right of the holders of Preferred Shares to elect additional directors as described in paragraph (b)(i) of this Section 5, the Corporation may call a special meeting of such holders, such call to be made by notice as provided in the bylaws of the Corporation, such meeting to be held not less than ten (10) nor more than sixty (60) days after the date of mailing of such notice. If a special meeting is not called by the Corporation, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be not more than sixty (60) nor less than ten (10) days prior to the date of such special meeting. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which directors are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph (b)(i) of this Section 5 on a one-vote-per-share basis.

(iii)
Terms of Office of Existing Directors. The terms of office of all persons who are directors of the Corporation at the time of a special meeting of Holders and holders of other Preferred Shares to elect directors shall continue, notwithstanding the election at such meeting by the Holders and such other holders of other Preferred Shares of the number of directors that they are entitled to elect, and the persons so elected by the Holders and such other holders of other Preferred Shares, together with the two incumbent directors elected by the Holders and such other holders of other Preferred Shares and the remaining incumbent directors elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected directors of the Corporation.

(iv)
Terms of Office of Certain Directors to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional directors elected by the Holders and holders of other Preferred Shares pursuant to paragraph (b)(i) of this Section 5 shall terminate, the remaining directors shall constitute the directors of the Corporation and the voting

31

rights of the Holders and such other holders to elect additional directors pursuant to paragraph (b)(i) of this Section 5 shall cease, subject to the provisions of the last sentence of paragraph (b)(i) of this Section 5.

(c)        Holders of VRDP Shares to Vote on Certain Other Matters.

(i)
Increases in Capitalization and Certain Amendments. So long as shares of any Series of VRDP Shares are Outstanding, the Corporation shall not, without the affirmative vote or consent of the Holders of at least a majority of the VRDP Shares Outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class: (a) authorize, create or issue any class or series of shares ranking prior to or on a parity with the VRDP Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation, or authorize, create or issue additional shares of any Series of VRDP Shares (except that, notwithstanding the foregoing, but subject to certain Rating Agency approvals, the Board of Directors, without the vote or consent of the Holders, may with the prior written consent of the Liquidity Provider from time to time authorize and create, and the Corporation may from time to time issue additional shares of, any Series of VRDP Shares or classes or series of Preferred Shares ranking on a parity with the VRDP Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation), or (b) amend, alter or repeal the provisions of the Charter, or these Articles Supplementary, whether by merger, consolidation or otherwise, so as to adversely affect any preference, right or power of such VRDP Shares or the Holders thereof set forth in the Charter or these Articles Supplementary; provided, however, that (i) none of the actions permitted by the exception to clause (a) above will be deemed to affect such preferences, rights or powers, (ii) a division of a VRDP Share will be deemed to affect such preferences, rights or powers only if the terms of such division adversely affect the Holders of the VRDP Shares and (iii) the authorization, creation and issuance of classes or series of shares ranking junior to VRDP Shares with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation will be deemed to affect such preferences, rights or powers only if such issuance would, at the time thereof, cause the Corporation not to satisfy the Minimum VRDP Shares Asset Coverage or, if Moody's, Fitch or any Other Rating Agency is then rating shares of a Series of VRDP Shares at the request of the Corporation, the VRDP Shares Basic Maintenance Amount. For purposes of the foregoing, except as otherwise set forth in these Articles Supplementary, no matter shall be deemed to adversely affect any right, preference or power of a Series of VRDP Shares or the Holders thereof unless such matter (i) alters or abolishes the terms of any preferential rights of such Series, (ii) creates, alters or abolishes the terms of any right in respect of redemption of such Series, or (iii) creates or alters (other than to abolish or to comply with applicable law) the terms of any restriction on transfer applicable to such Series. So long as any shares of any Series of VRDP Shares are Outstanding, the Corporation will not, without the affirmative vote or consent of the Holders of at least 66%% of the VRDP Shares

32

Outstanding at the time, in person or by proxy, either in writing or at a meeting, voting as a separate class, file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as the Corporation is solvent and does not foresee becoming insolvent. If any action set forth above would adversely affect the rights of one or more Series (the "Affected Series") of VRDP Shares in a manner different from any other Series of VRDP Shares, the Corporation will not approve any such action without the affirmative vote or consent of the Holders of at least a majority of the shares of each such Affected Series Outstanding at the time, in person or by proxy, either in writing or at a meeting (each such Affected Series voting as a separate class).

(ii)
1940 Act Matters. Unless a higher percentage is provided for in the Charter, (A) the affirmative vote of the holders of at least a "majority of the outstanding Preferred Shares," including VRDP Shares Outstanding at the time, voting as a separate class, shall be required to approve any conversion of the Corporation from a closed-end to an open-end investment company and (B) the affirmative vote of the holders of a "majority of the outstanding Preferred Shares," including VRDP Shares Outstanding at the time, voting as a separate class, shall be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares. The affirmative vote of the holders of a "majority of the outstanding Preferred Shares," including VRDP Shares Outstanding at the time, voting as a separate class, shall be required to approve any action not described in the first sentence of this Section 5(c)(ii) requiring a vote of security holders of the Corporation under Section 13(a) of the 1940 Act. For purposes of the foregoing, "majority of the outstanding Preferred Shares" means (i) 67% or more of such shares present at a meeting, if the Holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less. In the event a vote of Holders of VRDP Shares is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Corporation shall, not later than ten (10) Business Days prior to the date on which such vote is to be taken, notify Moody's (if Moody's is then rating the VRDP Shares at the request of the Corporation), Fitch (if Fitch is then rating the VRDP Shares at the request of the Corporation) and each Other Rating Agency (if any Other Rating Agency is then rating the VRDP Shares at the request of the Corporation) that such vote is to be taken and the nature of the action with respect to which such vote is to be taken.

(iii)
Exclusive Right to Vote on Certain Charter Amendments. Notwithstanding the foregoing, and except as otherwise required by the 1940 Act, (i) Holders of Outstanding shares of a Series of VRDP Shares will be entitled as a Series, to the exclusion of the holders of all other securities, including other Preferred Shares, Common Shares and other classes of capital stock of the Corporation, to vote on matters affecting shares of such Series of VRDP Shares that do not adversely affect any of the rights of holders of such other securities, including other Preferred Shares, Common Shares and other classes of capital stock, as expressly set forth in the Charter, and (ii) Holders of Outstanding shares of a Series of VRDP Shares will not be entitled to vote on matters affecting any other Preferred

33

Shares that do not adversely affect any of the rights of Holders of such Series of VRDP Shares, as expressly set forth in the Charter.

(d)        Board of Directors May Take Certain Actions Without Stockholder Approval. The Corporation is not required to maintain any particular preferred stock ratings for a Series of VRDP Shares and the Board of Directors may, subject to this Section 5(d), at any time, terminate the services of a Rating Agency then providing a rating for such Series with or without replacement, in either case, without the approval of Holders of shares of such Series of VRDP Shares or other stockholders of the Corporation. The Corporation is required to comply with the Rating Agency Provisions of a Rating Agency only if such Rating Agency is then rating a Series of VRDP Shares at the request of the Corporation.

(i)
Notwithstanding anything herein to the contrary (including without limitation clause (ii) below), the Board of Directors, without the approval of Holders of shares of any Series of VRDP Shares or other stockholders of the Corporation, may terminate the services of any Rating Agency then providing a rating for a Series of VRDP Shares and replace it with another Rating Agency, provided that the Corporation provides seven (7) days' notice by Electronic Means to Holders prior to terminating the services of a Rating Agency and replacing it with another Rating Agency. In the event a Rating Agency ceases to furnish a preferred stock rating or the Corporation terminates a Rating Agency with replacement in accordance with this clause (i), the Corporation shall no longer be required to comply with the Rating Agency Provisions of the Rating Agency so terminated and, as applicable, the Corporation shall be required to thereafter comply with the Rating Agency Provisions of each Rating Agency then providing a rating for a Series of VRDP Shares at the request of the Corporation.

(ii)
(A)  Notwithstanding anything herein to the contrary (including without limitation clause (i) above), the Board of Directors, without the approval of Holders of shares of any Series of VRDP Shares or other stockholders of the Corporation, may terminate the services of any Rating Agency then providing a rating for a Series of VRDP Shares without replacement, provided that (I) the Corporation has given the Remarketing Agent, the Tender and Paying Agent, and the Liquidity Provider, and Moody's, Fitch and each Other Rating Agency, as applicable, and Holders of shares of such Series of VRDP Shares at least forty-five (45) calendar days' advance written notice of such termination of services, (II) the Corporation is in compliance with the Moody's Provisions, the Fitch Provisions and the Other Rating Agency Provisions, as the case may be, at the time the notice required in clause (I) hereof is given and at the time of the termination of services, and (III) shares of such Series of VRDP Shares continue to be rated by at least one NRSRO at and after the time of the termination of services.

(B)  On the date that the notice is given as described in the preceding clause (A) and on the date that the services of Moody's, Fitch or any Other Rating Agency, as applicable, are terminated, the Corporation shall provide the Tender and Paying Agent and Moody's, Fitch and each Other Rating Agency, as applicable, with an officers' certificate as to the compliance with the provisions of the preceding

34

clause (A), and, on such later date and thereafter, the Corporation shall no longer be required to comply with the Rating Agency Provisions of the Rating Agency whose services were terminated.

(iii)
Notwithstanding anything herein to the contrary, but subject to this Section 5(d), the Rating Agency Guidelines, as they may be amended from time to time by the respective Rating Agency, will be reflected in a written document and may be amended by the respective Rating Agency without the vote, consent or approval of the Corporation, the Board of Directors or any holder of Preferred Shares, including any Series of VRDP Shares, or any other stockholder of the Corporation. The Board of Directors, without the vote or consent of any holder of Preferred Shares, including any Series of VRDP Shares, or any other stockholder of the Corporation, may from time to time take such actions as may be reasonably required in connection with obtaining, maintaining or changing the rating of any Rating Agency that is then rating shares of a Series of VRDP Shares at the request of the Corporation, and any such action will not be deemed to affect the preferences, rights or powers of Preferred Shares, including VRDP Shares, or the Holders thereof, provided that the Board of Directors receives written confirmation from such Rating Agency, as applicable, then rating such shares of a Series of VRDP Shares at the request of the Corporation (with such confirmation in no event being required to be obtained from a particular Rating Agency with respect to definitions or other provisions relevant only to and adopted in connection with another Rating Agency's rating of any Series of VRDP Shares) that any such action would not adversely affect the rating then assigned by such Rating Agency.

(iv)
Notwithstanding the foregoing, nothing in this Section 5 is intended in any way to limit the ability of (A) the Corporation to make certain adjustments in the VRDP Shares Remarketing Agreement as provided under the definition of "Maximum Rate," subject to the limitations set forth in such definition, or (B) the Board of Directors to, subject to applicable law, amend or alter any provisions of these Articles Supplementary, without the vote or consent of any holder of Preferred Shares, including any Series of VRDP Shares, or any other stockholder of the Corporation, as otherwise provided in these Articles Supplementary.

(e)        Voting Rights Set Forth Herein are Sole Voting Rights. Unless otherwise required by law, the Holders of VRDP Shares shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

(f)        No Preemptive Rights or Cumulative Voting. The Holders of VRDP Shares shall have no preemptive rights or rights to cumulative voting.

(g)       Voting for Directors Sole Remedy for Corporation's Failure to Pay Dividends. In the event that the Corporation fails to pay any dividends on shares of a Series of VRDP Shares, the exclusive remedy of the Holders of such Series shall be the right to vote for directors pursuant to the provisions of this Section 5.

35

(h)          Holders Entitled to Vote. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by these Articles Supplementary, by the other provisions of the Charter, by statute or otherwise by applicable law, no Holder shall be entitled to vote any VRDP Shares and no VRDP Shares shall be deemed to be "Outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of the VRDP Shares entitled to vote or the VRDP Shares deemed Outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such VRDP Shares shall have been provided as set forth in paragraph (c) of Section 10 of Part I of these Articles Supplementary and Deposit Securities in an amount equal to the Redemption Price for the redemption of such VRDP Shares shall have been deposited in trust with the Tender and Paying Agent and segregated on the books and records of the Custodian for that purpose. VRDP Shares held (legally or beneficially) by the Corporation or any affiliate of the Corporation or otherwise controlled by the Corporation shall not have any voting rights or be deemed to be Outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

6.	Minimum VRDP Shares Asset Coverage. The Corporation shall maintain, as of the last Business Day of each month in which any VRDP Share is Outstanding, the Minimum VRDP Shares Asset Coverage.

7.         VRDP Shares Basic Maintenance Amount.

(a)         So long as any VRDP Share is Outstanding, the Corporation shall maintain, on each Valuation Date, and shall verify to its satisfaction that it is maintaining on such Valuation Date, (i) Moody's Eligible Assets having an aggregate Discounted Value equal to or greater than the VRDP Shares Basic Maintenance Amount (if Moody's is then rating the VRDP Shares at the request of the Corporation), (ii) Fitch Eligible Assets having an aggregate Discounted Value equal to or greater than the VRDP Shares Basic Maintenance Amount (if Fitch is then rating the VRDP Shares at the request of the Corporation), and (iii) Other Rating Agency Eligible Assets having an aggregate Discounted Value equal to or greater than the VRDP Shares Basic Maintenance Amount (if any Other Rating Agency is then rating the VRDP Shares at the request of the Corporation).

(b)         The Corporation shall deliver to each Rating Agency which is then rating a Series of VRDP Shares at the request of the Corporation and any other party specified in the Rating Agency Guidelines all certificates that are set forth in the respective Rating Agency Guidelines regarding Minimum VRDP Shares Asset Coverage, VRDP Shares Basic Maintenance Amount and/or related calculations at such times and containing such information as set forth in the respective Rating Agency Guidelines (each, a "Rating Agency Certificate"). A failure by the Corporation to deliver a Rating Agency Certificate with respect to the VRDP Shares Basic Maintenance Amount shall be deemed to be delivery of a Rating Agency Certificate indicating the Discounted Value for all assets of the Corporation is less than the VRDP Shares Basic Maintenance Amount, as of the relevant Valuation Date; provided however, that the Corporation shall have the ability to cure such failure to deliver a Rating Agency Certificate within one day of receipt of notice from such Rating Agency that, without limiting paragraph (a) above or modifying the VRDP Shares Basic Maintenance Cure Date, the Corporation failed to deliver such Rating Agency Certificate.

36

8.         Restrictions on Dividends and Other Distributions.

(a)           Dividends on Preferred Shares Other Than VRDP Shares. Except as set forth in the next sentence, no dividends shall be declared or paid or set apart for payment on the shares of any class or Series of stock of the Corporation ranking, as to the payment of dividends, on a parity with the VRDP Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the shares of each Series of VRDP Shares through its most recent Dividend Payment Date. When dividends are not paid in full upon the shares of each Series of VRDP Shares through its most recent Dividend Payment Date or upon the shares of any other class or series of stock of the Corporation ranking on a parity as to the payment of dividends with the VRDP Shares through their most recent respective dividend payment dates, all dividends declared upon the VRDP Shares and any other such class or series of stock ranking on a parity as to the payment of dividends with the VRDP Shares shall be declared pro rata so that the amount of dividends declared per share on the VRDP Shares and such other class or series of stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the VRDP Shares and such other class or series of stock bear to each other (for purposes of this sentence, the amount of dividends declared per VRDP Share shall be based on the Applicable Rate for such VRDP Share effective during the Dividend Periods during which dividends were not paid in full).

(b)           Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act. The Board of Directors shall not declare any dividend (except a dividend payable in Common Shares), or declare any other distribution, upon the Common Shares, or purchase Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

(c)           Other Restrictions on Dividends and Other Distributions. For so long as any VRDP Share is Outstanding, and except as set forth in paragraph (a) of this Section 8 and paragraph (c) of Section 11 of this Part I, (A) the Corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Corporation ranking junior to or on a parity with the VRDP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Corporation ranking junior to the VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Corporation ranking junior to or on a parity with VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless CO full cumulative dividends on shares of each

37

Series of VRDP Shares through its most recently ended Dividend Period shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Tender and Paying Agent and (ii) the Corporation has redeemed the full number of VRDP Shares required to be redeemed by any provision for mandatory redemption pertaining thereto, and (B) the Corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of Common Shares or any other shares of the Corporation ranking junior to VRDP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Corporation ranking junior to VRDP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless immediately after such transaction the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the VRDP Shares at the request of the Corporation), Fitch Eligible Assets (if Fitch is then rating the VRDP Shares at the request of the Corporation) and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the VRDP Shares at the request of the Corporation) would each at least equal the Basic Maintenance Amount for such Series.

9.         Rating Agency Restrictions. For so long as any shares of any Series of VRDP Shares is Outstanding and any Rating Agency is then rating a Series of VRDP Shares at the request of the Corporation, the Corporation will not engage in certain proscribed transactions set forth in the Rating Agency Guidelines, unless it has received written confirmation from each such Rating Agency that proscribes the applicable transaction in its Rating Agency Guidelines that any such action would not impair the rating then assigned by such Rating Agency to a Series of VRDP Shares.

10.       Redemption.

(a)        Optional Redemption.

(i)
Subject to the provisions of subparagraph (iv) of this paragraph (a), shares of any Series of VRDP Shares may be redeemed, at the option of the Corporation, at any time, as a whole or from time to time in part, out of funds legally available therefor and otherwise in accordance with applicable state law, at a redemption price per share equal to the sum of $100,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to, but not including, the date fixed for redemption; provided, however, that (1) shares of a Series of VRDP Shares may not be redeemed in part if after such partial redemption fewer than fifty (50) shares of such Series would remain Outstanding; (2) shares of a Series of VRDP Shares are not redeemable by the Corporation during the Initial Rate Period; and (3) subject to subparagraph (ii) of this paragraph (a), the Notice of Special Rate Period relating to a Special Rate Period of shares of a Series of VRDP Shares, as delivered to the Remarketing Agent and filed with the Secretary of the Corporation, may provide that shares of such Series

38

shall not be redeemable during the whole or any part of such Special Rate Period or shall be redeemable during the whole or any part of such Special Rate Period only upon payment of such redemption premium or premiums as shall be specified therein ("Special Redemption Provisions").

(ii)
A Notice of Special Rate Period relating to shares of a Series of VRDP Shares for a Special Rate Period thereof may contain Special Redemption Provisions only if the Corporation's Board of Directors, after consultation with the Remarketing Agent and the Liquidity Provider, determines that such Special Redemption Provisions are in the best interest of the Corporation.

(iii)
If fewer than all of the Outstanding shares of a Series of VRDP Shares are to be redeemed pursuant to subparagraph (i) of this paragraph (a), the number of shares of such Series to be redeemed shall be selected either pro rata from the Holders of shares of such Series in proportion to the number of shares of such Series held by such Holders or by lot or in such manner as the Corporation's Board of Directors may determine to be fair and equitable. The Corporation's Board of Directors will have the full power and authority to prescribe the terms and conditions upon which shares of a Series of VRDP Shares will be redeemed from time to time.

(iv)
The Corporation may not on any date send a Notice of Redemption pursuant to paragraph (c) of this Section 10 in respect of a redemption contemplated to be effected pursuant to this paragraph (a) unless on such date (a) the Corporation has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable redemption date and having a Market Value not less than the amount (including any applicable premium) due to Holders by reason of the redemption of shares of a Series of VRDP Shares on such redemption date and (b) the Discounted Value of Moody's Eligible Assets (if Moody's is then rating the shares of a Series of VRDP Shares at the request of the Corporation), the Discounted Value of Fitch Eligible Assets (if Fitch is then rating the shares of a Series of VRDP Shares at the request of the Corporation) and the Discounted Value of Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the shares of a Series of VRDP Shares at the request of the Corporation) each at least equals the VRDP Shares Basic Maintenance Amount, and would at least equal the VRDP Shares Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date. For purposes of determining in clause (b) of the preceding sentence whether the Discounted Value of Moody's Eligible Assets at least equals the VRDP Shares Basic Maintenance Amount, the Moody's Discount Factors applicable to Moody's Eligible Assets shall be determined by reference to the first Exposure Period (as defined in the Moody's Guidelines) longer than the Exposure Period then applicable to the Corporation, as described in the definition of Moody's Discount Factor herein.

(b)       Mandatory Redemption. (i) The Corporation shall redeem, out of funds legally available therefor and otherwise in accordance with state law, all Outstanding Series W-7 VRDP Shares on May 1, 2041, at a redemption price equal to $100,000 per share plus accumulated but

39

unpaid dividends thereon (whether or not earned or declared) to, but excluding, such date. The Corporation also shall redeem, out of funds legally available therefor and otherwise in accordance with state law, at a redemption price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to (but excluding) the date fixed by the Board of Directors for redemption, certain of the shares of a Series of VRDP Shares, if the Corporation fails to have either Moody's Eligible Assets (if Moody's is then rating the shares of a Series of VRDP Shares at the request of the Corporation) with a Discounted Value, Fitch Eligible Assets (if Fitch is then rating the shares of a Series of VRDP Shares at the request of the Corporation) with a Discounted Value, or Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating the shares of a Series of VRDP Shares at the request of the Corporation) with a Discounted Value greater than or equal to the VRDP Shares Basic Maintenance Amount, or fails to maintain the Minimum VRDP Shares Asset Coverage in accordance with these Articles Supplementary, and such failure is not cured on or before the VRDP Shares Basic Maintenance Cure Date or the Minimum VRDP Shares Asset Coverage Cure Date, as the case may be. In the event of failure by the Corporation to have Rating Agency Eligible Assets with a Discounted Value greater than or equal to the VRDP Shares Basic Maintenance Amount, if then applicable, the Corporation may seek to cure such failure on or prior to the VRDP Shares Basic Maintenance Cure Date by complying with the requirements of the Rating Agency or Rating Agencies, if any, then rating shares of such Series of VRDP Shares at the request of the Corporation as in effect at the time of failure. The number of VRDP Shares to be redeemed shall be equal to the lesser of (A) the minimum number of VRDP Shares, together with all other Preferred Shares subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the applicable Cure Date, would result in the Corporation's having each of Moody's Eligible Assets (if Moody's is then rating shares of a Series of VRDP Shares at the request of the Corporation) with a Discounted Value, Fitch Eligible Assets (if Fitch is then rating shares of a Series of VRDP Shares at the request of the Corporation) with a Discounted Value and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating shares of a Series of VRDP Shares at the request of the Corporation) with a Discounted Value greater than or equal to the VRDP Shares Basic Maintenance Amount or maintaining the Minimum VRDP Shares Asset Coverage, as the case may be, on the applicable Cure Date (provided, however, that, if there is no such minimum number of VRDP Shares and other Preferred Shares the redemption or retirement of which would have such result, all VRDP Shares and Preferred Shares then outstanding shall be redeemed), and (B) the maximum number of VRDP Shares, together with all other Preferred Shares subject to redemption or retirement, that can be redeemed out of funds legally available therefor in accordance with the Charter and applicable law. In determining the VRDP Shares required to be redeemed in accordance with the foregoing, the Corporation shall allocate the number required to be redeemed to satisfy the VRDP Shares Basic Maintenance Amount or the Minimum VRDP Shares Asset Coverage, as the case may be, pro rata among VRDP Shares and other Preferred Shares (and, then, pro rata among each Series of VRDP Shares) subject to redemption or retirement. The Corporation shall effect such redemption on the date fixed by the Corporation therefor, which date shall not be earlier than ten (10) days nor later than sixty (60) days after the applicable Cure Date, except that if the Corporation does not have funds legally available for the redemption of all of the required number of VRDP Shares and other Preferred Shares which are subject to redemption or retirement or the Corporation otherwise is unable as a result of applicable law to effect such redemption on or prior to sixty (60) days after the

40

applicable Cure Date, the Corporation shall redeem those VRDP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. Except in the case of a Failed Remarketing Condition-Purchased VRDP Shares Redemption, as described below, if fewer than all of the Outstanding shares of a Series of VRDP Shares are to be redeemed pursuant to this paragraph (b), the number of shares of a Series of VRDP Shares to be redeemed shall be redeemed pro rata, by lot or other fair method as determined by the Corporation's Board of Directors from the Holders of VRDP Shares in proportion to the number of shares of such Series of VRDP Shares held by such Holders.

(ii)
(A) In accordance with these Articles Supplementary and if then required pursuant to the Fee Agreement, if the Liquidity Provider acquires any VRDP Shares pursuant to the Purchase Obligation and continues to be the beneficial owner for federal income tax purposes of such Purchased VRDP Shares for a continuous period of six (6) months during which such Purchased VRDP Shares are tendered for Remarketing on each Business Day in accordance with the Related Documents but cannot be successfully remarketed (i.e., a Failed Remarketing Condition—Purchased VRDP Shares shall have occurred and be continuing for such period of time with respect to such Purchased VRDP Shares), the Corporation shall effect a Failed Remarketing Condition-Purchased VRDP Shares Redemption out of funds legally available for the redemption of the Purchased VRDP Shares that are subject to the Failed Remarketing Condition—Purchased VRDP Shares Redemption and in accordance with any other applicable law restrictions that apply to redemptions of stock; provided, that, as of the date of redemption: (i) to the extent any VRDP Shares are Outstanding and held by Persons other than the Liquidity Provider, the Purchase Obligation of the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition-Purchased VRDP Shares Redemption remains in effect to the extent required by, and in accordance with, the VRDP Shares Purchase Agreement to which such Liquidity Provider is a party, and (ii) to the extent (a) any VRDP Shares are Outstanding and held by Persons other than the Liquidity Provider and (b) the Purchase Obligation of the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition-Purchased VRDP Shares Redemption remains in effect to the extent required by, and in accordance with, the VRDP Shares Purchase Agreement to which such Liquidity Provider is a party, the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition—Purchased VRDP Shares Redemption shall have made written affirmation to the Corporation not later than the Business Day immediately preceding the Redemption Date to the effect that the Liquidity Provider is in compliance with the Purchase Obligation in accordance with its terms. Notwithstanding the foregoing proviso, any failure or delay by the Liquidity Provider whose VRDP Shares are subject to the Failed Remarketing Condition-Purchased VRDP Shares Redemption to deliver the affirmation referred to in the foregoing proviso shall not relieve the Corporation of its obligation to effectuate a Failed Remarketing Condition-Purchased VRDP Shares Redemption and shall only result in a delay by the Corporation to effectuate a Failed Remarketing Condition-Purchased VRDP Shares Redemption until one (I) Business Day following the date that such Liquidity Provider delivers such

41

affirmation or such affirmation is no longer required. The six-month holding period for Purchased VRDP Shares acquired and continuously held as a result of a continuing Failed Remarketing Condition-Purchased VRDP Shares shall be determined by the Corporation on a first-in, first-out basis. The Corporation shall effect a Failed Remarketing Condition-Purchased VRDP Shares Redemption on the Redemption Date fixed by the Corporation therefor, which date shall not be later than three (3) Business Days after the expiration of the six-month period, except that if the Corporation does not have legally available funds for the redemption of all of the required number of Purchased VRDP Shares which are subject to the Failed Remarketing Condition-Purchased VRDP Shares Redemption or the Corporation otherwise is unable as a result of applicable law restrictions that apply to redemptions of stock to effect such redemption on or prior to three (3) Business Days after the expiration of the six-month period, the Corporation shall redeem those Purchased VRDP Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption out of legally available funds and in accordance with applicable law restrictions that apply to redemptions of stock.

(B)
Upon the occurrence and continuance of a Failed Remarketing Condition-Purchased VRDP Shares with respect to any VRDP Shares, by the fifth (5th) Business Day following delivery of notice thereof from the Liquidity Provider in accordance with Section 7.08(c) of the Fee Agreement, the Corporation shall cause the Custodian to segregate, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian's normal procedures, from the other assets of the Corporation (a "Liquidity Account") Liquidity Account Investments with a Market Value equal to at least 110% of the Liquidation Preference of such Purchased VRDP Shares. If, while the Failed Remarketing Condition-Purchased VRDP Shares with respect to such Purchased VRDP Shares is continuing, the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for such Purchased VRDP Shares as of the close of business on any Business Day is less than 110% of the Liquidation Preference of such Purchased VRDP Shares, then the Corporation shall cause the Custodian and the Investment Adviser to take all such necessary action, including segregating additional assets of the Corporation as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account for such Purchased VRDP Shares is at least equal to 110% of the Liquidation Preference of such Purchased VRDP Shares not later than the close of business on the next succeeding Business Day. With respect to assets of the Corporation segregated as Liquidity Account Investments, the Investment Adviser, on behalf of the Corporation, shall be entitled to instruct the Custodian with a copy to the Liquidity Provider on any date to release any Liquidity Account Investments with respect to any Purchased VRDP Shares from such segregation and to substitute therefor other Liquidity Account Investments, so long as (x) the assets of the Corporation segregated as Liquidity Account Investments with respect

42

to such Purchased VRDP Shares at the close of business on such date have a Market Value equal to 110% of the Liquidation Preference of such Purchased VRDP Shares and (y) the assets of the Corporation designated and segregated as Deposit Securities at the close of business on such date have a Market Value equal to the Liquidity Requirement (if any) determined in accordance with paragraph (C) below with respect to such Purchased VRDP Shares for such date. The Corporation shall cause the Custodian not to permit any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Liquidity Account for any Purchased VRDP Shares, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees or repayment for its advances. Notwithstanding anything expressed or implied herein to the contrary, the assets of the Liquidity Account shall continue to be assets of the Corporation subject to the interests of all creditors and stockholders of the Corporation.

(C)
Subject to notice having been received as referred to in paragraph (B) above, the Market Value of the Deposit Securities held in the Liquidity Account for any Purchased VRDP Shares, from and after the day (or if such day is not a Business Day, the next succeeding Business Day) preceding the expiration of the six-month period for the Failed Remarketing Condition-Purchased VRDP Shares applicable to such Purchased VRDP Shares (which, for the avoidance of doubt, may result in multiple six month periods, each in respect of a Failed Remarketing Condition-Purchased VRDP Shares in respect of applicable Purchased VRDP Shares) specified in the table set forth below, shall not be less than the percentage of the Liquidation Preference for such Purchased VRDP Shares set forth below opposite such day (the "Liquidity Requirement"), but in all cases subject to the cure provisions of paragraph (D) below:

Number of Days* Preceding the Six Month Anniversary of Liquidity Provider's Purchase	Value of Deposit Securities as Percentage of Liquidation Preference
135	20%
105	40%
75	60%
45	80%
15	100%
________________________
*           Or if such day is not a Business Day, the next succeeding Business Day

(D)
If the aggregate Market Value of the Deposit Securities included in the Liquidity Account for any Purchased VRDP Shares as of the close of business on any Business Day is less than the Liquidity Requirement in respect of such Purchased VRDP Shares for such Business Day, then the

43

Corporation shall cause the segregation of additional or substitute Deposit Securities in respect of the Liquidity Account for such Purchased VRDP Shares, so that the aggregate Market Value of the Deposit Securities included in the Liquidity Account for such Purchased VRDP Shares is at least equal to the Liquidity Requirement for such Purchased VRDP Shares not later than the close of business on the next succeeding Business Day.

(E)
The Deposit Securities included in the Liquidity Account for any Purchased VRDP Shares may be applied by the Corporation, in its discretion, towards payment of the Redemption Price for such Purchased VRDP Shares. Upon the earlier to occur of (x) the successful remarketing of the Purchased VRDP Shares or (y) the deposit by the Corporation with the Tender and Paying Agent with arrangements satisfactory to the Liquidity Provider of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of such Purchased VRDP Shares on the Redemption Date for such Purchased VRDP Shares, the requirement of the Corporation to maintain a Liquidity Account for such Purchased VRDP Shares as contemplated by this Section 10(b)(ii) shall lapse and be of no further force and effect.

(F)
The provisions of paragraphs (A) through (E) of this Section 10(b)(ii) may be amended by the Board of Directors, by resolution duly adopted, without stockholder approval in order to conform to the terms of a Fee Agreement or as otherwise necessary or desirable in the judgment of the Board of Directors provided that the Board of Directors receives the prior written consent of the Liquidity Provider and written confirmation from each Rating Agency, as applicable, then rating shares of a Series of VRDP Shares at the request of the Corporation that any such amendments would not adversely affect the rating then assigned by such Rating Agency to such Series of VRDP Shares.

(iii)
At least six (6) months prior to the scheduled mandatory Redemption Date of May 1, 2041 specified in Section 10(b)(i) above, if any Series W-7 VRDP Shares then remain Outstanding, the Corporation shall cause the Custodian to segregate in a Liquidity Account (but without duplication of any Liquidity Account then in effect pursuant to Section 10(b)(ii) above), by means of appropriate identification on its books and records or otherwise in accordance with the Custodian's normal procedures, from the other assets of the Corporation, Liquidity Account Investments with a Market Value equal to at least 110% of the Liquidation Preference of the then Outstanding Series W-7 VRDP Shares. The Corporation shall maintain such Liquidity Account in accordance with Section 10(b)(ii)(B), (C) and (D) above and comply with the requirements set forth therein with respect to Liquidity Account Investments and the Liquidity Requirement; provided that for purposes of this Section 10(b)(iii) all references therein to Purchased VRDP Shares shall be deemed to be to all Outstanding Series W-7 VRDP Shares, all references therein to the Failed Remarketing Condition-Purchased VRDP Shares or the related six-month period shall be deemed to be to the six-month period

44

preceding the scheduled mandatory Redemption Date of May 1, 2041, and the references to notice by the Liquidity Provider shall not be applicable. The Deposit Securities included in the Liquidity Account for the Outstanding Series W-7 VRDP Shares may be applied by the Corporation, in its discretion, towards payment of the Redemption Price for the Outstanding Series W-7 VRDP Shares. Upon the deposit by the Corporation with the Tender and Paying Agent with arrangements satisfactory to the Liquidity Provider of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the Outstanding Series W-7 VRDP Shares on May 1, 2041 Redemption Date for the Outstanding Series W-7 VRDP Shares, the requirement of the Corporation to maintain a Liquidity Account for the Outstanding Series W-7 VRDP Shares as contemplated by this Section 10(b)(iii) shall lapse and be of no further force and effect.

(c)       Notice of Redemption. If the Corporation shall determine or be required to redeem, in whole or in part, shares of a Series of VRDP Shares pursuant to paragraph (a) or (b)(i) of this Section 10, the Corporation will send a notice of redemption (the "Notice of Redemption"), by Electronic Means (or by first-class mail, postage prepaid, in the case where the shares of such Series of VRDP Shares are in physical form), to Holders thereof and the Liquidity Provider or, in the case of a redemption pursuant to paragraph (b)(ii) of this Section 10, only to the Liquidity Provider, or request the Tender and Paying Agent, on behalf of the Corporation to promptly do so by Electronic Means (or by first-class mail, postage prepaid, in the case where the shares of such Series of VRDP Shares are in physical form) so long as the Notice of Redemption is furnished by the Corporation to the Tender and Paying Agent in electronic format at least five (5) Business Days prior to the date a Notice of Redemption is required to be delivered to the Holders, unless a shorter period of time shall be acceptable to the Tender and Paying Agent. A Notice of Redemption shall be sent to Holders not less than ten (10) days prior to the date fixed for redemption in such Notice of Redemption (the "Redemption Date"). Each such Notice of Redemption shall state: (i) the Redemption Date; (ii) the number of shares of such Series of VRDP Shares to be redeemed and the Series thereof; (iii) the CUSIP number for the VRDP Shares of such Series; (iv) the Redemption Price; (v) the place or places where the certificate(s), if any, for such shares (properly endorsed or assigned for transfer, if the Board of Directors requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares of such Series of VRDP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (vii) the provisions of these Articles Supplementary under which such redemption is made. If fewer than all shares of a Series of VRDP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of shares of such Series of VRDP Shares to be redeemed from such Holder. The Corporation may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to these Articles Supplementary that such redemption is subject to one or more conditions precedent and that the Corporation shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(d)       No Redemption Under Certain Circumstances. Notwithstanding the provisions of

45

paragraphs (a) or (b) of this Section 10, if any dividends on shares of a Series of VRDP Shares (whether or not earned or declared) are in arrears, no shares of such Series shall be redeemed unless all Outstanding shares of such Series are simultaneously redeemed, and the Corporation shall not otherwise purchase or acquire any shares of such Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding shares of a Series of VRDP Shares pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to Holders of all Outstanding shares of such Series of VRDP Shares.

(e)           Absence of Funds Available for Redemption. To the extent that any redemption for which a Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance with the Charter and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. A failure to redeem shares of a Series of VRDP Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Corporation shall have failed, for any reason whatsoever, to deposit in trust with the Tender and Paying Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been sent; provided however, that the foregoing shall not apply in the case of the Corporation's failure to deposit in trust with the Tender and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Corporation may not have redeemed shares of a Series of VRDP Shares for which a Notice of Redemption has been provided, dividends may be declared and paid on shares of a Series of VRDP Shares and shall include those shares of such Series of VRDP Shares for which a Notice of Redemption has been provided.

(f)           Tender and Paying Agent as Trustee of Redemption Payments by Corporation. All moneys paid to the Tender and Paying Agent for payment of the Redemption Price of shares of a Series of VRDP Shares called for redemption shall be held in trust by the Tender and Paying Agent for the benefit of Holders of shares so to be redeemed.

(g)           Shares for Which Notice of Redemption Has Been Given Are No Longer Outstanding. Provided a Notice of Redemption has been provided pursuant to paragraph (c) of this Section 10, the Corporation shall irrevocably (except to the extent set forth below in this paragraph (g)) deposit with the Tender and Paying Agent, no later than 12:00 noon, New York City time, on a Business Day not less than ten (10) Business Days preceding the redemption date specified in such notice, Deposit Securities in an aggregate amount equal to the Redemption Price to be paid on the Redemption Date in respect of any shares of a Series of VRDP Shares that are subject to such notice. Provided a Notice of Redemption has been provided pursuant to paragraph (c) of this Section 10, upon the deposit with the Tender and Paying Agent of Deposit Securities in an amount sufficient to redeem the shares of a Series of VRDP Shares that are the subject of such notice, dividends on such shares of a Series of VRDP Shares shall cease to accumulate and such shares of a Series of VRDP Shares shall no longer be deemed to be Outstanding, except as noted below with respect to the VRDP Shares Purchase Agreement, for any purpose, and all rights of the Holders of the shares of a Series of VRDP Shares so called for

46

redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in paragraph (e)(i) of Section 2 of this Part I and in Section 3 of Part I of these Articles Supplementary. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares of a Series of VRDP Shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Tender and Paying Agent to the Holders of shares of a Series of VRDP Shares subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Corporation shall be entitled to receive from the Tender and Paying Agent, promptly after the date fixed for redemption, any cash or other Deposit Securities deposited with the Tender and Paying Agent in excess of (i) the aggregate Redemption Price of the shares of a Series of VRDP Shares called for redemption on such date and (ii) all other amounts to which Holders of shares of a Series of VRDP Shares called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of ninety (90) days from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which time the Holders of shares of a Series of VRDP Shares so called for redemption may look only to the Corporation for payment of the Redemption Price and all other amounts to which they may be entitled. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited. Notwithstanding the foregoing, shares of a Series of VRDP Shares will be deemed to be Outstanding for purposes of the VRDP Shares Purchase Agreement until redeemed by the Corporation.

(h)          Compliance With Applicable Law. In effecting any redemption pursuant to this Section 10, the Corporation shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable Maryland or other state law, but shall effect no redemption except in accordance with the 1940 Act and any applicable Maryland or other state law.

(i)           Only Whole Shares of a Series of VRDP Shares Mav Be Redeemed. In the case of any redemption pursuant to this Section 10, only whole shares of a Series of VRDP Shares shall be redeemed, and in the event that any provision of the Charter would require redemption of a fractional share, the Remarketing Agent shall be authorized to round up so that only whole shares are redeemed.

(j)           Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 10, the Corporation may, in its sole discretion, modify the procedures set forth above with respect to notification of redemption of VRDP Shares, provided that such modification does not materially and adversely affect the Holders of VRDP Shares or cause the Corporation to violate any law, rule or regulation, or to in any way alter the obligations of the Tender and Paying Agent without its prior written consent. Furthermore, if in the sole discretion of the Board of Directors, after consultation with counsel, modification of the foregoing redemption provisions (x) are permissible under the rules and regulations or interpretations of the SEC and under other applicable law and (y) would not cause a material risk as to the treatment of the VRDP Shares as equity for U.S. federal income tax purposes, the Board of Directors, without stockholder approval, by resolution and with the prior written consent of the Liquidity Provider may modify such redemption procedures.

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11.       Liquidation Rights.

(a)           Ranking. The shares of a Series of VRDP Shares shall rank on a parity with each other, with shares of any other Series of VRDP Shares and with shares of any other Series of Preferred Shares as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation.

(b)           Distributions Upon Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders of VRDP Shares then Outstanding shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders and otherwise in accordance with applicable state law, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Corporation ranking junior to the VRDP Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds, together with any payments required to be made pursuant to Section 3 of Part I of these Articles Supplementary in connection with the liquidation of the Corporation. After the payment to the Holders of VRDP Shares of the full preferential amounts provided for in this paragraph (b), the Holders of VRDP Shares as such shall have no right or claim to any of the remaining assets of the Corporation.

(c)           Pro Rata Distributions. In the event the assets of the Corporation available for distribution to the Holders of VRDP Shares upon any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (b) of this Section 11, no such distribution shall be made on account of any shares of any other class or Series of Preferred Shares ranking on a parity with the VRDP Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the VRDP Shares, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

(d)           Rights of Junior Shares. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the VRDP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation, after payment shall have been made in full to the Holders of VRDP Shares as provided in paragraph (b) of this Section 11, but not prior thereto, any other series or class or classes of shares ranking junior to the VRDP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of VRDP Shares shall not be entitled to share therein.

(e)           Certain Events Not Constituting Liquidation. Neither the sale of all or substantially all the property or business of the Corporation, nor the merger, consolidation or reorganization of the Corporation into or with any business or statutory trust, corporation or

48

other entity nor the merger, consolidation or reorganization of any business or statutory trust, corporation or other entity into or with the Corporation shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 11.

12.         Purchase Obligation. As long as shares of any Series of VRDP Shares are Outstanding, the Corporation shall maintain a VRDP Shares Purchase Agreement providing for a Purchase Obligation with a Liquidity Provider with (i) short-term debt ratings in one of the two highest ratings categories from the Requisite NRSROs or (ii) such other short-term debt ratings, if any, as may be required for the shares of such Series of VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act on an ongoing basis to the extent that the Corporation can do so on a commercially reasonable basis as determined in the sole discretion of the Board of Directors. If the Corporation maintains a VRDP Shares Purchase Agreement providing a Purchase Obligation, the provisions herein relating to the Liquidity Provider shall be operative and the following shall apply:

(a)           The Corporation shall notify, or cause the Tender and Paying Agent to notify, Holders by Electronic Means, or by first-class mail, postage prepaid, in the case in which shares of a Series of VRDP Shares are in physical form, (A) in the event of a Mandatory Tender Event or Mandatory Purchase Event, (B) upon at least seven (7) days' prior notice in the event that there is a substitute Liquidity Provider (including, but not limited to, as to the Liquidity Provider, its consolidation, amalgamation with, or merger with or into, another entity, or the transfer of all or substantially all of the Liquidity Provider's assets to another entity), or (C) any downgrade in the rating of the Series of VRDP Shares or the Liquidity Provider by an NRSRO then rating shares of such Series of VRDP Shares at the request of the Corporation or Liquidity Provider.

(b)           In the event of a Failed Remarketing Condition, the Corporation will require in the Tender and Paying Agent Agreement that the Tender and Paying Agent will notify the Corporation and Holders by telephone or Electronic Means, or by first-class-mail, postage prepaid, in the case in which shares of a Series of VRDP Shares are in physical form of such Failed Remarketing Condition.

(c)           Each share of a Series of VRDP Shares shall be subject to tender to the Tender and Paying Agent for Remarketing on the related Purchase Date or, in the event (i) no Remarketing occurs or (ii) pursuant to an attempted Remarketing shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold shares of a Series of VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided that the Remarketing Agent may seek to sell such shares of a Series of VRDP Shares in a subsequent Remarketing prior to the Purchase Date) to the Liquidity Provider for purchase on such Purchase Date pursuant to a Notice of Purchase. If there is no Tender and Paying Agent or the Tender and Paying Agent does not perform such obligation pursuant to the VRDP Shares Purchase Agreement, Beneficial Owners and their Agent Members shall have the right to tender their shares of a Series of VRDP Shares directly to the Liquidity Provider pursuant to a Final Notice of Purchase. In the event there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations under the VRDP Shares Purchase Agreement, the Corporation (i) upon becoming aware thereof, shall promptly notify the Liquidity Provider, the Remarketing Agent and Holders by Electronic Means of such event, and (ii) so long as such event is continuing, shall use its best effort to direct the Remarketing Agent to forward,

49

concurrently with the delivery thereof to the Liquidity Provider or as promptly as practicable thereafter, any Remarketing Notice to each Beneficial Owner or Holder tendering shares of the Series of VRDP Shares that are the subject of such notice.

(d)           The Corporation will require in the Tender and Paying Agent Agreement that, pursuant to a Tender, shares of a Series of VRDP Shares that are not sold in a Remarketing will be tendered by the Tender and Paying Agent to the Liquidity Provider for payment of the Purchase Price on the Purchase Date pursuant to the VRDP Shares Purchase Agreement.

(e)           Except as set forth in Section 10(b) of Part I of these Articles Supplementary in connection with a mandatory redemption of shares of a Series of VRDP Shares, the Corporation shall have no obligation to purchase shares of a Series of VRDP Shares acquired by the Liquidity Provider pursuant to the VRDP Shares Purchase Agreement or otherwise.

(f)           Shares of a Series of VRDP Shares are subject to Mandatory Purchase by the Liquidity Provider upon the occurrence of a Mandatory Purchase Event. So long as shares of such Series of VRDP Shares are in book-entry form and held through the Securities Depository, any Mandatory Purchase will be effected automatically through the book-entry system of the Securities Depository, without any action required on the part of the Holders or Beneficial Owners. Promptly following the occurrence of a Mandatory Purchase Event, and in any event within three (3) Business Days thereafter, the Corporation, or the Tender and Paying Agent at the direction of the Corporation (provided, that the Tender and Paying Agent may require up to two (2) Business Days prior notification by Electronic Means by the Corporation), shall provide a Mandatory Purchase Notice by Electronic Means to Holders and the Liquidity Provider, specifying a Mandatory Purchase Date for all Outstanding shares of such Series of VRDP Shares. The Mandatory Purchase Date shall not be later than seven (7) days following the date a Mandatory Purchase Notice is sent to Holders by Electronic Means, and in any event shall be not later than the Business Day immediately preceding the termination of the VRDP Shares Purchase Agreement. Any notice given in respect of a Mandatory Purchase under these Articles Supplementary shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice. Upon the occurrence of a Mandatory Purchase Event, all Outstanding shares of a Series of VRDP Shares automatically shall be subject to Mandatory Purchase by the Liquidity Provider at the Purchase Price on the Mandatory Purchase Date, including any shares of such Series of VRDP Shares tendered pursuant to an Optional Tender or Mandatory Tender for which the Purchase Date has not yet occurred.

(g)           In the event shares of a Series of VRDP Shares are issued in certificated form and a Holder fails to deliver such shares of such Series of VRDP Shares to which a Mandatory Purchase relates, on or prior to the Mandatory Purchase Date, the Holder of shares of such Series of VRDP Shares will not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered VRDP Shares as of the scheduled Purchase Date. Any such undelivered shares of a Series of VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered shares of such Series of VRDP Shares. Any moneys held by the Tender and Paying Agent for the purchase of undelivered shares of such Series of VRDP Shares shall be held in a separate account, shall not be invested, and shall be held for the exclusive benefit of the Holder of such undelivered shares

50

of such Series of VRDP Shares. The undelivered shares of a Series of VRDP Shares shall be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Corporation will issue to the purchaser replacement share certificates for such shares in lieu of such undelivered shares of such Series of VRDP Shares.

(h)           The Corporation shall use best efforts to engage at all times a Tender and Paying Agent to perform the duties specified in these Articles Supplementary, the Tender and Paying Agent Agreement and the VRDP Shares Purchase Agreement with respect to the Tender and Paying Agent.

The provisions of paragraphs (a) through (g) of this Section 12 may be amended by the Board of Directors, by resolution duly adopted, without stockholder approval in order to conform to a VRDP Shares Purchase Agreement providing a Purchase Obligation.

13.       Miscellaneous.

(a)           Amendment of or Supplements to these Articles Supplementary. Subject to the provisions of Section 9 of Part I of these Articles Supplementary, the Board of Directors may, by resolution duly adopted, without stockholder approval (except as otherwise provided by these Articles Supplementary or required by applicable law), amend or supplement these Articles Supplementary to (1) reflect any amendments or supplements hereto which the Board of Directors is entitled to adopt pursuant to the terms of these Articles Supplementary without stockholder approval or (2) designate additional Series of VRDP Shares (and terms relating thereto). Each such additional Series shall be governed by the terms of these Articles Supplementary as so amended or supplemented.

(b)           No Fractional Shares. No fractional shares of a Series of VRDP Shares shall be issued.
(c)           Status of VRDP Shares Redeemed, Exchanged or Otherwise Acquired by the Corporation. Shares of a Series of VRDP shares which are redeemed, exchanged or otherwise acquired by the Cor poration shall return to the status of authorized and unissued Preferred Shares without designation as to series, provided, however, that any shares of a Series of VRDP Shares which are provisionally delivered by the Corporation to or for the account of an agent of the Corporation or to or for the account of a purchaser of the shares of the Series of VRDP Shares, but for which final payment is not received by the Corporation, shall return to the status of authorized and unissued shares of such Series of VRDP Shares.

(d)           Purchase Obligation Part of the VRDP Shares. Each Holder and Beneficial Owner, by virtue of acquiring shares of a Series of VRDP Shares, is deemed to have agreed to treat the Purchase Obligation as part of the VRDP Shares rather than as a separate property right.

(e)           Treatment of VRDP Shares as Equity. Each Holder and Beneficial Owner, by virtue of acquiring shares of a Series of VRDP Shares, is deemed to have agreed, to treat the VRDP Shares as equity in the Corporation for U.S. federal income tax purposes.

(f)           Board of Directors May Resolve Ambiguities. To the extent permitted by applicable law, the Board of Directors may interpret or adjust the provisions of these Articles

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Supplementary to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend these Articles Supplementary with respect to VRDP Shares prior to the issuance of such VRDP Shares.

(g)           Headings Not Determinative. The headings contained in these Articles Supplementary are for convenience of reference only and shall not affect the meaning or interpretation of these Articles Supplementary.

(h)           Notices. All notices or communications, unless otherwise specified in the Bylaws of the Corporation or these Articles Supplementary, shall be sufficiently given if in writing and delivered in person, by Electronic Means or mailed by first-class mail, postage prepaid.

PART II
1.         Remarketing Procedures.

(a)        Pursuant to an Optional Tender, Beneficial Owners may elect to tender their VRDP Shares (in denominations of $100,000 and integral multiples thereof) for purchase at the Purchase Price on the Purchase Date designated in the Notice of Tender (or if such day is not a Business Day, on the next succeeding Business Day) by a proper delivery of a Notice of Tender to the Tender and Paying Agent. Each Notice of Tender shall be irrevocable (except as described below) and effective upon receipt and shall:

(i)
be delivered by a Beneficial Owner, directly or through its Agent Member, by email transmission (or if email transmission shall be unavailable, by facsimile transmission), to the Tender and Paying Agent not later than 2:00 p.m., New York City time, on any Business Day;

(ii)
state the series and the aggregate number of VRDP Shares to be purchased, the CUSIP number of the Series of VRDP Shares to be purchased, and the Purchase Date and be in substantially the form of and contain such other information specified in an exhibit to the VRDP Shares Purchase Agreement; and

(iii)
state that the tendering Beneficial Owner acknowledges that such Beneficial Owner is required to deliver the VRDP Shares that are the subject of a Notice of Tender (that has not been duly revoked as provided below) on or before 2:00 p.m., New York City time, on the Purchase Date.

(b)       Upon receipt of a Notice of Tender, the Tender and Paying Agent shall provide a copy of such notice to the Liquidity Provider and the Remarketing Agent (with a copy to the Corporation) as promptly as practicable by Electronic Means, but no later than 4:00 p.m., New York City time, on the date of receipt or deemed receipt.

(c)       Any Notice of Tender delivered to the Tender and Paying Agent by a Beneficial Owner or its Agent Member after 2:00 p.m., New York City time, shall be deemed to have been received by the Tender and Paying Agent on the next succeeding Business Day, and the Purchase Date shall be adjusted such that the Purchase Date shall be the Business Day next succeeding the date specified as the Purchase Date in the Notice of Tender.

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(d)        The determination of the Tender and Paying Agent as to whether a Notice of Tender has been properly delivered pursuant to the foregoing paragraph (a) shall be conclusive and binding upon the Beneficial Owner and its Agent Member.

(e)        (i) Shares of a Series of VRDP Shares are subject to Mandatory Tender upon the occurrence of a Mandatory Tender Event.

(ii)
So long as the shares of a Series of VRDP Shares are in book-entry form and held through the Securities Depository, any Mandatory Tender will be effected automatically through the book-entry system of the Securities Depository, without any action required on the part of the Holders or Beneficial Owners. Promptly following the occurrence of a Mandatory Tender Event, and in any event within three (3) Business Days thereafter, the Corporation, or the Tender and Paying Agent at the direction of the Corporation (provided, that the Tender and Paying Agent may require up to two (2) Business Days prior notification by Electronic Means by the Corporation), shall provide a Mandatory Tender Notice by Electronic Means to Holders, the Remarketing Agent and the Liquidity Provider, specifying a Purchase Date for all Outstanding shares of such Series of VRDP Shares. Any notice given in respect of a Mandatory Tender under these Articles Supplementary will be conclusively presumed to have been duly given, whether or not the Holders receive such notice.

(iii)
Upon the occurrence of a Mandatory Tender Event, all Outstanding shares of a Series of VRDP Shares automatically shall be subject to Mandatory Tender and delivered to the Tender and Paying Agent for purchase on the designated Purchase Date by purchasers in the Remarketing in the event of a successful Remarketing or otherwise by the Liquidity Provider, including any shares of such Series of VRDP Shares previously tendered pursuant to an Optional Tender for which the Purchase Date has not yet occurred. In the event that shares of a Series of VRDP Shares are issued in certificated form and a Holder of shares of such Series of VRDP Shares fails to deliver such shares to which a Mandatory Tender relates on or prior to the Purchase Date, the Holder of shares of such Series of VRDP Shares shall not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered shares of such Series of VRDP Shares as of the scheduled Purchase Date. Any such undelivered shares of such Series of VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered shares of such Series of VRDP Shares. Any moneys held by the Tender and Paying Agent for the purchase of undelivered shares of a Series of VRDP Shares will be held in a separate account by the Tender and Paying Agent, will not be invested, and will be held for the exclusive benefit of the Holder of such undelivered shares of such Series of VRDP Shares. The undelivered shares of a Series of VRDP Shares will be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Corporation will issue to the purchaser replacement share certificates in lieu of such undelivered shares of such Series of VRDP Shares.

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(f)           A Beneficial Owner or its Agent Member that delivered a Notice of Tender in connection with an Optional Tender may deliver in writing by email transmission (or if email transmission shall be unavailable, by facsimile transmission) to the Tender and Paying Agent, not later than 10:00 a.m., New York City time, on or prior to the Business Day immediately preceding the Purchase Date, a notice to the effect that such Beneficial Owner wishes to revoke its election to tender some or all of the shares of a Series of VRDP Shares that were specified in such Notice of Tender to be purchased (a "Notice of Revocation"). Any Notice of Revocation delivered to the Tender and Paying Agent shall be promptly delivered by Electronic Means by the Tender and Paying Agent to the Liquidity Provider and the Remarketing Agent (with a copy to the Corporation) by 12:00 noon, New York City time, on the Business Day immediately preceding the relevant Purchase Date. The Remarketing Agent (following receipt of such Notice of Revocation) shall notify the Tender and Paying Agent and the Liquidity Provider of the number of shares of such Series of VRDP Shares specified in such Notice of Revocation that are subject to an agreement of sale pursuant to a Remarketing by Electronic Means not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date. The Tender and Paying Agent shall contact the Remarketing Agent by Electronic Means by 1:45 p.m., New York City time, if such notification has not been received by such time. The Tender and Paying Agent shall deliver such notification to the Beneficial Owner or its Agent Member promptly following receipt from the Remarketing Agent, and in any event by 4:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date. Any such Notice of Revocation shall be effective (without further action on the part of the Beneficial Owner or its Agent Member) as a revocation of the Optional Tender of the number of shares of such Series of VRDP Shares specified therein as being sought to be revoked, but (except as set forth below) only if and to the extent that the Remarketing Agent has not entered into an agreement to sell shares of such Series of VRDP Shares. A Notice of Revocation shall be effective as to the number of shares of a Series of VRDP Shares specified therein as having been revoked less the number of shares of such Series of VRDP Shares in respect of which the Remarketing Agent has so notified the Tender and Paying Agent and the Liquidity Provider that it has entered into an agreement of sale. Notwithstanding the foregoing, tendered shares of a Series of VRDP Shares, if any, that remain unsold on the related Purchase Date shall be allocated by the Remarketing Agent to each Notice of Revocation received in respect of shares of such Series of VRDP Shares tendered for purchase on such Purchase Date and not already satisfied in the chronological order in which each such Notice of Revocation was received by the Tender and Paying Agent, and each such Notice of Revocation shall be effective only to the extent of such allocation and availability of unsold shares of such Series of VRDP Shares.

(g)           In connection with any Special Rate Period designated pursuant to Section 4 of Part I of these Articles Supplementary, the Board of Directors, without the vote or consent of any Holder of any shares of any Series of VRDP Shares but with the prior written consent of the Liquidity Provider, in the Notice of Special Rate Period relating to a Series of the VRDP Shares, as delivered to the Remarketing Agent and the Liquidity Provider, may provide for optional tender provisions relating solely to such Special Rate Period ("Special Optional Tender Provisions") whereby the minimum number of days' notice required for an Optional Tender may exceed seven (7) days as specified in the Special Optional Tender Provisions for such Special Rate Period. The designation of the Special Rate Period will be a Mandatory Tender Event in accordance with the definition thereof.

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(h)           The Corporation shall use its best efforts to engage at all times a Remarketing Agent that is a nationally recognized securities dealer with experience in remarketing variable-rate securities to use its best efforts to find purchasers for all shares of a Series of VRDP Shares properly tendered pursuant to a Tender.

2.         Remarketing Schedule.

(a)           In connection with any attempted Remarketing, all tendered shares of a Series of VRDP Shares shall be remarketed at the Purchase Price of such shares. The calculation of the Purchase Price of the shares of such Series of VRDP Shares that are remarketed or purchased by the Liquidity Provider shall be made by the Remarketing Agent in advance of such Remarketing or purchase and, together with the details of the aggregate number and Purchase Price of remarketed shares of such Series of VRDP Shares and the aggregate number and Purchase Price of shares of such Series of VRDP Shares to be purchased by the Liquidity Provider pursuant to the Purchase Obligation, shall be communicated by the Remarketing Agent to the Corporation, the Liquidity Provider and the Tender and Paying Agent by Electronic Means by 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date, as described below. The proceeds of any sale of any remarketed shares of a Series of VRDP Shares by the Remarketing Agent relating to tendered shares of such Series of VRDP Shares shall be used by the Tender and Paying Agent for the purchase of the tendered shares of such Series of VRDP Shares at the Purchase Price, and the terms of the sale will provide for the wire transfer of such Purchase Price by the Remarketing Agent to be received by the Tender and Paying Agent no later than 11:00 a.m., New York City time, on the related Purchase Date for payment to the Agent Member of the Beneficial Owner, in the case of an Optional Tender, or Holder, in the case of a Mandatory Tender, tendering shares of such Series of VRDP Shares for sale through the Securities Depository in immediately available funds against delivery of the tendered shares of such Series of VRDP Shares to the Tender and Paying Agent through the Securities Depository, the delivery of such VRDP Shares to the Tender and Paying Agent through the Securities Depository no later than 2:00 p.m., New York City time, on the related Purchase Date and the re-delivery of such shares of such Series of VRDP Shares by means of "FREE" delivery through the Securities Depository to the Remarketing Agent for delivery to the purchaser's Agent Member through the Securities Depository by 3:00 p.m., New York City time, on the related Purchase Date.

(b)           By 2:00 p.m., New York City time, on the Business Day immediately preceding each Purchase Date, the Remarketing Agent shall deliver a notice, in the form attached as Annex I to the Remarketing Agreement, to the Tender and Paying Agent and the Liquidity Provider (and, at the direction of the Corporation, concurrently therewith or as promptly as practicable thereafter, to each Beneficial Owner or Holder tendering VRDP Shares that are the subject of such notice) (a "Remarketing Notice), by e-mail transmission or facsimile transmission, that sets forth the number of shares of the Series of VRDP Shares, if any, that it successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such sold shares of the Series of VRDP Shares and the number of shares of such Series of VRDP Shares, if any, not successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such unsold shares of the Series of VRDP Shares to be paid by the Liquidity Provider. If the Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the shares of the Series of VRDP Shares to be purchased on such Purchase Date, the Tender and

55

Paying Agent shall promptly, and in any event not later than 4:00 p.m., New York City time, on such Business Day, deliver by Electronic Means to the Liquidity Provider (with a copy to the Corporation) a preliminary Notice of Purchase (a "Preliminary Notice of Purchase") that, subject to delivery of the Final Notice of Purchase on the Purchase Date described below, provides for the purchase by the Liquidity Provider of the number of such shares of the Series of VRDP Shares that the Remarketing Agent stated in the Remarketing Notice as not having been successfully remarketed, including the aggregate Purchase Price of such shares of the Series of VRDP Shares, as calculated by the Remarketing Agent. If the Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the shares of the Series of VRDP Shares to be purchased on such Purchase Date (or if proceeds from a Remarketing for any tendered shares of the Series of VRDP Shares have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date), the Tender and Paying Agent shall deliver by Electronic Means to the Liquidity Provider (with a copy to the Corporation) by 12:00 noon, New York City time, on such Purchase Date a Final Notice of Purchase that states the number of shares of the Series of VRDP Shares required to be purchased by the Liquidity Provider. For purposes of the Final Notice of Purchase, any tendered shares of the Series of VRDP Shares for which remarketing proceeds have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date, shall be treated as not having been successfully remarketed and shall be required to be purchased by the Liquidity Provider. Except for manifest error, the payment obligation of the Liquidity Provider shall equal the Purchase Price of the shares of the Series of VRDP Shares stated in the Final Notice of Purchase delivered to the Liquidity Provider as being required to be purchased by the Liquidity Provider.

(c)           The Liquidity Provider shall, no later than 2:00 p.m., New York City time, on a Purchase Date for any shares of a Series of VRDP Shares, wire transfer the aggregate Purchase Price of all shares of such Series of VRDP Shares in respect of which Final Notices of Purchase have been delivered to it for purchase of shares of such Series of VRDP Shares on such date, as follows: (i) in the case of a Final Notice of Purchase delivered by the Tender and Paying Agent, by wire transfer, in immediately available funds, to the account of the Tender and Paying Agent specified by the Tender and Paying Agent in any such Notice of Purchase; and (ii) in the event there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations under the VRDP Shares Purchase Agreement and the Liquidity Provider has received a Remarketing Notice that such shares of such Series of VRDP Shares have not been the subject of an agreement of sale in a Remarketing and has received written notice from the Corporation that there is no Tender and Paying Agent or that the Tender and Paying Agent does not intend to perform its obligations under the VRDP Shares Purchase Agreement, in the case of a Final Notice of Purchase delivered by a Beneficial Owner or its Agent Member, in the case of an Optional Tender, or by a Holder, in the case of a Mandatory Tender, by payment against delivery of the shares of such Series of VRDP Shares that are the subject of any such Final Notice of Purchase, through means of the Securities Depository in the case of shares of such Series of VRDP Shares in the form of global securities.

(d)           Upon receipt by the Tender and Paying Agent from the Beneficial Owner or its Agent Member, in the case of an Optional Tender, or by the Holder, in the case of a Mandatory Tender, of tendered shares of a Series of VRDP Shares and the payment by the Tender and Paying Agent to such Beneficial Owner or its Agent Member, or such Holder as the case may be,

56

of the Purchase Price therefor on the applicable Purchase Date, the Tender and Paying Agent shall deliver to the Liquidity Provider, by means of "FREE" delivery through the system of the Securities Depository, shares of such Series of VRDP Shares in satisfaction of the Liquidity Provider's Purchase Obligation on such Purchase Date. Any funds paid by the Liquidity Provider and held in the account of the Tender and Paying Agent for the payment of the Purchase Price shall be held in trust (i) in the case of an Optional Tender, on the Purchase Date, for the benefit of the tendering Beneficial Owners or theft Agent Members until the shares of the Series of VRDP Shares are delivered by the tendering Beneficial Owners or their Agent Members and, after the Purchase Date, for the benefit of the Liquidity Provider, for payment of the Purchase Price upon delivery of the shares of such Series of VRDP Shares or, with respect to shares of such Series of VRDP Shares that are not delivered, for return to the Liquidity Provider upon its request and (ii) in the case of a Mandatory Tender, for the benefit of the tendering Holders until delivery of the shares of such Series of VRDP Shares by the tendering Holders against payment therefor. Any funds paid by the Remarketing Agent and held in an account of the Tender and Paying Agent for the payment of the Purchase Price in connection with a Remarketing shall be held in trust (i) in the case of an Optional Tender, on the Purchase Date, for the benefit of the tendering Beneficial Owners or their Agent Members until the shares of the Series of VRDP Shares are delivered by the tendering Beneficial Owners or their Agent Members and, after the Purchase Date, for the benefit of the Remarketing Agent on account of purchasers purchasing in a Remarketing or for the Remarketing Agent's account to the extent it has advanced the Purchase Price of any shares of such Series of VRDP Shares on behalf of one or more purchasers, as applicable, for payment of the Purchase Price upon delivery of the shares of such Series of VRDP Shares or, with respect to shares of such Series of VRDP Shares that are not delivered, for return to the Remarketing Agent on account of purchasers purchasing in a Remarketing or for the Remarketing Agent's account to the extent it has advanced the Purchase Price of any shares of such Series of VRDP Shares on behalf of one or more purchasers, as applicable, upon the Remarketing Agent's request and (ii) in the case of a Mandatory Tender, for the benefit of the tendering Holders until delivery of the shares of the Series of VRDP Shares by the tendering Holders against payment therefor. Upon receipt of the shares of a Series of VRDP Shares from the tendering Beneficial Owners or their Agent Members, in the case of an Optional Tender, or from the tendering Holders, in the case of a Mandatory Tender, by the Tender and Paying Agent, the Tender and Paying Agent shall pay, subject to receipt of the Purchase Price by the Tender and Paying Agent in the form of remarketing proceeds from the Remarketing Agent, with respect to the shares of such Series of VRDP Shares remarketed by the Remarketing Agent, or in the form of payment pursuant to the VRDP Shares Purchase Agreement from the Liquidity Provider, with respect to the shares of such Series of VRDP Shares subject to purchase pursuant to the Purchase Obligation, the Purchase Price for shares of such Series of VRDP Shares to such tendering Beneficial Owner, Agent Member or Holder, as the case may be. In accordance with and subject to the foregoing, the Tender and Paying Agent shall effect any such payment on the applicable Purchase Date.

(e)           Except as otherwise expressly provided for herein, the purchase and delivery of tendered shares of a Series of VRDP Shares in the form of global securities and their Remarketing will be accomplished in accordance with the applicable procedures of the Securities Depository.

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(f)           In connection with the allocation of shares of a Series of VRDP Shares tendered for Remarketing by the Liquidity Provider and any other Holder of shares of such Series of VRDP Shares in any Remarketing, the Remarketing Agent shall allocate those shares of such Series of VRDP Shares previously acquired by the Liquidity Provider pursuant to its Purchase Obligation first to any purchasers in a Remarketing (such allocation coming first from those shares of such Series of VRDP Shares acquired earliest by the Liquidity Provider).

(g)           The Remarketing Agent and the Tender and Paying Agent each shall use commercially reasonable efforts to meet the timing requirements set forth above. Subject to the VRDP Shares Remarketing Agreement, the Remarketing Agent may, in its sole discretion, modify the settlement procedures set forth above with respect to any Remarketing upon ten (10) days' prior written notice to the Corporation, the Liquidity Provider and the Tender and Paying Agent, provided any such modification does not adversely affect the Holders, the Beneficial Owners, the Tender and Paying Agent, the Liquidity Provider or the Corporation. The Remarketing Agent may sell shares of a Series of VRDP Shares for its own account outside of a Remarketing at a price other than the Purchase Price.

(h)           At any time after the termination of the VRDP Shares Purchase Agreement (or with respect to a remarketing of shares of a Series of VRDP Shares held by the Liquidity Provider as to which any then-effective Purchase Obligation by a successor liquidity provider is inapplicable), any shares of a Series of VRDP Shares unsold in a Remarketing will be returned to the relevant tendering Beneficial Owners or their Agent Members, or the relevant tendering Holders, as the case may be, by the Tender and Paying Agent.

3.         Determination of Applicable Rate.

(a)           The Applicable Rate shall be determined by the Remarketing Agent on and as of each Rate Determination Date as the lowest rate under then-existing market conditions that in the Remarketing Agent's sole judgment would result in the shares of the Series of VRDP Shares on the first (1st) day of the Subsequent Rate Period next succeeding the Rate Determination Date having a market value equal to the Liquidation Preference thereof (plus accumulated but unpaid dividends thereon, whether or not earned or declared). Such determination shall be conclusive and binding upon the interested parties. The Applicable Rate shall not be more than the Maximum Rate.

(b)           The Remarketing Agent shall establish the Applicable Rate by 5:00 p.m., New York City time, on each Rate Determination Date to the nearest one-thousandth (0.001) of one percent per annum for the Subsequent Rate Period. The Applicable Rate shall be in effect from and including the first (1st) day following such Rate Determination Date to and including the following Rate Determination Date. The Remarketing Agent shall make the Applicable Rate available after 5:00 p.m., New York City time on the Rate Determination Date by Electronic Means to the Corporation, the Tender and Paying Agent and the Liquidity Provider and post the Applicable Rate on Bloomberg on such Rate Determination Date.

(c)           In the event that the Remarketing Agent establishes the Maximum Rate as the Applicable Rate for a Subsequent Rate Period, the Remarketing Agent shall notify the Corporation and the Tender and Paying Agent of the Maximum Rate by e-mail transmission or

58

facsimile transmission after 5:00 P.M., New York City time, on each Rate Determination Date. The Corporation will require in the Tender and Paying Agent Agreement that the Tender and Paying Agent will notify the Liquidity Provider and the Holders of VRDP Shares by first-class mail, postage prepaid (in the case of physical shares), or by Electronic Means (in the case of VRDP Shares in the form of global securities) that the Applicable Rate for the Subsequent Rate Period is the Maximum Rate.

(d)           In the event the Remarketing Agent does not or is unable to determine the Applicable Rate, or if there is no Remarketing Agent, the Applicable Rate shall be the Maximum Rate.

(e)           In the event of a Failed Remarketing Condition, the Applicable Rate as of the close of business on the day the Failed Remarketing Condition first occurs will be adjusted to the Maximum Rate (with the Applicable Spread subject to adjustment as set forth in the definition of Applicable Spread) and the Maximum Rate will continue to be the Applicable Rate (i) until the first (1st) day of the next succeeding Subsequent Rate Period after a Failed Remarketing Condition no longer exists in the case of a Minimum Rate Period or a Special Rate Period of twenty-eight (28) Rate Period Days or fewer, and (ii) until the first (1st) day of the next succeeding Dividend Period after the Failed Remarketing Condition no longer exists in the case of a Special Rate Period of greater than twenty-eight (28) Rate Period Days.

4.         Failed Remarketing Condition. In the event of a Failed Remarketing Condition, pursuant to the Tender and Paying Agent Agreement, the Tender and Paying Agent shall promptly provide notice of a Failed Remarketing Condition, but in any event within two (2) Business Days of receipt by the Tender and Paying Agent of notice from the Corporation of the occurrence of such Failed Remarketing Condition, by Electronic Means (or by first-class mail, postage prepaid, in the case where VRDP Shares are in physical form) to the Holders (with a copy to the Corporation).

5.         Purchase of VRDP Shares by Remarketing Agent. The Remarketing Agent in its sole discretion may purchase for its own account shares of a Series of VRDP Shares in a Remarketing; however, the Remarketing Agent shall not be obligated to purchase any shares of a Series of VRDP Shares that would otherwise remain unsold in a Remarketing. None of the Corporation, the Tender and Paying Agent or any Remarketing Agent shall be obligated in any case to provide funds to make payment to a Beneficial Owner or its Agent Member upon such Beneficial Owner's tender of its shares of a Series of VRDP Shares in a Remarketing unless, in each case, such shares of such Series of VRDP Shares were acquired for the account of the Corporation, the Tender and Paying Agent or the Remarketing Agent.

6.         Notification of Allocations. Whenever the Corporation intends to include any net capital gains or ordinary income taxable for regular federal income tax purposes in any dividend on shares of a Series of VRDP Shares, the Corporation may notify the Remarketing Agent and Tender and Paying Agent of the amount to be so included (i) not later than fourteen (14) calendar days preceding the first Rate Determination Date on which the Applicable Rate for such dividend is to be established, and (ii) for any successive Rate Determination Date on which the Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding Rate Determination Date. Whenever such advance notice is received

59

from the Corporation, the Tender and Paying Agent will notify each Holder and the Remarketing Agent will promptly notify each potential Beneficial Owner or its Agent Member. With respect to a Rate Period for which such advance notice was given and whose dividends are comprised partly of such ordinary income or capital gains and partly of exempt interest income, the different types of income will be paid in the same relative proportions for each day during the Rate Period. The Corporation may also include such ordinary income or capital gains in a dividend on shares of a Series of VRDP Shares without giving advance notice thereof if it increases the dividends by an additional amount calculated as if such income was a Taxable Allocation and the additional amount was a Gross-up Payment, provided the Corporation will notify the Tender and Paying Agent of the additional amounts to be included in such dividend at least five (5) Business Days prior to the applicable Dividend Payment Date.

7.         Transfers.

(a)           Unless otherwise permitted by the Corporation, a Beneficial Owner or Holder may sell, transfer or otherwise dispose of shares of a Series of VRDP Shares only in whole shares and only pursuant to a Remarketing in accordance with the Remarketing Procedures set forth in Part II of these Articles Supplementary, provided, however, that (a) a sale, transfer or other disposition of shares of a Series of VRDP Shares from a Beneficial Owner who holds shares through an Agent Member to another Beneficial Owner who holds shares through the same Agent Member shall be permitted, and (b) in the case of all transfers other than pursuant to Remarketings, the Agent Member (or other Person, if permitted by the Corporation) to whom such transfer is made shall advise the Remarketing Agent. The Corporation has not registered the shares of any Series of VRDP Shares under the Securities Act. Accordingly, the shares of each Series of VRDP Shares are subject to restrictions on transferability and resale and may only be purchased by and sold to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act or any successor provision) in accordance with Rule 144A under the Securities Act or any successor provision or any exemption from registration available and otherwise in accordance with the legend set forth on the face of the share certificate for the share of a Series of VRDP Shares.

(b)           The Investment Adviser, affiliated persons of the Investment Adviser (as defined in Section 2(a)(3) of the 1940 Act) (other than the Corporation, in the case of a purchase of shares of a Series of VRDP Shares which are to be cancelled within ten (10) days of purchase by the Corporation), and Persons over which the Investment Adviser, or affiliated persons of the Investment Adviser (as defined in Section 2(a)(3) of the 1940 Act), exercise discretionary investment or voting authority (other than the Corporation, in the case of a purchase of shares of a Series of VRDP Shares which are to be cancelled within ten (10) days of purchase by the Corporation), are not permitted to purchase shares of a Series of VRDP Shares without the prior written consent of the Liquidity Provider, and any such purchases shall be void ab initio• provided however that the Corporation shall give prompt notice to Beneficial Owners by Electronic Means upon any of the foregoing Persons, singly or in the aggregate, acquiring a beneficial interest in 20% or more of the shares of a Series of VRDP Shares; provided, further that, without regard to the preceding requirements, purchases of shares of a Series of VRDP Shares may be made by broker-dealers that are affiliated persons of the Investment Adviser in riskless principal transactions with respect to such purchases of shares of a Series of VRDP Shares.

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(c)           If at any time the Corporation is not furnishing information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Corporation shall furnish, or cause to be furnished, to Holders of shares of a Series of VRDP Shares and prospective purchasers of shares of a Series of VRDP Shares, upon request, information with respect to the Corporation satisfying the requirements of subsection (d)(4) of Rule 144A.

8.         Global Certificate.

Prior to the commencement of a Voting Period, (i) all of the shares of a Series of VRDP Shares Outstanding from time to time shall be represented by one or more global certificates registered in the name of the Securities Depository or its nominee and countersigned by the Tender and Paying Agent and (ii) no registration of transfer of shares of a Series of VRDP Shares shall be made on the books of the Corporation to any Person other than the Securities Depository or its nominee. The foregoing restriction on registration of transfer shall be conspicuously noted on the face or back of the certificates of VRDP Shares in such a manner as to comply with the requirements of Section 2-211 of the Maryland General Corporation Law and Section 8-204 of the Uniform Commercial Code as in effect in the State of Maryland, or any successor provisions.

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IN WITNESS WHEREOF, BlackRock MuniYield Michigan Quality Fund, Inc. has caused these Articles Supplementary to be signed as of A p r 11 a o, 2011 in its name and on its behalf by the person named below who acknowledges that these Articles Supplementary are the act of the Corporation and, to the best of such person's knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles Supplementary are true in all material respects.

BLACKROCK MUNIYIELD MICHIGAN QUALITY FUND, INC.

By:	/s/ Brendan Kyne
	Name:	Brendan Kyne
	Title:	Vice President

Attest:

/s/ Howard B. Surloff
Name: Howard B. Surloff
Title: Assistant Secretary

MIY — Articles Supplementary

BLACKROCK MUNIYIELD MICHIGAN QUALITY FUND, INC.

ARTICLES OF AMENDMENT

AMENDING THE ARTICLES SUPPLEMENTARY ESTABLISHING
AND FIXING THE RIGHTS AND PREFERENCES OF
VARIABLE RATE DEMAND PREFERRED SHARES

This is to certify that

First: The charter of BlackRock MuniYield Michigan Quality Fund, Inc., a Maryland corporation (the "Corporation"), is amended by these Articles of Amendment, which amend the Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares, dated as of April 20, 2011 (the "Articles Supplementary").

Second: The charter of the Corporation is hereby amended by deleting Section 4(d)(i) of Part I of the Articles Supplementary and inserting the following:

"(i)           a notice ("Notice of Special Rate Period") stating (A) that the Corporation has determined to designate the next succeeding Rate Period of such Series of VRDP Shares as a Special Rate Period, specifying the same and the first (1st) day thereof, (B) the Rate Determination Date immediately prior to the first (1st) day of such Special Rate Period, (C) the rate calculation period to be used in determining the Applicable Rate if the term thereof is different from the term of the Special Rate Period and any other special provisions relating to the calculation of the Applicable Rate, including any provision for setting the Applicable Rate by reference to any index or to the ratings of the VRDP Shares or specifying any additional events or conditions the existence or occurrence of which result in adjustments to the Applicable Rate or additional fees or payments in respect of shares of such Series of VRDP Shares (which provisions may vary provisions that are set forth in the Charter (including the Articles Supplementary), provided that the provisions and variations are clearly, and expressly set forth in the Notice of Special Rate Period), (D) that such Special Rate Period shall not commence if (1) any shares of such Series of VRDP Shares are owned by the Liquidity Provider pursuant to the Purchase Obligation on either such Rate Determination pate or on the first (1st) day of such Special Rate Period, or (2) full cumulative dividends or any amounts due with respect to redemptions payable prior to such Rate Determination Date have not been paid in full, (E) the scheduled Dividend Payment Dates for shares of such Series of VRDP Shares during such Special Rate Period, (F) the Special Redemption Provisions, if any, applicable to shares of such Series of VRDP Shares in respect of such Special Rate Period, (G) the Special Optional Tender Provisions, if any, applicable to shares of such Series of VRDP Shares in respect of such Special Rate Period (including whether the Optional Tender provisions shall be applicable or otherwise subject to special conditions during the Special Rate Period), (H) the special provisions, if any, relating to the transfer of the shares of such Series of VRDP Shares during the Special Rate Period, (I) the special provisions, if any, relating to the creation and termination of the Special Rate Period including, but not limited to, any provisions relating to-the nature and scope of the obligations and rights of the Liquidity Provider and the Remarketing Agent in connection therewith, the short-term credit ratings of the Liquidity Provider and the short-term preferred stock ratings of the VRDP Shares, the Remarketing of the VRDP Shares upon the termination of the Special Rate Period, the applicability of the redemption and certain other related provisions of the Articles Supplementary with respect to shares of such Series of VRDP Shares held by the Liquidity Provider (whether or not in its capacity as such) during the Special Rate Period and any rights of the Corporation to request Holders of such Series of VRDP Shares to agree to an extension of the Special Rate Period prior to the termination thereof and CT) the special provisions, if any, relating to Mandatory Tender Events and Mandatory Tenders with respect to shares of such Series of VRDP Shares during the Special Rate Period (including whether Mandatory Tender Events and Mandatory Tenders shall be applicable during the Special Rate • Period), such notice to be accompanied by a VRDP Shares Basic Maintenance Report showing that, as of the third (3rd) Business Day immediately preceding such proposed Special Rate Period, Moody's Eligible Assets (if Moody's is then rating such VRDP Shares at the request of the Corporation), Fitch Eligible Assets (if Fitch is then rating such VRDP Shares at the request of the Corporation) and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating such VRDP Shares at the request of the Corporation) each have an aggregate Discounted Value at least equal to the VRDP Shares Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that (a) the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Rate Determination Date for the proposed Special Rate Period, and (b) the Moody's Discount Factors applicable to Moody's Eligible Assets are determined by reference to the first Exposure Period (as defined in the Moody's Guidelines) longer than the Exposure Period then applicable to the Corporation, .as described in the Moody's Guidelines); or"

Third: The charter of the Corporation is hereby amended by deleting Section 4(e) of Part I of the Articles Supplementary and inserting the following:

"(e)           Failure to Deliver Notice of Special Rate Period.  If the Corporation fails to deliver either of the notices described in paragraphs (d)(i) or (d)(ii) of this Section 4 (and, in the case of the notice described in paragraph (d)(i) of this Section 4, a VRDP Shares Basic Maintenance Report to the effect set forth in such paragraph (but only if Moody's, Fitch or an Other Rating Agency is then rating the Series in question pursuant to the request of the Corporation)) with respect to any designation of any proposed Special Rate Period to the Remarketing Agent and the Liquidity Provider by 11:00 a.m., New York City time, on the second Business Day immediately preceding the first (1st) day of such proposed Special Rate Period (or by such later time or date, or both, as may be agreed to by the Remarketing Agent and the Liquidity Provider), the Corporation shall be deemed to have delivered a notice to the Remarketing Agent and the Liquidity Provider with respect to such Special Rate Period to the effect set forth in paragraph (d)(ii) of this Section 4. In the event the Corporation delivers to the Remarketing Agent and the Liquidity Provider a notice described in paragraph (d)(i) of this Section 4, it shall file a copy of such notice with the Secretary of the Corporation, and the contents of such notice shall be binding on the. Corporation and the Holders and Beneficial Owners of the shares of such Series of VRDP Shares. In the event the Corporation delivers to the Remarketing Agent and the Liquidity Provider a notice described in paragraph (d)(ii) of this Section 4, the Corporation will provide Moody's (if Moody's is then rating the VRDP Shares in question pursuant to the request of the Corporation) and Fitch (if Fitch is then rating the VRDP Shares in question pursuant to the request of the Corporation) and each Other Rating Agency (if any Other Rating Agency is then rating the VRDP Shares in question pursuant to the request of the Corporation) a copy of such notice.

Fourth: The charter of the Corporation is hereby amended by inserting the following as Section 4(g) of Part I of the Articles Supplementary:

(g)           Notice to Holders.  In the event the Corporation delivers to the Remarketing Agent and the Liquidity Provider a Notice of Special Rate Period, it shall deliver, concurrently with the delivery thereof to the Remarketing Agent and the Liquidity Provider, such Notice of Special Rate Period to the Holders of the shares of the Series of VRDP Shares subject to the Special Rate Period. During the term of the Special Rate Period, the Corporation shall provide a copy of the Notice of Special Rate Period to (i) any Holder or Beneficial Owner of the shares of such Series of VRDP Shares upon request and (ii) any Holder or Beneficial Owner that is a transferee in any transfer of the shares of such Series of VRDP Shares during the Special Rate Period promptly after receiving the notice described below, provided the Corporation has been notified of any such transfer and has been provided with the contact information of such Holder or Beneficial Owner, as applicable."

Fifth: The charter of the Corporation is hereby amended by inserting the following as Section 4(h) of Part I of the Articles Supplementary:

(h)           Ambiguities.  In the event of any conflict between the terms of the Notice of Special Rate Period and the terms of this Articles Supplementary, the terms of the Notice of Special Rate Period shall govern."

Sixth: The charter of the Corporation is hereby amended by inserting the following as Section 5(i) of Part I of the Articles Supplementary:

(i)           Grant of Irrevocable Proxy.  To the fullest extent permitted by applicable law, each Holder and Beneficial Owner may in its discretion grant an irrevocable proxy,"

Seventh: The amendment to the charter of the Corporation as set forth above in these Articles of Amendment has been duly advised by the board of directors of the Corporation and approved by the stockholders of the Corporation as and to the extent required by law and in accordance with the charter of the Corporation.

IN WITNESS WHEREOF, BlackRock MuniYield Michigan Quality Fund, Inc. has caused these Articles of Amendment to be signed as of June 20, 2012 in its name and on its behalf by the person named below who acknowledges that these Articles of Amendment are the act of the Corporation and, to the best of such person's knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles of Amendment are true in all material respects.

BLACKROCK MUNIYIELD MICHIGAN QUALITY FUND, INC.

By:	/s/ Robert W. Crothers
	Name:	Robert Crothers
	Title:	Vice President

Attest:

/s/ Janey Ahn
Name: Janey Ahn
Title: Secretary

ARTICLES OF AMENDMENT

AMENDING THE ARTICLES SUPPLEMENTARY ESTABLISHING
AND FIXING THE RIGHTS AND PREFERENCES OF
VARIABLE RATE DEMAND PREFERRED SHARES

This is to certify that

First:           Pursuant to Section 2-605 of the Maryland General Corporation Law (the "MGCL"), the charter of BlackRock MuniYield Michigan Quality Fund, Inc., a Maryland corporation (the "Corporation"), is amended by these Articles of Amendment, which amend the Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares, dated as of April 20, 2011, as previously amended by Articles of Amendment, dated as of June 20, 2012 (the "Articles Supplementary").

Second:      The charter of the Corporation is hereby amended by deleting Section 4(d)(i) of Part I of the Articles Supplementary and inserting the following:

"(i)           a notice ("Notice of Special Rate Period") stating (A) that the Corporation has determined to designate the next succeeding Rate Period of such Series of VRDP Shares as a Special Rate Period, specifying the same and the first (1st) day thereof, (B) the Rate Determination Date immediately prior to the first (1st) day of such Special Rate Period, (C) the rate calculation period to be used in determining the Applicable Rate if the term thereof is different from the term of the Special Rate Period and any other special provisions relating to the calculation of the Applicable Rate, including any provision for setting the Applicable Rate by reference to any index or to the ratings of the VRDP Shares or specifying any additional events or conditions the existence or occurrence of which result in adjustments to the Applicable Rate or additional fees or payments in respect of shares of such Series of VRDP Shares (which provisions may vary provisions that are set forth in the Charter (including the Articles Supplementary), provided that the provisions and variations are clearly and expressly set forth in the Notice of Special Rate Period), (D) that such Special Rate Period shall not commence if (1) any shares of such Series of VRDP Shares are owned by the Liquidity Provider pursuant to the Purchase Obligation on either such Rate Determination Date or on the first (1st) day of such Special Rate Period, or (2) full cumulative dividends or any amounts due with respect to redemptions payable prior to such Rate Determination Date have not been paid in full, (E) the scheduled Dividend Payment Dates for shares of such Series of VRDP Shares during such Special Rate Period, (F) the Special Redemption Provisions, if any, applicable to shares of such Series of VRDP Shares in respect of such Special Rate Period, (G) the Special Optional Tender Provisions, if any, applicable to shares of such Series of VRDP Shares in respect of such Special Rate Period (including whether the Optional Tender provisions shall be applicable or otherwise subject to special conditions during the Special Rate Period), (H) the special provisions, if any, relating to the transfer of the shares of such Series of VRDP Shares during the Special Rate Period, (I) the special provisions, if any, related to Taxable

Allocations during the Special Rate Period and any resulting Gross-up Payments during the Special Rate Period including, but not limited to, that Section 3 of Part I and Section 6 of Part II of these Articles Supplementary shall have no effect during the Special Rate Period and that, instead, alternative special provisions shall be observed during such period; (J) the special provisions, if any, relating to the creation and termination of the Special Rate Period including, but not limited to, any provisions relating to the nature and scope of the obligations and rights of the Liquidity Provider and the Remarketing Agent in connection therewith, the short-term credit ratings of the Liquidity Provider and the short-term preferred stock ratings of the VRDP Shares, the Remarketing of the VRDP Shares upon the termination of the Special Rate Period, the applicability of the redemption and certain other related provisions of the Articles Supplementary with respect to shares of such Series of VRDP Shares held by the Liquidity Provider (whether or not in its capacity as such) during the Special Rate Period and any rights of the Corporation to request Holders of such Series of VRDP Shares to agree to an extension of the Special Rate Period prior to the termination thereof and (K) the special provisions, if any, relating to Mandatory Tender Events and Mandatory Tenders with respect to shares of such Series of VRDP Shares during the Special Rate Period (including whether Mandatory Tender Events and Mandatory Tenders shall be applicable during the Special Rate Period), such notice to be accompanied by a VRDP Shares Basic Maintenance Report showing that, as of the third (3rd) Business Day immediately preceding such proposed Special Rate Period, Moody's Eligible Assets (if Moody's is then rating such VRDP Shares at the request of the Corporation), Fitch Eligible Assets (if Fitch is then rating such VRDP Shares at the request of the Corporation) and Other Rating Agency Eligible Assets (if any Other Rating Agency is then rating such VRDP Shares at the request of the Corporation) each have an aggregate Discounted Value at least equal to the VRDP Shares Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that (a) the Maximum Rate is the Maximum Rate on such Business Day as if such Business Day were the Rate Determination Date for the proposed Special Rate Period, and (b) the Moody's Discount Factors applicable to Moody's Eligible Assets are determined by reference to the first Exposure Period (as defined in the Moody's Guidelines) longer than the Exposure Period then applicable to the Corporation, as described in the Moody's Guidelines); or"

Third: The charter of the Corporation is hereby amended by inserting the following as Section 4(i) of Part I of the Articles Supplementary:

(i) Amendments. A Notice of Special Rate Period may be amended by the Corporation at any time; provided, however, that the Corporation shall deliver any such amendment to the Remarketing Agent, the Liquidity Provider and the Holders of the shares of the Series of VRDP Shares subject to the Special Rate Period in the manner described in this Section 4 of Part 1 of these Articles Supplementary.

Fourth:     The amendment to the charter of the Corporation as set forth above in these Articles of Amendment has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as and to the extent required by law and in accordance with the charter of the Corporation.

Fifth:        The authorized stock of the Corporation has not been increased by these Articles of Amendment.

Sixth:        As amended hereby, the charter of the Corporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of the 23rd day of April 2013.

BLACKROCK MUNIYIELD MICHIGAN QUALITY FUND, INC.

By:	/s/ Robert W. Crothers
	Name:	Robert W. Crothers
	Title:	Vice President

WITNESS

/s/ Benjamin Archibald
Name: Benjamin Archibald
Title: Assistant Secretary

BLACKROCK MUNIYIELD MICHIGAN QUALITY FUND, INC. (THE “FUND”)
SERIES W-7
VARIABLE RATE DEMAND PREFERRED SHARES (“VRDP SHARES”)

CUSIP NO. 09254V 600*

Notice of Special Rate Period

June 20, 2012

BlackRock MuniYield Michigan Quality Fund, Inc. 100 Bellevue Parkway Wilmington, Delaware 19809

To:  Addressees listed on Schedule 1 hereto

In accordance with the Fund’s Articles Supplementary Establishing and Fixing the Rights and Preferences of VRDP Shares, dated April 20, 2011 (the “Articles Supplementary”), the Fund hereby notifies the Liquidity Provider, the Remarketing Agent and the Holders of the VRDP Shares that the Fund has determined to designate the next succeeding Rate Period for VRDP Shares as a Special Rate Period.  The first day of the Special Rate Period shall be June 21, 2012 (the “Special Rate Period Commencement Date”) and the last day of the Special Rate Period shall be June 24, 2015.

The Special Rate Period shall not commence if (1) any VRDP Shares are owned by the Liquidity Provider pursuant to the Purchase Obligation on either the Rate Determination Date immediately preceding the Special Rate Period or on the first day of the Special Rate Period or (2) full cumulative dividends or any amounts due with respect to redemptions payable prior to such Rate Determination Date have not been paid in full.

Certain capitalized terms used in this Notice of Special Rate Period are defined in Appendix A hereto.  Capitalized terms used but not defined in this Notice of Special Rate Period, including in Appendix A hereto, shall have the meanings given to such terms in the Articles Supplementary.

Calculation of Dividends During Special Rate Period

For each SRP Calculation Period for the VRDP Shares, the dividend rate on the VRDP Shares (the “SRP Applicable Rate”) shall be calculated by the Tender and Paying Agent and shall be equal to the rate per annum that results from the sum of the (1) Base Rate and (2)

* NOTE: Neither the Fund nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRDP Share certificate.  It is included solely as a convenience to Holders of VRDP Shares.

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Ratings Spread (the “SRP Applicable Rate Determination”).  During the Special Rate Period, references in the Articles Supplementary and the other Related Documents to the “Applicable Rate Determination,” the “Applicable Rate,” a “Subsequent Rate Period” or a “Rate Determination Date,” in each case with respect to the VRDP Shares, shall be deemed to be references to the SRP Applicable Rate Determination, the SRP Applicable Rate, an SRP Calculation Period or an SRP Calculation Date, respectively.  The SRP Applicable Rate for any SRP Calculation Period (or part thereof) shall in no event be greater than the Maximum Rate.

The amount of dividends payable on each VRDP Share on any Dividend Payment Date during the Special Rate Period shall be calculated by the Tender and Paying Agent and shall equal the sum of the dividends accumulated but not yet paid for each SRP Calculation Period (or part thereof) and, if applicable, any other Rate Period (or part thereof) occurring during the related Dividend Period.  The amount of dividends accumulated for each such SRP Calculation Period (or part thereof) shall be computed by multiplying the SRP Applicable Rate for the VRDP Shares for such SRP Calculation Period (or part thereof) by a fraction, the numerator of which shall be the number of days in such SRP Calculation Period (or part thereof) and the denominator of which shall be the actual number of days in the year (365 or 366), and multiplying such product by $100,000.

During the Special Rate Period, the scheduled Dividend Payment Dates for the VRDP Shares shall continue to be the first Business Day of each calendar month.

Special Redemption Provisions

During the Special Rate Period, the VRDP Shares may be redeemed pursuant to Section 10(a)(i) of the Articles Supplementary only upon the payment of the applicable Redemption Premium and otherwise in accordance with Section 10(a) of the Articles Supplementary.  The Fund’s Board of Directors has determined in accordance with Section 10(a)(ii) of the Articles Supplementary that the Special Redemption Provisions are in the best interests of the Fund.

“Redemption Premium” means, if the VRDP Shares are rated above A1/A+ and its equivalent by all Rating Agencies then rating the VRDP Shares as of the relevant Redemption Date and with respect to the VRDP Shares subject to redemption on such Redemption Date, other than in respect of any redemption required to comply with the VRDP Shares Basic Maintenance Amount or the Minimum VRDP Shares Asset Coverage requirements or any optional redemption in connection with a redemption to comply with the Minimum VRDP Shares Asset Coverage requirements that results in Minimum VRDP Shares Asset Coverage of up to 240%, an amount equal to:

(a)        if such Redemption Date occurs on a date two years or more before the last day of the Special Rate Period, the product of 3% and the Liquidation Preference of the VRDP Shares subject to redemption;

(b)        if such Redemption Date occurs on a date that is less than two years but more than or equal to 18 months from the last day of the Special Rate Period, the product of 2% and the Liquidation Preference of the VRDP Shares subject to redemption; and

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(c)        if such Redemption Date occurs on a date that is less than 18 months but more than or equal to one year from the last day of the Special Rate Period, the product of 1% and the Liquidation Preference of the VRDP Shares subject to redemption.

Any VRDP Share exchanged for a preferred share of an acquiring entity or successor entity in connection with a reorganization, merger or redomestication of the Fund in another state that had been previously approved by the Holders of VRDP Shares or that otherwise does not require the vote or consent of the Holders of VRDP Shares shall not be subject to the Redemption Premium solely as a result of such exchange of shares.

Optional Tender and Transfers of VRDP Shares

During the Special Rate Period, Beneficial Owners and Holders shall not have the right to tender their VRDP Shares for Remarketing pursuant to an Optional Tender.

The Fund agrees, however, that during the Special Rate Period, a Beneficial Owner or Holder of VRDP Shares may sell, transfer or otherwise dispose of VRDP Shares in whole shares only to (i) Persons that such Beneficial Owner or Holder reasonably believes are QIBs that are either registered closed-end management investment companies, the common shares of which are traded on a national securities exchange (“Closed-End Funds”), banks, insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly owned subsidiaries) or registered open-end management investment companies, (ii) tender option bond trusts (whether tax-exempt or taxable) in which all investors are Persons that such Beneficial Owner or Holder reasonably believes are QIBs that are Closed-End Funds, banks, insurance companies, companies that are included in the S&P 500 Index (and their direct or indirect wholly owned subsidiaries) or registered open-end management investment companies (or, in the case of a tender option bond trust in which an affiliate of such Beneficial Owner or Holder retains a residual interest, such affiliate of such Beneficial Owner or Holder, but only to the extent expressly provided for in an agreement between the Fund and such Beneficial Owner or Holder) or (iii) such other Persons approved in writing by the Fund, in each case, pursuant to Rule 144A of the Securities Act or another available exemption from registration under the Securities Act, in a manner not involving any public offering within the meaning of Section 4(2) of the Securities Act.  Any transfer in violation of the foregoing restrictions shall be void ab initio and any transferee of VRDP Shares transferred in violation of the foregoing restrictions shall be deemed to agree to hold all payments it received on any such improperly transferred VRDP Shares in trust for the benefit of the transferor of such VRDP Shares.

In the event that a Beneficial Owner transfers VRDP Shares to a tender option bond trust in which such Beneficial Owner or an affiliate of such Beneficial Owner that is a wholly owned direct or indirect subsidiary of such Beneficial Owner retains a residual interest, for so long as no event has occurred that results in the termination of such tender option bond trust, for purposes of each section of the Articles Supplementary that requires, permits or provides for (i) notice or the delivery of information to the Beneficial Owner of VRDP Shares or (ii) voting of the VRDP Shares by or the giving of any consent by the Beneficial Owner of VRDP Shares (collectively, the “Applicable Sections”), then such Beneficial Owner, and not such tender option bond trust, shall be deemed to be the actual holder and Beneficial Owner of such VRDP Shares.

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Anything herein to the contrary notwithstanding, except with respect to the deemed holding and ownership provisions set forth above in respect of the Applicable Sections, any tender option bond trust to which the VRDP Shares are transferred and each of the beneficial owners thereof shall, subject to the provisions of the agreements governing the tender option bond trust, retain all of its other rights in respect of the VRDP Shares under the Articles Supplementary or applicable law, including, for the avoidance of doubt, the rights of such tender option bond trust in respect of matters addressed by any of the Applicable Sections to the extent necessary for the protection or exercise of such other rights or that are otherwise applicable as a result of the exercise of such other rights.

Additional Provisions Relating to the Termination of Special Rate Period

Pursuant to an amendment to the VRDP Shares Purchase Agreement, effective as of the Special Rate Period Commencement Date, the Scheduled Termination Date will be extended to July 9, 2015 (the “Initial Extended Termination Date”) and the Initial Extended Termination Date will constitute the Scheduled Termination Date.

The Fund acknowledges and agrees that, in connection with the Mandatory Tender of the VRDP Shares upon the occurrence of the Mandatory Tender Event resulting from the delivery by the Fund of the Notice of Proposed Special Rate Period, dated June 8, 2012, Citibank, N.A. (“Citibank”) purchased all of the VRDP Shares subject to Remarketing pursuant to such Mandatory Tender directly in its individual capacity and not in its capacity as Liquidity Provider pursuant to the Purchase Obligation.  Accordingly, Citibank has acknowledged that (i) such purchase of the VRDP Shares by Citibank does not constitute a Failed Remarketing Condition-Purchased VRDP Shares, and (ii) except as provided below, the beneficial ownership of such VRDP Shares by Citibank shall not require a Failed Remarketing Condition-Purchased VRDP Shares Redemption.

If the Initial Extended Termination Date for the VRDP Shares is further extended to a succeeding Scheduled Termination Date in accordance with the terms of the VRDP Shares Purchase Agreement, then, unless the Special Rate Period has been extended in accordance with the procedures set forth below, the VRDP Shares beneficially owned by any Beneficial Owner will be deemed automatically tendered for Remarketing on the seventh day prior to the last day of the Special Rate Period (the “Automatic Tender Date”) with a Purchase Date occurring on the first day of the Subsequent Rate Period immediately succeeding the Special Rate Period.  Notice of the extension of the Initial Extended Termination Date for the VRDP Shares and the automatic tender of such VRDP Shares for Remarketing shall be provided by or on behalf of the Fund to the Holders of such VRDP Shares as soon as reasonably practicable upon the extension of the Initial Extended Termination Date, but in no event later than one Business Day before the Automatic Tender Date.  Notwithstanding the foregoing provisions of this Notice of Special Rate Period, if any VRDP Shares beneficially owned by Citibank for federal income tax purposes on such Purchase Date are not successfully remarketed for purchase on such Purchase Date, a Failed Remarketing Condition-Purchased VRDP Shares will be deemed to exist in respect of such VRDP Shares for all purposes of the Articles Supplementary (including Section 10(b) thereof and the definition of Maximum Rate) and the other Related Documents and, as of such Purchase

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Date, such VRDP Shares will be deemed beneficially owned by the Liquidity Provider.  Accordingly, all such VRDP Shares deemed beneficially owned by the Liquidity Provider will thereafter be deemed tendered for Remarketing on each Business Day in accordance with the Related Documents, and the continued beneficial ownership of such VRDP Shares by the Liquidity Provider will result in a Failed Remarketing Condition-Purchased VRDP Shares Redemption in accordance with, and subject to, the terms of such definition and the Related Documents.  For the avoidance of doubt, if any VRDP Shares beneficially owned by a Beneficial Owner other than Citibank are not successfully remarketed on the Purchase Date relating to the Automatic Tender Date and are purchased by the Liquidity Provider pursuant to the Purchase Obligation, such VRDP Shares shall constitute Failed Remarketing Condition-Purchased VRDP Shares, such VRDP Shares will thereafter be deemed tendered for Remarketing on each Business Day in accordance with the Related Documents, and the continued beneficial ownership of such VRDP Shares by the Liquidity Provider will result in a Failed Remarketing Condition-Purchased VRDP Shares Redemption in accordance with, and subject to, the terms of such definition and the Related Documents.

The Fund shall have the right, exercisable not more than 120 days nor less than 90 days prior to the last day of the Special Rate Period, to request that each Holder of the VRDP Shares (x) extend the term of the Special Rate Period for the VRDP Shares for an additional 364-day period, which request may be conditioned upon terms and conditions that are different from the terms and conditions herein, including, without limitation, the further extension of the Scheduled Termination Date and (y) notify the Fund and the Tender and Paying Agent of such Holder’s acceptance or rejection of such request within 30 days after receiving such request.  If any Holder of the VRDP Shares fails to notify the Fund and the Tender and Paying Agent of its acceptance or rejection of the Fund's request for extension within 30 days after receiving such request, such failure to respond shall constitute a rejection of such request.  Any acceptance by a Holder within such 30-day period may be conditioned upon terms and conditions, including, without limitation, the further extension of the Scheduled Termination Date, that are different from the terms and conditions herein or the terms proposed by the Fund in making an extension request (a “Conditional Acceptance”).  If any Holder provides a Conditional Acceptance, then the Fund shall have 30 days thereafter to notify the Total Holders and the Tender and Paying Agent of the Fund’s acceptance or rejection of the terms and conditions specified in any such Conditional Acceptance.  The Fund's failure to notify the Total Holders and the Tender and Paying Agent within such 30-day period will be deemed a rejection of the terms and conditions specified in a Conditional Acceptance.  Each Holder of the VRDP Shares may grant or deny any request for extension of the Special Rate Period for the VRDP Shares in their sole and absolute discretion and any request for such extension will be effective only if granted by the Total Holders.

If the Initial Extended Termination Date is not further extended to a succeeding Scheduled Termination Date in accordance with the terms of the VRDP Shares Purchase Agreement or if the VRDP Shares Purchase Agreement is otherwise terminated on or prior to the Initial Extended Termination Date for any reason, then the VRDP Shares beneficially owned by any Beneficial Owner will be deemed automatically tendered for Remarketing on the seventh day prior to the Initial Extended Termination Date (whether or not the VRDP Shares Purchase Agreement has terminated on or prior to such date) with a Purchase Date occurring on such

5

Initial Extended Termination Date.  Notice of the automatic tender of such VRDP Shares for Remarketing shall be provided by or on behalf of the Fund to the Holders of such VRDP Shares as soon as reasonably practicable prior to, but in no event later than one Business Day before, the Automatic Tender Date.  Notwithstanding the foregoing provisions of this Notice of Special Rate Period, if any VRDP Shares beneficially owned by Citibank for federal income tax purposes on such Purchase Date are not successfully remarketed for purchase on such Purchase Date, a Failed Remarketing Condition-Purchased VRDP Shares will be deemed to exist in respect of such VRDP Shares for all purposes of the Articles Supplementary (including Section 10(b) thereof and the definition of Maximum Rate) and the other Related Documents and, as of such Purchase Date, such VRDP Shares will be deemed beneficially owned by the Liquidity Provider, unless the Fund has entered into an Alternate VRDP Shares Purchase Agreement and all VRDP Shares beneficially owned by Citibank are subject to purchase by the replacement Liquidity Provider pursuant to the Purchase Obligation of such Liquidity Provider under such Alternate VRDP Shares Purchase Agreement on and as of such Purchase Date.  Accordingly, if a Failed Remarketing Condition-Purchased VRDP Shares is so deemed to exist in respect of any VRDP Shares deemed beneficially owned by the Liquidity Provider on such Purchase Date, such VRDP Shares will thereafter be deemed tendered for Remarketing on each Business Day in accordance with the Related Documents and the continued beneficial ownership of such VRDP Shares by the Liquidity Provider will result in a Failed Remarketing Condition-Purchased VRDP Shares Redemption in accordance with, and subject to, the terms of such definition and the Related Documents.  For the avoidance of doubt, if any VRDP Shares beneficially owned by a Beneficial Owner other than Citibank are not successfully remarketed on the Purchase Date relating to the automatic tender described above and are purchased by the Liquidity Provider pursuant to the Purchase Obligation, such VRDP Shares shall constitute Failed Remarketing Condition-Purchased VRDP Shares, such VRDP Shares will thereafter be deemed tendered for Remarketing on each Business Day in accordance with the Related Documents, and the continued beneficial ownership of such VRDP Shares by the Liquidity Provider will result in a Failed Remarketing Condition-Purchased VRDP Shares Redemption in accordance with, and subject to, the terms of such definition and the Related Documents.

Other Additional Provisions Applicable During Special Rate Period

During the Special Rate Period, the provisions of the Articles Supplementary relating to Mandatory Tender Events and related Mandatory Tenders shall be inapplicable.

During the Special Rate Period, the first sentence of the first paragraph of Section 12 of the Articles Supplementary shall be inapplicable.

During the Special Rate Period, the Fund is not required to obtain or maintain any short-term preferred share rating of the VRDP Shares.

Pursuant to Section 4(d)(i) of the Articles Supplementary, attached to this Notice of Special Rate Period, as Appendix B hereto, is a copy of the VRDP Shares Basic Maintenance Report, dated June 18, 2012.

[Signature Page Follows]

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IN WITNESS WHEREOF, I have signed this Notice of Special Rate Period as of the date first written above.

BLACKROCK MUNIYIELD MICHIGAN QUALITY FUND, INC.

By:	/s/ Robert W. Crothers
Name:	Robert Crothers
Title:	Vice President

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Schedule 1

Recipients of this Notice of Special Rate Period

Citibank, N.A.
390 Greenwich Street, 2nd Floor
New York, New York 10013
Attention:  MSD Middle Office Manager
Telephone:  (212) 723-6320
Fax:  (212) 723-8642
Email:  msdcititob@citi.com

Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013
Attention:  Middle Office Manager
Telephone:  (212) 723-7124
Fax:  (212) 723-8642
Email:  msdcititob@citi.com

The Depository Trust Company
LensNotice@dtcc.com

8

Appendix A

Definitions

The following terms shall have the following meanings:

“Base Rate” means, with respect to an SRP Calculation Period, the SIFMA Municipal Swap Index on the SRP Calculation Date for such SRP Calculation Period.

"Maximum Rate" means 15% per annum, exclusive of any applicable Gross-up Payment or increased dividend payment relating to the inclusion in any dividend of net capital gains or ordinary income taxable for regular federal income tax purposes, in each case due and payable in accordance with the Articles Supplementary.

“Ratings Spread” means, with respect to an SRP Calculation Period, the percentage per annum set forth below opposite the highest applicable credit rating assigned to the VRDP Shares, unless the lowest applicable rating is below A3/A-, in which case the Ratings Spread shall mean the percentage per annum set forth below opposite the lowest applicable credit rating assigned to the VRDP Shares by Moody’s, Fitch or any Other Rating Agency, in each case rating the VRDP Shares at the request of the Fund, on the SRP Calculation Date for such SRP Calculation Period:

Moody’s/Fitch	Percentage
Aaa/AAA	_____%
Aa3/AA- to Aa1/AA+	_____%
A3/A- to A1/A+	_____%
Baa3/BBB- to Baa1/BBB+	_____%
Non-investment grade or Unrated	_____%

“SRP Calculation Date” means (i) with respect to the SRP Initial Calculation Period, the Business Day immediately preceding the Special Rate Period Commencement Date and (ii) with respect to any SRP Subsequent Calculation Period, the last day of the immediately preceding SRP Calculation Period, provided that the next succeeding SRP Calculation Date will be determined without regard to any prior extension of a SRP Calculation Date to a Business Day.

“SRP Calculation Period” means the SRP Initial Calculation Period and any SRP Subsequent Calculation Period.

“SRP Initial Calculation Period” means, with respect to the VRDP Shares, the period commencing on, and including, the Special Rate Period Commencement Date and ending on, and including, the next succeeding Wednesday, or, if such day is not a Business Day, the next succeeding Business Day.

“SRP Subsequent Calculation Period” means, with respect to the VRDP Shares, the period from, and including, the first day following a SRP Calculation Date to, and including, the

9

next succeeding Wednesday, or, if such day is not a Business Day, the next succeeding Business Day.

"Total Holders" means, with respect to any Series of VRDP Shares, the Holders of 100% of the aggregate Outstanding amount of the VRDP Shares of such Series.

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Appendix B

VRDP Shares Basic Maintenance Report

Appendix B

BLACKROCK MUNIYIELD MICHIGAN QUALITY FUND, INC. (THE “FUND”)
SERIES W-7
VARIABLE RATE DEMAND PREFERRED SHARES (“VRDP SHARES”)

CUSIP NO. 09254V 600*

Amendment to Notice of Special Rate Period

April 23, 2013

BlackRock MuniYield Michigan Quality Fund, Inc. 100 Bellevue Parkway Wilmington, Delaware 19809

To:  Addressees listed on Schedule 1 hereto

In accordance with the Fund’s Articles Supplementary Establishing and Fixing the Rights of Variable Rate Demand Preferred Shares, dated April 20, 2011 (the “Articles Supplementary”), the Fund hereby notifies the Liquidity Provider, the Remarketing Agent and the Holders of the VRDP Shares that the Fund has determined to amend the Notice of Special Rate Period, dated June 20, 2012 (the “Notice of Special Rate Period”) by incorporating the following provisions in the Notice of Special Rate Period:

Notice of Taxable Allocations and Gross-Up Payments

Section 3 of Part I and Section 6 of Part II of the Articles Supplementary shall have no effect during the Special Rate Period.

During the Special Rate Period, Holders of VRDP Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor under applicable law and otherwise in accordance with applicable law, dividends in an amount equal to the aggregate Gross-up Payments as follows:

(a)        Whenever the Fund intends or expects to include any net capital gains or ordinary income taxable for regular federal income tax purposes in any dividend on VRDP Shares, the Fund shall notify the Tender and Paying Agent of the amount to be so included (i) not later than 14 calendar days preceding the first SRP Calculation Date on which the SRP Applicable Rate for such dividend is to be established, and (ii) for any successive SRP Calculation Date on which the SRP Applicable Rate for such dividend is to be established, not later than the close of business on the immediately preceding SRP Calculation Date.

* NOTE: Neither the Fund nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRDP Share certificate.  It is included solely as a convenience to Holders of VRDP Shares.

1

Whenever such advance notice is received from the Fund, the Tender and Paying Agent will notify each Holder and each Beneficial Owner or its Agent Member identified to the Tender and Paying Agent. With respect to an SRP Calculation Period for which such advance notice was given and whose dividends are comprised partly of such ordinary income or capital gains and partly of exempt-interest income, the different types of income will be paid in the same relative proportions for each day during the SRP Calculation Period.

(b)        (i) If the Fund allocates, under Subchapter M of Chapter 1 of the Code, any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on VRDP Shares the Fund shall to the extent practical simultaneously increase such dividend payment by an additional amount equal to the Gross-up Payment and direct the Tender and Paying Agent to send notice with such dividend describing the Gross-up Payment and (ii) if the Fund allocates, under Subchapter M of Chapter 1 of the Code, any net capital gains or ordinary income taxable for regular federal income tax purposes to a dividend paid on VRDP Shares without simultaneously increasing such dividend as describe in clause (i) above the Fund shall, prior to the end of the calendar year in which such dividend was paid, direct the Tender and Paying Agent to send notice with a Gross-up Payment to the Holder that was entitled to such dividend payment during such calendar year at such Holder's address as the same appears or last appeared on the record books of the Fund.

(c)        The Fund shall not be required to make Gross-up Payments with respect to any net capital gains or ordinary income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Fund.

Capitalized terms used but not defined in this Amendment to Notice of Special Rate Period shall have the meanings given to such terms in the Articles Supplementary and the Notice of Special Rate Period.

[Signature Page Follows]

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IN WITNESS WHEREOF, I have signed this Amendment to the Notice of Special Rate Period as of the date first written above.

BLACKROCK MUNIYIELD MICHIGAN QUALITY FUND, INC.

By:	/s/ Robert W. Crothers
Name:	Robert W. Crothers
Title:	Vice President

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Schedule 1

Recipients of this Notice of Special Rate Period

Citibank, N.A.
390 Greenwich Street, 2nd Floor
New York, New York 10013
Attention:  MSD Middle Office Manager
Telephone:  (212) 723-6320
Fax:  (212) 723-8642
Email:  msdcititob@citi.com

Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013
Attention:  Middle Office Manager
Telephone:  (212) 723-7124
Fax:  (212) 723-8642
Email:  msdcititob@citi.com

The Depository Trust Company
LensNotice@dtcc.com

BLACKROCK MUNIYIELD MICHIGAN QUALITY FUND, INC.
(THE “FUND”)
SERIES W-7
VARIABLE RATE DEMAND PREFERRED SHARES (“VRDP SHARES”)

CUSIP No. 09254V600*

Amendment to Notice of Special Rate Period

June 16, 2015

BlackRock MuniYield Michigan Quality Fund, Inc.
100 Bellevue Parkway
Wilmington, Delaware 19809

To: Addressees listed on Schedule 1 hereto

In accordance with the Fund’s Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares, dated April 20, 2011 (the “Articles Supplementary”), the Fund hereby notifies the Liquidity Provider, the Remarketing Agent and the Holders of the VRDP Shares that the last day of the Special Rate Period has been extended from June 24, 2015 to June 22, 2016 in accordance with the terms of the Notice of Special Rate Period and the Fund has determined to amend the definition of “Ratings Spread” in the Notice of Special Rate Period, dated June 20, 2012 (the “Notice of Special Rate Period”).

The last day of the Special Rate Period shall be June 22, 2016, or such later date as the Special Rate Period may be extended pursuant to the terms of the Notice of Special Rate Period.

As of June 24, 2015, the definition of “Ratings Spread” in the Notice of Special Rate Period is hereby deleted in its entirety and replaced with the following:

“Ratings Spread” means, with respect to an SRP Calculation Period, the percentage per annum set forth below opposite the highest applicable credit rating assigned to the VRDP Shares, unless the lowest applicable rating is below A3/A-, in which case the Ratings Spread shall mean the percentage per annum set forth below opposite the lowest applicable credit rating assigned to the VRDP Shares by Moody’s, Fitch or any Other Rating Agency, in each case rating the VRDP Shares at the request of the Fund, on the SRP Calculation Date for such SRP Calculation Period:

_______________________
* NOTE: Neither the Fund nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRDP Share certificate. It is included solely as a convenience to Holders of VRDP Shares.

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Moody’s/Fitch	Percentage
Aaa/AAA	0.90%
Aa3/AA- to Aa1/AA+	1.20%
A3/A- to A1/A+	2.00%
Baa3/BBB- to Baa1/BBB+	3.00%
Non-investment grade or Unrated	4.00%

Capitalized terms used but not defined in this Amendment to Notice of Special Rate Period shall have the meanings given to such terms in the Statement of Preferences and the Notice of Special Rate Period.

[Signature Page Follows]

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IN WITNESS WHEREOF, I have signed this Amendment to the Notice of Special Rate Period as of the date first written above.

BLACKROCK MUNIYIELD MICHIGAN QUALITY FUND, INC.
By:	/s/ Robert W. Crothers
	Name:	Robert W. Crothers
	Title:	Vice President

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BLACKROCK MUNIYIELD MICHIGAN QUALITY FUND, INC.

ARTICLES OF AMENDMENT

AMENDING THE ARTICLES SUPPLEMENTARY ESTABLISHING
AND FIXING THE RIGHTS AND PREFERENCES OF
VARIABLE RATE DEMAND PREFERRED SHARES

This is to certify that

First: The charter of BlackRock MuniYield Michigan Quality Fund, Inc., a Maryland corporation (the “Corporation”), is amended by these Articles of Amendment, which amend the Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares, dated as of April 20, 2011, as amended (the “Articles Supplementary”).

Second: The charter of the Corporation is hereby amended by deleting the first recital of the Articles Supplementary and inserting the following:

FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article IV of the Corporation's Charter, the Board of Directors has, by resolution duly adopted on April 30, 2015, reclassified 2,319 authorized and unissued shares of common stock of the Corporation as shares of preferred stock of the Corporation, par value $0.10 per share, as Variable Rate Demand Preferred Shares ("VRDP Shares"). The Variable Rate Demand Preferred Shares may be issued in one or more series, as designated and authorized by the Board of Directors or a duly authorized committee thereof from time to time (each series of VRDP Shares that may be authorized and issued, a "Series").

Third: The charter of the Corporation is hereby amended by deleting “Designation” in the Articles Supplementary and inserting the following:

DESIGNATION

Series W-7: A series of 2,319 shares of preferred stock, par value $0.10 per share, liquidation preference $100,000 per share, is hereby authorized and designated “Series W-7 Variable Rate Demand Preferred Shares,” also referred to herein as “Series W-7 VRDP Shares.” Each Series W-7 VRDP Share shall be issued on a date determined by the Board of Directors of the Corporation or pursuant to their delegated authority; have an Applicable Rate equal to the sum of the Ratings Spread (as defined in the Notice of Special Rate Period, dated June 20, 2012, as amended as of June 16, 2015) plus the Securities Industry and Financial Markets Association (“SIFMA”) Municipal Swap Index, published at 3:00 p.m., New York City time, on Wednesday, September 9, 2015 for the Rate Period from, and

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including, September 14, 2015 to, and including, September 16, 2015 and an initial Dividend Payment Date of October 1, 2015; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or as set forth in the Charter, as set forth in Part I and II of these Articles Supplementary, or as set forth in any Notice of Special Rate Period applicable to the Series W-7 VRDP Shares. The Series W-7 VRDP Shares shall constitute a separate series of preferred stock of the Corporation and each Series W-7 VRDP Share shall be identical. Except as otherwise provided with respect to any additional Series of VRDP Shares, the terms and conditions of these Articles Supplementary apply to each Series of VRDP Shares.

Fourth:  These Articles of Amendment shall be effective as of September 14, 2015.

Fifth: The amendment to the charter of the Corporation as set forth above in these Articles of Amendment has been duly advised by the board of directors of the Corporation and approved by the stockholders of the Corporation as and to the extent required by law and in accordance with the charter of the Corporation.

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IN WITNESS WHEREOF, BlackRock MuniYield Michigan Quality Fund, Inc. has caused these Articles of Amendment to be signed as of September 11, 2015 in its name and on its behalf by the person named below who acknowledges that these Articles of Amendment are the act of the Corporation and, to the best of such person’s knowledge, information and belief and under penalties for perjury, all matters and facts contained in these Articles of Amendment are true in all material respects.

BLACKROCK MUNIYIELD MICHIGAN QUALITY FUND, INC.

By:
Name:	John M. Perlowski
Title:	President and Chief Executive Officer

ATTEST:

Name: Janey Ahn
Title: Secretary

[MIY Articles of Amendment]

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